                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-121904

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE THESE SECURITIES, NOR WILL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION WHERE THAT OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED DECEMBER 1, 2005
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 14, 2005

                                 $2,297,964,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C6
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          KEYBANK NATIONAL ASSOCIATION
                      HYPO REAL ESTATE CAPITAL CORPORATION
                              mortgage loan sellers

                                   ----------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 229 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 26 classes of certificates, eleven (11) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in January 2006. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us
at a price of     % of the total initial principal balance of the offered
certificates plus accrued interest from December 1, 2005. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-38 OF THIS PROSPECTUS SUPPLEMENT.

                           APPROXIMATE        INITIAL
                          TOTAL INITIAL     PASS-THROUGH     ASSUMED FINAL        RATED FINAL      EXPECTED RATINGS
    OFFERED CLASSES     PRINCIPAL BALANCE       RATE       DISTRIBUTION DATE   DISTRIBUTION DATE     (MOODY'S/S&P)
----------------------  -----------------   ------------   -----------------   -----------------   ----------------
Class A-1...........     $   104,000,000               %       May 2010          December 2040          Aaa/AAA
Class A-2...........     $   285,000,000               %     December 2010       December 2040          Aaa/AAA
Class A-3...........     $   195,937,000               %       June 2015         December 2040          Aaa/AAA
Class A-4...........     $   628,000,000               %     October 2015        December 2040          Aaa/AAA
Class A-1-A.........     $   540,277,000               %     November 2015       December 2040          Aaa/AAA
Class A-M...........     $   250,460,000               %     November 2015       December 2040          Aaa/AAA
Class A-J...........     $   178,452,000               %     November 2015       December 2040          Aaa/AAA
Class B.............     $    43,830,000               %     November 2015       December 2040           Aa2/AA
Class C.............     $    28,177,000               %     November 2015       December 2040          Aa3/AA-
Class D.............     $    18,785,000               %     November 2015       December 2040           A1/A+
Class E.............     $    25,046,000               %     November 2015       December 2040            A2/A

     Delivery of the offered certificates, in book-entry form only, will be made
on or about December    , 2005.

     We have filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about us, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1.800.221.1037 or by email to the following address: barry.polen@csfb.com.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC will act as lead and book running manager. See "Underwriting" in this prospectus supplement.

CREDIT SUISSE FIRST BOSTON
            PNC CAPITAL MARKETS LLC
                    KEYBANC CAPITAL MARKETS
                           RBS GREENWICH CAPITAL
                                 NOMURA SECURITIES INTERNATIONAL, INC.

         The date of this prospectus supplement is December   , 2005.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C6

[MAP OMITTED]

COLORADO                         SOUTH CAROLINA
3 PROPERTIES                     3 PROPERTIES
0.9% OF TOTAL                    0.8% OF TOTAL

NEBRASKA                         TENNESSEE
1 PROPERTY                       3 PROPERTIES
0.1% OF TOTAL                    0.7% OF TOTAL

MISSOURI                         GEORGIA
3 PROPERTIES                     15 PROPERTIES
0.4% OF TOTAL                    4.0% OF TOTAL

WISCONSIN                        FLORIDA
3 PROPERTIES                     15 PROPERTIES
0.8% OF TOTAL                    6.3% OF TOTAL

ILLINOIS                         ALABAMA
6 PROPERTIES                     1 PROPERTY
1.2% OF TOTAL                    0.1% OF TOTAL

INDIANA                          MISSISSIPPI
7 PROPERTIES                     5 PROPERTIES
15% OF TOTAL                     2.5% OF TOTAL

MICHIGAN                         ARKANSAS
6 PROPERTIES                     4 PROPERTIES
4.8% OF TOTAL                    0.7% OF TOTAL

OHIO                             OKLAHOMA
19 PROPERTIES                    6 PROPERTIES
6.3% OF TOTAL                    1.3% OF TOTAL

NEW YORK                         TEXAS
9 PROPERTIES                     32 PROPERTIES
15.6 OF TOTAL                    12.8% OF TOTAL

NEW HAMSHIRE                     KANSAS
1 PROPERTY                       3 PROPERTIES
0.2% OF TOTAL                    0.5% OF TOTAL

MASSACHUSETTS                    ARIZONA
1 PROPERTY                       7 PROPERTIES
0.2% OF TOTAL                    3.5% OF TOTAL

CONNECTICUT                      UTAH
3 PROPERTIES                     2 PROPERTIES
0.8% OF TOTAL                    6.3% OF TOTAL

NEW JERSEY                       NEVADA
2 PROPERTIES                     4 PROPERTIES
1.1% OF TOTAL                    2.8% OF TOTAL

PENNSYLVANIA                     CALIFORNIA
4 PROPERTIES                     47 PROPERTIES
1.3% OF TOTAL                    12.1% OF TOTAL
                                 NORTHERN CALIFORNIA
MARYLAND                         4 PROPERTIES
2 PROPERTIES                     2.0% OF TOTAL
0.3% OF TOTAL                    SOUTHERN CALIFORNIA
                                 43 PROPERTIES
VIRGINIA                         10.2% OF TOTAL
4 PROPERTIES
2.2% OF TOTAL                    OREGON
                                 3 PROPERTIES
NORTH CAROLINA                   0.5% OF TOTAL
12 PROPERTIES
4.7% OF TOTAL                    WASHINGTON
                                 2 PROPERTIES
KENTUCKY                         0.5% OF TOTAL
3 PROPERTIES
2.8% OF TOTAL

[CHART]

Hotel              5.8%
Industrial         3.3%
Self Storage       1.7%
Mixed Use          1.3%
Retail            29.1%
Multifamily       29.1%
Office            29.0%

[GRAPHIC OMITTED]

2. ONE MADISON AVENUE
   NEW YORK, NY

[GRAPHIC OMITTED]

5. PRESTON COMMONS
   DALLAS, TX

[GRAPHIC OMITTED]

3. FASHION PLACE
   MURRAY, UT

[GRAPHIC OMITTED]

4A. ALEXANDER GARDENS
    LAS VEGAS, NV

[GRAPHIC OMITTED]

4B. GRAND OAKS AT THE LAKE
    WEST MELBOURNE, FL

[GRAPHIC OMITTED]

1. 450 PARK AVENUE
   NEW YORK, NY

[GRAPHIC OMITTED]

58. HILTON GREENVILLE
    GREENVILLE, NC

[GRAPHIC OMITTED]

134. RICCI LEOPOLD BUILDING
     PALM BEACH GARDENS, FL

[GRAPHIC OMITTED]

87. WASHINGTON MUTUAL CENTER
    MERCER ISLAND, WA

[GRAPHIC OMITTED]

10. ASHBROOK COMMONS
    ASHBURN, VA

[GRAPHIC OMITTED]

7. STERLING PLAZA
   DALLAS, TX

[GRAPHIC OMITTED]

6. CRESTVIEW HILLS TOWN CENTER
   CRESTVIEW HILLS, KY

[GRAPHIC OMITTED]

18. BEXLEY PARK RALEIGH NC
    MORRISVILLE, NC

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.................................S-4
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES..........................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM....................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-6
RISK FACTORS................................................................S-38
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT........................S-58
FORWARD-LOOKING STATEMENTS..................................................S-59
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS................................S-59
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-119
YIELD AND MATURITY CONSIDERATIONS..........................................S-141
THE POOLING AND SERVICING AGREEMENT........................................S-146
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
  MORTGAGED PROPERTIES LOCATED IN NEW YORK.................................S-173
U.S. FEDERAL INCOME TAX CONSEQUENCES.......................................S-173
ERISA CONSIDERATIONS.......................................................S-175
LEGAL INVESTMENT...........................................................S-178
CERTAIN RELATIONSHIPS AMONG PARTIES........................................S-179
LEGAL MATTERS..............................................................S-179
RATING.....................................................................S-179
GLOSSARY...................................................................S-181

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1      --      CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND
                             THE RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2      --      MORTGAGE POOL INFORMATION

EXHIBIT B        --      FORM OF TRUSTEE REPORT

EXHIBIT C        --      DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D        --      SCHEDULE OF REFERENCE RATES

EXHIBIT E        --      SCHEDULE OF ONE MADISON AVENUE MORTGAGE LOAN AMORTIZATION PAYMENTS

EXHIBIT F        --      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................29
DESCRIPTION OF THE TRUST ASSETS...............................................30
YIELD AND MATURITY CONSIDERATIONS.............................................53
DESCRIPTION OF THE CERTIFICATES...............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................67
DESCRIPTION OF CREDIT SUPPORT.................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...............................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................90
STATE AND OTHER TAX CONSEQUENCES.............................................125
ERISA CONSIDERATIONS.........................................................125
LEGAL INVESTMENT.............................................................128
PLAN OF DISTRIBUTION.........................................................129
LEGAL MATTERS................................................................130
FINANCIAL INFORMATION........................................................130
RATING.......................................................................131
GLOSSARY.....................................................................132

                                   ----------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL          , 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

               IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

     The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO PERSONS"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS PERSONS" and, together with the FPO Persons, the "RELEVANT PERSONS"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-C6 Commercial Mortgage Pass-Through Certificates. The series 2005-C6 certificates will consist of 26 classes. The table below identifies and specifies various characteristics for 24 of those classes.

                                         APPROXIMATE
                         INITIAL TOTAL   % OF TOTAL
                           PRINCIPAL       INITIAL                     PASS-
          EXPECTED        BALANCE OR     CERTIFICATE   APPROXIMATE    THROUGH
           RATINGS         NOTIONAL       PRINCIPAL      CREDIT        RATE
 CLASS  (MOODY'S/S&P)       AMOUNT         BALANCE       SUPPORT    DESCRIPTION
------- -------------  ----------------  ------------  -----------  -----------
  A-1     Aaa/AAA      $   104,000,000       4.15%        30.00%
  A-2     Aaa/AAA      $   285,000,000      11.38%        30.00%
  A-3     Aaa/AAA      $   195,937,000       7.82%        30.00%
  A-4     Aaa/AAA      $   628,000,000      25.07%        30.00%
 A-1-A    Aaa/AAA      $   540,277,000      21.57%        30.00%
  A-M     Aaa/AAA      $   250,460,000      10.00%        20.00%
  A-J     Aaa/AAA      $   178,452,000       7.12%        12.88%
   B       Aa2/AA      $    43,830,000       1.75%        11.13%
   C      Aa3/AA-      $    28,177,000       1.13%        10.00%
   D       A1/A+       $    18,785,000       0.75%         9.25%
   E        A2/A       $    25,046,000       1.00%         8.25%
   F       A3/A-       $    31,307,000       1.25%         7.00%
   G     Baa1/BBB+     $    31,308,000       1.25%         5.75%
   H      Baa2/BBB     $    25,046,000       1.00%         4.75%
   J     Baa3/BBB-     $    28,176,000       1.12%         3.63%
   K      Ba1/BB+      $    12,523,000       0.50%         3.13%
   L       Ba2/BB      $    12,523,000       0.50%         2.63%
   M      Ba3/BB-      $     6,262,000       0.25%         2.38%
   N       NR/B+       $     9,392,000       0.37%         2.00%
   O        NR/B       $     9,392,000       0.37%         1.63%
   P       NR/B-       $     9,392,000       0.37%         1.25%
   Q       NR/NR       $    31,308,313       1.25%         0.00%
  A-X     Aaa/AAA      $ 2,504,593,313        N/A           N/A     Variable IO
  A-SP    Aaa/AAA      $                      N/A           N/A     Variable IO

                        ASSUMED
        INITIAL PASS-   WEIGHTED     ASSUMED
          THROUGH     AVERAGE LIFE  PRINCIPAL       ASSUMED FINAL
 CLASS      RATE         (YEARS)     WINDOW       DISTRIBUTION DATE
------- ------------- ------------  -----------   -----------------
  A-1         %            2.6       1/06-5/10         May 2010
  A-2         %            4.7      5/10-12/10       December 2010
  A-3         %            7.4      12/10-6/15         June 2015
  A-4         %            9.7      6/15-10/15       October 2015
 A-1-A        %            9.1      1/06-11/15       November 2015
  A-M         %            9.9      11/15-11/15      November 2015
  A-J         %            9.9      11/15-11/15      November 2015
   B          %            9.9      11/15-11/15      November 2015
   C          %            9.9      11/15-11/15      November 2015
   D          %            9.9      11/15-11/15      November 2015
   E          %            9.9      11/15-11/15      November 2015
   F          %            N/A          N/A               N/A
   G          %            N/A          N/A               N/A
   H          %            N/A          N/A               N/A
   J          %            N/A          N/A               N/A
   K          %            N/A          N/A               N/A
   L          %            N/A          N/A               N/A
   M          %            N/A          N/A               N/A
   N          %            N/A          N/A               N/A
   O          %            N/A          N/A               N/A
   P          %            N/A          N/A               N/A
   Q          %            N/A          N/A               N/A
  A-X         %            N/A          N/A               N/A
  A-SP        %            N/A          N/A               N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B, C, D and E certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in December 2040.

     - All of the classes in the table on page S-6, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2005-C6 certificates with principal balances constitute the series 2005-C6 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class , , , , , , , , , , , , , , , , , , , , and certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (a) during the period from the date of initial issuance of the series 2005-C6 certificates through and including the distribution date
               in   , the sum of (a) the lesser of $     and the total principal
               balance of the class certificates outstanding from time to time,
               (b) the lesser of $     and the total principal balance of the
               class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , ,
               ,  ,  and certificates outstanding from time to time;

          (b)  during the period following the distribution date in through and
               including the distribution date in   , the sum of (a) the lesser
               of $    and the total principal balance of the class certificates
               outstanding from time to time, (b) the lesser of $     and the
               total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the
               class ,  ,  ,   ,  ,  ,  ,  ,  ,  ,  , and certificates
               outstanding from time to time;

          (c)  during the period following the distribution date in through and
               including the distribution date in   , the sum of (a) the lesser
               of $    and the total principal balance of the class certificates
               outstanding from time to time, (b) the lesser of $     and the
               total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class
               ,  ,  ,  ,   ,  ,  ,  ,  , and certificates outstanding from time
               to time, and (d) the lesser of $     and the total principal
               balance of the class certificates outstanding from time to time;

          (d)  during the period following the distribution date in through and
               including the distribution date in   , the sum of (a) the lesser
               of $    and the total principal balance of the class certificates
               outstanding from time to time, (b) the lesser of $     and the
               total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the
               class  ,  ,  ,  ,   ,  ,  ,  , and certificates outstanding from
               time to time, and (d) the lesser of $     and the total principal
               balance of the class certificates outstanding from time to time;

          (e)  during the period following the distribution date in through and
               including the distribution date in   , the sum of (a) the lesser
               of $    and the total principal balance of the class certificates
               outstanding from time to time, (b) the lesser of $     and the
               total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class
               ,  ,  ,  , and certificates outstanding from time to time, and
               (d) the lesser of $     and the total principal balance of the
               class certificates outstanding from time to time;

          (f)  during the period following the distribution date in through and
               including the distribution date in   , the sum of (a) the lesser
               of $    and the total principal balance of the class certificates
               outstanding from time to time, (b) the lesser of $     and the
               total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class
               ,  ,  , and certificates outstanding from time to time, and (d)
               the lesser of $     and the total principal balance of the class
               certificates outstanding from time to time;

          (g)  during the period following the distribution date in through and
               including the distribution date in   , the sum of (a) the lesser
               of $    and the total principal balance of the class certificates
               outstanding from time to time, (b) the lesser of $     and the
               total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class
                   , and certificates outstanding from time to time, and (d) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time;

          (h)  following the distribution date in    , $0.

     - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-6 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          1. the initial pass-through rate shown for that class in that table, and

          2. a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     -    The pass-through rate for the class A-SP certificates, for each
          interest accrual period through and including the     interest accrual
          period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C6 principal balance certificates. If the entire total principal balance of any class of series 2005-C6 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C6 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C6 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of
          accruing          interest during any interest accrual period, through
          and including the interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C6 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the     interest accrual period, the class A-SP certificates
          will cease to accrue interest. In connection therewith, the class A-SP
          certificates will have a 0% pass-through rate for the     interest
          accrual period and for each interest accrual period thereafter.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C6 principal balance certificates. In general, the total principal balance of each class of series 2005-C6 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2005-C6 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest
          accrual period, through and including the     interest accrual period,
          on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (a) if such particular component consists of the entire total principal balance of any class of series 2005-C6 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (b) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C6 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (c) if such particular component consists of the entire total principal balance of any class of series 2005-C6 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C6 principal balance certificates; and

          (d) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C6 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C6 principal balance certificates.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series 2005-C6 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over
          (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C6 principal balance certificates whose principal balance makes up such component.

     - The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular mortgage loan in the trust fund, an annual interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, any related primary servicing fee and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     -    The initial pass-through rates shown in the table on page S-6 with
          respect to the class     ,     and certificates are each approximate.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2005-C6 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of December 1, 2005, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2005-C6 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of the cut-off date. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance.......................................................    $  2,504,593,314
     Number of underlying mortgage loans.................................................                 229
     Number of mortgaged real properties.................................................                 241
     Greatest cut-off date principal balance.............................................    $    175,000,000
     Smallest cut-off date principal balance.............................................    $        868,274
     Average cut-off date principal balance..............................................    $     10,937,089
     Highest mortgage interest rate......................................................               6.140%
     Lowest mortgage interest rate.......................................................               4.856
     Weighted average mortgage interest rate.............................................               5.372%
     Longest original term to maturity or anticipated repayment date.....................          132 months
     Shortest original term to maturity or anticipated repayment date....................           60 months
     Weighted average original term to maturity or anticipated repayment date............          113 months
     Longest remaining term to maturity or anticipated repayment date....................          125 months
     Shortest remaining term to maturity or anticipated repayment date...................           53 months
     Weighted average remaining term to maturity or anticipated repayment date...........          111 months
     Highest debt service coverage ratio, based on underwritten net cash flow............                3.94x
     Lowest debt service coverage ratio, based on underwritten net cash flow.............                1.19x
     Weighted average debt service coverage ratio, based on underwritten net cash flow...                1.54x
     Highest cut-off date loan-to-value ratio............................................                81.2%
     Lowest cut-off date loan-to-value ratio.............................................                19.4%
     Weighted average cut-off date loan-to-value ratio...................................                68.8%

     In reviewing the foregoing table, please note that:

     - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Madison Avenue secures, on a subordinated basis, a junior mortgage loan, with a total cut-off date principal balance of $50,000,000, that will NOT be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the One Madison Avenue mortgage loan will be calculated: (a) based on the relevant total principal balance of, and debt service payments on, the One Madison Avenue mortgage loan; and (b) unless expressly indicated otherwise, without regard to the One Madison Avenue junior loan.

     - In the case of eleven (11) of the underlying mortgage loans, representing 4.1% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those eleven (11) underlying mortgage loans provided in this prospectus supplement reflects the presence of or otherwise includes any numerical information with respect to those junior loans. The underlying mortgage loans described in this bullet are in addition to the One Madison Avenue mortgage loan. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

     For purposes of calculating distributions on the respective classes of the series 2005-C6 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with seventeen (17) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred sixty-eight (168) mortgage loans, with an initial loan group no. 1 balance of $1,964,315,554, representing approximately 78.4% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but seventeen (17) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of sixty-one
          (61) mortgage loans, with an initial loan group no. 2 balance of $540,277,760, representing approximately 21.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND.............................  CSFB Commercial Mortgage Trust 2005-C6, a New York common law trust, will issue the series 2005-C6 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the four mortgage loan sellers.

DEPOSITOR..............................  Credit Suisse First Boston Mortgage Securities Corp., a Delaware
                                         corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York,
                                         New York 10010. All references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are
                                         intended to mean Credit Suisse First Boston Mortgage Securities
                                         Corp. See "Credit Suisse First Boston Mortgage Securities Corp."
                                         in the accompanying prospectus.

PRIMARY SERVICERS......................  KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and an affiliate of McDonald
                                         Investments Inc., one of the underwriters, will act as primary servicer with respect to the mortgage loans sold to the trust by
                                         KeyBank National Association and certain of the mortgage loans sold to the trust by Column Financial, Inc. Midland Loan
                                         Services, Inc., a Delaware corporation, an affiliate of PNC Bank,
                                         National Association, one of the mortgage loan sellers and an affiliate of PNC Capital Markets LLC, one of the underwriters, will act as primary servicer with respect to the mortgage loans sold to the trust by PNC Bank, National Association and certain of the mortgage loans sold to the trust by Column Financial, Inc.
                                         Hypo Real Estate Capital Corporation, a Delaware corporation, a wholly-owned subsidiary of Hypo Real Estate International and one of the mortgage loan sellers, will act as primary servicer with respect to the mortgage loans sold to the trust by Hypo Real
                                         Estate Capital Corporation.

MASTER SERVICER........................  KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as master servicer with respect to the underlying mortgage loans. It is a wholly-owned subsidiary of KeyBank
                                         National Association, one of the mortgage loan sellers and it is an affiliate of McDonald Investments Inc., one of the
                                         underwriters. The primary servicing offices of KeyCorp Real
                                         Estate Capital Markets, Inc. are located 911 Main Street, Suite
                                         1500, Kansas City, Missouri 64105. See "The Pooling and Servicing
                                         Agreement--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER.......................  Clarion Partners, LLC, a New York limited liability company, will act as special servicer with respect to the underlying mortgage loans and any related foreclosure properties. See "The Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

                                         The special servicer will, in general, be responsible for
                                         servicing and administering:

                                         -  underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                                         -  any real estate acquired by the trust fund upon foreclosure of a defaulted underlying mortgage loan.

                                         The special servicer will be permitted to purchase series 2005-C6 certificates.

                                         The holders of a majority interest in the series 2005-C6
                                         controlling class can replace the special servicer, with or without cause.

TRUSTEE................................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2005-C6 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland
                                         21045-1951. See "The Pooling and Servicing Agreement--The Trustee"
                                         in this prospectus supplement.

CONTROLLING CLASS OF SERIES 2005-C6
  CERTIFICATEHOLDERS...................  At any time of determination, the controlling class of series
                                         2005-C6 certificateholders will be the holders of the most subordinate class of series 2005-C6 certificates, exclusive of the
                                         A-X, A-SP, R and V classes, that have a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2005-C6 certificates, exclusive of the A-X, A-SP, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2005-C6 certificateholders will be the holders of the most subordinate class of series 2005-C6 certificates, exclusive of the A-X, A-SP, R and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2005-C6 certificateholders, the class
                                         A-1, A-2, A-3, A-4 and A-1-A certificateholders will be considered a single class. See "The Pooling and Servicing
                                         Agreement--Realization Upon Mortgage Loans--Series 2005-C6
                                         Controlling Class and Series 2005-C6 Directing Certificateholder"
                                         in this prospectus supplement.

SERIES 2005-C6
  DIRECTING CERTIFICATEHOLDER..........  The series 2005-C6 directing certificateholder will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C6 controlling class selected by holders (or beneficial owners) of series 2005-C6 certificates representing a majority interest in the series 2005-C6 controlling class.

                                         As and to the extent described under "The Pooling and Servicing
                                         Agreement--Realization Upon Mortgage Loans--Asset Status Report" in
                                         this prospectus supplement, the series 2005-C6 directing
                                         certificateholder may direct the master servicer and the special servicer with respect to various servicing matters involving each of the underlying mortgage loans, except as described in the next paragraph with respect to the One Madison Avenue total loan.

                                         The series 2005-C6 directing certificateholder will be entitled to direct the special servicer with respect to various servicing matters (including proposed actions of the master servicer that may not be taken in the absence of approval from the special servicer)
                                         involving the One Madison Avenue total loan, consisting of the One
                                         Madison Avenue mortgage loan and the One Madison Avenue junior loan, only for so long as the holder of the One Madison Avenue junior loan does not constitute the "controlling holder" for the
                                         One Madison Avenue total loan. We describe the circumstances in which the holder of the One Madison Avenue junior loan will constitute the "controlling holder" for the One Madison Avenue total loan under "--One Madison Avenue Junior Lender" below.

                                         See "The Pooling and Servicing Agreement--Realization Upon Mortgage
                                         Loans--Asset Status Report" and "--Realization Upon Mortgage
                                         Loans--Series 2005-C6 Controlling Class and Series 2005-C6
                                         Directing Certificateholder" in this prospectus supplement.

ONE MADISON AVENUE JUNIOR LENDER.......  The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Madison Avenue secures, on a
                                         subordinate basis relative to the One Madison Avenue mortgage loan, a junior mortgage loan that will NOT be part of the trust fund.
                                         That One Madison Avenue junior loan has a cut-off date principal balance of $50,000,000.

                                         The holder of the One Madison Avenue junior loan will be entitled to direct the special servicer with respect to various servicing matters involving the One Madison Avenue total loan, but only for so long as that holder constitutes the "controlling holder" for the
                                         One Madison Avenue total loan. The holder of that junior mortgage loan is expected to be a securitization sponsored by the depositor, and the rights of the "controlling holder" of the One Madison
                                         Avenue total loan will be exercised by the subordinate directing holders of such trust, except that the series 2005-C6 directing certificateholder will provide any consent or direction required to be given by the holder of the One Madison Avenue total loan relating to matters regarding the rights of the holder of the One
                                         Madison Avenue mortgage loan under the related mezzanine
                                         intercreditor agreement.

                                         The holder of the One Madison Avenue junior loan will constitute the "controlling holder" for the One Madison Avenue total loan only so long as it is not an affiliate of the related borrower and either (i) (a) an amount generally equal to the unpaid principal balance of the One Madison Avenue junior loan, net of the portion of any appraisal reduction amount (as described under "--Advances of Delinquent Monthly Debt Service Payments" below) and any realized losses with respect to the One Madison Avenue total loan that are allocable thereto, is greater than or equal to (b) 25% of the unpaid principal balance of the One Madison Avenue junior loan or (ii) a representative of the holder of the One Madison Avenue junior loan delivers in favor of the trust as the holder of the One
                                         Madison Avenue mortgage loan cash or a letter of credit in an amount that, when subtracted from the Appraisal Reduction Amount, would be sufficient to result in the satisfaction of the condition described in the preceding clause (i).

                                         In addition, so long as it is not an affiliate of the related borrower, the holder of the One Madison Avenue junior loan will also be entitled to:

                                         -  consult with -- but, except as contemplated by the second preceding paragraph, not direct -- the special servicer with respect to various servicing matters involving the One Madison
                                            Avenue total loan, including the One Madison Avenue mortgage loan;

                                         -  purchase the One Madison Avenue mortgage loan, under various default scenarios; and

                                         -  cure defaults with respect to the One Madison Avenue mortgage loan.

                                         See "Description of the Underlying Mortgage Loans--Certain Matters
                                         Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

UNDERWRITERS...........................  Credit Suisse First Boston LLC, PNC Capital Markets LLC, Greenwich
                                         Capital Markets, Inc., Nomura Securities International, Inc. and
                                         KeyBanc Capital Markets, a Division of McDonald Investments Inc.,
                                         are the underwriters with respect to this offering. Credit Suisse
                                         First Boston LLC will be lead and bookrunning manager. PNC Capital
                                         Markets, Inc., KeyBanc Capital Markets, Greenwich Capital Markets,
                                         Inc. and Nomura Securities International, Inc. will act as co-managers with respect to the offering. Credit Suisse First
                                         Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. PNC Capital Markets LLC is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and an affiliate of Midland Loan Services, Inc., a primary servicer. KeyBanc Capital Markets is a trade name under which corporate and investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank
                                         National Association, are marketed to institutional clients.
                                         McDonald Investments Inc. is an affiliate of KeyBank National
                                         Association, one of the mortgage loan sellers, and of

                                         KeyCorp Real Estate Capital Markets, Inc., the master servicer and a primary servicer.

MORTGAGE LOAN SELLERS..................  We will acquire the mortgage loans that are to back the offered certificates from four separate mortgage loan sellers.

                                         -  Column Financial, Inc., a Delaware corporation. It is an affiliate of us and of Credit Suisse First Boston LLC, one of the
                                            underwriters. Column Financial, Inc. maintains an office at 3414
                                            Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                                         -  PNC Bank, National Association, a national banking association.
                                            It is an affiliate of PNC Capital Markets LLC, one of the
                                            underwriters, and an affiliate of Midland Loan Services, Inc., a primary servicer. PNC Bank, National Association maintains an office at 249 Fifth Avenue, One PNC Plaza, Pittsburgh,
                                            Pennsylvania 15222.

                                         -  KeyBank National Association, a national banking association. It is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer and the master servicer, and is an affiliate of
                                            McDonald Investments Inc., one of the underwriters. KeyBank
                                            National Association maintains an office at Key Tower, 127 Public
                                            Square, Cleveland, Ohio 44114.

                                         -  Hypo Real Estate Capital Corporation. It is a wholly-owned subsidiary of Hypo Real Estate International, and is a primary servicer. Hypo Real Estate Capital Corporation maintains its headquarters at 622 Third Avenue, New York, New York 10017.

                                         See "Description of the Underlying Mortgage Loans--The Mortgage
                                         Loan Sellers" in this prospectus supplement.

                                  SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE...........................  The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in December 2005, except that in the case of certain of the underlying mortgage loans that have their first due date in January 2006, those underlying mortgage loans will be considered part of the trust fund on the equivalent day of the month in December 2005 had their first due date been in
                                         December 2005. All payments and collections received on each of the underlying mortgage loans after its due date in December 2005 or its date of origination, as the case may be, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in December are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE.............................  The date of initial issuance for the series 2005-C6 certificates
                                         will be on or about December      , 2005.

DUE DATES..............................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                             NUMBER OF            % OF INITIAL
                                            DUE DATE       MORTGAGE LOANS     MORTGAGE POOL BALANCE
                                         --------------  -----------------  -------------------------
                                              11th              186                    69.4%
                                              1st                40                    20.0%
                                              5th                 1                     6.1%
                                              7th                 2                     4.6%
                                                         -----------------  -------------------------
                                             TOTAL              229                   100.0%

DETERMINATION DATE.....................  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2005-C6 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with January 2006, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE......................  Distributions on the series 2005-C6 certificates are scheduled to occur monthly, commencing in January 2006. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE............................  The record date for each monthly distribution on a series 2005-C6 certificate will be the last business day of the prior calendar month. The registered holders of the series 2005-C6 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final
                                         distribution.

COLLECTION PERIOD......................  Amounts available for distribution on the series 2005-C6 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                         -  will relate to a particular distribution date,

                                         -  will begin when the prior collection period ends or, in the case of the first  collection period, will begin as of the issue date,
                                            and

                                         -  will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD ...............  The amount of interest payable with respect to the interest-bearing classes of the series 2005-C6 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                                     THE OFFERED CERTIFICATES

GENERAL................................  The series 2005-C6 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B, C,
                                         D and E certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-6 or otherwise described under
                                         "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL............................  Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B.  PRIORITY OF DISTRIBUTIONS..........  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2005-C6 certificateholders, in the following order:

                                          DISTRIBUTION ORDER                CLASS
                                         --------------------  --------------------------------
                                                 1st                  A-1, A-2, A-3, A-4,
                                                                      A-1-A, A-X and A-SP
                                                 2nd                          A-M
                                                 3rd                          A-J
                                                 4th                           B
                                                 5th                           C
                                                 6th                           D
                                                 7th                           E
                                              Thereafter        The Other Non-Offered Classes,
                                                               Exclusive of the R and V Classes

                                         Allocation of interest distributions among the class A-1, A-2, A-3,
                                         A-4, A-1-A, A-X and A-SP certificates are to be made concurrently:

                                         -  in the case of the A-1, A-2, A-3 and A-4 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                                         -  in the case of the A-1-A class, from available funds attributable to loan group no. 2;

                                         -  in the case of the A-X and A-SP classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan
                                            group no.1 and/or loan group no. 2;

                                         provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-4, A-1-A, A-X and/or A-SP classes, then distributions of interest will be made on those classes of series 2005-C6 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                         Allocation of principal distributions among the A-1, A-2, A-3, A-4 and A-1-A classes is described under "--Distributions--Principal
                                         Distributions" below. The class A-X, A-SP, R and V certificates do not have principal balances and do not entitle holders to
                                         distributions of principal.

                                         See "Description of the Offered Certificates--Distributions--
                                         Priority of Distributions" in this prospectus supplement.

C.  INTEREST DISTRIBUTIONS.............  Each class of series 2005-C6 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2005-C6 certificates, that interest will accrue during each interest accrual period based upon:

                                         -  the pass-through rate with respect to that class for that interest accrual period;

                                         -  the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                         -  the assumption that each year consists of twelve 30-day months.

                                         However, the class A-SP certificates will not accrue interest beyond the interest accrual period.

                                         A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the master servicer as described under "The Pooling and Servicing
                                         Agreement--Servicing and Other Compensation and Payment of
                                         Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered
                                         Certificates--Distributions--Interest Distributions," to reduce the amount of accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 2005-C6
                                         certificates, including the offered certificates.

                                         On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                         See "Description of the Offered Certificates--Distributions--Interest
                                         Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D.  PRINCIPAL DISTRIBUTIONS............  Subject to--

                                         -  available funds,

                                         -  the distribution priorities described under
                                            "--Distributions--Priority of Distributions" above, and

                                         -  the reductions to principal balances described under
                                            "--Reductions of Certificate Principal Balances in Connection
                                            with Losses and Expenses" below,

                                         the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                         The total distributions of principal to be made on the series
                                         2005-C6 certificates on any distribution date will, in general, be a function of--

                                         -  the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer and/or the trustee, as applicable, and

                                         -  the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                         The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2 such that:

                                         -  no principal distributions will be made to the holders of any of the class F, G, H, J, K, L, M, N, O, P or Q certificates until the total principal balance of the offered certificates is reduced to zero;

                                         -  no principal distributions will be made to the holders of the class B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                         -  no principal distributions will be made to the holders of the class A-J certificates until the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                         -  no principal distributions will be made to the holders of the class A-M certificates until the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                         -  except as described in the paragraph following these bullets, no principal distributions with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates are reduced to zero;

                                         -  except as described in the paragraph following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3 and/or A-4 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                         -  except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

                                         -  except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and

                                         -  except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                         Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H,
                                         J, K, L, M, N, O, P and Q certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3, A-4 and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3, A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                         Notwithstanding the provisions otherwise described above, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2005-C6 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                         Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed
                                         nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of -
                                         payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C6 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this
                                         reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                                         In addition, to the extent that reimbursements of any nonrecoverable and/or other above-described advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding two paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

                                         The class A-X, A-SP, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                         See "Description of the Offered Certificates--Distributions--
                                         Principal Distributions" and "--Distributions--Priority
                                         of Distributions" in this prospectus supplement.

E. DISTRIBUTIONS OF YIELD MAINTENANCE
   CHARGES.............................  Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                         Certificates--Distributions--Distributions of Yield Maintenance
                                         Charges" in this prospectus supplement, as additional interest to the holders of the class A-X certificates and/or as additional interest to any holders of class A-1, A-2, A-3, A-4, A-1-A, A-M,
                                         A-J, B, C, D, E, F, G, H or J certificates that are then entitled to receive principal distributions.

F. REDUCTIONS OF CERTIFICATE PRINCIPAL
   BALANCES IN CONNECTION WITH LOSSES
   AND EXPENSES........................  As and to the extent described under "Description of the Offered
                                         Certificates--Reductions of Certificate Principal Balances in
                                         Connection with Realized Losses and Additional Trust Fund Expenses"
                                         in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2005-C6 principal balance certificates, sequentially, in the following order:

                                               REDUCTION ORDER               CLASS
                                            --------------------  ----------------------------
                                                     1st                       Q
                                                     2nd                       P
                                                     3rd                       O
                                                     4th                       N
                                                     5th                       M
                                                     6th                       L
                                                     7th                       K
                                                     8th                       J
                                                     9th                       H
                                                     10th                      G
                                                     11th                      F
                                                     12th                      E
                                                     13th                      D
                                                     14th                      C
                                                     15th                      B
                                                     16th                     A-J
                                                     17th                     A-M
                                                     18th         A-1, A-2, A-3, A-4 and A-1-A

                                         Any reduction of the principal balances of the A-1, A-2, A-3, A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

G. ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS ..............  Except as described below in this "--Advances of Delinquent Monthly
                                         Debt Service Payments" section, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances for balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of
                                         Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                         Neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or work-out fees.

                                         Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan.

                                         In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required
                                         Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                         -  the principal balance of, and other delinquent amounts due under, the subject mortgage loan, exceed

                                         -  an amount equal to--

                                            1.   90% of the new appraised/estimated value of that real
                                                 property (as such value may be adjusted downward by the
                                                 special servicer), minus

                                            2.   any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                            3.   the amount of related escrow payments, reserve funds and
                                                 letters of credit which are posted as additional security
                                                 for payments due on the subject mortgage loan,

                                         then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2005-C6 certificates outstanding.

                                         See "Description of the Offered Certificates--Advances of
                                         Delinquent Monthly Debt Service Payments" and "The Pooling and
                                         Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS..........  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2005-C6 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.
                                         The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                         You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating
                                         statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                         See "Description of the Offered Certificates--Reports to
                                         Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION...................  The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series
                                         2005-C6 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series
                                         2005-C6 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                         -  any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series
                                            2005-C6 controlling class;

                                         -  the special servicer; and

                                         -  the master servicer.

                                         In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                                         Following the date on which the total principal balance of the offered certificates and the class F, G, H and J certificates is reduced to zero, the trust fund may also be terminated in
                                         connection with an exchange of all the remaining series 2005-C6 certificates (other than the class R and V certificates) for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS..........................  The offered certificates will be issuable in registered form, in the following denominations:

                                                                                                MULTIPLES IN EXCESS
                                                                              MINIMUM               OF MINIMUM
                                                    CLASS                  DENOMINATION            DENOMINATION
                                         ----------------------------   -------------------   -----------------------
                                          A-1, A-2, A-3, A-4, A-1-A,         $  10,000                 $  1
                                              A-M, A-J, B, C, D
                                                    and E

CLEARANCE AND SETTLEMENT ..............  You will initially hold your offered certificates through The
                                         Depository Trust Company, in the United States, or Clearstream
                                         Banking, Luxembourg or The Euroclear System, in Europe. As a
                                         result, you will not receive a fully registered physical
                                         certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in
                                         this prospectus supplement and "Description of the
                                         Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through
                                         DTC with respect to all or any portion of any class of offered certificates.

                               LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
  CONSEQUENCES.........................  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as multiple separate real estate mortgage investment conduits under sections 860A through
                                         860G of the Internal Revenue Code of 1986. These REMICs will include:

                                         -  REMIC I, which will consist of, among other things--

                                            1.   the underlying mortgage loans, and

                                            2.   any mortgaged real properties that may be acquired by the
                                                 trust fund following a borrower default,

                                         but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                         -  REMIC II, which will hold the regular interests in REMIC I.

                                         Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

                                         The offered certificates will be treated as regular interests in
                                         REMIC II. This means that they will be treated as newly issued debt instruments for U.S. federal

                                         income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                         It is anticipated that the class certificates will be issued at a premium for federal income tax purposes, and that the class certificates will be issued with original issue discount for federal income tax purposes.

                                         When determining the rate of accrual of market discount and premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                         -  the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

                                         -  no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                                         -  there will be no extension of maturity for any underlying mortgage loan.

                                         However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                         For a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S. Federal
                                         Income Tax Consequences" in this prospectus supplement and "Federal
                                         Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS...................  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee
                                         Retirement Income Security Act of 1974, as amended, or to section
                                         4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                         We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                         -  Title I of ERISA, or

                                         -  section 4975 of the Internal Revenue Code,

                                         will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First
                                         Boston LLC by the U.S. Department of Labor.

                                         If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section
                                         4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the
                                         Internal Revenue Code or applicable similar law. See "ERISA
                                         Considerations" in this prospectus supplement and in the
                                         accompanying prospectus.

LEGAL INVESTMENT.......................  The Class A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B and C certificates will constitute "mortgage related securities" for purposes of the
                                         Secondary Mortgage

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
                                         Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P and Moody's. The class D and class E certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates. See "Legal Investment" herein and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS..............  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                         Holders of the class A-1, A-2, A-3 and A-4 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                         Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                         The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                         See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  THE UNDERLYING MORTGAGE LOANS

GENERAL ...............................  We intend to include the two hundred twenty-nine (229) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section,
                                         "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                         -  "Description of the Underlying Mortgage Loans";

                                         -  "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                                         -  Exhibit A-1--Characteristics of the Underlying Mortgage Loans and
                                            the Related Mortgaged Real Properties; and

                                         -  Exhibit A-2--Mortgage Pool Information.

                                      S-26
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
                                         For purposes of calculating distributions on the respective classes of series 2005-C6 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                         -  Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with seventeen (17)
                                            mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred sixty-eight (168) mortgage loans, with an initial loan group no. 1 balance of $1,964,315,554, representing approximately
                                            78.4% of the initial mortgage pool balance.

                                         -  Loan group no. 2, which will consist of all but seventeen (17) of the mortgage loans that are secured by multifamily and
                                            manufactured housing property types. Loan group no. 2 will consist of sixty-one (61) mortgage loans, with an initial loan
                                            group no. 2 balance of $540,277,760, representing approximately
                                            21.6% of the initial mortgage pool balance.

                                         Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no.
                                         2.

                                         When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                                         -  All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                         -  All weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying
                                            mortgage loans to the trust fund. We show the cut-off date principal balance for each of the underlying mortgage loans on
                                            Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the underlying mortgage loans.

                                         -  In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                            1.   all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in December 2005 are timely made, and

                                            2.   there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in November 2005 up to and
                                                 including its due date in December 2005.

                                         -  Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                            1.   initial mortgage pool balance -- the total cut-off date
                                                 principal balance of the entire mortgage pool;

                                      S-27
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
                                            2.   initial loan group no. 1 balance -- the total cut-off date principal balance of all of loan group no. 1; and

                                            3.   initial loan group no. 2 balance -- the total cut-off date principal balance of all of loan group no. 2.

                                         -  When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group
                                            no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related
                                            underlying mortgage loans.

                                         -  Nine (9) of the underlying mortgage loans are
                                            cross-collateralized and cross-defaulted with each other. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those
                                            mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on
                                            Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under
                                            "Description of the Underlying Mortgage Loans--The CBA A/B Loan
                                            Pairs," and "--Most Significant Mortgage Loans" and "--One
                                            Madison Avenue," none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

                                         -  In some cases, an individual underlying mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real
                                            properties based upon--

                                            1.   relative appraised values,

                                            2.   relative underwritten net cash flow, or

                                            3.   prior allocations reflected in the related loan documents.

                                         -  If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                         -  Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on
                                            Exhibit A-1 to this prospectus supplement.

                                         -  Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                         -  The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and

                                      S-28
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
                                            loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
  MORTGAGE LOANS.......................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from four separate sellers. Each of the underlying mortgage loans was originated--

                                         -  by the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                         -  by an affiliate of the related mortgage loan seller, or

                                         -  by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                                         The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                                                        % OF INITIAL
                                                                                        NUMBER OF       MORTGAGE POOL
                                                    MORTGAGE LOAN SELLER             MORTGAGE LOANS        BALANCE
                                         -----------------------------------------   --------------     -------------
                                         1.  Column Financial, Inc...............          187              75.5%
                                         2.  PNC Bank, National Association......           21              12.7%
                                         3.  KeyBank National Association........           19               7.2%
                                         4.  Hypo Real Estate Capital
                                             Corporation.........................            2               4.6%
                                                                                     --------------     -------------
                                         TOTAL...................................          229             100.0%

PAYMENT AND OTHER TERMS................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                         Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under
                                         "Description of the Underlying Mortgage Loans--General" in, and
                                         describe in the glossary to, this prospectus supplement.

                                         Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                         None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                         Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on
                                         Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS..........................  Two hundred twenty-five (225) of the mortgage loans that we intend to include in the trust fund, representing 93.3% of the initial mortgage pool balance, of which one hundred sixty-four (164)
                                         mortgage loans are in loan group no. 1,

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
                                         representing 91.4% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing
                                         100.0% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                         -  an amortization schedule that is significantly longer than its remaining term to stated maturity or no amortization prior to stated maturity; and

                                         -  a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
  REPAYMENT DATES......................  Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                         -  Commencing on the related anticipated repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                            1.   be deferred,

                                            2.   in some cases, compound,

                                            3.   be payable only after the outstanding principal balance of the subject mortgage loan is paid in full, and

                                            4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                                         -  Commencing no later than the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                                         -  Commencing no later than the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the lender or the party servicing the subject mortgage loan.

                                         -  Commencing on the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

                                         All of these mortgage loans with anticipated repayment dates require amortization after the related anticipated repayment date only to the extent of the cash flow available therefor as described in the last bullet above.

FULLY AMORTIZING LOANS.................  One (1) of the mortgage loans that we intend to include in the trust fund, representing 6.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 7.9% of the initial loan group no. 1 balance, has a payment schedule that provides for the payment of the principal balance of the subject mortgage loan in full or substantially in full by its maturity date.
                                         These mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

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
MORTGAGE LOANS WITH
  INITIAL INTEREST ONLY PERIODS........  Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 17.8% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 17.6% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 18.6%
                                         of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. One hundred nine (109) other mortgage loans that we intend to include in the trust fund, representing
                                         47.5% of the initial mortgage pool balance, of which seventy-four
                                         (74) mortgage loans are in loan group no. 1, representing 43.6% of the initial loan group no. 1 balance, and thirty-five (35) mortgage loans are in loan group no. 2, representing 61.4% of the initial loan group no. 2 balance, are balloon loans or loans with
                                         anticipated repayment dates that provide for an interest only period of between twelve (12) and eighty-four (84) months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired.

CROSSED MORTGAGE LOANS AND
  MULTI-PROPERTY MORTGAGE LOANS........  The trust fund will include four (4) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. These groups consist of the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as set forth in the table below.

                                                                                     NUMBER OF   % OF INITIAL
                                                                                     MORTGAGE      MORTGAGE
                                            PROPERTY/PORTFOLIO NAME(S)                 LOANS     POOL BALANCE
                                         ------------------------------------------  ---------   ------------
                                         1. Intermountain - Fairfield Inn & Suites
                                            Lawton and Intermountain - Courtyard
                                            Wichita................................      2           0.4%
                                         2. Shady Acres Mobile Home Park, Royal
                                            Coach Mobile Home Park and Mount Vista
                                            Mobile Home Park.......................      3           0.4%
                                         3. CVS Drugstore Brandon and CVS Paris....      2           0.3%
                                         4. Vons Pasadena and Vons Simi Valley.....      2           0.1%

                                         The trust fund will also include five (5) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                                 % OF INITIAL
                                                                                      NUMBER OF    MORTGAGE
                                            PROPERTY/PORTFOLIO NAME(S)               PROPERTIES  POOL BALANCE
                                         ------------------------------------------  ----------  ------------
                                         1. HGA ALLIANCE-PORTFOLIO
                                            (Alexander Gardens, Grand Oaks at the
                                            Lake, Park Village and Malabar Lakes)....     4           3.2%
                                         2. AA/TRI-STATE MINI STORAGE PORTFOLIO
                                            (AA Self Storage and Tri-State Mini
                                            Storage).................................     2           0.3%
                                         3. LA INDUSTRIAL PORTFOLIO
                                            (LA-San Fernando, LA-5th Street, LA-13231
                                            Louvre, LA- Tamarack, LA-13253 Louvre and
                                            LA-Raymer)...............................     6           0.2%
                                         4. CMS PORTFOLIO
                                            (Iola Office Park, Monterey Retail Center
                                            and Aberdeen Pier).......................     3           0.1%
                                         5. SERRANO PORTFOLIO
                                            (Serrano II and Serrano I)...............     2           0.1%

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
                                         You should note that some of the underlying mortgage loans that are secured by multiple real properties (alone or through
                                         cross-collateralization) allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the
                                         Underlying Mortgage Loans--Enforceability of Cross-Collateralization
                                         Provisions May Be Challenged and the Benefits of these Provisions
                                         May Otherwise Be Limited" and "Description of the Underlying
                                         Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property
                                         Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS..............  Two hundred twenty-four (224) of the mortgage loans that we intend to include in the trust fund, representing 99.0% of the initial mortgage pool balance, of which one hundred sixty-three (163)
                                         mortgage loans are in loan group no. 1, representing 98.7% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s). In all of those cases, defeasance may not occur earlier than the second anniversary of the date of initial issuance of the offered certificates.

ADDITIONAL COLLATERAL
  MORTGAGE LOANS.......................  Sixteen (16) of the mortgage loans that we intend to include in the trust fund, representing 4.5% of the initial mortgage pool balance, of which thirteen (13) mortgage loans are in loan group no. 1, representing 4.8% of the initial loan group no. 1 balance, and three
                                         (3) mortgage loans are in loan group no. 2, representing 3.6% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves in material amounts that in each such case:

                                         -  will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                         -  if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay a portion of the subject mortgage loan if such performance related
                                            conditions are not satisfied within specified time periods.

                                         Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $7,773,244.

                                         See "Description of the Underlying Mortgage Loans--Certain Terms and
                                         Conditions of the Underlying Mortgage Loans--Mortgage Loans Which
                                         May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS..........................  Sixty-two (62) mortgage loans that we intend to include in the trust fund, representing 53.6% of the initial mortgage pool balance, of which forty-three (43) mortgage loans are in loan group no. 1, representing 54.6% of the initial loan group no. 1 balance, and nineteen (19) mortgage loans are in loan group no. 2, representing
                                         50.3% of the initial loan group no. 2 balance, generally provide

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
                                         that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                                         HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter"
                                         receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                                         SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                                         -  a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                                         -  a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                                         -  a failure to meet a specified debt service coverage ratio; or

                                         -  an event of default under the mortgage.

                                         For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                                         MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox"
                                         above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                         The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                          NUMBER OF        % OF INITIAL
                                                 TYPE OF LOCKBOX       MORTGAGE LOANS  MORTGAGE POOL BALANCE
                                         ----------------------------  --------------  ---------------------
                                         Springing...................        37                26.5%
                                         Hard........................        24                25.7%
                                         Modified....................         1                 1.5%
                                                                       --------------  ---------------------
                                         TOTAL.......................        62                53.6%

PREPAYMENT CHARACTERISTICS
  OF THE MORTGAGE LOANS................  Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                         -  by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                         -  by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated,
                                            although, for a portion

                                            of that period, beginning no sooner than the second anniversary of the date of initial issuance of the series 2005-C6
                                            certificates, the underlying mortgage loan may be defeased;
                                            and/or

                                         -  by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                                         However, as described under "--Additional Collateral Mortgage Loans"
                                         above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                                         The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the trust fund following default generally would have the same effect on the offered certificates as a prepayment but the required purchase price will not include or be accompanied by any consideration similar to prepayment consideration.

                                         Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                         Maximum remaining lock-out or lock-out/defeasance
                                           period............................................      124 months
                                         Minimum remaining lock-out or lock-out/defeasance
                                           period............................................       30 months
                                         Weighted average remaining lock-out or lock-
                                           out/defeasance period.............................      102 months

                                         In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than 1% of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the
                                         Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

Delinquency Status.....................  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                         -  as of the related due date in December 2005, if any, or

                                         -  at any time during the 12-month period preceding the related due date in December 2005, if any.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS............  The mortgage loans that we intend to include in the mortgage pool will have the following general characteristics as of the cut-off date:

                                                         MORTGAGE POOL       LOAN GROUP NO. 1      LOAN GROUP NO. 2
                                                       ------------------   -------------------   -------------------
   Initial mortgage pool balance..................      $  2,504,593,314      $  1,964,315,554      $  540,277,760
   Number of underlying mortgage loans............                   229                   168                  61
   Number of mortgaged real properties............                   241                   177                  64

   Greatest cut-off date principal balance........      $    175,000,000      $    175,000,000      $   78,900,000
   Smallest cut-off date principal balance........      $        868,274      $      1,098,398      $      868,274
   Average cut-off date principal balance.........      $     10,937,089      $     11,692,354      $    8,857,012

   Highest annual mortgage interest rate..........                 6.140%                6.140%              6.020%
   Lowest annual mortgage interest rate...........                 4.856%                4.890%              4.856%
   Weighted average annual mortgage interest
      rate........................................                 5.372%                5.410%              5.233%

   Longest original term to maturity or
      anticipated repayment date..................            132 months            132 months          122 months
   Shortest original term to maturity or
      anticipated repayment date..................             60 months             60 months           60 months
   Weighted average original term to maturity
      or anticipated repayment date...............            113 months            112 months          116 months

   Longest remaining term to maturity or
      anticipated repayment date..................            125 months            125 months          120 months
   Shortest remaining term to maturity or
      anticipated repayment date..................             53 months             53 months           54 months
   Weighted average remaining term to maturity
      or anticipated repayment date...............            111 months            110 months          114 months

   Highest debt service coverage ratio, based
      on underwritten net cash flow...............                  3.94x                 3.94x               1.92x
   Lowest debt service coverage ratio, based
      on underwritten net cash flow...............                  1.19x                 1.20x               1.19x
   Weighted average debt service coverage ratio,
      based on underwritten net cash flow.........                  1.54x                 1.59x               1.37x
   Highest cut-off date loan-to-value ratio.......                  81.2%                 81.2%               80.0%
   Lowest cut-off date loan-to-value ratio........                  19.4%                 19.4%               45.6%
   Weighted average cut-off date loan-to-value
      ratio.......................................                  68.8%                 67.1%               75.2%

                                         In reviewing the foregoing table, please note that:

                                         -     Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the One Madison Avenue mortgage loan have been
                                               calculated: (a) based on the relevant total principal balance of, and debt service payments on, the One Madison Avenue
                                               mortgage loan; and (b) unless expressly indicated otherwise, without regard to the One Madison Avenue junior loan.

                                         -     In the case of the eleven (11) underlying mortgage loans (in addition to the One Madison Avenue mortgage loan) where the related borrower encumbered the related mortgaged real
                                               property with junior debt that is secured by the same mortgage that secures the related underlying

                                               mortgage loan, which eleven (11) mortgage loans represent 4.1%
                                               of the initial mortgage pool balance, none of the statistical information provided in this prospectus supplement reflects the presence of or otherwise includes any numerical
                                               information with respect to those junior loans. For more
                                               information regarding these loans, see "Description of the
                                               Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                         -     The underwritten net cash flow for any mortgaged real
                                               property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B.  GEOGRAPHIC CONCENTRATION...........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                           NUMBER OF     % OF INITIAL MORTGAGE
                                                      STATE                PROPERTIES         POOL BALANCE
                                         ------------------------------   ------------   ---------------------
                                         New York......................          9               15.6%
                                         Texas.........................         32               12.8%
                                         California....................         47               12.1%
                                         Florida.......................         15                6.3%
                                         Ohio..........................         19                6.3%
                                         Utah..........................          2                6.3%
                                         Michigan......................          6                4.8%
                                         North Carolina................         12                4.7%
                                         Georgia.......................         15                4.0%

                                         The remaining mortgaged real properties with respect to the mortgage pool are located throughout 25 other states. No more than 3.5% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more jurisdictions, the foregoing information reflects the allocated loan amounts for those properties.

                                         Forty-three (43) of the California properties, securing 10.2% of the initial mortgage pool balance, are located in southern California -
                                         areas with zip codes of 93600 or below - and four (4) of the
                                         California properties, securing 2.0% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES......................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                         % OF INITIAL
                                                                            NUMBER OF    MORTGAGE POOL
                                                 PROPERTY TYPE             PROPERTIES       BALANCE
                                         ----------------------------     ------------   -------------
                                         Retail......................            81          29.9%
                                         Multifamily(1)..............            82          29.1%
                                         Office......................            32          29.0%
                                         Hotel.......................            18           5.8%
                                         Industrial..................            14           3.3%
                                         Self Storage................             9           1.7%
                                         Mixed Use...................             5           1.3%
                                                                          ------------   -------------
                                         TOTAL.......................           241         100.0%

                                         -------------
                                         (1)   Multifamily properties include conventional rental properties and manufactured housing properties.

D. ENCUMBERED INTERESTS ...............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                         % OF INITIAL
                                           ENCUMBERED INTEREST IN THE       NUMBER OF    MORTGAGE POOL
                                            MORTGAGED REAL PROPERTY        PROPERTIES       BALANCE
                                         ----------------------------     ------------   -------------
                                         Fee.........................          237            92.4%
                                         Fee/Leasehold...............            1             6.1%
                                         Leasehold...................            3             1.5%
                                                                          ------------   -------------
                                         TOTAL.......................          241           100.0%

                                         In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. MOST SIGNIFICANT
   MORTGAGE LOANS......................  The ten (10) largest underlying mortgage loans or groups of cross-collateralized underlying mortgage loans collectively represent 33.5% of the initial mortgage pool balance. See
                                         "Description of the Underlying Mortgage Loans--Most Significant
                                         Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     -    office properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     - multifamily properties, including conventional rental properties and manufactured housing properties;

     - mixed use properties with significant office, retail and/or multifamily components;

     -    self storage properties;

     -    limited service and full service hotel properties; and

     -    industrial properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    the master servicer;

     -    the special servicer;

     - any primary servicer or sub-servicer of the master servicer or the special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Two hundred twenty-five (225) of the mortgage loans that we intend to include in the trust fund, representing 93.3% of the initial mortgage pool balance, of which one hundred sixty-four (164) mortgage loans are in loan group no. 1, representing 91.4% of the initial loan group no. 1 balance, and sixty-one
(61) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans; and three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial mortgage pool balance, all three (3) of which are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Two hundred fourteen (214) of these mortgage loans, representing 80.8% of the initial mortgage pool balance, of which one hundred sixty (160) mortgage loans are in loan group no. 1, representing 77.3% of the initial loan group no. 1 balance, and fifty-four (54) mortgage loans are in loan group no. 2, representing 93.6% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2015 through December 31, 2015, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Eighty-one (81) mortgaged real properties, securing mortgage loans that represent 29.9% of the initial mortgage pool balance, are primarily used for retail purposes. In addition, four (4) mortgaged real properties, securing mortgage loans that represent 0.7% of the initial mortgage pool balance, are mixed use properties that each has a material retail component. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider thirty-five (35) of the subject retail properties, securing mortgage loans that represent 23.2% of the initial mortgage pool balance, to be anchored, including shadow anchored; and forty-six (46) of the subject retail properties, securing mortgage loans that represent 6.8% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Eighty-two (82) mortgaged real properties, securing mortgage loans that represent 29.1% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. In addition, one (1) mortgaged real property, securing a mortgage loan that represents 0.1% of the initial mortgage pool balance, is a mixed use property that has a material multifamily component. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

     In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure mortgage loans that we may include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to section 42 of the Internal Revenue Code of 1986.
Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Thirty-two (32) mortgaged real properties, securing mortgage loans that represent 29.0% of the initial mortgage pool balance, are primarily used for office purposes. In addition, four (4) mortgaged real properties, securing mortgage loans that represent 1.2% of the initial mortgage pool balance, are mixed use properties that each has an office component. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Fourteen (14) mortgaged real properties, securing 7.6% of the initial mortgage pool balance, are each leased by a single tenant. In addition, twenty-eight (28) other mortgaged real properties, securing 8.9% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the trust fund may be secured by mortgaged real properties that consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C6 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following table lists the ten (10) largest underlying mortgage loans or groups of cross-collateralized underlying mortgage loans that are to be included in the trust fund.

     TEN LARGEST UNDERLYING MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED
                            UNDERLYING MORTGAGE LOANS

                                                                CUT-OFF DATE                % OF INITIAL
                PROPERTY/PORTFOLIO NAME                       PRINCIPAL BALANCE        MORTGAGE POOL BALANCE
------------------------------------------------------        -----------------        ----------------------
1.  450 Park Avenue...................................          $ 175,000,000                    7.0%
2.  One Madison Avenue................................          $ 155,135,976                    6.2%
3.  Fashion Place.....................................          $ 151,676,392                    6.1%
4.  HGA Alliance-Portfolio............................          $  78,900,000                    3.2%
5.  Preston Commons...................................          $  67,250,000                    2.7%
6.  Crestview Hills Town Center.......................          $  56,500,000                    2.3%
7.  Sterling Plaza....................................          $  47,250,000                    1.9%
8.  Thistle Landings-Phoenix..........................          $  37,000,000                    1.5%
9.  Highland Industrial...............................          $  36,400,000                    1.5%
10. Ashbrook Commons..................................          $  35,000,000                    1.4%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 5.0% of the initial mortgage pool balance, are secured by multiple real properties, either because they cross-collateralized with one or more other underlying mortgage loans or because they constitute a single obligation that is secured by more than one mortgaged real property. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans are presently or may subsequently become encumbered by other subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     In addition, in the case of one (1) mortgage loan that we intend to include in the trust fund, representing 6.2% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Madison Avenue, the holder of the One Madison Avenue junior loan secured by the related mortgaged real property has one or more of the following rights:

     - the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the related underlying mortgage loan;

     - the right to purchase the related underlying mortgage loan under various default scenarios; and

     - the right to cure various events of default under the related underlying mortgage loan.

     These parties may have interests that conflict with the interests of the holders of the series 2005-C6 certificates.

     See "--Offered Certificates--The Interests of the Holder of the One Madison Avenue Junior Loan May Be in Conflict with the Interests of the Offered Certificateholders" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Twenty-one (21) of the mortgage loans that we intend to include in the trust fund, representing 8.8% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-3, A-4, A-1-A, A-M, A-J, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 34 states. The table below sets forth the jurisdictions in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no jurisdiction contains more than 3.5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                    NUMBER OF       % OF INITIAL MORTGAGE
                            STATE                   PROPERTIES           POOL BALANCE
               -------------------------------      ----------      ---------------------
               New York.......................           9                  15.6%
               Texas..........................          32                  12.8%
               California.....................          47                  12.1%
               Florida........................          15                   6.3%
               Ohio...........................          19                   6.3%
               Utah...........................           2                   6.3%
               Michigan.......................           6                   4.8%
               North Carolina.................          12                   4.7%
               Georgia........................          15                   4.0%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     - the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental review with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance in lieu of an environmental review. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in November 2005. In the case of two hundred two (202) mortgaged real properties securing mortgage loans representing 97.0% of the initial mortgage pool balance, the environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted Phase I environmental site assessment. In the case of thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental review for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental reviews described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, an environmental assessment described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment or continuation of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the environmental reviewer identified the presence of asbestos-containing materials and/or lead-based paint but concluded that the matter was not of concern and did not recommend the establishment of an operation and maintenance plan.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the extent to which the respective borrowers have complied or will comply with any post-closing obligations (whether remediation, testing, the establishment or maintenance of operation and maintenance plans or otherwise) imposed on them with respect to environmental conditions at their mortgaged real properties.

     Furthermore, any particular environmental review, assessment or testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area of EPA-determined high concentration of radon gas or within a state or local jurisdiction requiring radon testing.

     There can be no assurance that--

     - the environmental reviews referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the actual costs of the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted under it, because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 39 mortgaged real properties, securing 3.0% of the initial mortgage pool balance, the environmental review that was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 39 mortgaged real properties was based upon the delivery of an environmental

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insurance policy covering specific environmental matters with respect to the particular property. Those mortgaged real properties are covered by one or more blanket environmental insurance policies. The policies, however, do not provide coverage for adverse environmental conditions at levels below legal limits and typically do not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of an environmental insurance policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the trust fund.

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     In these cases, the interests of the master servicer or the special servicer, as applicable, and its other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 7.6% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a fairly recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

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     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected during the 12-month period preceding November 2005. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

At eleven (11) of those properties, the inspections identified immediate conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to address that situation, the Terrorism Risk Insurance Act of 2002 established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate on December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. There can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration. Further, if such program is renewed, it is more likely than not that such program will not continue under the current format. In this regard, on November 18, 2005 the Senate voted to renew the Terrorism Risk Insurance Act. The bill extends the Terrorism

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Risk Insurance Act for an additional two (2) years and proposes certain significant changes from the current version. One such change includes increasing the amount of an event that triggers coverage under the Terrorism Risk Insurance Act of 2002 from the current $5 million to $50 million (i.e., the Terrorism Risk Insurance Program would not cover the first $50 million of loss) through December 2006, with a further increase in the amount of an event that triggers coverage under the Terrorism Risk Insurance Act of 2002 by an additional $50 million increase (i.e., the Terrorism Risk Insurance Program would not cover the first $100 million of loss) through December 2007. As a result, either the related borrower would be required (to the extent required by the Mortgage Loan Documents and to the extent such coverage is obtainable) to obtain separate coverage for events that do not meet the threshold, or such an event would not be covered. Moreover, on November 16, 2005, the House Committee on Financial Services passed its own version of a bill extending the Terrorism Risk Insurance Act of 2002. To date, the full House has not voted on its own bill extending this program. Further, all discrepancies between the House bill and the Senate bill extending the Terrorism Risk Insurance Act of 2002 must be resolved, prior to such a bill being presented to the President for his signature.

     Further, new legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. Such new legislation was passed by Congress in November 2005. However, there can be no assurance that such legislation will be enacted into law. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage may increase and equivalent terrorism insurance may not be available at commercially reasonable rates and/or the terms of such insurance may be materially changed such that exclusions are significantly increased or the scope of coverage available is significantly decreased.

     The master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2005-C6 directing certificateholder, approves such determination except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C6 directing certificateholder, if following any such direction of the series 2005-C6 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C6 directing certificateholder would violate the servicing standard or cause an adverse REMIC event. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the series 2005-C6 directing certificateholder except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C6 directing certificateholder, if following any such direction of the series 2005-C6 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C6 directing certificateholder would violate the servicing standard or cause an adverse REMIC event), in accordance with the servicing standard, that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not

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provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2005-C6 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     RECENT HURRICANES. The damage caused by Hurricane Katrina, Hurricane Rita, Hurricane Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama, Florida and Texas in August, September and October 2005 may adversely affect the operation, use and value of certain mortgaged real properties located in these areas. Although it is too soon to assess the full impact of these hurricanes on the United States and local economies, in the short term the storm is expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by these hurricanes have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks, fire and environmental damage. The devastation caused by these hurricanes could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy.

     Because of the difficulty in obtaining information about the affected areas and the mortgaged real properties in these areas, it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of these hurricanes on the Mortgaged Properties, the Southeast states and the United States as a whole. See "--Availability of Earthquake, Flood and Other Insurance."

     AVAILABILITY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE. The Mortgaged Properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged real properties are located in Texas, California, Florida and the U.S. Virgin Islands, states or territory, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territory, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs thereof. As a result of any of these factors, the amount available to make distributions on the certificates could be reduced.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. In the case of eight (8) mortgage loans that we intend to include in the trust fund, representing 1.8% of the initial mortgage pool balance, a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding November 2005.

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     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the pooling and servicing agreement, the special servicer, on behalf of the trust fund, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2005-C6 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if the special servicer, on behalf of the trust fund, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C6 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M, A-J, B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4, A-1-A, A-X AND A-SP CERTIFICATES. If you purchase class A-M, A-J, B, C, D or E certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2005-C6 certificates.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2005-C6 certificates,

     - the order in which the principal balances of the respective classes of the series 2005-C6 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

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     -    the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-C6 certificates,

     - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans; and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3 and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3 and A-4 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2005-C6 certificateholders.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2005-C6 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2005-C6 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES 2005-C6 CERTIFICATES. The master servicer and/or special servicer or an affiliate of any of them may purchase or retain any of the series 2005-C6 certificates. In fact, it is anticipated that Clarion Partners, LLC will purchase some of the non-offered series 2005-C6 certificates. The purchase of series 2005-C6 certificates by the master servicer and/or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2005-C6 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-C6 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2005-C6 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2005-C6 certificates representing a majority interest in the controlling class of series 2005-C6 certificates will be entitled to designate a particular series 2005-C6 controlling class certificateholder (or beneficial owner of series 2005-C6 controlling class certificates), referred to in this prospectus supplement as the series 2005-C6 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2005-C6 Controlling Class and Series 2005-C6 Directing Certificateholder" in this prospectus supplement. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2005-C6 certificates representing a majority interest in the controlling class of series 2005-C6 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2005-C6 certificates, the trustee or the master servicer. You should expect that the series 2005-C6 directing certificateholder will exercise the rights and powers described above on behalf of the series 2005-C6 controlling class certificateholders, and it will not be liable to any class of series 2005-C6 certificateholders for doing so. In the absence of significant losses on the underlying mortgage loans, the series 2005-C6 controlling class will be a non-offered class of series 2005-C6 certificates. The series 2005-C6 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDER OF THE ONE MADISON AVENUE JUNIOR LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holder of the One Madison Avenue junior loan will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the One Madison Avenue mortgage loan and the One Madison Avenue junior loan described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement. You should expect that the holder of the One Madison Avenue junior loan will exercise the rights and powers described above exclusively for its own benefit, and it will not be liable to any class of series 2005-C6 certificateholders for doing so. The holder of the One Madison Avenue junior loan is therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-C6 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-C6 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-C6 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the two hundred twenty-nine (229) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,504,593,314. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2005-C6 certificates, the mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with seventeen (17) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred sixty-eight (168) mortgage loans, with an initial loan group no. 1 balance of $1,964,315,554, representing approximately 78.4% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but seventeen (17) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of sixty-one
          (61) mortgage loans, with an initial loan group no. 2 balance of $540,277,760, representing approximately 21.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Junior Loan is equal to its unpaid principal balance as of its due date in December 2005, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     The One Madison Avenue Property secures the One Madison Avenue Mortgage Loan and also secures the One Madison Avenue Junior Loan on a subordinated basis relative to the One Madison Avenue Mortgage Loan. The One Madison Avenue Mortgage Loan and the One Madison Avenue Junior Loan collectively constitute the One Madison Avenue Total Loan. However, the One Madison Avenue Junior Loan is not included in the trust fund. The One Madison Avenue Junior Loan has a cut-off date principal balance of $50,000,000.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in December 2005, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in November 2005 up to and including its due date in December 2005.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance, or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - Four (4) of the underlying mortgage loans are cross-collateralized and cross-defaulted with each other. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" and "--Most Significant Mortgage Loans--One Madison Avenue" below in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

     - Loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the One Madison Avenue Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the One Madison Avenue Mortgage Loan without regard to the One Madison Avenue Junior Loan.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include fourteen (14) mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The mortgage pool will include four (4) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                 NUMBER OF    % OF INITIAL
                                                                 MORTGAGED      MORTGAGE
                         PROPERTY/PORTFOLIO NAME(s)                LOANS      POOL BALANCE
               -----------------------------------------------  -----------  --------------
               1. Intermountain - Fairfield Inn & Suites
                  Lawton and Intermountain - Courtyard
                  Wichita.....................................       2            0.4%
               2. Shady Acres Mobile Home Park, Royal Coach
                  Mobile Home Park and Mount Vista Mobile
                  Home Park...................................       3            0.4%
               3. CVS Drugstore Brandon and CVS Paris.........       2            0.3%
               4. Vons Pasadena and Vons Simi Valley..........       2            0.1%

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                              % OF INITIAL
                                                                 NUMBER OF      MORTGAGE
                         PROPERTY/PORTFOLIO NAME(s)              PROPERTIES   POOL BALANCE
               -----------------------------------------------   ----------   ------------
               1. HGA ALLIANCE-PORTFOLIO
                  (Alexander Gardens, Grand Oaks at the Lake,
                  Park Village and Malabar Lakes).............       4            3.2%
               2. AA/TRI-STATE MINI STORAGE PORTFOLIO
                  (AA Self Storage and Tri-State Mini
                  Storage)....................................       2            0.3%
               3. LA INDUSTRIAL PORTFOLIO
                  (LA-San Fernando, LA-5th Street, LA-13231
                  Louvre, LA- Tamarack, LA-13253 Louvre and
                  LA-Raymer)..................................       6            0.2%
               4. CMS PORTFOLIO
                  (Iola Office Park, Monterey Retail Center
                  and Aberdeen Pier)..........................       3            0.1%
               5. SERRANO PORTFOLIO
                  (Serrano II and Serrano I)..................       2            0.1%

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as HGA Alliance-Portfolio, which represents 3.2% of the initial mortgage pool balance, the related borrower is entitled to obtain the release of any of three (3) (which include the Grand Oaks at the Lake, Park Village or Malabar Lakes properties) of the four (4) related mortgaged real properties if certain conditions are satisfied, including the (i) payment of 125% of the pro rata release amount for the mortgaged real property to be released, (ii) loan-to-value ratio for the remaining mortgaged real properties is equal to or less than (a) the loan-to-value ratio at the closing of the HGA Alliance-Portfolio loan and (b) the loan-to-value ratio immediately prior to the release and (iii) satisfaction of a minimum debt service coverage ratio equal or greater than (a) the debt service coverage ratio at closing of the HGA Alliance-Portfolio loan and (b) the debt service coverage ratio immediately prior to the release.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Serrano Portfolio, which represents 0.1% of the initial mortgage pool balance, the borrower is entitled to obtain release of any of the two (2) related mortgaged real properties if certain conditions are satisfied, including the (i) payment of 125% of the allocated loan amount for the mortgaged real property to be released, (ii) loan-to-value ratio for the remaining mortgaged real property is no greater than 75%, and (iii) satisfaction of a minimum debt service coverage ratio equal to or greater than (a) the debt service coverage ratio at closing of the Serrano Portfolio loan and (b) the debt service coverage ratio immediately prior to the release.

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                                            % OF INITIAL
                                                                                           NUMBER OF          MORTGAGE
                                  PROPERTY/PORTFOLIO NAME(S)                                 LOANS          POOL BALANCE
            -----------------------------------------------------------------------        ---------        ------------
            1.   Preston Commons and Sterling Plaza................................             2               4.6%
            2.   AIMCO Chimneys of Oak Creek Apartments, AIMCO Oaks at Woodridge
                 Apartments, Charleston at Sweetwater Apartments, Winding Trails
                 Apartments, AIMCO Hunter's Chase Apartments, AIMCO Colony of
                 Springdale, AIMCO Burgundy Court Apartments, AIMCO College Park
                 Apartments, AIMCO Stoneridge Apartments, AIMCO Woodmere
                 Apartments, and Cypress Ridge Apartments..........................            11               4.3%
            3.   BRYAN - Twin Oaks Apartments,
                 BRYAN - Spring Lake Apartments and
                 BRYAN - Windsor Lake Apartments...................................             3               1.9%
            4.   The Villages at Meyerland,
                 Richmond Chase Apartments,
                 Oaks of Cypress Station and
                 Northwest Pines...................................................             4               1.9%
            5.   West Oaks I Shopping Center and Jackson West Shopping Center......             2               1.8%
            6.   Bouquet Canyon and Stevenson Ranch Plaza II.......................             2               1.5%
            7.   Fiddler's Run Shopping Center and Riverbend Marketplace...........             2               1.4%
            8.   Bexley at Davidson Apartments, Bexley Park Raleigh NC.............             2               1.4%
            9.   Intermountain - Residence Inn Rogers,
                 Intermountain - Residence Inn Fort Smith,
                 Intermountain - Fairfield Inn & Suites Sparks,
                 Intermountain - Fairfield Inn & Suites Lawton,
                 Intermountain - Residence Inn Olathe and
                 Intermountain - Courtyard Wichita.................................             6               1.3%
            10.  Harbour Walk Sandstone Apts and Windwood Oaks.....................             2               1.2%
            11.  3100 New York Drive and 3880 Lemon Street.........................             2               1.2%
            12.  Hidden Lakes Apartments and Kenwood Gardens.......................             2               1.1%
            13.  Lanier Crossing, Crowe's Crossing and Citadel Square..............             3               1.0%

PARTIAL RELEASES OF PROPERTY

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Highland Industrial, which represents 1.5% of the initial mortgage pool balance, the related borrower is entitled to obtain a partial release of any of the eighteen buildings that serve as collateral for the Highland Industrial loan in the event of a casualty or condemnation affecting 50% or more of the improvements on that particular property. The partial release is subject to various conditions and requirements, including payment to the lender of an amount equal to the greater of the casualty or condemnation proceeds or the amount of the loan allocated to that particular property.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Intermountain - Courtyard Wichita, which represents 0.2% of the initial mortgage pool balance, a partial release of an unimproved portion of the related mortgaged real property is permitted subject to the satisfaction of various conditions, including: (i) no default then exists under the mortgage loan documents, (ii) assurances being provided with respect to ongoing compliance with zoning requirements and ongoing adequacy of parking and access by the remaining mortgaged real property, (iii) a rating agency confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates, and
(iv) appropriate endorsements to the title policy so as to exclude the release parcel.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Parkway Plaza, which represents 0.4% of the initial mortgage pool balance, the related borrower is permitted to release an unimproved outparcel on the mortgaged real property subject to certain conditions, including: (i) no default then exists under the mortgage loan documents, (ii) assurances being provided with respect to ongoing compliance with zoning requirements and ongoing adequacy of parking and access by the remaining mortgaged real property, (iii) rating agency confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates, and (iv) appropriate endorsements to the title policy so as to exclude the release parcel.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Shady Acres, which represents 0.2% of the initial mortgage pool balance, the related borrower is permitted to release a parcel of the related mortgaged real property so long as the remaining mortgaged real property has a DSCR of at least 1.30x and the LTV of the remaining mortgaged real property is not higher than 75%.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Vons Pasadena and Vons Simi Valley, which collectively represent 0.1% of the initial mortgage pool balance, in the event of an approved sale of one of the mortgaged real properties to a single purpose entity borrower which satisfies all of lender's bankruptcy remote requirements, the cross collateralization of the properties may be released and the loan amount will be allocated proportionally to each of the properties provided that the loan amount can be allocated such that among others, the following conditions are satisfied: (i) the LTV ratio of the allocated loan amount for each of Vons Pasadena and Vons Simi Valley does not exceed 40%, (ii) the DSCR of the related mortgaged property for each of Vons Pasadena and Vons Simi Valley is not less than 1.80x on either of the properties, and (iii) certain reserves are established.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                     % OF INITIAL
                                  NUMBER OF            MORTGAGE
                 DUE DATE       MORTGAGE LOANS       POOL BALANCE
                 --------       --------------       ------------
                   11th               186                69.4%
                   1st                 40                20.0%
                   5th                  1                 6.1%
                   7th                  2                 4.6%
                                --------------       ------------
                  TOTAL               229               100.0%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     All of the mortgage loans that we intend to include in the trust fund, loan group no. 1 and/or loan group no. 2 accrue interest on an Actual/360 Basis.

     BALLOON LOANS. Two hundred twenty-five (225) of the mortgage loans that we intend to include in the trust fund, representing 93.3% of the initial mortgage pool balance, of which one hundred sixty-four (164) mortgage loan is in loan group no. 1, representing 91.4% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, are each characterized by--

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance:

     - A maturity date that is generally 10 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to two percentage points over the initial mortgage interest rate.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     All of the ARD Loans require amortization after the related anticipated repayment date only to the extent of the cash flow available therefor as described in the last bullet above.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. One (1) of the mortgage loans that we intend to include in the trust, representing 6.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 7.9% of the initial loan group no. 1 balance:

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     This fully amortizing mortgage loan does not have either--

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 17.8% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 17.6% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 18.6% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. One hundred nine (109) other mortgage loans that we intend to include in the trust fund, representing 47.5% of the initial mortgage pool balance, of which seventy-four (74) mortgage loans are in loan group no. 1, representing 43.6% of the initial loan group no. 1 balance, and thirty-five (35) mortgage loans are in loan group no. 2, representing 61.4% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that provide for an interest only period of between twelve (12) and eighty-four (84) months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired. The following table sets forth the length of the interest only periods for those mortgage loans.

                        LENGTH OF INITIAL             NUMBER OF        % OF INITIAL MORTGAGE
                  INTEREST-ONLY PERIOD (MONTHS)     MORTGAGE LOANS         POOL BALANCE
                  -----------------------------     --------------     ---------------------
                               12                          14                   4.1%
                               24                          36                  14.3%
                               25                          31                  13.6%
                               30                           3                   2.1%
                               36                           3                   2.4%
                               60                          21                   9.6%
                               84                           1                   1.4%
                                                    --------------     ---------------------
                              TOTAL                       109                  47.5%

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - Two hundred twenty-four (224) of the mortgage loans that we intend to include in the trust fund, representing 99.0% of the initial mortgage pool balance, of which one hundred sixty-three (163) mortgage loans are in loan group no. 1, representing 98.7% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Five (5) of the mortgage loans that we intend to include in the trust fund, representing 1.0% of the initial mortgage pool balance, of which all mortgage loans are in loan group no. 1, representing 1.3% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration; and

     The open prepayment period for any underlying mortgage loan will generally begin one to thirty-six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date. However, in the case of the underlying mortgage loan that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 450 Park Avenue, which represents 7.0% of the initial mortgage pool balance and 8.9% of the initial loan group 1 balance, the open prepayment period will begin 60 months prior to stated maturity.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. All of the mortgage loans that we intend to include in the trust fund provide for prepayment lock-out and/or defeasance periods as of the cut-off date. With respect to those mortgage loans, taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the cut-off date is one hundred twenty-four (124) months with respect to the entire mortgage pool, one hundred twenty-four (124) months with respect to loan group no. 1 and one hundred seventeen (117) months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the cut-off date is fifty (50) months with respect to the entire mortgage pool, fifty (50) months with respect to loan group no. 1 and fifty
          (50) months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the cut-off date is one hundred three (103) months with respect to the entire mortgage pool, one hundred one (101) months with respect to loan group no. 1 and one hundred ten (110) months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 1.0% of the initial mortgage pool balance, of which all mortgage loans are in loan group no. 1, representing

1.3% of the initial loan group no. 1 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally be equal to the greater of the following: (1) 1% of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Certain of the mortgage loans that we intend to include in the trust fund may provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property or a particular parcel thereof), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration or to pay a release price in respect of the affected parcel and obtain a release of that parcel. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Sixteen (16) of the mortgage loans that we intend to include in the trust fund, representing 4.5% of the initial mortgage pool balance, of which thirteen (13) mortgage loans are in loan group no. 1, representing 4.8% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no.

2, representing 3.6% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $7,773,244.

     DEFEASANCE LOANS. Two hundred twenty-four (224) of the mortgage loans that we intend to include in the trust fund, representing 99.0% of the initial mortgage pool balance, of which one hundred sixty-three (163) mortgage loans are in loan group no. 1, representing 98.7% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, permit the borrower to deliver non-callable U.S. Treasury securities or other non-callable government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of non-callable U.S. Treasury securities or other non-callable government securities and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Sixty-two (62) mortgage loans that we intend to include in the trust fund, representing 53.6% of the initial mortgage pool balance, of which forty-three (43) mortgage loans are in loan group no. 1, representing 54.6% of the initial loan group no. 1 balance, and nineteen (19) mortgage loans are in loan group no. 2, representing 50.3% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                      NUMBER OF        % OF INITIAL MORTGAGE
                          TYPE OF LOCKBOX           MORTGAGE LOANS         POOL BALANCE
                  -----------------------------     --------------     ---------------------
                  Springing...................             37                  26.5%
                  Hard........................             24                  25.7%
                  Modified....................              1                  11.5%
                                                    --------------     ---------------------
                  TOTAL.......................             62                  53.6%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     Some of the escrow and reserve accounts were established by the borrowers to hold nonrecurring escrows or reserves to address circumstances existing when the underlying mortgage loan was originated and the account was generally funded by the related borrower by means of a cash deposit or the delivery of a letter of credit upon origination. Some of the escrow and reserve accounts were established by the borrowers to hold recurring escrows or reserves and the account is generally required to be funded periodically during the term of the loan out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of the master servicer.

     TAX ESCROWS. In the case of two hundred nine (209) of the mortgage loans that we intend to include in the trust fund, representing 74.4% of the initial mortgage pool balance, of which one hundred forty-eight (148) mortgage loans are in loan group no. 1, representing 67.3% of the initial loan group no. 1 balance, and sixty one (61) mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, escrows were established for real estate taxes. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether a real estate tax escrow account was established for each applicable mortgage loan that we intend to include in the trust fund. In cases in which a real estate tax escrow was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments. If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property. In the case of some of the mortgage loans described in this paragraph, however, the borrower made an upfront deposit into the real estate tax escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the real estate tax escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay real estate taxes directly to the taxing authority when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of two hundred three (203) of the mortgage loans that we intend to include in the trust fund, representing 70.9% of the initial mortgage pool balance, of which one hundred forty-three (143) mortgage loans are in loan group no. 1, representing 63.2% of the initial loan group no. 1 balance, and sixty (60) mortgage loans are in loan group no. 2, representing 99.1% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether an insurance escrow account was established for each applicable mortgage loan that we intend to include in the trust fund. In cases in which an insurance escrow account was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain. If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property. In the case of some of the mortgage loans described in this paragraph, however, the borrower made an upfront deposit into the insurance escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the insurance escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay insurance premiums directly to the insurers when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     Under some of the mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     RECURRING REPLACEMENT RESERVES/RECURRING LC & TI RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

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     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits identified in the table are initial deposit amounts and the required amounts of subsequent deposits may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or are entitled to substitute letters of credit for cash deposits and obtain a release of established cash reserves.

     ENGINEERING RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the trust fund, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because the borrower contemplated completing repairs in addition to those shown in the related inspection report. Each engineering reserve constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work. The related borrowers are generally entitled to releases of funds from their engineering reserves to pay for the costs of the required work as that work progresses.

     NONRECURRING LC & TI RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the reserves established at the origination (or, in certain cases, required to be established within a specified period following origination) of the corresponding underlying mortgage loans for the estimated costs of leasing commissions and tenant improvements associated with specific space at the related mortgaged real property that was vacant and/or for which a lease was scheduled to expire imminently. Each of these reserves constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the reserved amounts will be sufficient to cover the entire actual leasing commissions and/or costs of required tenant improvements leasing commissions that are incurred by the borrower and that the borrower will successfully retenant any vacant or unleased space. The related borrowers are generally entitled to releases of funds from these reserves to pay for leasing commissions and the costs of tenant improvements as those costs are incurred.

     OTHER NONRECURRING RESERVES. In the case of certain of the mortgage loans that we intend to include in the trust fund, the related borrower was required to establish nonrecurring reserves at origination to address circumstances involving the related mortgaged real property that were not addressed by the establishment of another reserve account. Some of these other nonrecurring reserves consist of earnout reserves to be released to the related borrower upon a new tenant taking occupancy of a specific space, the achievement of a specified debt service coverage ratio and/or the achievement of a specified occupancy rate; renovation reserves to be released to the related borrower as a planned capital improvements program progresses; and/or reserves to be released to the related borrower upon its performance of certain post-closing document delivery obligations of the borrower. We cannot provide any assurance that the related borrowers will satisfy the conditions to the releases of these other nonrecurring reserves or that the reserves will be sufficient for their intended purposes.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

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     -    permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-C6 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - transfers of ownership interests in the borrower or the issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     - a transfer of ownership interests if there is no change in the individuals who manage and control the mortgaged real property,

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a borrower or a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

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          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     In addition, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the Series 2005-C6 Directing Certificateholder, approves such determination except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2005-C6 Directing Certificateholder, if following any such direction of the Series 2005-C6 Directing Certificateholder or

                                      S-73
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refraining from taking such action based upon the lack of any such direction of the Series 2005-C6 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the Series 2005-C6 Directing Certificateholder except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2005-C6 Directing Certificateholder, if following any such direction of the Series 2005-C6 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2005-C6 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event), in accordance with the Servicing Standard, that either:

     - such insurance is not available at commercially reasonable rates AND such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2005-C6 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

                                      S-74
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     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Twenty-eight (28) mortgaged real properties securing mortgage loans representing 8.9% of the initial mortgage pool balance and 11.3% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Fourteen (14) mortgaged real properties securing mortgage loans representing 7.6% of the initial mortgage pool balance and 9.7% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     - The Major Tenant(s) at some of the mortgaged office or mixed use properties are state or local government agencies or instrumentalities whose ability to pay rent depends on periodic legislative appropriations.

     GROUND LEASES. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 7.6% of the initial mortgage pool balance, of which all four (4) mortgage loans are in loan group no. 1, representing 9.6% of the initial loan group no. 1 balance, lien on a leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the maturity date of the related mortgage loan,

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     -    the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The One Madison Avenue Property secures the One Madison Avenue Mortgage Loan, which represents 6.2% of the initial mortgage pool balance, and also secures the One Madison Avenue Junior Loan, which is subordinate to the One Madison Avenue Mortgage Loan. The One Madison Avenue Junior Loan is NOT included in the trust fund. See "--Certain Matters Regarding the One Madison Avenue Mortgage Loan" and "--Most Significant Mortgage Loans--One Madison Avenue" below.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Junior Loan that is NOT included in the trust. The CBA A-Note Mortgage Loans collectively represent 4.1% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

     MEZZANINE DEBT. In the case of twenty-four (24) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the One Madison Avenue Mortgage Loan, which represents 6.2% of the initial mortgage pool balance, the related principals of the borrower have incurred $482,847,990 in mezzanine debt that is secured by pledges of the membership interests in the related borrower. The holder of the mezzanine debt is currently Column Financial, Inc., but a portion of such mezzanine debt in the amount of $365,150,330 is expected to be securitized in a securitization sponsored by the depositor. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "--Most Significant Mortgage Loans--One Madison Avenue" below.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as BRYAN-Twin Oaks Apartments, BRYAN-Spring Lake Apartments, and BRYAN-Windsor Lake Apartments, which collectively represents 1.9% of the initial mortgage pool balance, the sole member of each related borrower has incurred mezzanine debt in the original principal amount of $1,530,000, $1,425,000 and $1,280,000, respectively, each secured by the related sole member's membership interest in the related borrower. In each case, the mezzanine lender has entered into an intercreditor agreement with the lender, which provides for the subordination of the related mezzanine loan to the related underlying mortgage loan.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Thistle Landing Phoenix-Loan, which represents 1.5% of the initial mortgage pool balance, the owner of the sole membership interest in one of the borrowers obtained mezzanine financing in the initial amount of $14,060,000 secured by 100% of the legal and beneficial equity in the borrowers.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Preston Commons, which represents 2.7% of the initial mortgage pool balance, the direct and indirect owners of all of the partnership interests in the borrower obtained mezzanine financing in the initial amount of $9,312,750 secured by 100% of the legal and beneficial equity in the borrower.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Sterling Plaza, which represents 1.9% of the initial mortgage pool balance, the direct and indirect owners of all of the partnership interests in the borrower obtained mezzanine financing in the initial amount of $5,637,000 secured by 100% of the legal and beneficial equity in the borrower.

                                      S-76
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     FUTURE SECONDARY FINANCING.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Park Avenue, which represents 7.0% of the initial mortgage pool balance, future mezzanine debt is permitted to be incurred by the members of the related borrower so long as the following conditions, among others, are satisfied: (i) no event of default has occurred under the related mortgage loan documents, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 85%, (iii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.10x and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Fashion Place, which represents 6.1% of the initial mortgage pool balance, future mezzanine debt is permitted, subject to, among others, the satisfaction of the following conditions: (i) execution of an intercreditor agreement by the mezzanine lender, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 85%, (iii) the DSCR of the underlying mortgage loan and such mezzanine debt immediately following the closing of the mezzanine debt shall be no less than 1.10x, (iv) the mezzanine financing loan documents are acceptable to the lender and (v) the lender has received written confirmation from the rating agencies that incurring such mezzanine debt will not result in a withdrawal, downgrade or qualification of the then-current ratings of the certificates.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Town Center Shoppes, which represents 0.3% of the initial mortgage pool balance, future mezzanine debt is permitted to be incurred by the members of the related borrower so long as the following conditions, among others, are satisfied: (i) such mezzanine debt is incurred in connection with the financing of the additional improvements to the related mortgaged real property, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 80%, (iii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.20x, and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Fairlane Meadow, which represents 1.1% of the initial mortgage pool balance, future mezzanine debt is permitted to be incurred by the members of the related borrower so long as the following conditions, among others, are satisfied: (i) such mezzanine debt is incurred in connection with the financing of the additional improvements to the related mortgaged real property, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 90%, (iii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.10x, and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Indian Trace Center, which represents 0.5% of the initial mortgage pool balance, future secondary secured financing is permitted, secured by either the related mortgaged real property or structured as mezzanine debt, except that, in either case, the secondary financing lender enters into a standstill and subordination agreement with the lender. If the future secondary financing is to be structured as mezzanine debt, the following conditions, among others, must be satisfied: (i) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 90%, (ii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.10x, and (iii) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Harbour Walk Sandstone Apts, which represents 0.7% of the initial mortgage pool balance, the members of the borrowing entity may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including a combined debt service coverage ratio of not less than 1.20x, a maximum combined loan-to-value ratio of 80%, execution of an intercreditor agreement by the mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Winwood Oaks, which represents 0.6% of the initial mortgage pool balance, the members of the borrowing entity may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including a combined debt service coverage ratio of not less than 1.20x, a maximum combined loan-to-value ratio of 80%, execution of an intercreditor agreement by the mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Ricci Leopold Building, which represents 0.2% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying

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mortgage loan and the future secondary secured financing does not exceed 85%,
(ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.10x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as River Ridge Crossing East, which represents 0.2% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and the future secondary secured financing does not exceed 80%; (ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.25x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Shady Acres, which represents 0.2% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and the future secondary secured financing does not exceed 80%; (ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.07x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Royal Coach, which represents 0.1% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and the future secondary secured financing does not exceed 80%; (ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.07x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mount Vista, which represents 0.1% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and the future secondary secured financing does not exceed 80%; (ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.07x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as River Ridge Crossing West, which represents 0.2% of the initial mortgage pool balance, future mezzanine debt is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 80% and (ii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.25x.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a

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setback line or onto another property. In other instances, certain oil, gas or water estates or easements affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE ONE MADISON AVENUE MORTGAGE LOAN

     GENERAL. The One Madison Avenue Mortgage Loan is subject to an agreement among noteholders (the "CO-LENDER AGREEMENT") between the holder of the One Madison Avenue Mortgage Loan and the holder of the One Madison Avenue Junior Loan. The One Madison Avenue Junior Loan is expected to be securitized in a securitization sponsored by the depositor (the "OMA JUNIOR LOAN SECURITIZATION"). In connection with the transfer of the One Madison Avenue Junior Loan to the OMA Junior Loan Securitization, the One Madison Avenue Junior Lender's rights and obligations in respect of the One Madison Avenue Total Loan under the Co-Lender Agreement will be assigned to the OMA Junior Loan Securitization.

     PAYMENTS. The Co-Lender Agreement provides, among other things, for the allocation of payments among the holders of the One Madison Avenue Mortgage Loan and the holders of the One Madison Avenue Junior Loan. If no monetary event of default, and no non-monetary event of default as a result of which the One Madison Avenue Total Loan has become specially serviced (each of the foregoing, a "ONE MADISON AVENUE TRIGGERING DEFAULT"), has occurred and is continuing, then payments received on the One Madison Avenue Total Loan (net of various payments and reimbursements to third parties, including the master servicer, the special servicer and/or the trustee under the series 2005-C6 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in the following amounts and order of priority, in each case to the extent of the remaining portion of those funds:

     - first, to the trust, an amount equal to all accrued and unpaid interest (other than default interest) on the One Madison Avenue Mortgage Loan;

     - second, to the holder of the One Madison Avenue Junior Loan, an amount equal to all accrued and unpaid interest (other than default interest) on the One Madison Avenue Junior Loan;

     - third, to the trust, an amount equal to all amortization payments or prepayments on the One Madison Avenue Total Loan until the principal balance of the One Madison Avenue Mortgage Loan is reduced to zero; and

     - fourth, to the holder of the One Madison Avenue Junior Loan, an amount equal to principal prepayments on the One Madison Avenue Total Loan until the One Madison Avenue Junior Loan is reduced to zero.

     If a One Madison Avenue Triggering Default has occurred and is continuing, then payments received on the One Madison Avenue Total Loan (net of various payments and reimbursements to third parties, including the master servicer, the special servicer and/or the trustee under the series 2005-C6 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in the following amounts and order of priority, in each case to the extent of the remaining portion of those funds:

     - first, to the trust, an amount equal to all accrued and unpaid interest (other than default interest) with respect to the One Madison Avenue Mortgage Loan;

     - second, to the trust, an amount equal to the sum of (i) to all amortization payments or prepayments on the One Madison Avenue Total Loan until the principal balance of the One Madison Avenue Mortgage Loan is reduced to zero and (ii) any related realized losses with respect to the One Madison Avenue Total Loan previously allocated to the One Madison Avenue Mortgage Loan and not previously reimbursed;

     - third, to the holder of the One Madison Avenue Junior Loan, an amount equal to all accrued and unpaid interest (other than default interest) with respect to the One Madison Avenue Junior Loan; and

     - fourth, to the holder of the One Madison Avenue Junior Loan, an amount equal to the sum of (i) principal prepayments on the One Madison Avenue Total Loan until the One Madison Avenue Junior Loan is reduced to zero and (iii) any related realized losses with respect to the One Madison Avenue Total Loan previously allocated to the One Madison Avenue Junior Loan and not previously reimbursed.

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     Both before and after a One Madison Avenue Triggering Default, after all payments are made as described above, any remaining amounts paid on the One Madison Avenue Total Loan are to be used to pay, first, the reimbursement of the holder of the One Madison Avenue Junior Loan for any unreimbursed cure payments made by or on behalf of the holder of the One Madison Avenue Junior Loan, second, any default interest (PRO RATA among the holders according to the respective amounts thereof owed to them), net of any interest on debt service advances or servicing advances required to be paid to pursuant to the series 2005-C6 pooling and servicing agreement on the relevant date; and third, late payment charges, Yield Maintenance Charges, or other fees or expenses actually collected will be paid FIRST, to the trust as holder of the One Madison Avenue Mortgage Loan its PRO RATA share of such amounts and THEN, to the holder of the One Madison Avenue Junior Loan, its PRO RATA share of such amounts (in each case, based on the original principal balance of each of the One Madison Avenue Mortgage Loan and the One Madison Avenue Junior Loan relative to the original principal balance of the One Madison Avenue Total Loan). Notwithstanding the foregoing, all expenses and losses relating to the One Madison Avenue Total Loan, including without limitation losses of principal or interest, advances, interest on advances, special servicing fees, liquidation fees, workout fees and any other additional trust fund expenses will be deducted, FIRST, from any amounts distributable in respect of principal to the holder of the One Madison Avenue Junior Loan, SECOND, from any amounts distributable in respect of interest to the holder of the One Madison Avenue Junior Loan, THIRD from any amounts distributable in respect of principal to the trust and FOURTH, from any amounts distributable in respect of interest to the trust.

     The Co-Lender Agreement gives the controlling holder of the One Madison Avenue Total Loan (the "ONE MADISON AVENUE CONTROLLING HOLDER") the right to exercise, directly or through a representative, certain rights and powers with respect to the One Madison Avenue Total Loan. Under the Co-Lender Agreement, the "ONE MADISON AVENUE CONTROLLING HOLDER" will be the holder of the One Madison Avenue Junior Loan, but only for so long as it is not an affiliate of the related borrower and (a) an amount generally equal to the unpaid principal balance of the One Madison Avenue Junior Loan, net of the portion of any appraisal reduction amount and (calculated pursuant to the series 2005-C6 pooling and servicing agreement) any realized losses with respect to the One Madison Avenue Total Loan that are allocable to the One Madison Avenue Junior Loan, is greater than or equal to (b) 25% of the unpaid principal balance of the One Madison Avenue Junior Loan. However, the holder of the One Madison Avenue Junior Loan will be entitled to continue as the One Madison Avenue Controlling Holder notwithstanding that the conditions described in clause (b) above have ceased to be satisfied if (i) the holder of the One Madison Avenue Junior Loan (or a representative on its behalf) delivers in favor of the trust as the holder of the One Madison Avenue Mortgage Loan cash or an unconditional, irrevocable and transferable standby letter of credit issued by a financial institution with long-term debt ratings of not lower than "Aa2" by Moody's and "AA" by S&P or short-term debt ratings of not lower than "P-1" by Moody's and "A-1+" by S&P and
(ii) that cash or letter of credit is in an amount that, when added to the appraised value of the One Madison Avenue Property, would be sufficient to satisfy the conditions described in clause (b) above.

     CERTAIN RIGHTS TO CONSULT WITH AND DIRECT THE MASTER SERVICER OR THE SPECIAL SERVICER. The master servicer or the special servicer, as applicable, will be required to consult with the One Madison Avenue Controlling Holder at any time with respect to proposals to take significant action with respect to the One Madison Avenue Total Loan or the One Madison Avenue Property and to consider alternative actions recommended by the One Madison Avenue Controlling Holder in connection with (a) any adoption or implementation of an operating budget and/or a business plan submitted by the related borrower with respect to the One Madison Avenue Property, (b) the execution or renewal of any lease (if a lender approval is provided for in the applicable loan documents), (c) material alterations on the One Madison Avenue Property, if approval by the lender is required by the mortgage loan documents, (d) material change in any ancillary loan documents, or (e) the waiver of any notice provisions related to prepayment. In addition, the master servicer or special servicer, as applicable, will be required to notify and receive the approval (subject to an outside time limit) of the One Madison Avenue Controlling Holder prior to taking any One Madison Avenue Specially Designated Servicing Action.

     Notwithstanding the foregoing and notwithstanding anything to the contrary contained in the Co-Lender Agreement or the related mezzanine intercreditor agreement to the contrary, for so long as the OMA Junior Loan Securitization is both the One Madison Avenue Junior Lender and the holder of the related mezzanine loan, and for so long as the OMA Junior Loan Securitization is the One Madison Avenue Controlling Holder, the One Madison Avenue Controlling Holder will not have any rights to consult with or consent to any actions to be taken or proposed to be taken by the master servicer or special servicer, as applicable, involving any rights or obligations of the trust, as holder of the One Madison Avenue Mortgage Loan, under the related mezzanine intercreditor agreement.

     With respect to certain proposed actions requiring consultation with or approval of the One Madison Avenue Controlling Holder as described above (principally those relating to a workout), the master servicer or the special servicer, as applicable, must prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable servicer made that determination. In all cases requiring such consultation or approval, the applicable servicer must provide to the One Madison Avenue Controlling Holder copies of such summary by hard copy or electronic means and any

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other relevant information on a timely basis. If any such proposed action is disapproved by the One Madison Avenue Controlling Holder, then the applicable servicer must propose an alternate action (based on any counter-proposals received from the One Madison Avenue Controlling Holder, to the extent such counter-proposal is consistent with the next paragraph, or, if no such counter-proposal is received, then based on any alternate course of action that the applicable servicer may deem appropriate) until the approval of the One Madison Avenue Controlling Holder is obtained; provided that, if the applicable servicer and the One Madison Avenue Controlling Holder do not agree on a proposed course of action within 60 days after the date on which the applicable servicer first proposed a course of action, then the applicable servicer must take such action as it deems appropriate in accordance with the Servicing Standard. The timetable for agreement may be shortened when immediate action is deemed necessary by the applicable servicer.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the One Madison Avenue Controlling Holder, as contemplated above, may (and the applicable servicer is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to take any action that would violate or refrain from taking any action necessary to avoid violation of any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC provisions of the Code or violate any other provisions of the series 2005-C6 pooling and servicing agreement or any provisions of the Co-Lender Agreement.

     PURCHASE OPTION. If (i) any payment of principal or interest on the One Madison Avenue Total Loan becomes sixty (60) or more days delinquent, (ii) the One Madison Avenue Total Loan has been accelerated, (iii) the principal balance of the One Madison Avenue Total Loan is not paid at maturity (or, if the maturity date is extended in accordance with the series 2005-C6 pooling and servicing agreement to accommodate a refinancing, if it is not paid at such maturity as extended), (iv) the borrower files a petition for bankruptcy or (v) the One Madison Avenue Total Loan becomes specially serviced (and the One Madison Avenue Total Loan is either in default or a default with respect thereto is reasonably foreseeable) then, subject to the right of the related mezzanine lender under the related mezzanine intercreditor agreement, holder of the One Madison Avenue Junior Loan (or a representative on its behalf) may purchase the One Madison Avenue Mortgage Loan at any time thereafter until the earliest to occur of (a) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure of the One Madison Avenue Property,
(b) modification of the related mortgage loan documents in accordance with the series 2005-C6 pooling and servicing agreement (subject to the approval rights of the One Madison Avenue Controlling Holder), (c) the date on which the circumstances giving rise to such purchase right have been cured and (d) the delivery of notice that the related mezzanine lender intends to purchase the One Madison Avenue Total Loan. The purchase price of the One Madison Avenue Mortgage Loan will generally equal the unpaid principal balance thereof, plus accrued interest thereon (exclusive of Default Interest), any related unreimbursed servicing or property advances and any interest thereon, any unpaid special servicing fees, and other unpaid servicing compensation (other than amounts payable to the extent collected from the related borrower) payable under the series 2005-C6 pooling and servicing agreement. The purchase price of the One Madison Avenue Mortgage Loan will generally not include Default Interest, late charges, Yield Maintenance Charges, or liquidation or workout fees owing to the special servicer, unless, in the case of liquidation or workout fees, the purchase occurs more than 90 days following the commencement of the option period.

     CURE RIGHTS. The holder of the One Madison Avenue Junior Loan (or a representative on its behalf) will have the right to cure defaults with respect to the One Madison Avenue Mortgage Loan; provided that the subject cure must be completed, in the case of a monetary default, within ten (10) business days of receipt by the holder of the One Madison Avenue Junior Loan of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by the holder of the One Madison Avenue Junior Loan of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the holder of the One Madison Avenue Mortgage Loan to the contrary, the right to cure a monetary default or non-monetary default will be limited to six (6) cure events over the life of the One Madison Avenue Total Loan, no single cure event may exceed three (3) consecutive months and no cure event may begin in a month immediately following the end of the preceding cure event. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that the holder of the One Madison Avenue Junior Loan (or a representative on its behalf) elects to cure a default that can be cured by making a cure payment, that party is required to make such cure payment to the master servicer. The master servicer is required to apply such funds to cure the default or, if it has advanced funds as a result of the default, to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of the representative of the holder of the One Madison Avenue Junior Loan (or a representative on its behalf) to be reimbursed for any cure payment (including the reimbursement by the OMA Junior Loan Securitization (or a representative acting on its behalf) of a previous advance and interest thereon made by the master servicer, the special servicer or the trustee under the series 2005-C6 pooling and servicing agreement) will be subordinate to the payment of all interest (other than default interest) and principal due with respect to the One Madison Avenue Mortgage Loan. So long as a default exists that is being

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cured on behalf of the holder of the One Madison Avenue Junior Loan (or a representative on its behalf) or by the holder of any related mezzanine loan pursuant to the related mezzanine intercreditor agreement (i) payments and collections received on or in respect of the One Madison Avenue Total Loan will be applied as if the default did not exist for purposes of the applications described under "--Payments" above and that default will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the One Madison Avenue Total Loan and (ii) or cause the servicing of the One Madison Avenue Total Loan to be transferred to the special servicer (unless a separate Servicing Transfer Event has occurred with respect thereto).

     RIGHT TO REPLACE THE SPECIAL SERVICER. The One Madison Avenue Controlling Holder will not have the right to terminate the special servicer in respect of the One Madison Avenue Total Loan.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 4.1% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as AIMCO Colony of Springdale Apartments, AIMCO Hunter's Chase Apartments, AIMCO Oaks at Woodridge Apartments, AIMCO Stoneridge Apartments, AIMCO Woodmere Apartments, AIMCO Burgundy Court Apartments, AIMCO Chimneys of Oak Creek Apartments, AIMCO College Park Apartments, Silver Creek Apartments, The Lodge North Apartments and Westchase Apartments. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Junior Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Junior Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The related CBA B-Note Junior Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

     Each CBA A-Note Mortgage Loan and CBA B-Note Junior Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Junior Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Junior Loan has an interest rate of 11.25% per annum, except for Silver Creek Apartments, West Chase Apartments and The Lodge North Apartments, which are 12.75% per annum and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Junior Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Junior Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Junior
Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a CBA B-Note Junior Loan, on behalf of the holder of that loan). The master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Junior Loan. The master servicer will collect payments with respect to each CBA B-Note Junior Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE JUNIOR LOAN. The right of the holder of each CBA B-Note Junior Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Junior Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield

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Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Junior Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject CBA B-Note Junior Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Junior Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Junior Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Junior Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Junior Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Junior Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Junior Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each CBA B-Note Junior Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Junior Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Junior Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Junior Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Junior Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related CBA B-Note Junior Loan. A separate servicer of each CBA B-Note Junior Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Junior Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Junior Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Junior Loan. Neither the holder of a CBA B-Note Junior Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Junior Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Junior Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Junior Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Junior Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Junior Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE JUNIOR LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Junior Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Junior Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquirer of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental review with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of the initial mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance in lieu of an environmental review. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were prepared during the 12-month period ending in November 2005. In the case of two hundred-two (202) mortgaged real properties securing mortgage loans representing 97.0% of the initial mortgage pool balance, the environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted Phase I environmental site assessment. In the case of thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental review for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental reviews described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, an environmental assessment described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment or continuation of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the environmental reviewer identified the presence of asbestos-containing materials and/or lead-based paint but concluded that the matter was not of concern and did not recommend the establishment of an operation and maintenance plan.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

     -    to carry out the specific remedial measures prior to closing;

     - to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     - to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Crestview Hills Town Center, which represents 2.3% of the initial mortgage pool balance, the Phase I report noted that a 300 gallon diesel underground storage tank was removed from the property in 2005. The study detected no hazardous materials in connection with the tank. The borrower has requested a letter from the State of Kentucky that no further action was required.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the extent to which the respective borrowers have complied or will comply with any post-closing obligations (whether remediation, testing, the establishment or maintenance of operation and maintenance plans or otherwise) imposed on them with respect to environmental conditions at their mortgaged real properties.

     Furthermore, any particular environmental review, assessment or testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area of EPA-determined high concentration of radon gas or within a state or local jurisdiction requiring radon testing.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of an environmental insurance policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     In the case of thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of the initial mortgage pool balance, the environmental review that was conducted in connection with the origination of the related underlying mortgage loan was limited to an assessment concerning asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those thirty-nine (39) mortgaged real properties was based upon the delivery to the trust fund of a blanket environmental insurance policy covering specific environmental matters with respect to the particular properties. In each case, however, the policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos, lead-based paint or microbial matter.

     There can be no assurance that--

     - the environmental reviews referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the actual costs of the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted under it, because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     See "--Underwriting Matters--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are environmental insurance policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of the clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the environmental insurance policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the environmental insurance policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under those policies is Steadfast Insurance Co., which has a rating of "A+" by S&P.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the underlying mortgage loans that we intend to include in the trust were inspected during the 12-month period ending in November 2005 by third-party engineering firms or, a previously conducted inspection was updated, to assess--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust had an appraisal conducted by an independent appraiser that is state-certified and/or a member of the Appraisal Institute during the 12-month period ending in December 2005, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of underlying mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - the review and analysis of environmental conditions of the related mortgaged real property are based on a limited review regarding the presence of asbestos-containing materials, lead-based paint, mold and/or radon, rather than a Phase I environmental site assessment.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Fifty-one (51) of the underlying mortgage loans, representing 5.9% of the initial mortgage pool balance, of which thirty-five (35) mortgage loans are in loan group no. 1, representing 4.9% of the initial loan group no. 1 balance, and sixteen (16) mortgage loans are in loan group no. 2, representing 9.3% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

MOST SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest underlying mortgage loans, or groups of cross-collateralized underlying mortgage loans, that we intend to include in the trust fund.

                                 450 PARK AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $175,000,000
CUT-OFF DATE PRINCIPAL
BALANCE:                        $175,000,000
FIRST PAYMENT DATE:             December 11, 2005
MORTGAGE INTEREST RATE:         5.643% per annum
AMORTIZATION TERM:              Interest Only
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  November 11, 2015
MATURITY BALANCE:               $175,000,000
BORROWER:                       450 Park LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is 60 months prior to
                                the Maturity Date.
LOAN PER SQUARE FOOT (1):       $559
UP-FRONT RESERVES:              Rollover Reserve(2):                 $ 10,000,000
                                Capital Expenditure Reserve(3):      $  6,400,000
                                Rent Abatement Reserve(4):           $    642,741
ONGOING RESERVES:               Tax and Insurance Reserve(5):           Springing
LOCKBOX:                        Springing
MEZZANINE:                      Permitted(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Central Business District
LOCATION:                       New York, NY
YEAR BUILT/RENOVATED:           1972/2003
SQUARE FEET:                    313,135
OCCUPANCY AT U/W(7):            94%
OWNERSHIP INTEREST:             Fee



MAJOR TENANT(S)              NRSF    % OF TOTAL NRSF       LEASE EXPIRATION
---------------              ----    ---------------       ----------------
Taconic Capital Advisors    19,812        6.3%               May 31, 2015
The Bank of New York        17,971        5.7%               May 31, 2019
Sterling Stamos Capital
Management, LP              14,628        4.7%             November 30, 2015

PROPERTY MANAGEMENT:            Taconic Management Company LLC
U/W NCF:                        $13,870,208
U/W DSCR:                       1.39x
APPRAISED VALUE:                $280,000,000
APPRAISAL DATE:                 October 11, 2005
CUT-OFF DATE LTV RATIO(1):      62.5%
MATURITY/ARD LTV RATIO:         62.5%

(1)  Based on the cut-off date principal balance.
(2) The rollover reserve was established at closing to fund tenant improvements and leasing commissions.
(3) The capital expenditure reserve was established at closing to fund anticipated capital expenditures.
(4) The rent abatement reserve was established at closing to fund anticipated rent abatement and free rent periods under existing leases.
(5) Upon a "450 Park Avenue Trigger Event" (as defined below), the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. A "450 PARK AVENUE TRIGGER EVENT" means the occurrence of either of the following events: (a) an event of default under the 450 Park Avenue loan agreement or (b) a 450 Park Avenue Debt Service Coverage Ratio Event (defined below); provided, however, such 450 Park Avenue Trigger Event will cease and terminate (i) in the case of a 450 Park Avenue Trigger Event due to a 450 Park Avenue Debt Service Coverage Ratio Event (as defined below), the DSCR during the preceding 12 consecutive month period is equal to or greater than 1.10x; and (ii) in the case of a 450 Park Avenue Trigger Event due to the occurrence of an event of default, if such event of default is thereafter cured or waived. A "450 PARK AVENUE DEBT SERVICE COVERAGE RATIO EVENT" means, as of any date, any period of time, during which the DSCR is less than 1.10x.
(6) Future mezzanine debt is permitted to be incurred by the members of the borrower so long as the following conditions, among others, are satisfied:
     (i) no event of default under the related mortgage loan documents has occurred, (ii) the loan-to-value ratio of the 450 Park Avenue Loan and such mezzanine debt shall not exceed 85%, (iii) the DSCR of the 450 Park Avenue Loan and such mezzanine debt shall be no less than 1.10x and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.
(7)  Occupancy is based on the October 5, 2005 rent roll.

     THE LOAN. The largest loan was originated on November 3, 2005. The 450 Park Avenue Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

     THE BORROWER. The borrower under the 450 Park Loan is 450 Park LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. The sponsors are Taconic Investment Partners and New York Common Retirement Fund (NYCRF). NYCRF is the second largest public pension fund in the nation in terms of membership and assets. Taconic owns and manages over 3.3 million square feet of properties in New York, Chicago, Washington D.C. and Atlanta.

     THE 450 PARK AVENUE PROPERTY. The 450 Park Avenue Property consists of an office building located at 450 Park Avenue in New York, New York. The 450 Park Avenue Property is a 33-story, Class A, 313,135 square foot office tower located at the intersection of 57th Street and Park Avenue in Midtown Manhattan. The 450 Park Avenue Property was constructed in 1972 and was designed by Emery Roth & Sons.

     PROPERTY MANAGEMENT. The 450 Park Avenue Property is managed by Taconic Management Company LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of revenues per annum, which is subordinated to the 450 Park Avenue Loan. The management of the 450 Park Avenue Property will be performed by Taconic Management Company, LLC, or an affiliate of such manager, or a substitute manager that is (a) any of CB Richard Ellis, Cushman and Wakefield, ING/Clarion Realty Services or Jones Lang LaSalle, (b) any other reputable and experienced management organization possessing experience in managing properties with at least an aggregate of 3,000,000 square feet of class A institutional commercial office properties comparable to the 450 Park Avenue Property; provided that within the prior six (6) month period, the rating agencies issued a confirmation that such proposed manager would not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates, or (c) any other reputable and experienced management organization possessing experience in managing institutional commercial office properties; provided that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 450 Park Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 450 Park Avenue Loan. Taconic Management Company LLC manages office and multi-family properties and is headquartered in New York.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager is required to cause all income from the 450 Park Avenue Property to be deposited directly into a lockbox account under the control of the lender. Unless and until an event of default under the 450 Park Avenue Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

                               ONE MADISON AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE(1):    $157,152,010
CUT-OFF DATE PRINCIPAL BALANCE:   $155,135,976
FIRST PAYMENT DATE:               June 11, 2005
MORTGAGE INTEREST RATE:           5.909% per annum
AMORTIZATION TERM:                132 months(2)
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    May 11, 2016
MATURITY BALANCE:                 $0
BORROWER:                         1 Madison Office Fee LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Defeasance permitted
LOAN PER SQUARE FOOT(3):          $132
UP-FRONT RESERVES:                None
ONGOING RESERVES:                 None
LOCKBOX:                          Hard
MEZZANINE:                        Yes(4)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Central Business District
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1954/2005
SQUARE FEET:                      1,176,911
OCCUPANCY AT U/W(5):              95%
OWNERSHIP INTEREST:               Fee


MAJOR TENANT(S)             NRSF       % OF TOTAL NRSF     LEASE EXPIRATION
---------------             ----       ---------------     ----------------
Credit Suisse First
Boston (USA), Inc.        1,123,238         95%            December 31, 2020

PROPERTY MANAGEMENT:              S.L. Green Management Corp.
U/W NCF:                          $54,377,182
U/W DSCR(3):                      3.94x
APPRAISED VALUE:                  $800,000,000
APPRAISAL DATE:                   May 1, 2005
CUT-OFF DATE LTV RATIO(3):        19.4%
MATURITY/ARD LTV RATIO:           0.0%

(1) The One Madison Avenue Property also secures, on a subordinate basis, the One Madison Avenue Junior Loan in the original principal amount of $50,000,000. The One Madison Avenue Total Loan (comprised of the One Madison Avenue Mortgage Loan and the One Madison Avenue Junior Loan) has a cut-off date principal balance of $205,135,976.
(2) The monthly payment amount for the One Madison Avenue Mortgage Loan consists of both interest and scheduled principal, which scheduled principal is an amount specified for the related payment date on the amortization schedule attached hereto as Exhibit E. The scheduled amortization payments are expected to pay-off the One Madison Avenue Mortgage Loan by May 11, 2016.
(3) Based on the cut-off date principal balance of the One Madison Avenue Mortgage Loan. The U/W DSCR for the One Madison Avenue Total Loan is 3.24x and the cut-off date LTV ratio for the One Madison Avenue Total Loan is 25.6%.
(4) There exist two mezzanine loans in the following amounts: (i) a $365,150,330 mezzanine loan (the "One Madison Avenue First Mezzanine Loan") made by Column Financial, Inc. to 1 Madison Office Mezz A LLC (the "One Madison Avenue First Mezzanine Borrower") and secured by a first priority lien encumbering 100% of the membership interests of the borrower under the One Madison Avenue Mortgage Loan; and (ii) a $117,697,660 mezzanine loan (the "One Madison Avenue Second Mezzanine Loan") made by Column Financial, Inc. to 1 Madison Office Mezz B LLC (the "One Madison Avenue Second Mezzanine Borrower") and secured by a first priority lien encumbering 100% of the membership interests of the One Madison Avenue First Mezzanine Borrower.
(5)  Occupancy as of April 29, 2005.

     THE LOAN. The second largest loan was originated on April 29, 2005. The One Madison Avenue Mortgage Loan is secured by a first priority mortgage on a fee interest in a commercial office building property located at One Madison Avenue, New York, New York.

     THE ONE MADISON AVENUE BORROWER. The borrower under the One Madison Avenue Mortgage Loan is 1 Madison Office Fee LLC, a single-purpose limited liability company organized under the laws of the State of Delaware. The sponsors, SL Green Realty Corp. (NYSE: SLG) and Gramercy Capital Corp. (NYSE: GKK) are publicly traded real estate investment trusts.

     THE ONE MADISON AVENUE PROPERTY. The One Madison Avenue Property consists of a commercial office building located at One Madison Avenue, New York, New York. The One Madison Avenue Property is a Class A office building overlooking Madison Square Park in Manhattan and situated on the entire city block bounded by Madison Avenue, Park Avenue South, East 23rd Street and East 24th Street. The One Madison Avenue Property consists of two attached, but distinct, structures: the 41-story, 266,997 square foot Tower Building (the "TOWER BUILDING") and the 13-story, 1,176,911 square foot South Building (the "SOUTH BUILDING"). Only the South Building serves as collateral for the One Madison Avenue

Total Loan. Approximately 95% of the rentable square footage of the South Building is leased to Credit Suisse First Boston (USA), Inc. ("CSFB") pursuant to a master lease. See "--Master Lease" below.

     PROPERTY MANAGEMENT. The One Madison Avenue Property is managed by S.L. Green Management Corp., an affiliate of the borrower. The management agreement generally provides for a fixed annual management fee of $176,500, which fee is subordinated to the One Madison Avenue Mortgage Loan. The management of the One Madison Avenue Property will be performed by either (a) S.L. Green Management Corp., (b) an affiliate thereof or any entity controlled by S.L. Green Operating Partnership, L.P. or GKK Capital LP, or (c) a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the One Madison Avenue Property, provided that with respect to clause
(c), the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute manager organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the One Madison Avenue Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the One Madison Avenue Mortgage Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income (other than unforfeited security deposits and any unforfeited deposits on any sales contracts for any Call Option Space) from the One Madison Avenue Property to be deposited within one business day of receipt directly into a lockbox account under the control of the lender and is required to cause the tenants of the One Madison Avenue Property to deposit all rents (other than security deposits) directly into a lockbox account under the control of the lender. The lender is required to cause all funds in the lockbox account to be deposited once every business day into a separate account maintained by the lender from which all required payments and deposits under the One Madison Avenue Mortgage Loan will be made. Thereafter, provided there is no event of default, all funds will be transferred to an account maintained by the lender under the One Madison Avenue First Mezzanine Loan as required below.

     MASTER LEASE. There is a lease in place at the One Madison Avenue Property between the borrower, as landlord, and CSFB, as tenant, dated as of April 29, 2005, as amended by that certain amendment dated November 23, 2005 (the "ONE MADISON AVENUE MASTER LEASE"). The One Madison Avenue Master Lease expires on December 31, 2020, subject to 3 five-year optional renewal terms.

     CREATION OF CONDOMINIUM; RELEASE OF CALL OPTION SPACE. The borrower may, in its discretion, subject the One Madison Avenue Property to a condominium regime in order to permit the sale of all or a portion of the Call Option Space (defined below) in connection with the conversion of such space to residential condominium units and/or the construction of a new tower above the existing improvements at the One Madison Avenue Property, which contain, among other things, residential condominium units (the "SOUTH TOWER"). The offering plan and related documents for such condominium will be subject to the approval by the lender and, so long as there is no event of default under the One Madison Avenue Mortgage Loan and certain other conditions in the One Madison Avenue loan agreement are satisfied, the lender will subordinate the lien of the mortgage to the declaration of such condominium. In conjunction with creating such condominium, and provided there is no event of default under the One Madison Avenue Mortgage Loan and that certain other conditions in the One Madison Avenue loan agreement are satisfied, the borrower may sell all or any portion of the Call Option Space by delivering defeasance collateral to the lender in an amount equal to Required Release Price (as defined below). The "Required Release Price" means, with respect to the One Madison Avenue Mortgage Loan, its portion (calculated as described in the next sentence) of the greater of (i) an amount equal to $715.00 (which is equal to 119% of the allocated loan amount of $601.00 per square foot) multiplied by the number of square feet of Call Option Space to be released and (ii) the net sale proceeds of the sale of such Call Option Space (or portion thereof). The portion of the Required Release Price allocated to the One Madison Avenue Mortgage Loan, which will be used to defease the One Madison Avenue Mortgage Loan, will be based on the ratio of the outstanding principal balance of the One Madison Avenue Mortgage Loan to the aggregate outstanding principal balance of the One Madison Avenue Mortgage Loan, One Madison Avenue Junior Loan, One Madison Avenue First Mezzanine Loan and the One Madison Avenue Second Mezzanine Loan. "CALL OPTION SPACE" means all or a portion of certain non-contiguous space aggregating approximately 450,668 square feet consisting of various portions or entire floors of the One Madison Avenue Property.

     PROJECT EASEMENT. If the borrower elects to permit construction of the South Tower and/or in connection with the development, construction and/or operation of the Tower Building, the borrower may grant and record one or more easements, in favor of the owner of the South Building and/or the Tower Building.

     OTHER FINANCING. The One Madison Avenue Property also secures, on a subordinate basis, the One Madison Avenue Junior Loan in the original principal amount of $50,000,000. The holder of the One Madison Avenue Junior Loan is expected to be a securitization sponsored by the depositor (the "ONE MADISON AVENUE JUNIOR LOAN HOLDER") but prior to such time will be held by Column or an affiliate. See "Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     There also exists the One Madison Avenue First Mezzanine Loan and the One Madison Avenue Second Mezzanine Loan. Column, as the holder of the One Madison Avenue Mortgage Loan, has entered into an intercreditor agreement with the One Madison Avenue First Mezzanine Lender and the One Madison Avenue Second Mezzanine Lender. The One Madison Avenue Mezzanine Loans are subordinate to the One Madison Avenue Mortgage Loan. Upon the occurrence of certain triggering events, the One Madison Avenue First Mezzanine Lender can require, pursuant to the related mezzanine loan documents, that its mezzanine loan be converted into a new subordinate mortgage loan to the One Madison Avenue Borrower secured by the One Madison Avenue Property.

                                  FASHION PLACE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $152,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $151,676,392
FIRST PAYMENT DATE:               November 5, 2005
MORTGAGE INTEREST RATE:           5.302% per annum
AMORTIZATION TERM:                360 months
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    October 5, 2010
MATURITY BALANCE:                 $140,809,422
BORROWER:                         Fashion Place, LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/defeasance until the
                                  date that is six months prior
                                  to the Maturity Date.
LOAN PER SQUARE FOOT/UNIT(1):     $468
UP-FRONT RESERVES:                N/A
ONGOING RESERVES:                 Tax and Insurance Reserve(2):     Springing
                                  Replacement Reserve(3):           Springing
                                  Rollover Reserve(4):              Springing
LOCKBOX:                          Springing
MEZZANINE:                        Permitted(5)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Murray, UT
YEAR BUILT/RENOVATED:             1972/2003
SQUARE FEET(6):                   323,997
OCCUPANCY AT U/W(7):              94%
OWNERSHIP INTEREST:               Fee/Leasehold


MAJOR TENANT(S)        NRSF       % OF TOTAL NRSF   LEASE EXPIRATION
---------------        ----       ---------------   ----------------
Sears(8)             281,175           N/A               N/A
Dillard's(8)         182,003           N/A               N/A
Nordstrom(8)         102,795           N/A               N/A

PROPERTY MANAGEMENT:              Owner Managed
U/W NCF:                          $12,256,200
U/W DSCR:                         1.21x
APPRAISED VALUE:                  $202,000,000
APPRAISAL DATE:                   September 23, 2005
CUT-OFF DATE LTV RATIO(1):        75.1%
MATURITY/ARD LTV RATIO:           69.7%

(1)  Based on the cut-off date principal balance.
(2) The borrower is required to make monthly deposits into a tax and insurance reserve following the occurrence and during the continuance of a Fashion Place Trigger Event to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) The borrower is required to deposit $5,829 per month into a replacement reserve following the occurrence and during the continuance of a "Fashion Place Trigger Event" (defined below) to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $69,953. A "FASHION PLACE TRIGGER EVENT" means the occurrence of either of the following events: (a) an event of default under the Fashion Place loan agreement or (b) a Fashion Place Debt Service Coverage Ratio Event (defined below); provided, however, such Trigger Event will cease and terminate (i) in the case of a Fashion Place Trigger Event due to a Fashion Place Debt Service Coverage Ratio Event (as defined below), the DSCR is equal to or in excess of 1.05x for the twelve (12) consecutive month period then ending; and (ii) in the case of a Fashion Place Trigger Event due to the occurrence of an event of default, if such event of default is thereafter cured or waived. A "FASHION PLACE DEBT SERVICE COVERAGE RATIO EVENT" means, (i) as of any date, any period of time, during which the DSCR for the twelve (12) consecutive month period ending on the last day of the month immediately preceding such date based upon financial information provided pursuant to the Fashion Place loan agreement is less than 1.05x.
(4) The borrower is required to deposit $23,318 per month into a rollover reserve following the occurrence and during the continuance of a Fashion Place Trigger Event, provided that the borrower will not be required to make any payments into the rollover reserve if the balance of the reserve equals or exceeds $279,814.
(5) Future mezzanine debt is permitted, subject to, among others, the satisfaction of the following conditions: (i) execution of an intercreditor agreement by the mezzanine lender, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 85%,
     (iii) the DSCR of the underlying mortgage loan and such mezzanine debt immediately following the closing of the mezzanine debt shall be no less than 1.10x and (iv) the mezzanine financing loan documents are acceptable to the lender.
(6) Represents square feet that serve as collateral for the Fashion Place Loan; the Fashion Place Property contains a total of 889,950 square feet.
(7)  Occupancy is based on the August 9, 2005 rent roll.
(8) Sears, Dillard's and Nordstrom are anchor-owned spaces and not part of the collateral.

     THE LOAN. The third largest loan was originated on September 30, 2005. The Fashion Place Loan is secured by a first priority deed of trust encumbering a shopping center in Murray, Utah.

     THE BORROWER. The borrower under the Fashion Place Loan is Fashion Place, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. The sponsor, General Growth Properties, Inc., is a corporation organized under the laws of the State of Kentucky. The sponsor owns and manages 319 properties in 44 states throughout the United States.

     THE FASHION PLACE PROPERTY. The Fashion Place Property consists of the Fashion Place Mall located in Murray, Utah. The anchor tenants are Sears, Dillard's and Nordstrom. The Fashion Place Property is a one- and two-level enclosed super regional mall located in Murray, Utah in the Salt Lake City MSA. The entire mall consists of 889,950 square feet, of which 323,977 square feet serves as collateral for the Fashion Place Loan.

     PROPERTY MANAGEMENT. The Fashion Place Property is managed by the borrower. There is no separate property management agreement. The lender under the Fashion Place Loan has the right to require the borrower to engage a new manager, who is any affiliate of the sponsor pursuant to a management agreement following the occurrence of an event of default under the Fashion Place Loan. The management will be performed by a manager described in the immediately preceding sentence or a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Fashion Place Property, provided that the borrower will obtain prior written confirmation from the applicable rating agencies that management of the Fashion Place Property by such entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Fashion Place Loan has the right to require the borrower to terminate the existing manager and replace it with a new manager meeting the requirements of the loan agreement.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all rents and other income to be deposited directly into a lockbox account and any rents collected by the borrower or the property manager must be deposited within two business days after receipt thereof. Upon the occurrence of a Fashion Place Trigger Event, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Fashion Place Loan will be made. Unless and until an event of default under the Fashion Place Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

                             HGA ALLIANCE-PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $78,900,000
CUT-OFF DATE PRINCIPAL BALANCE:   $78,900,000
FIRST PAYMENT DATE:               September 11, 2005
MORTGAGE INTEREST RATE:           4.856% per annum
AMORTIZATION TERM:                Interest Only
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    July 11, 2015
MATURITY BALANCE:                 $78,900,000
BORROWER:                         Alliance HC II Limited Partnership
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/defeasance until the date
                                  that is five months prior to the
                                  Maturity Date.
LOAN PER UNIT(1):                 $76,602
UP-FRONT RESERVES:                Required Repair Reserve(2):           $   215,375
                                  Environmental Reserve(3):             $     1,875
                                  Scheduled Renovations
                                  Reserve(4):                           $ 3,784,445
ONGOING RESERVES:                 Tax and Insurance Reserve:                    Yes
                                  Replacement Reserve(5):                       Yes
LOCKBOX:                          Hard
MEZZANINE:                        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Portfolio
PROPERTY TYPE:                    Multifamily
PROPERTY SUB-TYPE:                Conventional
LOCATION:                         Various(6)
YEAR BUILT/RENOVATED:             Various(6)
UNITS:                            Various(6)
OCCUPANCY AT U/W:                 Various(6)
OWNERSHIP INTEREST:               Fee
                                  Alliance Residential
PROPERTY MANAGEMENT:              Management, L.L.C.
U/W NCF:                          $5,806,169
U/W DSCR:                         1.49x
APPRAISED VALUE:                  $102,150,000
APPRAISAL DATE:                   Various
CUT-OFF DATE LTV RATIO:           77.2%
MATURITY/ARD LTV RATIO:           77.2%

(1)  Based on the cut-off date principal balance.
(2) The required repair reserve was established at closing to fund immediate repairs.
(3) The environmental reserve was established at closing to remediate mold in a contained area at the HGA Alliance-Portfolio Property.
(4) The scheduled renovations reserve was established at closing to fund scheduled renovations.
(5) The borrower is required to deposit 1/12th of $250 multiplied by the total number of units at the HGA Alliance-Portfolio Property per month into a replacement reserve to fund ongoing repairs and replacements.
(6)  See "--The HGA Alliance-Portfolio Property" below.

     THE LOAN. The fourth largest loan was originated on August 10, 2005. The HGA Alliance-Portfolio Loan is secured by first priority mortgages encumbering multifamily complexes located in Nevada and Florida.

     THE BORROWER. The borrower under the HGA Alliance-Portfolio Loan is Alliance HC II Limited Partnership. The borrower is a single-purpose limited partnership organized under the laws of the State of Delaware. The sponsors, are Alliance Holdings Investments, L.L.C., Alliance Holdings Investment II, L.L.C., Alliance Holdings Investments III, L.L.C, and HGA Capital. HGA Capital is a wholly owned subsidiary of HSH N Real Estate AG, which belongs to the HSH Nordbank Group, a German bank. HGA Capital offers real estate funds specializing in all commercial properties types located in Germany, the United States, Hungary, Austria, Czech Republic, and Poland. HGA has three investment funds in the United States. Alliance is a privately owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in a portfolio of more than 58,000 apartment units located throughout Texas, the Midwest, Nevada, Arizona, and along the Eastern Seaboard from Virginia to Florida.

     THE HGA ALLIANCE-PORTFOLIO PROPERTY. The HGA Alliance-Portfolio Property is a portfolio of four multi-family complexes set forth in the following table:

                               PROPERTY                                            APPRAISED    YEAR BUILT/         OCCUPANCY
     PROPERTY NAME             LOCATION                    ADDRESS                   VALUE       RENOVATED   ROOMS   AT U/W
-----------------------   ------------------  ----------------------------------  ------------  -----------  -----  ---------
Alexander Gardens......   Las Vegas, NV       3800 and 3900 Dalecrest Drive       $ 50,700,000   1996/N/A     480      92%
Grand Oaks at the Lake.   West Melbourne, FL  325 Lago Circle                     $ 32,800,000   2000/N/A     300      98%
Park Village...........   Melbourne, FL       3099 Park Village Way               $ 10,400,000   1986/2003    138      98%
Malabar Lakes..........   Palm Bay, FL        1018 Malabar Lakes Drive Northeast  $  8,250,000   1986/2003    112      99%

     PROPERTY MANAGEMENT. The HGA Alliance-Portfolio Loan Property is managed by Alliance Residential Management, L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum, which is subordinated to the HGA Alliance-Portfolio Loan. The management of the HGA Alliance-Portfolio Property will be performed by either Alliance Residential Management, L.L.C., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the HGA Alliance-Portfolio Property, provided that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the HGA Alliance-Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the HGA Alliance-Portfolio Loan. Alliance Residential Management, L.L.C. manages multi-family properties and is headquartered in Houston, Texas.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income from the HGA Alliance-Portfolio Property to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The lender is required to cause all funds in the lockbox account subject to a $1,000 minimum deposit amount to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the HGA Alliance-Portfolio Loan will be made. Unless and until an event of default occurs under the HGA Alliance-Portfolio Loan, the borrower will have access to the remaining funds after all such required payments are made.

                                 PRESTON COMMONS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $67,250,000
CUT-OFF DATE PRINCIPAL BALANCE:   $67,250,000
FIRST PAYMENT DATE:               July 7, 2005
MORTGAGE INTEREST RATE:           5.200% per annum
AMORTIZATION TERM:                Interest Only
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    June 7, 2010
MATURITY BALANCE:                 $67,250,000
BORROWER:                         BF Preston Commons, LP
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/defeasance until the
                                  date that is two months prior
                                  to the Maturity Date.
LOAN PER SQUARE FOOT(1):          $160
UP-FRONT RESERVES:                Rollover Reserve(2):                  $ 4,328,000
                                  Designated Tenant TI Reserve(3):      $ 1,534,034
                                  Preston General Funds(4):             $   200,000
ONGOING RESERVES:                 Tax and Insurance Reserve:                    Yes
                                  Replacement Reserve(5):                       Yes
                                  Rollover Reserve(6):                    Springing
                                  Low NOI Reserve(7):                     Springing
LOCKBOX:                          Hard
MEZZANINE:                        Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Suburban
LOCATION:                         Dallas, TX
YEAR BUILT/RENOVATED:             1968/1998
SQUARE FEET:                      421,244
OCCUPANCY AT U/W(9):              93%
OWNERSHIP INTEREST:               Fee

                                  % OF TOTAL
MAJOR TENANT(S)           NRSF       NRSF       LEASE EXPIRATION
---------------           ----    ----------    ----------------
Bank One, Texas,
NA (JP Morgan
Chase & Co.)             59,945      14.2%     September 30, 2009
Advanced Business
Technology, Inc.         24,169       5.7%      October 31, 2009
Wachovia Securities      23,234       5.5%     November, 30, 2007

PROPERTY MANAGEMENT:              CAPSTAR Commercial Real
                                  Estate Services, Ltd.
U/W NCF:                          $5,611,424
U/W DSCR:                         1.58x
APPRAISED VALUE:                  $84,100,000
APPRAISAL DATE:                   May 1, 2005
CUT-OFF DATE LTV RATIO(1):        80.0%
MATURITY/ARD LTV RATIO:           80.0%

(1)  Based on the cut-off date principal balance.
(2) The rollover reserve was established at closing in the amount of $4,328,000 to fund tenant improvements and leasing commissions.
(3) The Designated Tenant reserve was established at closing in the amount of $1,534,034 to fund tenant improvement costs for Bank One, Sarofim Investments, Prudential Insurance, Domino Title Insurance and Quintessence Group.
(4) The Preston General Funds Reserve was established at closing in the amount of $200,000 to fund third-party costs and expenses incurred by the borrower at the Preston Commons Property, including, without limitation, tenant improvement and leasing commission costs, capital expenses and marketing costs.
(5) The borrower is required to deposit $5,233 per month into a replacement reserve to fund ongoing reserves and replacements.
(6) On any date when the balance in the rollover reserve is equal or less than $100,000, the borrower will be required to deposit into the rollover reserve, an amount equal to 1/12th of the sum of (a) $21.50 multiplied by the total vacant space, (b) $21.50 multiplied by 30% of square footage expiring during the ensuing 12 months and (c) $13.00 multiplied by 70% of the square footage expiring during the ensuing 12 months.
(7) All excess cash flow will be held in the Low NOI Reserve as additional security for the Preston Commons Loan should the following event(s) occur:
     (a) an event of default under the related mortgage loan documents and/or
     (b) the DSCR is less than 1.10x, except that if such event of default no longer exists or the DSCR is greater than 1.10x for three (3) consecutive months, the excess cash flow will not be held in the Low NOI Reserve.
(8) There exists a mezzanine loan in the amount of $9,312,750 made concurrently with the closing of the Preston Commons Loan by Capri Select II Preston LLC, a Delaware limited liability company to BF Preston Commons II, LP, a Delaware limited partnership and BF Preston Commons Holdings II, LLC, a Delaware limited liability company, the direct and indirect owners of all the partnership interests in the borrower. The mezzanine lender and Hypo Real Estate Capital Corporation, as mortgage lender, entered into an intercreditor agreement, which provides, that all amounts due under the mezzanine loan are subordinate to amounts due under the Preston Commons Loan.
(9)  Occupancy is based on the July 31, 2005 rent roll.

     THE LOAN. The fifth largest loan was originated on May 20, 2005. The Preston Commons Loan is secured by a first priority mortgage encumbering an office building in Dallas, Texas.

     THE BORROWER. The borrower under the Preston Commons Loan is BF Preston Commons, LP. The borrower is a single-purpose limited partnership organized under the laws of the State of Delaware. The sponsor, Bentley Forbes Holdings, LLC, is a Delaware limited liability company and owns and manages thirty-nine
(39) properties in fourteen (14) states throughout the United States.

     THE PRESTON COMMONS PROPERTY. The Preston Commons Property is a Class A suburban office property located in Dallas, Texas. The Preston Commons Property contains 421,244 net rentable square feet and consists of three buildings, commonly referred to as the Bank One Tower, Preston Commons East and Preston Commons West. Built in 1968, the Bank One Tower (8111 Preston Road) is a ten-story building with basement parking and a connecting three-story parking garage. Built in 1985, Preston Commons East & West (8115 & 8117 Preston Road) are each nine stories and share a three level parking garage.

     PROPERTY MANAGEMENT. The Preston Commons Property is managed by CAPSTAR Commercial Real Estate Services, Ltd. The management agreement generally provides for a management fee of 3.0% of gross monthly revenues from the Preston Commons Property, which is subordinated to the Preston Commons Loan. The management of the Preston Commons Property will be performed by either CAPSTAR Commercial Real Estate Services, Ltd., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Preston Commons Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Preston Commons Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Preston Commons Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income from the Preston Commons Property to be deposited directly into a lockbox account under the control of the lender. The borrower under the Preston Commons Loan must cause the tenants of the Preston Commons Property to deposit all rents directly into a lockbox account under the control of the lender. The lender is required to cause all funds in the lockbox account to be deposited into a separate account maintained by lender from which all the required payments and deposits to reserves under the Preston Commons Loan will be made. Unless and until an event of default occurs under the Preston Commons Loan, the borrower will have access to the remaining funds after all such required payments are made.

      OTHER FINANCING. The mezzanine borrower, BF Preston Commons II, LP, a Delaware limited partnership and BF Preston Commons Holdings II, LLC, a Delaware limited liability company, the direct and indirect owners of all the partnership interests in the borrower, collectively incurred $9,312,750 of mezzanine financing concurrently with the closing of the Preston Commons Loan. The mezzanine lender, Capri Select II Preston LLC, a Delaware limited liability company, and Hypo Real Estate Capital Corporation, as mortgage lender, entered into an intercreditor agreement, which provides, that all amounts due under the mezzanine loan are subordinate to amounts due under the Preston Commons Loan. In addition, the mezzanine lender has certain cure rights and the option to purchase the Preston Commons Loan after it becomes a specially serviced loan for a price equal to outstanding principal, interest, advances and expenses on the Preston Commons Loan.

                           CRESTVIEW HILLS TOWN CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $56,500,000
CUT-OFF DATE PRINCIPAL BALANCE:   $56,500,000
FIRST PAYMENT DATE:               November 1, 2005
MORTGAGE INTEREST RATE:           5.690% per annum
AMORTIZATION TERM:                360 months(1)
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    October 1, 2015
MATURITY BALANCE:                 $49,719,498
BORROWER:                         Crestview Hills Town Center, LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/defeasance until the
                                  date that is three months prior
                                  to the Maturity Date.
LOAN PER SQUARE FOOT(2):          $199
UP-FRONT RESERVES:                Rollover Reserve(3):                  $ 14,929,759
                                  Construction Reserve(4):              $  4,957,864
                                  Debt Service Reserve(5):              $  1,607,425
ONGOING RESERVES:                 Tax Reserve:                                   Yes
LOCKBOX:                          None
MEZZANINE:                        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Crestview Hills, KY
YEAR BUILT/RENOVATED:             2005/N/A
SQUARE FEET:                      283,320
OCCUPANCY AT U/W(6):              82%
OWNERSHIP INTEREST:               Fee

                               % OF TOTAL        LEASE
MAJOR TENANT(S)        NRSF       NRSF         EXPIRATION
---------------        ----    ----------      ----------
Bed, Bath, & Beyond   27,004      9.5%      January 31, 2016
Borders Books         20,000      7.1%      October 26, 2020

PROPERTY MANAGEMENT:              Jeffrey R. Anderson Real Estate, Inc.
U/W NCF:                          $6,578,005
U/W DSCR:                         1.67x
APPRAISED VALUE:                  $86,000,000
APPRAISAL DATE:                   November 1, 2005
CUT-OFF DATE LTV RATIO(2):        65.7%(7)
MATURITY/ARD LTV RATIO:           57.8%(7)

(1) The Crestview Hills Town Center Loan has an interest-only period of 24 months.
(2)  Based on the cut-off date principal balance.
(3) The rollover reserve was established at closing to fund tenant improvements and leasing commissions.
(4) The construction reserve was established at closing to pay for the final costs of construction at the Crestview Hills Town Center Property.
(5) The debt service reserve was established at closing for debt service payments.
(6)  Based on 12-month period ending October 18, 2005.
(7) Cut-off date loan-to-value ratio and maturity date loan-to-value ratio are based on the prospective market value of the Crestview Hills Town Center Property assuming completion as of November 1, 2005.

     THE LOAN. The sixth largest loan was originated on September 7, 2005. The Crestview Hills Town Center Loan is secured by a first priority mortgage encumbering an anchored shopping center in Crestview Hills, Kentucky.

     THE BORROWER. The borrower under the Crestview Hills Town Center Loan is Crestview Hills Town Center, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Kentucky.

     THE PROPERTY. The Crestview Hills Town Center Property is a 283,320 square foot open-air lifestyle center located at 2929 Dixie Highway in Crestview Hills, Kenton County, Kentucky, a suburb of Cincinnati, Ohio. This lifestyle center is anchored by a 200,000 square foot Dillard's department store, Bed Bath & Beyond and Borders Books and is a redevelopment of the Crestview Hills Mall.

     PROPERTY MANAGEMENT. The Crestview Hills Town Center Property is managed by Jeffrey R. Anderson Real Estate, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the Crestview Hills Town Center Loan. The management of the Crestview Hills Town Center Property will be performed by either Jeffrey R. Anderson Real Estate, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Crestview Hills Town Center Property. The lender under the Crestview Hills Town Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Crestview Hills Town Center Loan.

     GUARANTEE. Jeffrey R. Anderson executed a personal guaranty of payments due under the Crestview Hills Town Center Loan in the full principal amount of the Crestview Hills Town Center Loan which is effective until (a) the DSCR of the Crestview Hills Town Property reaches 1.30x, (b) the Crestview Hills Town Center Property has achieved stabilized effective gross income and (c) all opening co-tenancy requirements have been met.

                                 STERLING PLAZA

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $47,250,000
CUT-OFF DATE PRINCIPAL BALANCE:   $47,250,000
FIRST PAYMENT DATE:               July 7, 2005
MORTGAGE INTEREST RATE:           5.170% per annum
AMORTIZATION TERM:                Interest Only
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    June 7, 2010
MATURITY BALANCE:                 $47,250,000
BORROWER:                         BF Sterling Plaza, LP
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/defeasance until the
                                  date that is two months prior
                                  to the Maturity Date.
LOAN PER SQUARE FOOT/UNIT(1):     $155
UP-FRONT RESERVES:                Rollover Reserve(2):                  $ 2,786,000
                                  Designated Tenant TI Reserve(3):      $     8,244
                                  Sterling General Funds(4):            $   600,000
ONGOING RESERVES:                 Tax and Insurance Reserve:                    Yes
                                  Replacement Reserve(5):                       Yes
                                  Rollover Reserve(6):                    Springing
                                  Low NOI Reserve(7):                     Springing
LOCKBOX:                          Hard
MEZZANINE:                        Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Suburban
LOCATION:                         Dallas, TX
YEAR BUILT/RENOVATED:             1984/2005
SQUARE FEET:                      305,743
OCCUPANCY AT U/W(9):              85%
OWNERSHIP INTEREST:               Fee


MAJOR TENANT(S)        NRSF      % OF TOTAL NRSF       LEASE EXPIRATION
---------------        ----      ---------------       ----------------
Sammons Corp.         21,508         7.0%             December 31, 2012
John McStay
Investments
McGriff Seibels       19,912         6.5%              April 30, 2011
Williams              17,136         5.6%              April 13, 2009

PROPERTY MANAGEMENT:              CAPSTAR Commercial Real
                                  Estate Services, Ltd.
U/W NCF:                          $3,779,157
U/W DSCR:                         1.53x
APPRAISED VALUE:                  $59,150,000
APPRAISAL DATE:                   May 1, 2005
CUT-OFF DATE LTV RATIO(1):        79.9%
MATURITY/ARD LTV RATIO:           79.9%

(1)  Based on the cut-off date principal balance.
(2) The rollover reserve was established at closing in the amount of $2,786,000 to fund tenant improvements and leasing commissions.
(3) The Designated Tenant reserve was established at closing in the amount of $8,244 to fund tenant improvement for Sammons Corporation.
(4) The Sterling General Funds reserve was established at closing in the amount of $600,000 fund third-party costs and expenses incurred by the borrower at the Sterling Plaza Property, including, without limitation, tenant improvement and leasing commission costs, capital expenses and marketing costs.
(5) The borrower is required to deposit $3,784 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) On any date when the balance in the rollover reserve is equal to or less than $75,000, the borrower will be required to deposit into the rollover reserve, an amount equal to 1/12th of the sum of (a) $21.50 multiplied by the total vacant space, (b) $21.50 multiplied by 30% of square footage expiring during the ensuing 12 months and (c) $13.00 multiplied by 70% of square footage expiring during the ensuing 12 months.
(7) All excess cash flow will be held in the Low NOI Reserve as additional security for the Sterling Plaza Loan should the following event(s) occur:
     (a) an event of default under the related mortgage loan documents and/or
     (b) the DSCR is less than 1.10x, except that if such event of default no longer exists or the DSCR is greater than 1.10x for three (3) consecutive months, the excess cash flow will not be held in the Low NOI Reserve.
(8) There exists a mezzanine loan in the amount of $5,637,000 made concurrently with the closing of the Sterling Plaza Loan by Capri Select II Sterling LLC, a Delaware limited liability company to BF Sterling Plaza II, LP, a Delaware limited partnership and BF Sterling Plaza Holdings II, LLC, a Delaware limited liability company, the direct and indirect owners of all the partnership interests in the borrower. The mezzanine lender and Hypo Real Estate Capital Corporation, as mortgage lender, entered into an intercreditor agreement, which provides, that all amounts due under the mezzanine loan are subordinate to amounts due under the Sterling Plaza Loan.
(9)  Occupancy is based in the August 31, 2005 rent roll.

     THE LOAN. The seventh largest loan was originated on May 20, 2005. The Sterling Plaza Loan is secured by a first priority mortgage encumbering an office building in Dallas, Texas.

     THE BORROWER. The borrower under the Sterling Plaza Loan is BF Sterling Plaza, LP. The borrower is a single-purpose limited partnership organized under the laws of the State of Delaware. The sponsor, Bentley Forbes Holdings, LLC, is a Delaware limited liability company and owns and manages thirty-nine (39) properties in fourteen (14) states throughout the United States.

     THE STERLING PLAZA PROPERTY. The Sterling Plaza Property is a Class A suburban office property located in Dallas, Texas. Built in 1984 and renovated in 2005, the Sterling Plaza Property is a 19-story, 305,743 net rentable square feet building which includes a six-floor above ground parking garage.

     The Sterling Plaza office building is a part of the Preston Center, an office sub-market in Dallas. The submarket incorporates a mix of upscale retail, restaurants, office and high-rise residential property. The tenants of Sterling Plaza are diverse and include law, financial, insurance and marketing firms, as well as oil companies.

     PROPERTY MANAGEMENT. The Sterling Plaza Property is managed by CAPSTAR Commercial Real Estate Services, Ltd. The management agreement generally provides for a management fee of 3.0% of gross monthly revenues from the Sterling Plaza Property, which is subordinated to the Sterling Plaza Loan. The management of the Sterling Plaza Property will be performed by either CAPSTAR Commercial Real Estate Services, Ltd., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization, provided that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Sterling Plaza Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Sterling Plaza Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income from the Sterling Plaza Property to be deposited directly into a lockbox account under the control of the lender. The borrower under the Sterling Plaza Loan must cause the tenants of the Sterling Plaza Property to deposit all rents directly into a lockbox account under the control of the lender. The lender is required to cause all funds in the lockbox account to be deposited into separate accounts maintained by lender from which all the required payments and deposits to reserves under the Sterling Plaza Loan will be made. Unless and until an event of default occurs under the Sterling Plaza Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The mezzanine borrower, BF Sterling Plaza II, LP, a Delaware limited partnership and BF Sterling Plaza Holdings II, LLC, a Delaware limited liability company, the direct and indirect owners of all the partnership interests in the borrower, collectively incurred $5,637,000 of mezzanine financing concurrently with the closing of the Sterling Plaza Loan. The mezzanine lender, Capri Select II Sterling LLC, a Delaware limited liability company, and Hypo Real Estate Capital Corporation, as mortgage lender, entered into an intercreditor agreement, which provides, that all amounts due under the mezzanine loan are subordinate to amounts due under the Sterling Plaza Loan. In addition, the mezzanine lender has certain cure rights and the option to purchase the Sterling Plaza Loan after it becomes a specially serviced loan for a price equal to outstanding principal, interest, advances and expenses on the Sterling Plaza Loan.

                           THISTLE LANDING -- PHOENIX

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $37,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $37,000,000
FIRST PAYMENT DATE:               December 1, 2005
MORTGAGE INTEREST RATE:           5.220% per annum
AMORTIZATION TERM:                360 months(1)
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    November 1, 2015
MATURITY/ARD BALANCE:             $32,903,158
BORROWER:                         PEM Thistle Landing H, LLC and
                                  PEM Thistle Landing S, LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/defeasance until the
                                  date that is three months prior
                                  to the Maturity Date.
LOAN PER SQUARE FOOT(2):          $131
UP-FRONT RESERVES:                Rollover Reserve(3):                  $   900,000
                                  Environmental Reserve(4):             $       500
ONGOING RESERVES:                 Tax and Insurance Reserve:                    Yes
                                  Replacement Reserve(5):                       Yes
                                  Rollover Reserve(6):                          Yes
LOCKBOX:                          Hard
MEZZANINE:                        Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Suburban
LOCATION:                         Phoenix, AZ
YEAR BUILT/RENOVATED:             1999/N/A
SQUARE FEET:                      281,858
OCCUPANCY AT U/W(8):              94%
OWNERSHIP INTEREST:               Fee


MAJOR TENANT(S)        NRSF      % OF TOTAL NRSF      LEASE EXPIRATION
---------------        ----       --------------      ----------------
CheckFree Corp       101,006          35.8%            April 30, 2010
Equifirst             72,567          25.7%           December 11, 2010
Alltel (360
Communications)       65,000          25.1%           January 31, 2007

PROPERTY MANAGEMENT:              CB Richard Ellis
U/W NCF:                          $3,092,399
U/W DSCR:                         1.27x
APPRAISED VALUE:                  $46,500,000
APPRAISAL DATE:                   September 15, 2005
CUT-OFF DATE LTV RATIO(2):        79.6%
MATURITY/ARD LTV RATIO:           70.8%

(1)  The Thistle Landing Loan has an interest-only period of 36 months.
(2)  Based on the cut-off date principal balance.
(3) The rollover reserve was established at closing to fund future tenant improvements and leasing commissions.
(4) The environmental reserve was established at closing to implement an operations and maintenance plan.
(5) The borrower is required to deposit $4,708 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) The borrower is required to deposit $8,333 per month into the rollover reserve to fund tenant improvements and leasing commissions.
(7) There exists a mezzanine loan in the amount of $14,060,000 made concurrently with the closing of the Thistle Landing Loan to PEM Thistle Landing M, LLC, the sole owner of PEM Thistle Landing S, LLC and secured by the pledge of 100% of the membership interests in the borrower. Such mezzanine loan is expected to be paid off by the 2005 year-end from proceeds representing capital contributions of certain of the members of the related borrower.
(8) Occupancy is based on the September 21, 2005 rent roll, which includes a master lease for 17,983 square feet.

     THE LOAN. The eighth largest loan was originated on October 31, 2005. The Thistle Landing Loan is secured by a first priority mortgage encumbering a suburban office property in Phoenix, Arizona.

     THE BORROWER. The borrowers under the Thistle Landing Loan are PEM Thistle Landing H, LLC and PEM Thistle Landing S, LLC, each a single-purpose limited liability company organized under the laws of the State of Delaware. The borrowers acquired the property as tenants in common. PEM Thistle Landing S, LLC intends to sell, its entire interest in the Thistle Landing Property to other Delaware limited liability companies under a syndicated tenant in common structure. The sponsor, Principle Equity Investments, Inc., is owned by Michael McQuay and Randy McQuay. The McQuays, through various affiliated companies either own or manage 15 commercial properties totaling more than 1.4 million square feet of office space, 1,120 multifamily units and approximately 175,000 square feet of retail space. The McQuays have combined net worth of $4.8 million with liquidity of $735,000 consisting of cash.

     THE THISTLE LANDING PROPERTY: The Thistle Landing Property is a three-building business park developed in 1999 located in Phoenix, Arizona. The Thistle Landing Property is 93.6% leased to 4 tenants that include Check Free Corp, Equifirst, 360 Communications (Alltel) and Phonejockey.

     PROPERTY MANAGEMENT. The property is managed by the Phoenix office of CB Richard Ellis Asset Services. The management agreement generally provides for a management fee of 2%, which is subordinated to the Thistle Landing Loan. The lender under the Thistle Landing Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Thistle Landing Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower is required to cause all income from the Thistle Landing Property to be deposited directly into a lockbox account under the control of the lender. Unless and until an event of default with respect to the Thistle Landing Loan, the borrower will have access to the remaining funds after all required payments and deposits to reserves under the Thistle Landing loan are made.

     OTHER FINANCING. PEM Thistle Landing M, LLC, the sole owner of PEM Thistle Landing S, LLC incurred $14,060,000 of mezzanine financing concurrently with the closing of the Thistle Landing Loan. This mezzanine financing is secured by the pledge of all of the membership interest in the borrower. This mezzanine financing is subject to an intercreditor agreement between the lender under the Thistle Landing Loan and the mezzanine lender.

                               HIGHLAND INDUSTRIAL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $36,400,000
CUT-OFF DATE PRINCIPAL BALANCE:   $36,400,000
FIRST PAYMENT DATE:               September 11, 2005
MORTGAGE INTEREST RATE:           5.340% per annum
AMORTIZATION TERM:                360 months(1)
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    September 11, 2015
MATURITY BALANCE:                 $32,399,991
BORROWER:                         Highland Industrial Properties, L.L.C.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/defeasance until the
                                  date that is two months prior
                                  to the Maturity Date.
LOAN PER SQUARE FOOT (2):         $79
UP-FRONT RESERVES:                Rollover Reserve(3):                    $   900,000
ONGOING RESERVES:                 Tax and Insurance Reserve:                      Yes
                                  Replacement Reserve(4):                         Yes
                                  Rollover Reserve(5):                            Yes
                                  Lease Termination Payment
                                  Reserve(6):                               Springing
LOCKBOX:                          Modified
MEZZANINE:                        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Industrial
PROPERTY SUB-TYPE:                N/A
LOCATION:                         Ann Arbor, MI
YEAR BUILT:                       1993-2001
SQUARE FEET:                      459,239
OCCUPANCY AT U/W(7):              83%
OWNERSHIP INTEREST:               Fee

                                % OF TOTAL        LEASE
MAJOR TENANT(S)        NRSF        NRSF         EXPIRATION
---------------        ----     ----------      ----------
Encel, LLC            24,113       5.3%           MTM(8)
Balance Consulting    19,845       4.3%        June 30, 2011
JOBO Fototechnic,
Inc.(9)               17,900       3.9%      February 28, 2009

PROPERTY MANAGEMENT:              Lewis Management, L.L.C.
U/W NCF:                          $2,995.945
U/W DSCR:                         1.23x
APPRAISED VALUE:                  $46,000,000
APPRAISAL DATE:                   August 1, 2005
CUT-OFF DATE LTV RATIO(2):        79.1%
MATURITY/ARD LTV RATIO:           70.4%

(1)  The Highland Industrial Loan has an interest-only period of 36 months.
(2)  Based on the cut-off date in December 2005.
(3) The rollover reserve was established at closing to fund ongoing tenant improvement and leasing commissions.
(4) The borrower is required to deposit $5,741 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $137,772.
(5) The borrower is required to deposit $13,333 per month into the rollover reserve was established at closing to fund ongoing tenant improvement and leasing commissions, provided that the borrower will not be required to make any payments into the rollover reserve if the balance of the reserve equals or exceeds $1,000,000.
(6) The borrower is required to establish a lease termination payment reserve upon receipt of any payments for early lease termination to fund for lease termination expenditures.
(7)  Occupancy is based on the July 15, 2005 rent roll.
(8) Encel, LLC is occupying the Highland Industrial Property on a month-to-month basis since the expiration of its lease on October 31, 2005.
(9) JOBO Fototechnic, Inc. is not currently paying rent and the space previously occupied by such tenant is dark. The lender is currently seeking a replacement tenant for such space.

     THE LOAN. The ninth largest loan was originated on July 29, 2005. The Highland Industrial Loan is secured by a first priority mortgage encumbering an industrial property in Ann Arbor, Michigan.

     THE BORROWER. The borrower under the Highland Industrial Loan is Highland Industrial Properties, L.L.C. The borrower is a single-purpose limited liability company organized under the laws of the State of Michigan. The sponsors, Mark D. Lewis and Daniel M. Klein, own and manage 1 million square feet of office space and 1,000 manufactured home sites throughout Michigan.

     THE HIGHLAND INDUSTRIAL PROPERTY. The Highland Industrial Property is a 459,239 square foot industrial property located in Ann Arbor, Michigan. The Highland Industrial Property consists of 18 single-story buildings that were constructed between 1993 and 2001.

     PROPERTY MANAGEMENT. The Highland Industrial Property is managed by Lewis Management, L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of revenues per annum, which is subordinated to the Highland Industrial Loan. The management of the Highland Industrial Property will be performed by Lewis Management, L.L.C. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing at least seven (7) years experience in managing properties similar in size, scope, use and value as the Highland Industrial Property, has managed at least five properties of the same type within the last two years and is not subject to a bankruptcy proceeding, provided that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Highland Industrial Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Highland Industrial Loan. Lewis Management, L.L.C. manages industrial and manufactured homes properties. Lewis Management, L.L.C. is headquartered in Farmington Hills, Michigan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager is required to cause all income from the Highlands Industrial Property to be deposited directly into a lockbox account under the control of the lender within one business day of receipt. The lender is required to cause all funds in the lockbox account to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the Highland Industrial Loan will be made. Unless and until an event of default occurs under the Highland Industrial Loan, the borrower will have access to the remaining funds after all such required payments are made.

                                ASHBROOK COMMONS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $35,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $35,000,000
FIRST PAYMENT DATE:               January 1, 2006
MORTGAGE INTEREST RATE:           5.050% per annum
AMORTIZATION TERM:                360 months(1)
HYPERAMORTIZATION:                N/A
ARD DATE:                         N/A
MATURITY DATE:                    December 1, 2015
MATURITY BALANCE:                 $33,461,573
BORROWER:                         ARC Ashbrook Retail Consultants, L.L.C.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/defeasance until the
                                  date that is six months prior
                                  to the Maturity Date.
LOAN PER SQUARE FOOT(2):          $249
UP-FRONT RESERVES:                Rollover Reserve(3):                       $    4,200,000
ONGOING RESERVES:                 Tax and Insurance Reserve:                            Yes
                                  Replacement Reserve(4):                               Yes
                                  Rollover Reserve(5):                                  Yes
LOCKBOX:                          None
MEZZANINE:                        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Ashburn, VA
YEAR BUILT/RENOVATED:             2005/N/A
SQUARE FEET:                      140,460
OCCUPANCY AT U/W(6):              100%
OWNERSHIP INTEREST:               Fee

                               % OF TOTAL
MAJOR TENANT(S)        NRSF       NRSF      LEASE EXPIRATION
---------------        ----    ----------   ----------------
Home Goods, Inc.      25,651      18.3%      June 30, 2015
AC Moore Arts &       22,000      15.7%      June 30, 2015
Crafts
Kincaid Home
Furnishings           19,858      14.1%     December 31, 2015

PROPERTY MANAGEMENT:              ARC Management L.L.C
U/W NCF:                          $3,130,652
U/W DSCR:                         1.38x
APPRAISED VALUE:                  $51,800,000
APPRAISAL DATE:                   October 7, 2005
CUT-OFF DATE LTV RATIO(2):        67.6%
MATURITY/ARD LTV RATIO:           64.6%

(1)  The Ashbrook Commons Loan has an interest-only period of 84 months.
(2)  Based on the cut-off date principal balance.
(3) The rollover reserve was established at closing to fund tenant improvements and leasing commissions and will be released when Off Broadway Shoes, Inc., Petroleum Marketing Group, Inc. and Kincaid Home Furnishings are in occupancy and paying rent.
(4) The borrower is required to deposit $2,488 per month into a replacement reserve to fund ongoing repairs and replacements. The reserve is capped at $29,860.
(5) The borrower is required to deposit $4,167 into the rollover reserve to fund tenant improvements and leasing commissions, capped at $100,000 (not counting the initial deposit or the anchor tenant deposit). The borrower is required to make a further deposit of $1,200,000 (or a letter of credit in lieu thereof) into the rollover reserve if none of the anchor tenants has renewed their respective lease by December 1, 2014.
(6)  Occupancy is based on the August 25, 2005 rent roll.

     THE LOAN. The tenth largest loan was originated on November 4, 2005. The Ashbrook Commons Loan is secured by a first priority mortgage encumbering a retail property in Ashburn, VA.

     THE BORROWER. The borrower under the Ashbrook Commons Loan is ARC Ashbrook Retail Consultants, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Virginia. The sponsor, ARC Ashbrook Retail Consultants LLC, is a limited liability corporation and owns and manages three million square feet of commercial retail and office space in Washington, D.C.

     THE ASHBROOK COMMONS PROPERTY. The Ashbrook Commons Property, built in 2005, is a Class A anchored shopping center located in Ashburn, Virginia. The Ashbrook Commons Property consists of 140,460 square feet plus 57,791 square feet of pad leases. Anchors at the Ashbrook Commons Property include HomeGoods, Inc., Kincaid Home Furnishings, A.C. Moore Arts & Crafts and Off Broadway Shoes, that collectively occupy 87,075 square feet. The remaining 53,385 square feet of in-line space is fully leased to 26 tenants.

     PROPERTY MANAGEMENT. The Ashbrook Commons Property is managed by ARC Management L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the Ashbrook Commons Loan. The management of the Ashbrook Commons Property will be performed by either ARC Management L.L.C., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Ashbrook

Commons Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Ashbrook Commons Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Ashbrook Commons Loan. ARC Management L.L.C. manages three million square feet of office, medical, and community retail space. ARC Management L.L.C. is headquartered in Washington DC.

THE MORTGAGE LOAN SELLERS

     GENERAL. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column--one hundred eighty-seven (187) mortgage loans, representing 75.5% of the initial mortgage pool balance, of which one hundred twenty-nine (129) mortgage loans are in loan group no. 1, representing 70.5% of the initial loan group no. 1 balance, and fifty-eight (58) mortgage loans are in loan group no. 2, representing 93.7% of the initial loan group no. 2 balance;

     - PNC Bank, National Association-- twenty-one (21) mortgage loans, representing 12.7% of the initial mortgage pool balance, of which twenty (20) mortgage loans are in loan group no. 1, representing 15.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 4.0% of the initial loan group no. 2 balance;

     - KeyBank National Association-- nineteen (19) mortgage loans, representing 7.2% of the initial mortgage pool balance, of which seventeen (17) mortgage loans are in loan group no. 1, comprising 8.6% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, comprising 2.3% of the initial group no. 2 balance; and

     - Hypo Real Estate Capital Corporation-- two (2) mortgage loans, representing 4.6% of the initial mortgage pool balance, both of which are in loan group no. 1, comprising 5.8% of the initial loan group no. 1 balance.

     Each of the underlying mortgage loans was originated--

     - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

     -    by an affiliate of the related mortgage loan seller, or

     - by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

     COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 7,400 commercial and multifamily rental mortgage loans totaling more than $72.6 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     PNC BANK, NATIONAL ASSOCIATION AND AFFILIATES. PNC Bank is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC FINANCIAL"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2004, PNC Bank had total consolidated assets representing approximately 92.58% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland Loan Services, Inc., a primary servicer, is a wholly owned subsidiary of PNC Bank, National Association.

     KEYBANK NATIONAL ASSOCIATION. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of September 30, 2005, KeyBank had total assets of approximately $87.574 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $80.950 billion and approximately $6.624 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is
(216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

     HYPO REAL ESTATE CAPITAL CORPORATION. Hypo Real Estate Capital Corporation is a wholly-owned subsidiary of Hypo Real Estate International, a wholly-owned subsidiary of Hypo Real Estate Holding AG, a primary servicer. Hypo Real Estate Capital Corporation maintains an office at 622 Third Avenue, New York, New York. Hypo originates, underwrites, closes and services a broad range of financial products for multifamily and commercial real estate owners, developers and investors worldwide doing business in the United States. As of September 30, 2005, Hypo Real Estate Holding AG had total assets of approximately $182 billion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma or specimen title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2005-C6 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of any class of series 2005-C6 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2005-C6 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     - the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

     - such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the pooling and servicing agreement);

     - no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

     - the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

     - the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     - the related assignment of leases and rents creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases (subject to the Permitted Encumbrances and except as enforcement may be limited to certain creditors' rights exceptions);

     - the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

     - except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, as of the later of the date of origination of the mortgage loan or the most recent inspection of the related mortgaged real property by such mortgage loan seller, as applicable, and to the knowledge of such mortgage loan seller, the related mortgaged real property is free of any material damage that would affect materially and adversely the use or value of such mortgaged real property as security for the mortgage loan (normal wear and tear excepted);

     - to the mortgage loan seller's knowledge, there is no proceeding pending for the total or partial condemnation of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

     - the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" pro forma policy, specimen policy or title insurance commitment or the equivalent thereof (for which the required premium has been paid), which in any case evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

     - the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances thereunder;

     - an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

     - each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     - the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     - there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     - the related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     - except as described in this prospectus supplement with respect to the One Madison Avenue Mortgage Loan and the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

     - except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     - to such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of any class of series 2005-C6 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2005-C6 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2005-C6 certificates therein, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and any applicable unpaid primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the pooling and servicing agreement), plus

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          4.   all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event may a substitution occur later than the second anniversary of the date of initial issuance of the offered certificates; or

     -    for certain breaches, reimburse the trust fund for certain costs.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and its receipt of notice of the subject material breach or material document defect. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     - the debt service coverage ratio for any related crossed loans that remain in the trust fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     - the loan-to-value ratio for any related crossed loans that remain in the trust fund (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

     - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the trust fund or its assets, income or gain or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2005-C6 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that remain in the trust would no longer be cross-defaulted or cross-collateralized with one another.

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     Any of the following document defects will be conclusively presumed to affect materially and adversely the interests of a class of series 2005-C6 certificateholders in an underlying mortgage loan:

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, together with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve;

     -    the absence from the mortgage file of any required ground lease; or

     - in the case of a loan secured by a hospitality property, the absence from the mortgage file of any required franchise agreement or franchise comfort letter.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in December 2005, if any. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

                                      S-117
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     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

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                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C6 certificates will be issued, on or about December , 2005, under a pooling and servicing agreement to be dated as of December 1, 2005, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in December 2005, except that in the case of certain of the underlying mortgage loans that have their first due date in January 2006, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in December 2005, in each case, exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

     - those funds or assets as from time to time are deposited in the collection account described under "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-C6 certificates will include the following classes:

     - the A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B, C, D and E classes, which are the classes of series 2005-C6 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, F, G, H, J, K, L, M, N, O, P, Q, R and V classes, which are the classes of series 2005-C6 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, O, P and Q certificates are the series 2005-C6 certificates that will have principal balances. The series 2005-C6 certificates with principal balances constitute the series 2005-C6 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-SP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2005-C6 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class , , , , , , , , , , , , , , , , , , , , and certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (a) during the period from the date of initial issuance of the series 2005-C6 certificates through and including the distribution date
               in    , the sum of (a) the lesser of $   and the total principal
               balance of the class certificates outstanding from time to time,
               (b) the lesser of $   and the total principal balance of the
               class    certificates outstanding from time to time, and (c) the
               total principal balance of the class  ,  ,  ,  ,  ,  ,  ,  ,  ,
               ,  , and certificates outstanding from time to time;

          (b)  during the period following the distribution date in   through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of $
               and the total principal balance of the class     certificates
               outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , , and certificates outstanding from time to time;

          (c)  during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of $
               and the total principal balance of the class     certificates
               outstanding from time to time, (c) the total principal balance of the class , , , , , , , , , and certificates outstanding
               from time to time, and (d) the lesser of $     and the total
               principal balance of the class certificates outstanding from time to time;

          (d)  during the period following the distribution date in    through
               and including the distribution date in     , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , , , , , , and certificates outstanding
               from time to time, and (d) the lesser of $     and the total
               principal balance of the class certificates outstanding from time to time;

          (e)  during the period following the distribution date in    through
               and including the distribution date in     , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of $
               and the total principal balance of the class       certificates
               outstanding from time to time, (c) the total principal balance of the class , , , , and certificates outstanding from time to
               time, and (d) the lesser of $    and the total principal balance
               of the class certificates outstanding from time to time;

          (f)  during the period following the distribution date in     through
               and including the distribution date in     , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of $
               and the total principal balance of the class      certificates
               outstanding from time to time, (c) the total principal balance of the class , , , and certificates outstanding from time to
               time, and (d) the lesser of $     and the total principal balance
               of the class certificates outstanding from time to time;

          (g)  during the period following the distribution date in     through
               and including the distribution date in     , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of $
               and the total principal balance of the class      certificates
               outstanding from time to time, (c) the total principal balance of
               the class ,     and certificates outstanding from time to time,
               and (d) the lesser of $    and the total principal balance of the
               class     certificates outstanding from time to time;

          (h)  following the distribution date in     , $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the

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then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

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     Neither we nor the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2005-C6 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the pooling and servicing agreement.

     DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund on deposit in the collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the collection account to any person other than the series 2005-C6 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;

          4.   net investment income on the funds in the collection account;

          5.   amounts deposited in the collection account in error; and

          6.   any amounts payable to the holder of a Junior Loan.

     - Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "NONRECOVERABLE ADVANCE"); provided that the trustee or the master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

     - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of--but solely out of--payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     -    to pay for the cost of recording the pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2005-C6 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H and/or J certificates, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2005-C6 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the pooling and servicing agreement.

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2005-C6 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2005-C6 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2005-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2005-C6 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2005-C6 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP certificates following the interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2005-C6 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2005-C6 certificates.

     If the holders of any interest-bearing class of the series 2005-C6 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2005-C6 certificates will equal the product of:

     - the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2005-C6 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2005-C6 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2005-C6 certificates for the initial interest accrual period is shown in the table on page S-6. However, the initial pass-through rates shown in the table on page S-6 with respect to the class , and certificates are each approximate.

     The pass-through rates applicable to the class ,    , and certificates for
each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-6.

     The pass-through rate applicable to the class certificates for each interest accrual period will equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rates applicable to the class , , , , , , , , , , , , , and certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2005-C6 certificates for the initial interest accrual period shown on page S-6, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2005-C6 principal balance certificates. If the entire total principal balance of any class of series 2005-C6 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C6 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C6 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C6 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the     interest accrual period, the class A-SP certificates will
cease to accrue interest. In connection therewith, the class A-SP certificates
will have a 0% pass-through rate for the    interest accrual period and for each
interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C6 principal balance certificates. In general, the total principal balance of each class of series 2005-C6 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-C6 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2005-C6 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C6 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2005-C6 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C6 principal balance certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C6 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C6 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series 2005-C6 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C6 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2005-C6 principal balance certificates on each distribution date will equal the Total Principal Distribution Amount for that distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets); and

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3, and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3 and A-4 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-4 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-3, A-4 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2005-C6 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-3, A-4 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2005-C6 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

                         ORDER OF ALLOCATION         CLASS
                         -------------------         -----
                                 1st                  A-M
                                 2nd                  A-J
                                 3rd                   B
                                 4th                   C
                                 5th                   D
                                 6th                   E
                                 7th                   F
                                 8th                   G
                                 9th                   H
                                 10th                  J
                                 11th                  K
                                 12th                  L
                                 13th                  M
                                 14th                  N
                                 15th                  O
                                 16th                  P
                                 17th                  Q

     In no event will the holders of any class of series 2005-C6 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2005-C6 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2005-C6 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-C6 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the trust fund remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2005-C6 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2005-C6 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2005-C6 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2005-C6 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

    ORDER OF         RECIPIENT CLASS
  DISTRIBUTION          OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------
      1st           A-1, A-2, A-3 and    From the portion of the Available P&I Funds  attributable to the underlying
                          A-4*           mortgage  loans in loan  group no.  1,  interest  up to the total  interest distributable on those classes,  PRO RATA based on the respective  interest entitlements of those classes

                         A-1-A*          From the portion of the Available P&I Funds  attributable to the underlying mortgage  loans in loan  group no.  2,  interest  up to the total  interest distributable on that class

                      A-X and A-SP*      From the entire  Available  P&I Funds,  interest  up to the total  interest distributable on those classes,  PRO RATA based on the respective  interest entitlements of those classes, without regard to loan groups

      2nd           A-1, A-2, A-3 and    Principal  up to the  portion of the Total  Principal  Distribution  Amount
                          A-4**          that  is  attributable  to  loan  group  no.  1 (and,  if the  class  A-1-A certificates are retired,  any portion of the Total Principal  Distribution
                                         Amount that is  attributable  to loan group no. 2), to class A-1,  A-2, A-3 and A-4, in that order, in each case until the total  principal  balance of that class has been reduced to zero;

                         A-1-A**         Principal  up to the  portion of the Total  Principal  Distribution  Amount
                                         that  is   attributable  to  loan  group  no.  2  (and,  if  the  class A-4 certificates are retired,  any portion of the Total Principal  Distribution
                                         Amount  that  is  attributable  to loan  group  no.  1),  until  the  total principal balance of that class has been reduced to zero;

      3rd            A-1, A-2, A-3,      Reimbursement up to the loss reimbursement  amounts for those classes,  PRO
                      A-4 and A-1-A      RATA based on the respective loss reimbursement amounts for those classes

      4th                  A-M           Interest up to the total interest distributable on that class

      5th                  A-M           Principal up to the total principal distributable on that class

      6th                  A-M           Reimbursement up to the loss reimbursement amount for that class

      7th                  A-J           Interest up to the total interest distributable on that class

      8th                  A-J           Principal up to the total principal distributable on that class

      9th                  A-J           Reimbursement up to the loss reimbursement amount for that class

    ORDER OF         RECIPIENT CLASS
  DISTRIBUTION          OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------
      10th                  B            Interest up to the total interest distributable on that class

      11th                  B            Principal up to the total principal distributable on that class

      12th                  B            Reimbursement up to the loss reimbursement amount for that class

      13th                  C            Interest up to the total interest distributable on that class

      14th                  C            Principal up to the total principal distributable on that class

      15th                  C            Reimbursement up to the loss reimbursement amount for that class

      16th                  D            Interest up to the total interest distributable on that class

      17th                  D            Principal up to the total principal distributable on that class

      18th                  D            Reimbursement up to the loss reimbursement amount for that class

      19th                  E            Interest up to the total interest distributable on that class

      20th                  E            Principal up to the total principal distributable on that class

      21st                  E            Reimbursement up to the loss reimbursement amount for that class

      22nd                  F            Interest up to the total interest distributable on that class

      23rd                  F            Principal up to the total principal distributable on that class

      24th                  F            Reimbursement up to the loss reimbursement amount for that class

      25th                  G            Interest up to the total interest distributable on that class

      26th                  G            Principal up to the total principal distributable on that class

      27th                  G            Reimbursement up to the loss reimbursement amount for that class

      28th                  H            Interest up to the total interest distributable on that class

      29th                  H            Principal up to the total principal distributable on that class

      30th                  H            Reimbursement up to the loss reimbursement amount for that class

      31st                  J            Interest up to the total interest distributable on that class

      32nd                  J            Principal up to the total principal distributable on that class

      33rd                  J            Reimbursement up to the loss reimbursement amount for that class

      34th                  K            Interest up to the total interest distributable on that class

      35th                  K            Principal up to the total principal distributable on that class

      36th                  K            Reimbursement up to the loss reimbursement amount for that class

      37th                  L            Interest up to the total interest distributable on that class

      38th                  L            Principal up to the total principal distributable on that class

      39th                  L            Reimbursement up to the loss reimbursement amount for that class

    ORDER OF         RECIPIENT CLASS
  DISTRIBUTION          OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------
      40th                  M            Interest up to the total interest distributable on that class

      41st                  M            Principal up to the total principal distributable on that class

      42nd                  M            Reimbursement up to the loss reimbursement amount for that class

      43rd                  N            Interest up to the total interest distributable on that class

      44th                  N            Principal up to the total principal distributable on that class

      45th                  N            Reimbursement up to the loss reimbursement amount for that class

      46th                  O            Interest up to the total interest distributable on that class

      47th                  O            Principal up to the total principal distributable on that class

      48th                  O            Reimbursement up to the loss reimbursement amount for that class

      49th                  P            Interest up to the total interest distributable on that class

      50th                  P            Principal up to the total principal distributable on that class

      51st                  P            Reimbursement up to the loss reimbursement amount for that class

      52nd                  Q            Interest up to the total interest distributable on that class

      53rd                  Q            Principal up to the total principal distributable on that class

      54th                  Q            Reimbursement up to the loss reimbursement amount for that class

      55th                  R            Any remaining portion of the Available P&I Funds

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-4, A-1-A, A-X and A-SP classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

** Priority of principal distributions among the class A-1, A-2, A-3, A-4 and A-1-A certificates are described above under "Distributions--Principal Distributions."

     DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H and J certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2005-C6 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2005-C6 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2005-C6 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2005-C6 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2005-C6 certificates, and

     - the amount of all fees payable to the master servicer, any primary servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C6 principal balance certificates. If this occurs following the distributions made to the 2005-C6 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2005-C6 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-C6 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

               ORDER OF ALLOCATION                  CLASS
               -------------------          ----------------------
                       1st                            Q
                       2nd                            P
                       3rd                            O
                       4th                            N
                       5th                            M
                       6th                            L
                       7th                            K
                       8th                            J
                       9th                            H
                       10th                           G
                       11th                           F
                       12th                           E
                       13th                           D
                       14th                           C
                       15th                           B
                       16th                          A-J
                       17th                          A-M
                       18th                 A-1, A-2, A-3, A-4 and
                                                    A-1-A*

----------
* PRO RATA based on the respective total principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2005-C6 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2005-C6 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus; and

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, applicable primary servicing fees (if any) and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     However, there will be no such reduction in any advance for delinquent monthly debt service payments due to an Appraisal Reduction Event at any time after the total principal balance of all classes of series 2005-C6 principal balance certificates (other than the class A-1, A-2, A-3, A-4 and A-1-A certificates) have been reduced to zero.

     Notwithstanding the foregoing, any reduction in advances with respect to the One Madison Avenue Mortgage Loan in accordance with the second preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire One Madison Avenue Total Loan that is allocable to the One Madison Avenue Mortgage Loan. The special servicer will calculate any Appraisal Reduction Amount with respect to the One Madison Avenue Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the One Madison Avenue Junior Loan up to the unpaid principal balance of the One Madison Avenue Junior Loan, and then, to the One Madison Avenue Mortgage Loan.

     Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Junior Loan. The holder of a Junior Loan is not required to make any monthly debt service advance with respect to the related underlying mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the series 2005-C6 certificates on the related distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "NONRECOVERABLE P&I ADVANCE"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the sixth succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. In making any recoverability determination, the master servicer, the special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions (in the case of the master servicer or the special servicer, as applicable, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the master servicer or the special servicer, as applicable, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's determination that an advance is non-recoverable) at any time and may obtain from the special servicer any reasonably required analysis, appraisals or market value estimates or other information in the special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicer, the special servicer and the trustee. The trustee may conclusively rely on the determination of the master servicer and special servicer regarding the recoverability of any monthly debt service advance, and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any monthly debt service advance.

     Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described above will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2005-C6 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2005-C6 certificateholders to the detriment of other classes of 2005-C6 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2005-C6 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2005-C6 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable P&I Advance at any time as described in those paragraphs and the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and S&P (except in certain circumstances set forth in the pooling and servicing agreement).

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long

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as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2005-C6 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2005-C6 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in March 2006.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2005-C6 certificateholders only those persons in whose names the series 2005-C6 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

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     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee (or, with respect to the items described in the fifth, sixth and seventh bullets below, the master servicer or the special servicer) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C6 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee (or, for any of the foregoing items that are not kept by the trustee, from the master servicer or the special servicer, as the case may be) upon request. However, the trustee (or the master servicer or special servicer, as the case may be) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer or special servicer) may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

                                      S-140
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     -    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach.

VOTING RIGHTS

     The voting rights for the series 2005-C6 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2005-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL.  The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rates on the class   ,   ,  ,  and
certificates will be variable and will be based upon, equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the

                                      S-141
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total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-3 and A-4 certificates in that order, in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-4 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-3, A-4 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, in the order of relative priority for such class, until the related certificate balance is reduced to zero.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

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     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2005-C6 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-C6 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2005-C6 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2005-C6 certificates, the holders of the class A-1, A-2, A-3 and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges, and

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          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

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     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December , 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable to the class A-1, A-2, A-3, A-4 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-4 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2005-C6 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

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     -    underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2005-C6 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of December 1, 2005, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

     KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of September 30, 2005, KRECM was responsible for servicing approximately 6,041 commercial and multifamily loans with a total principal balance of approximately $44.6 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 4,499 of those loans, with a total principal balance of approximately $34.1 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

MIDLAND LOAN SERVICES, INC.

     Midland will be the primary servicer of the PNC mortgage loans and certain of the Column mortgage loans. It is a corporation organized under the laws of Delaware and its primary servicing offices are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210. Midland is a subsidiary of PNC Bank, National Association, and an affiliate of PNC Capital Markets LLC

THE SPECIAL SERVICER

     Clarion Partners, LLC will be the initial special servicer with respect to the mortgage pool. Clarion, a New York limited liability company, was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands
(ING). Clarion and its affiliates manage a portfolio of over $16 billion in both public and private real estate investments, and employ more than 600 people nationwide. Clarion has been approved as special servicer by S&P, Fitch and Moody's, and is currently the named special servicer on over $11.6 billion of CMBS transactions. It is anticipated that Clarion or an affiliate will purchase a significant portion of the certificates. Clarion is headquartered at 230 Park Avenue, 12th Floor, New York, New York 10169.

     The information set forth in this prospectus supplement concerning Clarion in the immediately preceding paragraph has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

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THE TRUSTEE

     Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The information set forth in this prospectus supplement concerning Wells Fargo in the immediately preceding paragraph has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2005-C6 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     GENERAL. The master servicer and the special servicer each must service and administer the underlying mortgage loans and any REO Properties owned by the trust fund for which it is responsible under the pooling and servicing agreement, directly or through primary servicers or sub-servicers, in accordance with--

     -    any and all applicable laws,

     -    the express terms of the pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In general, subject to specified requirements and certain consents and approvals of the Series 2005-C6 Directing Certificateholder and/or the holder of any related CBA B-Note Junior Loan or the One Madison Avenue Junior Loan, as applicable, contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to continue to receive payments and prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a mortgage loan in the trust fund to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of a number of the underlying mortgage loans, the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated (including Midland Loan Services, Inc.), including by a successor to the master servicer, except for cause.

     ONE MADISON AVENUE JUNIOR LOAN. The One Madison Avenue Junior Loan will not be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include that One Madison Avenue Junior Loan. The One Madison Avenue Junior Loan will, however, be serviced under the pooling and servicing agreement by the master servicer and special servicer subject to the same servicing standard, as the related underlying mortgage loans.

     CBA B-NOTE JUNIOR LOANS. No CBA B-Note Junior Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Junior Loans. Each CBA B-Note Junior Loan will, however, be serviced under the pooling and servicing agreement by the master servicer or special servicer if a CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including (without duplication)--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     -    in the case of each underlying mortgage loan will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a master servicing fee rate equal to 0.01% per annum (exclusive of any primary servicing fee),

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     The master servicer will also be entitled to a (i) primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer and with respect to the Junior Loans for which it is the primary servicer and (ii) a correspondent fee in the case of those underlying mortgage loans that is a broker strip loan. Each primary servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of the master servicing fee and the trustee fee set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

     In the event that KRECM resigns or is terminated as master servicer, it will be entitled to retain the Excess Servicing Strip, equal to a portion of the master servicing fee (equal to fees accrued at a rate in excess of .005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of KRECM as master servicer under the pooling and servicing agreement. In the event that KRECM or Midland resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee with respect to those mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee due to KRECM is needed to compensate any replacement primary servicer for assuming the duties of KRECM as primary servicer under the pooling and servicing agreement.

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     PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan by reason of the master servicer's acceptance of any principal prepayment by the related borrower of such underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer or special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2005-C6 Directing Certificateholder or (vi) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then the master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2005-C6 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding work-out fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE.  A special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a special servicing fee rate of 0.35% per annum, subject to a $4,000 minimum per loan per month, and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will be payable monthly from general collections on all the mortgage loans in, and any REO Properties that are on deposit in the master servicer's collection account from time to time.

     No special servicing fees in respect of the One Madison Avenue Junior Loan will be payable out of collections on the mortgage pool.

     WORK-OUT FEE. The Special Servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as the special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2005-C6 certificateholders. No work-out fees in respect of the One Madison Avenue Junior Loan will be payable out of collections on the mortgage pool.

     LIQUIDATION FEE. The Special Servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The Special Servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the special servicer or the Series 2005-C6 Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below;

     - the purchase of the One Madison Avenue Mortgage Loan by the One Madison Avenue Junior Lender, as described under "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement, if that purchase occurs not later than 90 days after the date when the One Madison Avenue Mortgage Loan becomes specially serviced;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

     - the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless such purchase occurs more than 90 days after the underlying mortgage loan becomes specially serviced, in which case the fee will be payable regardless of whether the mezzanine lender is required to pay it as part of the purchase price; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2005-C6 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C6 certificateholders. No liquidation fees in respect of the One Madison Avenue Junior Loan will be payable out of collections on the mortgage pool.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE JUNIOR LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Junior Loans as is provided under the respective CBA A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2005-C6 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. The master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

          1. to pay the master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in the collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. The master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The Special Servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

     Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). the special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that the master servicer fails to make a servicing advance that it is required to make under the pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the pooling and servicing agreement no later than one business day following the master servicer's failure to make such servicing advances by expiration of the 15-day cure period in the definition of the master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor the master servicer will be obligated to make servicing advances that, in the judgment of that party or in the judgment of the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related Junior Loan) or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "NONRECOVERABLE SERVICING ADVANCE"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. In making any recoverability determination, the master servicer, the special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions (in the case of the master servicer or the special servicer, as applicable, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the master servicer or the special servicer, as applicable, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's; determination that an advance is non-recoverable) at any time and may obtain from the special servicer any reasonably required analysis, appraisals or market value estimates or other information in the special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicer, the special servicer and the trustee. The trustee may conclusively rely on the determination of the master servicer and special servicer regarding the recoverability of any servicing advance and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any servicing advance.

     Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2005-C6 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed (together with interest on the subject Nonrecoverable Servicing Advance) out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable Servicing Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2005-C6 certificateholders to the detriment of other classes of 2005-C6 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2005-C6 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2005-C6 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable Servicing Advance at any time as described in those paragraphs and the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and S&P (except in certain circumstances set forth in the pooling and servicing agreement).

     The pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-C6 certificateholders and any holder of a related Junior Loan, as a collective whole.

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     The master servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of general collections on the mortgage pool.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion in the next paragraph, the holder or holders of more than 50% of the total principal balance of the series 2005-C6 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the trust fund incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2005-C6 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-C6 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     In connection with any termination of the special servicer under the pooling and servicing agreement as described in the paragraphs above, the terminated special servicer may be entitled to--

     - payment out of the collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. Except in limited circumstances with respect to easements, rights-of-way, and similar arrangements, the master servicer (with respect to performing mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

     If the master servicer or the special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage, or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement, the master servicer or the

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special servicer is authorized to (or may authorize the master servicer) to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

          (a) the taking or entering into such assumption agreement complies with the Servicing Standard;

          (b) in the case of performing underlying mortgage loans, the master servicer has obtained the consent of the special servicer pursuant to the terms of the pooling and servicing agreement and, in the case of all underlying mortgage loans, the master servicer or special servicer has obtained the consent of the Series 2005-C6 Directing Certificateholder except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2005-C6 Directing Certificateholder, if following any such direction of the Series 2005-C6 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2005-C6 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event; and

          (c) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and/or S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2005-C6 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     Mortgage loans described in clause (3) of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the master servicer or the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan except to the extent provided in the related mezzanine loan intercreditor agreement.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The master servicer or the special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below and "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan above in this prospectus supplement)--

     - the master servicer or the special servicer determines, in accordance with the Servicing Standard, that granting such consent or not enforcing such clause would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present

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          value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     - in the case of performing underlying mortgage loans, the master servicer has obtained the consent of the special servicer pursuant to the terms of the pooling and servicing agreement and, in the case of all underlying mortgage loans, the master servicer or special servicer has obtained the consent of the Series 2005-C6 Directing Certificateholder; and

     - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation, as applicable, from Moody's and/or S&P that (1) not accelerating payments on the related mortgage loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2005-C6 certificates.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the master servicer or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the trust fund if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. With respect to any non-specially serviced mortgage loan, the master servicer will generally be permitted, without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the Series 2005-C6 Directing Certificateholder, to grant approvals or waivers or otherwise take actions with respect to a limited range of matters, including approving certain routine leasing activity, approving annual budgets, waiving notices with respect to principal prepayments, approving releases of non-material parcels of a mortgaged real property in connection with pending or threatened condemnation actions or upon the satisfaction of specific conditions in the related mortgage loan documents where there is no lender discretion, and grants of easements, rights of way or similar agreements that do not materially affect the use or value of a mortgaged real property. However, no modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the special servicer may (or, in some cases, may permit the master servicer to)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

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     -    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

     Notwithstanding the foregoing, the master servicer may (subject to the Servicing Standard, the restrictions set forth below and the rights of third parties) extend the maturity date of underlying mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of two such one-year extensions), provided that the master servicer has determined that a default in likely to occur with respect to the subject mortgage loan and the Series 2005-C6 Directing Certificateholder has consented to the extension.

     However, in no event will the master servicer or the special servicer be permitted to--

          (a) extend the maturity date of a mortgage loan beyond a date that is three years prior to the rated final distribution date or, in the case of any ARD Loan, five years prior to the rated final distribution date;

          (b) extend the maturity date of the One Madison Avenue Total Loan beyond the distribution date in May, 2022.

          (c) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

          (d) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

          (e) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the master servicer or the special servicer at the request of or with the consent of the Series 2005-C6 Directing Certificateholder, or if accepted by the master servicer, with the consent of the special servicer; or
(e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The special servicer will notify the master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

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     The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2005-C6 Controlling Class and Series 2005-C6 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the trust fund, the special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior 12 months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, a CBA A/B Loan Pair or the One Madison Avenue Total Loan). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, a CBA A/B Loan Pair or the One Madison Avenue Total Loan) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, a CBA A/B Loan Pair or the One Madison Avenue Total Loan) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. The master servicer will be required to establish and maintain the collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Junior Loans and the One Madison Avenue Junior Loan.

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     The funds held in the collection account may be held as cash or invested in
Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the collection account will be paid to the master servicer as additional compensation.

     DEPOSITS. The master servicer must deposit or cause to be deposited in the collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and any related primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts paid by a holder of any Junior Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     - all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by the special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to remit those amounts within one business day to the master servicer for deposit in the collection account.

     Notwithstanding the foregoing, amounts received with respect to the One Madison Avenue Total Loan or the related mortgaged real property and allocable to the One Madison Avenue Junior Loan will be deposited by the master servicer into the collection account and thereafter transferred to a custodial account or sub-account that relates to that Junior Loan.

     Notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Junior Loan will be deposited by the master servicer into the collection account and thereafter transferred to a custodial account or sub-account that relates to that Junior Loan.

     WITHDRAWALS. The master servicer may make withdrawals from the collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period,

          (c)  amounts allocable to the Junior Loans, and

          (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2005-C6 certificateholders in accordance with any of clauses 2. through
               16. and clauses 18. through 20. below;

     2. to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay the master servicer, any related primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse the master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

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     7.   to pay the master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

     8. to pay the master servicer, any primary servicer or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

     12. to pay the master servicer, the special servicer, the trustee, us or any of their or our respective directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

     13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer and (c) the fees of the master servicer or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

     14. to reimburse the master servicer, the special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     15.  to pay for--

          (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement; and

          (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to transfer any amounts collected on and allocable to the One Madison Avenue Junior Loan, or any CBA B-Note Junior Loan to the related loan-specific custodial account or sub-account;

     18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in December 2005, if any, or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the trust fund;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

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     20.  to pay any amounts, in addition to normal remittances, due and payable by the trust fund, to the holder of a Junior Loan under the terms of any CBA A/B Intercreditor Agreement or the Co-Lender Agreement, as applicable;

     21. to pay any other items described in this prospectus supplement as being payable from the collection account; and

     22. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     Notwithstanding the foregoing:

     - In no event will any amounts allocable to the One Madison Avenue Junior Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the One Madison Avenue Mortgage Loan. The One Madison Avenue Junior Loan will provide limited subordination to the One Madison Avenue Mortgage Loan regarding various payments and reimbursements related to the One Madison Avenue Mortgage Loan that arise out of a credit default.

     - In no event will any amounts allocable to a CBA B-Note Junior Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Junior Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

     PURCHASE OPTION. The pooling and servicing agreement grants the Series 2005-C6 Directing Certificateholder and, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder, an assignable option (a "PURCHASE OPTION") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2005-C6 certificateholder or the One Madison Avenue Controlling Holder (if not earlier exercised or declined), will expire at such time as the related class of series 2005-C6 certificates or the One Madison Avenue Controlling Holder, as the case may be, is no longer the series 2005-C6 controlling class or the controlling holder of the One Madison Avenue Total Loan.

     Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2005-C6 Directing Certificateholder and, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder, of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer, a Series 2005-C6 Directing Certificateholder or, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder, or an assignee thereof that is an affiliate of the special servicer proposes to purchase a Defaulted Loan, the master servicer is required pursuant to the pooling and servicing agreement to determine whether the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The master servicer shall be entitled to a one-time fee, as specified in the pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the special servicer and the master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The special servicer must give prompt written notice of its fair value determination to the trustee, the master servicer, the Series 2005-C6 Directing Certificateholder and, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder.

     If neither the Series 2005-C6 Directing Certificateholder or, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder, nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the special servicer may do so for a limited period.

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     Each holder of a Purchase Option may, at its option, purchase the subject
Defaulted Loan from the trust fund at a price (the "OPTION PRICE") equal to--

     - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

     - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

     FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2005-C6 certificateholders and the holder(s) of any related Junior Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and/or the existence of any environmental insurance policy covering that mortgaged property, that either--

     - both (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     - taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     The cost of any such environmental assessment and the cost of any remedial, corrective or other further action contemplated by either or both of the preceding bullets will generally be paid by and reimbursable to the master servicer as a servicing advance.

     REO PROPERTIES. If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of a CBA A/B Loan Pair or the One Madison Avenue Total Loan, on behalf of the trust fund and the holder of

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the related Junior Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The special servicer will be required to use efforts consistent with the Servicing Standard to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The special servicer may be required, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     -    maintains its status as "foreclosure property" within the meaning of section 860G(a)(8) of the Code; and

     - does not result in the receipt by the trust fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the pooling and servicing agreement, the special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     To the extent that income the trust fund receives from an REO property is subject to a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2005-C6 certificateholders. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the collection account.

     REO ACCOUNT. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     -    the outstanding principal balance of that mortgage loan,

     -    interest (other than Default Interest) accrued on that mortgage loan,

     - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     - any and all special servicing compensation payable with respect to that mortgage loan,

then the trust fund will realize a loss in the amount of such shortfall.

     The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2005-C6 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2005-C6 certificates will be further reduced by interest payable to the master servicer or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicer will not be required to make servicing advances to effect such restoration unless--

     - the special servicer determines that such restoration will increase the proceeds to the series 2005-C6 certificateholders and the holder(s) of any related Junior Loan(s) on liquidation of the mortgage loan after reimbursement of the special servicer, the master servicer or the trustee, as the case may be, for its expenses; and

     - the master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred, the master servicer will transfer its servicing responsibilities to the special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The special servicer will continue to be responsible for the operation and management of an REO Property. The master servicer will have no responsibility for the performance by the special servicer of its duties under the pooling and servicing agreement.

     The special servicer will return the full servicing of a specially serviced mortgage loan to the master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

     SERIES 2005-C6 CONTROLLING CLASS AND SERIES 2005-C6 DIRECTING CERTIFICATEHOLDER. The series 2005-C6 controlling class will be the most subordinate class of series 2005-C6 certificates (other than the class A-X, A-SP, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2005-C6 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2005-C6 controlling class will be the most subordinate of the class of series 2005-C6 principal balance certificates that has a total principal balance greater than zero.

     The series 2005-C6 controlling class as of the closing date will be the class Q certificates.

     The "SERIES 2005-C6 DIRECTING CERTIFICATEHOLDER" will be a holder or beneficial owner of certificates of the series 2005-C6 controlling class selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2005-C6 controlling class; provided, however, that until a Series 2005-C6 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2005-C6 controlling class that a Series 2005-C6 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2005-C6 controlling class certificates will be the Series 2005-C6 Directing Certificateholder.

     If it is the One Madison Avenue Controlling Holder, the Series 2005-C6 Directing Certificateholder will be able to direct various servicing actions of the special servicer (including proposed actions of the master servicer that may not be taken in the absence of approval from the special servicer) under the pooling and servicing agreement with respect to the One Madison Avenue Total Loan. See "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     ASSET STATUS REPORT. Pursuant to the pooling and servicing agreement, the special servicer is required to prepare and deliver a report to each rating agency, the master servicer, the Series 2005-C6 Directing Certificateholder (the "ASSET STATUS REPORT") with respect to any underlying mortgage loan (other than the One Madison Avenue Mortgage Loan) that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Junior Loan.

     Any Asset Status Report prepared by the special servicer will set forth the following information, to the extent reasonably determined, which includes:

     - a summary of the status of the subject specially serviced mortgage loan;

     - a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - a current rent roll and income or operating statement available for the related mortgaged real property;

     - a recommendation by the special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the master servicer for regular servicing or otherwise realized upon;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the trust fund (excluding the One Madison Avenue Mortgage Loan) that becomes a specially serviced mortgage loan, if, within ten business days following delivery of the Asset Status Report, the Series 2005-C6 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2005-C6 Directing Certificateholder disapproves in writing such Asset Status Report, the special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2005-C6 Directing Certificateholder's disapproval. The special servicer must continue to revise that Asset Status Report until either the Series 2005-C6 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2005-C6 certificateholders and it has made a reasonable effort to contact the Series 2005-C6 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2005-C6 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     The special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

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     In addition to the foregoing, the special servicer is required to, subject to the Servicing Standard, obtain the consent of the Series 2005-C6 Directing Certificateholder prior to the taking by the special servicer of the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the trust fund;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     - any proposed or actual sale of an REO Property out of the trust fund (other than an REO Property that relates to the One Madison Avenue Mortgage Loan) for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

  - any determination to bring an REO Property held by the trust fund (other than an REO Property that relates to the One Madison Avenue Mortgage Loan) into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

  - any release of material real property collateral for a mortgage loan in the trust fund (other than the One Madison Avenue Mortgage Loan), other than upon satisfaction of that mortgage loan;

  - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the trust fund (other than the One Madison Avenue Mortgage Loan), other than in accordance with the specific terms of that mortgage loan;

  - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than the One Madison Avenue Mortgage Loan) other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund (other than the One Madison Avenue Mortgage
          Loan).

     Notwithstanding the foregoing, no direction of the Series 2005-C6 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the pooling and servicing agreement, may (a) require or cause the special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the pooling and servicing agreement,
(b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the master servicer, the special servicer, the trustee, us, the trust fund or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the special servicer's or the master servicer's responsibilities under the pooling and servicing agreement. The special servicer will not (x) follow any such direction of the Series 2005-C6 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2005-C6 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard. With respect to the One Madison Avenue Total Loan, the Series 2005-C6 Directing Certificateholder will have the consent and approval rights described under "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" at any time when the Series 2005-C6 Directing Certificateholder constitutes the One Madison Avenue Controlling Holder.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust fund, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2006, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,000,000, once

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every two years (or at such lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C6 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or before March 15, 2006 or, for any subsequent year beginning in 2007, on or before May 1, the master servicer and the special servicer must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined certain documents and records relating to the servicing operations of the master servicer or special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of the master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or special servicer under the pooling and servicing agreement:

     - any failure by the master servicer to make any deposit into the collection account or any other account pursuant to the terms of the pooling and servicing agreement, which failure continues unremedied for two business days or failure by the master servicer to make any remittance required to be made by the master servicer (including any monthly debt service advances) to the trustee for deposit into the distribution account or any other account pursuant to the terms of the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., eastern standard time, on the distribution date, provided, however, that if the master servicer fails to make any remittance so required, including any monthly debt service advance, to be made by the master servicer on the business day preceding the related distribution date (without regard to any grace period), the master servicer shall pay to the trustee, for the account of the trustee, interest on such late remittance at the prime rate from and including the business day preceding the related distribution date to but excluding the distribution date and (b) any failure by the master servicer to make any required servicing advance within the time specified in the pooling and servicing agreement,

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          which failure remains uncured for fifteen days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     - any failure by the special servicer to deposit into the REO Account, or to remit to the master servicer for deposit in the collection account, any such deposit or remittance required to be made by the special servicer, when so required under the pooling and servicing agreement, which failure continues unremedied for two business days;

     - any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as the master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by any affected holder of a Junior Loan;

     - any breach by the master servicer or the special servicer of a representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of the series 2005-C6 certificateholders and continues unremedied for 30 days after the date on which notice of such breach shall have been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by any affected holder of a Junior Loan; provided, however, if such breach is not capable of being cured within such 30-day period and the master servicer or special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days; and

     - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2005-C6 certificates, or (b) placed any class of series 2005-C6 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action.

     The pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the Junior Loans.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2005-C6 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2005-C6 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

                                      S-169
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     -    succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2005-C6 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C6 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. In connection with PNC mortgage loans and certain of the Column mortgage loans, the master servicer will perform most of its servicing duties through Midland, which cannot be terminated, including by the master servicer, except for cause. In addition, it is expected that the master servicer will perform some or all of its servicing duties with respect to some of the other underlying mortgage loans through primary servicers or sub-servicers that cannot be terminated, including by the master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2005-C6 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2005-C6 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2005-C6 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2005-C6 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2005-C6 certificateholders, unless in the trustee's opinion, those series 2005-C6 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank, trust company or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may

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hold series 2005-C6 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00097% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, the master servicer, any primary servicer, the special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the pooling and servicing agreement and the series 2005-C6 certificates. In addition, the trustee, the master servicer, any primary servicer, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the trust fund under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2005-C6 controlling class, the master servicer or the special servicer, in the order of preference discussed below.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2005-C6 certificateholder. The final distribution with respect to each series 2005-C6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2005-C6 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2005-C6 certificates;

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     -    the master servicer; and

     -    the special servicer.

     Any purchase by any single certificateholder or group of certificateholders of the series 2005-C6 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer(s), the special servicer(s) and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2005-C6 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2005-C6 controlling class, of the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C6 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class F, G, H and J certificates, is reduced to zero, subject to any conditions set forth in the pooling and servicing agreement, any single holder or group of holders of all the remaining series 2005-C6 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     - the holders of the series 2005-C6 certificates entitled to not less than 66 2/3% of the series 2005-C6 voting rights, not taking into account series 2005-C6 certificates held by us or any of our affiliates or agents, and

     - all of the series 2005-C6 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the pooling and servicing agreement may adversely affect any holder of a Junior Loan without the consent of that person.

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THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and the special servicer will be permitted to purchase any class of series 2005-C6 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or special servicer's interest as a holder of the series 2005-C6 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2005-C6 certificate by the master servicer or special servicer or any affiliate thereof.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                  FOR MORTGAGED PROPERTIES LOCATED IN NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in New York, which mortgage loans represent 15.6% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I and REMIC II will qualify as a REMIC under the Code and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of REMIC I will generally include--

     -    the underlying mortgage loans,

     - any REO Properties acquired on behalf of the series 2005-C6 certificateholders in respect of the underlying mortgage loans,

     -    the collection account,

     -    the special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

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     For U.S. federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     -    the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E,
          F, G, H, J, K, L, M, N, O, P and Q certificates will evidence the regular interests in, and will be treated as debt obligations of, REMIC II,

     - the class R certificates will evidence interests in the sole class of residual interests in each of REMIC I and REMIC II, and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of any Post-ARD Additional Interest accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For U.S. federal income tax reporting purposes, it is anticipated that the class certificates will be issued at a premium, and that the class certificates will be issued with original issue discount. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount or premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMIC are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code.

     To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

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     -    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2005-C6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C6 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C6 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than the Exemption-Favored Parties);

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any primary servicers or sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any primary servicer or sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Class A-1, A-2, A-3, A-4, A-1-A, A-M, A-J, B and C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P and Moody's. The Class D and Class E Certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

     Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                       CERTAIN RELATIONSHIPS AMONG PARTIES

     Credit Suisse First Boston LLC ("CSFB"), PNC Capital Markets LLC, Greenwich Capital Markets, Inc., Nomura Securities International, Inc. and KeyBanc Capital Markets, a Division of McDonald Investments Inc. (collectively, the "UNDERWRITERS"), are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be lead and bookrunning manager. PNC Capital Markets LLC, KeyBanc Capital Markets, Greenwich Capital Markets, Inc. and Nomura Securities International, Inc. will act as co-managers with respect to the offering. Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. PNC Capital Markets LLC is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and an affiliate of Midland Loan Services, Inc., a primary servicer. KeyBanc Capital Markets is a trade name under which corporate and investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank National Association, are marketed to institutional clients. McDonald Investments Inc. is an affiliate of KeyBank National Association, one of the mortgage loan sellers, and of KeyCorp Real Estate Capital Markets, Inc., the master servicer and a primary servicer.

     The depositor has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the offered certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                           CLASS        MOODY'S          S&P
                        ------------  ------------  ------------
                            A-1           Aaa            AAA
                            A-2           Aaa            AAA
                            A-3           Aaa            AAA
                            A-4           Aaa            AAA
                           A-1-A          Aaa            AAA
                            A-M           Aaa            AAA
                            A-J           Aaa            AAA
                             B            Aa2             AA
                             C            Aa3            AA-
                             D             A1             A+
                             E             A2             A

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     - the distribution of the broker strip fees to the broker strip payees, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust fund that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - does not represent a loss on a mortgage loan arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any related primary servicing fee, and in some cases, any correspondent fee, and the trustee fee are calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing:

     - In the case of the One Madison Avenue Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the One Madison Avenue Total Loan, as if it was a single underlying mortgage loan, and then allocated, FIRST, to the One Madison Avenue Junior Loan, up to its unpaid principal balance, and THEN, to the One Madison Avenue Mortgage Loan.

     - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject A/B Loan Pair, as if it was a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Junior Loan, up to the amount of its unpaid principal balance, and THEN, to the subject CBA A-Note Mortgage Loan.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except that with respect to a balloon payment, such date may extend until such mortgage loan becomes a specially serviced mortgage loan);

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

provided, however, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2005-C6 principal balance certificates (other than the class A-1, A-2, A-3, A-4 and A-1-A certificates) have been reduced to zero.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-C6 certificates (other than the class V certificates) on that date.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between Column, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Junior Loan.

     "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Junior Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means either of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as AIMCO Colony of Springdale Apartments, AIMCO Hunter's Chase Apartments, AIMCO Oaks at Woodridge Apartments, AIMCO Stoneridge Apartments, AIMCO Woodmere Apartments, AIMCO Burgundy Court Apartments, AIMCO Chimneys of Oak Creek Apartments, AIMCO College Park Apartments, Silver Creek Apartments, The Lodge North Apartments and Westchase Apartments, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Junior Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE JUNIOR LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLARION" means Clarion Partners, LLC.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CO-LENDER AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMN" means Column Financial, Inc.

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "OMA JUNIOR LOAN SECURITIZATION" means a securitization that includes the One Madison Avenue Junior Loan.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "Cut-off Date LTV Ratio" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any) (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties;

     - with respect to each of the One Madison Avenue Mortgage Loan and each CBA A-Note Mortgage Loan, the ratio of--

          1. the cut-off date principal balance of the One Madison Avenue Mortgage Loan, or such CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related Junior Loan), as the case may be, to

          2. the Most Recent Appraised Value of the related mortgaged real property.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

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     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2001, 2002, 2003 or 2004 or a trailing 12-month period ended in 2004 or 2005,

          2. by annualizing the amount of expenses for partial 2004 or 2005 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

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     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among

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               other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means a portion of the master servicing fee equal to fees accrued at a rate in excess of .005% per annum.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse First Boston LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "HYPO"  means Hypo Real Estate Capital Corporation.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income

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expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "IRS" means the Internal Revenue Service.

     "JUNIOR LOANS" means, collectively, the One Madison Avenue Junior Loan and the CBA B-Note Junior Loans.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "KEYBANK" means KeyBank National Association.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties;

     -    with respect to each CBA A-Note Mortgage Loan, the ratio of--

          1. the Maturity/ARD Balance of the CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related Junior Loan), as the case may be, to

          2. the Most Recent Appraised Value of the related mortgaged real property.

     "MIDLAND" means Midland Loan Services, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C6 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $2,504,593,314;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2005-C6 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2005-C6 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first, fifth, seventh or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period, and no reserve fund or letter of credit is applied to pay down a loan due to failure to satisfy applicable performance triggers;

     - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     - all prepayments on the underlying mortgage loans are assumed to be--

          1.   accompanied by a full month's interest,

          2. if received during a prepayment premium period, accompanied by the appropriate Yield Maintenance Charge, and

          3.   received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Trust Fund Expenses;

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     -    funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in January 2006; and

     - the offered certificates are settled on an assumed settlement date of December , 2005.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     -    the "as is" value set forth in the related appraisal, plus

     - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in December 2005; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in December 2005;

     -    with respect to the One Madison Avenue Mortgage Loan, the ratio of -

          1. the Most Recent Net Cash Flow of the One Madison Avenue Property, to

          2. the aggregate of the monthly debt service payments to be due on the One Madison Avenue Mortgage Loan (and without regard to the monthly debt service payments to be due on the One Madison Avenue Junior Loan) from and including the due date in December 2005 through and including the due date in November 2006.

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of either of the two bullets of this definition will be either (a) if that interest-only period extends to maturity or, in

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the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in December 2005 through and including the due date in November 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "MOST RECENT EXPENSES" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means, with respect to each mortgaged real property that secures an underlying mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for

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annual debt service on the related underlying mortgage loan, calculated as the
Most Recent Revenues less Most Recent Expenses for that property.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

          1. the total payments made by the master servicer to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     "NET MORTGAGE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. In the case of mortgaged real properties that are mixed use properties, the Occupancy Rate at Underwriting reflects the occupancy rate of the primary use of the property. The Occupancy Rate at Underwriting reflects Dark Tenants. No Occupancy Rate at Underwriting is presented for hospitality properties.

     "OMA NET PROCEEDS" means net proceeds of insurance or condemnation proceeds received by the master servicer or special servicer, as applicable, in respect of the One Madison Avenue Total Loan.

     "ONE MADISON AVENUE JUNIOR LENDER" means the holder of the One Madison Avenue B Note Junior Loan.

     "ONE MADISON AVENUE JUNIOR LOAN" means the mortgage loan with a cut-off date principal balance of $50,000,000 that is secured by the One Madison Avenue Property, which mortgage loan will not be included in the trust fund. The One Madison Avenue Junior Loan is subordinate in right of payment to the One Madison Avenue Mortgage Loan.

     "ONE MADISON AVENUE MORTGAGE LOAN" means the underlying mortgage loan secured by the One Madison Avenue Property.

     "ONE MADISON AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "One Madison Avenue".

     "ONE MADISON AVENUE SPECIALLY DESIGNATED SERVICING ACTION" means any of the following actions with respect to the One Madison Avenue Total Loan or any related REO Property, as applicable.

     - any modification or waiver of a monetary term of any loan included in the One Madison Avenue Total Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on any mortgage loan comprising the One Madison Avenue Total Loan or the monthly debt service payment or prepayment consideration payable on any mortgage loan comprising the One Madison Avenue Total Loan or a deferral or forgiveness of interest on or principal of any mortgage loan comprising the One Madison Avenue Total Loan or a modification of any other monetary term of any mortgage loan comprising the One Madison Avenue Total Loan relating to the timing or amount of any payment of principal and interest (other than default interest);

     - any modification, waiver or amendment of any loan included in the One Madison Avenue Total Loan that would result in a discounted payoff of any mortgage loan included in the One Madison Avenue Total Loan;

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     -    any foreclosure upon or comparable transfer (which may include acquisition of an REO Property) of the ownership of the One Madison Avenue Property or any acquisition of the One Madison Avenue Property by deed-in-lieu of foreclosure;

     -    any sale of the One Madison Avenue Property, including as an REO
          Property;

     - any release of the related borrower or any related guarantor from liability with respect to the One Madison Avenue Total Loan;

     - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the One Madison Avenue Property, including as an REO Property, into compliance with environmental laws;

     - any substitution or release of material real property collateral for the One Madison Avenue Total Loan, except as permitted by the mortgage loan documents;

     - any transfer of the One Madison Avenue Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as permitted by the mortgage loan documents;

     - any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower (other than the existing related mezzanine loans);

     - the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

     - any proposed modification or waiver of any provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

     - any renewal or replacement of then existing insurance policies (to the extent the lender's approval is required under the mortgage loan documents);

     - the replacement of the property manager, to the extent lender's approval is provided for under the mortgage loan documents;

     - any imposition of an obligation on the related borrower to maintain reserves under the mortgage loan documents;

     - following an event of default with respect to the One Madison Avenue Total Loan, any exercise of remedies, including the acceleration of the One Madison Avenue Total Loan or initiation of any proceedings, judicial or otherwise, under the mortgage loan documents; and

     - the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the One Madison Avenue Total Loan (instead of rebuilding the One Madison Avenue Property), if such repayment would not result in the payment in full of all amounts due and payable to the One Madison Avenue Controlling Holder.

     "ONE MADISON AVENUE TOTAL LOAN" means the One Madison Avenue Mortgage Loan and the One Madison Avenue Junior Loan, collectively.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

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     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Junior Loan,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA, describing what constitutes the assets of a Plan.

     "PNC BANK" means PNC Bank, National Association.

     "PNC FINANCIAL" means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and any primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made voluntarily by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and any primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

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     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding distribution date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2005-C6 certificates then rated by Moody's or S&P, respectively; (m) have been approved by the Series 2005-C6 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the offered certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the pooling and servicing agreement or the imposition of tax on any REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

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     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income
Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REO PROPERTY" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2005-C6 certificateholders (or, if such property relates to the One Madison Avenue Total Loan or a CBA A/B Loan Pair, for the benefit of the series 2005-C6 certificateholders and the holder of the related Junior Loan), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicer,

     -    the special servicer,

     -    any primary servicers or sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2, A-3, A-4 and A-1-A certificates have been made on that distribution date.

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     "SERVICING STANDARD" means the standard by which each of the master servicer and the special servicer will service and administer the mortgage loans (including the One Madison Avenue Total Loan) and, when applicable, an A/B Loan Pair that it is obligated to service and administer pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, in the case of the One Madison Avenue Total Loan, and, when applicable, an A/B Loan Pair, the holder of the related Junior Loan), as a collective whole, as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans (including related intercreditor, co-lender and similar agreements), and, to the extent consistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely recovery of principal and interest on the mortgage loans or, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the series 2005-C6 certificateholders and the holders of any related Junior Loan(s), all taken as a collective whole, on a present value basis; and

     -    without regard to--

          1. any relationship that the master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the pooling and servicing agreement,

          2. the ownership of any series 2005-C6 certificate, mezzanine loan or subordinate debt by the master servicer or special servicer, as the case may be, or by any affiliate thereof,

          3.   the master servicer's obligation to make advances,

          4. the special servicer's obligation to request that the master servicer make servicing advances,

          5. the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          6. the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

          7. any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          8. any debt that the master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     - a payment default has occurred at its maturity date (except if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers, within 60 days of the maturity date, a firm commitment to refinance acceptable to the special servicer and the Series 2005-C6 Directing Certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 90 days after such payment default, which may be extended to 150 days at the discretion of the special servicer and the 2005-C6 Directing Certificateholder, or (2) the expiration of such commitment);

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     -    any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

     -    the related borrower has--

          (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (c) has admitted in writing its inability to pay its debts generally as they become due;

     - the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the master servicer or, with the approval of the Series 2005-C6 Directing Certificateholder, the judgment of the special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; provided that a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause upon the occurrence of a potential default in the making of a balloon payment, if, with respect to such event, the master servicer has determined that the master servicer's granting of a one-year extension of the maturity date of the mortgage loan (to the extent it is permitted to do so as described under "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement, including under the condition that it must have obtained the consent of the Series 2005-C6 Directing Certificateholder to the extension) is in accordance with the Servicing Standard, and at such time no other Servicing Transfer Event exists; or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer or, with the approval of the Series 2005-C6 Directing Certificateholder, the judgment of the special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2005-C6 certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

          (a) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (b)  such insurance is not available at any rate.

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related Junior Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and
"Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

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     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its due date in December 2005 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due during or prior to the month of such addition to the trust fund, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2005-C6 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in December 2005, if any, or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in December 2005, if any, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The

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Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination was made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees and liquidation fees payable in connection therewith.

     In no event will any payments or other collections of principal allocable to the Junior Loans be included in the calculation of the Total Principal Distribution Amount.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in December 2005, due on its first due date;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for all those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), due on the related due date in December 2005;

     -    with respect to the One Madison Avenue Mortgage Loan, the ratio of--

          1. the Underwritten Net Cash Flow for the One Madison Avenue Property, to

          2. the aggregate of the monthly debt service payments to be due on the One Madison Avenue Mortgage Loan (and without regard to the monthly debt service payments to be due on the One Madison Avenue Junior Loan) from and including the due date in December 2005 through and including the due date in November 2006; and

     -    with respect to each CBA A-Note Mortgage Loan, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the twelve times the monthly debt service payment due on such CBA A-Note Mortgage Loan (and without regard to the monthly debt service payment due on the related Junior Loan) on its due date in December 2005;

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in December 2005 through and including the due date in November 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and PROVIDED FURTHER that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                                      A-1-1

                    LOCATIONS OF THE MORGAGED REAL PROPERTIES

                                                                         CUT-OFF DATE                    MORTGAGE
                 LOAN                                                      PRINCIPAL                       LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                     BALANCE (1)                     SELLER
 -    -------   -----   -------------                                  ---------------                   --------
1                 1     450 Park Avenue                                $   175,000,000       Column Financial, Inc.
2                 1     One Madison Avenue                                 155,135,976 (2)   Column Financial, Inc.
3                 1     Fashion Place                                      151,676,392       Column Financial, Inc.
4A                2     Alexander Gardens                                   38,200,000       Column Financial, Inc.
4B                2     Grand Oaks at the Lake                              25,962,500       Column Financial, Inc.
4C                2     Park Village                                         8,200,000       Column Financial, Inc.
4D                2     Malabar Lakes                                        6,537,500       Column Financial, Inc.
5                 1     Preston Commons                                     67,250,000       Hypo Real Estate Capital Corporation
6                 1     Crestview Hills Town Center                         56,500,000       PNC
7                 1     Sterling Plaza                                      47,250,000       Hypo Real Estate Capital Corporation
8                 1     Thistle Landing - Phoenix                           37,000,000       PNC
9                 1     Highland Industrial                                 36,400,000       Column Financial, Inc.
10                1     Ashbrook Commons                                    35,000,000       PNC
11                1     Bridge Street Properties                            34,962,192       Column Financial, Inc.
12                1     West Oaks I Shopping Center                         27,300,000       KeyBank National Association
13                2     Fairlane Meadow                                     27,270,000       Column Financial, Inc.
14                1     Bouquet Canyon                                      26,700,000       Column Financial, Inc.
15                1     The Retreat at Fossil Creek                         26,300,000       Column Financial, Inc.
16                1     McKinley Crossroads                                 26,100,000       Column Financial, Inc.
17                2     Brandychase Apartments                              24,000,000       Column Financial, Inc.
18                1     Bexley Park Raleigh NC                              23,200,000       Column Financial, Inc.
19                2     The Villages at Meyerland                           23,040,000       Column Financial, Inc.
20                1     Costa Mesa Square I                                 21,800,000       Column Financial, Inc.
21                2     Reserve at Tranquility Lake Apartments              21,774,854       PNC
22                1     City Center West A                                  21,000,000       PNC
23                1     Riverbend Marketplace                               19,456,676       Column Financial, Inc.
24                1     Residence Inn Westshore                             19,343,275       Column Financial, Inc.
25                1     3100 New York Drive                                 19,000,000       PNC
26                1     Southern Palms                                      18,610,000       Column Financial, Inc.
27                1     BRYAN - Twin Oaks Apartments                        18,600,000       Column Financial, Inc.
28                1     Amber Oaks                                          18,050,000       Column Financial, Inc.
29                2     Dry Creek Apartments                                18,000,000       Column Financial, Inc.
30                1     Jackson West Shopping Center                        17,180,000       KeyBank National Association
31                2     Hidden Lakes Apartments                             16,875,000       Column Financial, Inc.
32                1     Harbour Walk Sandstone Apts                         16,962,000       KeyBank National Association
33                1     Chantilly Plaza                                     16,100,000       KeyBank National Association
34                1     Green Valley Tech Plaza                             15,750,000       PNC
35                1     BRYAN - Spring Lake Apartments                      15,050,000       Column Financial, Inc.
36                1     Ramada Inn & Suites Toms River                      14,975,811       PNC
37                1     Fiddler's Run Shopping Center                       14,968,051       Column Financial, Inc.
38                2     AIMCO Chimneys of Oak Creek Apartments              14,800,000       Column Financial, Inc.
39                2     AIMCO Oaks at Woodridge Apartments                  14,800,000       Column Financial, Inc.
40                1     BRYAN - Windsor Lake Apartments                     14,175,000       Column Financial, Inc.
41                2     Canyon Point Cottages                               14,035,000       Column Financial, Inc.
42                1     Windwood Oaks                                       13,903,000       KeyBank National Association
43                2     Woodridge Park Apartments                           13,800,000       Column Financial, Inc.
44                1     Symmetricom                                         13,650,000       PNC
45                2     Charleston at Sweetwater Apartments                 13,301,046       Column Financial, Inc.
46                1     Park Plaza At Aliso Town Center
                          Buildings 20, 21, 22 and 23                       13,260,000       KeyBank National Association
47                1     Garden Creek Center                                 13,050,000       Column Financial, Inc.
48                1     Hilton Garden Inn - Rockaway                        12,000,000       PNC
49                2     Kenwood Gardens                                     11,800,000       Column Financial, Inc.
50                1     Roxbury Medical Building                            11,800,000       Column Financial, Inc.
51                1     Indian Trace Center                                 11,461,317       Column Financial, Inc.
52                1     Stevenson Ranch Plaza II                            11,200,000       Column Financial, Inc.
53                2     Alpine Ridge Apartments                             11,120,000       Column Financial, Inc.
54                1     Bexley at Davidson Apartments                       11,000,000       Column Financial, Inc.
55                1     3880 Lemon Street                                   11,000,000       PNC
56                2     Winding Trails Apartments                           10,700,000       Column Financial, Inc.
57                1     1250 Hallandale Office Building                     10,500,000       Column Financial, Inc.
58                1     Hilton Greenville                                   10,500,000       Column Financial, Inc.
59                1     Parklands Office Center                             10,500,000       Column Financial, Inc.
60                1     Chester Industrial Park Building                    10,500,000       KeyBank National Association
61                2     AIMCO Hunter's Chase Apartments                     10,400,000       Column Financial, Inc.
62                1     Lanier Crossing                                     10,300,000       Column Financial, Inc.
63                1     Parkway Plaza                                       10,200,000       Column Financial, Inc.
64                1     Wilmington Island Kroger                            10,177,100       Column Financial, Inc.
65                1     Comfort Inn Philadelphia                            10,100,000       Column Financial, Inc.
66                1     Varner Crossing                                     10,100,000       Column Financial, Inc.
67      (A)       1     Intermountain - Fairfield Inn & Suites Lawton        5,110,242       Column Financial, Inc.
68      (A)       1     Intermountain - Courtyard Wichita                    4,985,602       Column Financial, Inc.
69                1     Maywood Mart                                         9,965,954       Column Financial, Inc.
70                2     Richmond Chase Apartments                            9,740,000       Column Financial, Inc.
71                2     West Chase Apartments                                9,580,155       Column Financial, Inc.
72                1     Crowe's Crossing                                     9,400,000       Column Financial, Inc.
73                1     University Square Michigan                           9,300,000       Column Financial, Inc.
74                2     AIMCO Colony of Springdale Apartments                9,250,000       Column Financial, Inc.
75      (B)       2     Shady Acres Mobile Home Park                         4,499,104       Column Financial, Inc.
76      (B)       2     Royal Coach Mobile Home Park                         3,322,071       Column Financial, Inc.
77      (B)       2     Mount Vista Mobile Home Park                         1,269,106       Column Financial, Inc.
78                2     Churchill Commons Apartments                         9,000,000       Column Financial, Inc.
79                2     Oaks of Cypress Station                              8,925,000       Column Financial, Inc.
80                1     Streetsboro Crossing                                 8,925,000       KeyBank National Association
81                1     AIMCO Burgundy Court Apartments                      8,725,000       Column Financial, Inc.
82                1     Village Festival                                     8,633,683       Column Financial, Inc.
83                1     Residence Inn Miami Airport West                     8,350,000       Column Financial, Inc.
84                1     Candlewood Suites Indianapolis                       8,287,706       Column Financial, Inc.
85                1     Cape Horn Shopping Center                            8,200,000       Column Financial, Inc.
86                1     Comfort Suites Maingate East                         8,176,185       Column Financial, Inc.
87                1     Washington Mutual Center                             8,000,000       Column Financial, Inc.
88                1     Cross Roads Shopping Center                          8,000,000       PNC
89                1     Bonita Storage Inn                                   8,000,000       PNC
90                1     River Point III                                      7,883,458       PNC
91                2     AIMCO College Park Apartments                        7,650,000       Column Financial, Inc.
92                1     224 North Des Plaines                                7,500,000       Column Financial, Inc.
93                1     Candlewood Suites Louisville Airport                 7,378,216       Column Financial, Inc.
94                1     155 Wooster Street                                   7,250,000       Column Financial, Inc.
95                2     The Lodge North Apartments                           7,205,000       KeyBank National Association
96                1     Pioneer Business Center                              7,200,000       Column Financial, Inc.
97      (C)       1     CVS Drugstore Brandon                                4,041,700       Column Financial, Inc.
98      (C)       1     CVS Paris                                            3,117,896       Column Financial, Inc.
99                2     Silver Creek Apartments                              7,150,000       Column Financial, Inc.
100               1     Barrett Creek Plaza                                  7,125,000       Column Financial, Inc.
101               2     Oak Creek Apartments                                 7,100,000       Column Financial, Inc.
102               2     Somerset Park Apartments                             7,100,000       Column Financial, Inc.
103               1     Town Center Shoppes                                  7,100,000       Column Financial, Inc.
104               2     Happy Village Apartments                             6,966,842       Column Financial, Inc.

                LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                  MANAGEMENT COMPANY
 -    -------   -----   -------------                                  ------------------
1                 1     450 Park Avenue                                Taconic Management Company LLC
2                 1     One Madison Avenue                             S.L. Green Management Corp.
3                 1     Fashion Place                                  Owner Managed
4A                2     Alexander Gardens                              Alliance Residential Management, L.L.C.
4B                2     Grand Oaks at the Lake                         Alliance Residential Management, L.L.C.
4C                2     Park Village                                   Alliance Residential Management, L.L.C.
4D                2     Malabar Lakes                                  Alliance Residential Management, L.L.C.
5                 1     Preston Commons                                CAPSTAR Commercial Real Estate Services, Ltd.
6                 1     Crestview Hills Town Center                    Jeffrey R. Anderson Real Estate, Inc
7                 1     Sterling Plaza                                 CAPSTAR Commercial Real Estate Services, Ltd.
8                 1     Thistle Landing - Phoenix                      CB Richard Ellis
9                 1     Highland Industrial                            Lewis Management, L.L.C.
10                1     Ashbrook Commons                               ARC Management, L.L.C
11                1     Bridge Street Properties                       Cushman & Wakefield, Inc.
12                1     West Oaks I Shopping Center                    Ramco-Gershenson, Inc.
13                2     Fairlane Meadow                                The Hayman Company
14                1     Bouquet Canyon                                 DSB Properties, Inc.
15                1     The Retreat at Fossil Creek                    Rockwood Capital, Inc.
16                1     McKinley Crossroads                            CB Richard Ellis, Inc.
17                2     Brandychase Apartments                         Community Management Corporation
18                1     Bexley Park Raleigh NC                         Weinstein Management Co. Inc.
19                2     The Villages at Meyerland                      AMD Property Management, Inc.
20                1     Costa Mesa Square I                            DSB Properties, Inc.
21                2     Reserve at Tranquility Lake Apartments         Creekstone Management, L.P.
22                1     City Center West A                             Pacifica Property Management Company
23                1     Riverbend Marketplace                          Security Management, Inc.
24                1     Residence Inn Westshore                        McKibbon Hotel Group, Inc. and McKibbon Management, LLC
25                1     3100 New York Drive                            Property Management Associates, Inc.
26                1     Southern Palms                                 CBRE Tucson Management Services, LLC
27                1     BRYAN - Twin Oaks Apartments                   Dial Equities, Inc.
28                1     Amber Oaks                                     Triple Net Properties Realty, Inc.
29                2     Dry Creek Apartments                           Owner Managed
30                1     Jackson West Shopping Center                   Ramco-Gershenson, Inc.
31                2     Hidden Lakes Apartments                        MPM Management, LLC
32                1     Harbour Walk Sandstone Apts                    Ventron Management LLC.
33                1     Chantilly Plaza                                Velsor Management, LLC
34                1     Green Valley Tech Plaza                        CB Richard Ellis
35                1     BRYAN - Spring Lake Apartments                 Dial Equities, Inc.
36                1     Ramada Inn & Suites Toms River                 Hotels Unlimited, Inc.
37                1     Fiddler's Run Shopping Center                  Security Management, Inc.
38                2     AIMCO Chimneys of Oak Creek Apartments         CNC Investments, Ltd., L.L.P.
39                2     AIMCO Oaks at Woodridge Apartments             CNC Investments, Ltd., L.L.P.
40                1     BRYAN - Windsor Lake Apartments                Dial Equities, Inc.
41                2     Canyon Point Cottages                          Loup Management Company, Inc.
42                1     Windwood Oaks                                  Ventron Management, LLC.
43                2     Woodridge Park Apartments                      Realm Management Corporation
44                1     Symmetricom                                    Nexus Properties, Inc.
45                2     Charleston at Sweetwater Apartments            CNC Investments, Ltd., L.L.P.
46                1     Park Plaza At Aliso Town Center Buildings
                         20, 21, 22 and 23                             America West Properties, Inc.
47                1     Garden Creek Center                            Brown Investment Properties, Inc.
48                1     Hilton Garden Inn - Rockaway                   Coakley & Williams Hotel Management
49                2     Kenwood Gardens                                MPM Management, LLC
50                1     Roxbury Medical Building                       NIC Real Estate Group, Inc.
51                1     Indian Trace Center                            Tate Management, Inc.
52                1     Stevenson Ranch Plaza II                       DSB Properties, Inc.
53                2     Alpine Ridge Apartments                        Owner Managed
54                1     Bexley at Davidson Apartments                  Weinstein Management Co. Inc.
55                1     3880 Lemon Street                              Jeffrey R. Anderson Real Estate, Inc.
56                2     Winding Trails Apartments                      CNC Investments, Ltd., L.L.P.
57                1     1250 Hallandale Office Building                Owner Managed
58                1     Hilton Greenville                              Glennon Bittan Investments, LLC
59                1     Parklands Office Center                        Signature Group, LLC
60                1     Chester Industrial Park Building               Owner Managed
61                2     AIMCO Hunter's Chase Apartments                CNC Investments, Ltd., L.L.P.
62                1     Lanier Crossing                                Infinity Property Fund, Inc.
63                1     Parkway Plaza                                  Rivercrest Realty Associates, LLC
64                1     Wilmington Island Kroger                       DBR Asset Management, LLC
65                1     Comfort Inn Philadelphia                       Ruchi Enterprises LLC
66                1     Varner Crossing                                M&J Wilkow, Ltd.
67      (A)       1     Intermountain - Fairfield Inn & Suites Lawton  InterMountain Management, LLC
68      (A)       1     Intermountain - Courtyard Wichita              InterMountain Management, LLC
69                1     Maywood Mart                                   Cress Realty Group, Inc.
70                2     Richmond Chase Apartments                      AMD Property Management, Inc.
71                2     West Chase Apartments                          Regency Multifamily Services LLC
72                1     Crowe's Crossing                               Infinity Property Management Corp.
73                1     University Square Michigan                     Broder & Sachse Real Estate Services, Inc.
74                2     AIMCO Colony of Springdale Apartments          CNC Investments, Ltd., L.L.P.
75      (B)       2     Shady Acres Mobile Home Park                   Nijjar Realty, Inc. DBA:Pama Management Co.
76      (B)       2     Royal Coach Mobile Home Park                   Nijjar Realty, Inc. DBA:Pama Management Co.
77      (B)       2     Mount Vista Mobile Home Park                   Nijjar Realty, Inc. DBA:Pama Management Co.
78                2     Churchill Commons Apartments                   Estates Management Company
79                2     Oaks of Cypress Station                        AMD Property Management, Inc.
80                1     Streetsboro Crossing                           Visconsi Companies, LTD
81                1     AIMCO Burgundy Court Apartments                CNC Investments, Ltd., L.L.P.
82                1     Village Festival                               Univest Holdings, LLC
83                1     Residence Inn Miami Airport West               Landcom Hospitality Management, Inc.
84                1     Candlewood Suites Indianapolis                 C&L Hospitality, LLC
85                1     Cape Horn Shopping Center                      Gordon Management Company, Inc.
86                1     Comfort Suites Maingate East                   Owner Managed
87                1     Washington Mutual Center                       Lighthouse Properties, LLC
88                1     Cross Roads Shopping Center                    Jade Enterprises
89                1     Bonita Storage Inn                             Donrey Corporation
90                1     River Point III                                Kitchell Property Management
91                2     AIMCO College Park Apartments                  CNC Investments, Ltd., L.L.P.
92                1     224 North Des Plaines                          MB Real Estate Services, LLC
93                1     Candlewood Suites Louisville Airport           C&L Hospitality, LLC
94                1     155 Wooster Street                             Centurion Realty LLC
95                2     The Lodge North Apartments                     Brookside Properties, Inc.
96                1     Pioneer Business Center                        MacHutchin Development
97      (C)       1     CVS Drugstore Brandon                          Owner Managed
98      (C)       1     CVS Paris                                      Owner Managed
99                2     Silver Creek Apartments                        Capital Assets, Inc.
100               1     Barrett Creek Plaza                            Capital Real Estate Management, Inc.
101               2     Oak Creek Apartments                           BH Management Services, Inc.
102               2     Somerset Park Apartments                       Owner Managed
103               1     Town Center Shoppes                            Belmont Investment Corp.
104               2     Happy Village Apartments                       Owner Managed

                LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                  ADDRESS
 -    -------   -----   -------------                                  -------
1                 1     450 Park Avenue                                450 Park Avenue
2                 1     One Madison Avenue                             One Madison Avenue
3                 1     Fashion Place                                  6191 South State Street
4A                2     Alexander Gardens                              3800 and 3900 Dalecrest Drive
4B                2     Grand Oaks at the Lake                         325 Lago Circle
4C                2     Park Village                                   3099 Park Village Way
4D                2     Malabar Lakes                                  1018 Malabar Lakes Drive Northeast
5                 1     Preston Commons                                8111, 8115 and 8117 Preston Road
6                 1     Crestview Hills Town Center                    2929 Dixie Highway
7                 1     Sterling Plaza                                 5949 Sherry Lane
8                 1     Thistle Landing - Phoenix                      4801, 4805 and 4811 East Thistle Landing Drive
9                 1     Highland Industrial                            1099-1955 Highland Drive and 4110-4480 Varsity Drive
10                1     Ashbrook Commons                               20020-70 Ashbrook Commons Plaza
11                1     Bridge Street Properties                       One-Three Bridge Street
12                1     West Oaks I Shopping Center                    43455-43825 West Oaks Drive
13                2     Fairlane Meadow                                4900 Heather Drive
14                1     Bouquet Canyon                                 26502-26586 Bouquet Canyon Road
15                1     The Retreat at Fossil Creek                    6111 North Beach Street
16                1     McKinley Crossroads                            275 Teller Street, 280 Teller Street and 284 Dupont Street
17                2     Brandychase Apartments                         3969 Brandychase Way
18                1     Bexley Park Raleigh NC                         100 Summer Sky Drive
19                2     The Villages at Meyerland                      8900 Chimney Rock Road
20                1     Costa Mesa Square I                            3030 Harbor Boulevard and 1420-1460 Baker Street
21                2     Reserve at Tranquility Lake Apartments         2850 Oak Road
22                1     City Center West A                             7201 West Lake Mead Boulevard
23                1     Riverbend Marketplace                          437 Swannanoa River Road
24                1     Residence Inn Westshore                        4312 West Boy Scout Boulevard
25                1     3100 New York Drive                            3100 New York Drive
26                1     Southern Palms                                 1522-1744 East Southern Avenue and 3108-3218 South
                                                                        McClintock Drive
27                1     BRYAN - Twin Oaks Apartments                   100 Twin Oaks Lane
28                1     Amber Oaks                                     13620 Briarwick Drive, 13630 Briarwick Drive,
                                                                        9300 Ambergeln Boulevard, 9400 Ambergeln Boulevard and
                                                                        9601 Ambergeln Boulevard
29                2     Dry Creek Apartments                           33300 Mission Boulevard
30                1     Jackson West Shopping Center                   1507-1535 Boardman Road
31                2     Hidden Lakes Apartments                        2480 Foxhill Drive
32                1     Harbour Walk Sandstone Apts                    6102 North Webb Road
33                1     Chantilly Plaza                                14155-14225 Sullyfield Circle
34                1     Green Valley Tech Plaza                        5253 Business Center Drive
35                1     BRYAN - Spring Lake Apartments                 1000 Spring Lake Boulevard
36                1     Ramada Inn & Suites Toms River                 2373 Route 9
37                1     Fiddler's Run Shopping Center                  110 Fiddler's Run Boulevard
38                2     AIMCO Chimneys of Oak Creek Apartments         1848 Chimney Lane
39                2     AIMCO Oaks at Woodridge Apartments             3800 Woodridge Boulevard
40                1     BRYAN - Windsor Lake Apartments                100 Windsor Lake Boulevard
41                2     Canyon Point Cottages                          301 Jackson Drive and 1015 Golden Park Place
42                1     Windwood Oaks                                  14802 North Florida Avenue
43                2     Woodridge Park Apartments                      1475 Sawdust Road
44                1     Symmetricom                                    2300 Orchard Parkway
45                2     Charleston at Sweetwater Apartments            2906 Old Norcross Road
46                1     Park Plaza At Aliso Town Center Buildings
                         20, 21, 22 and 23                             26601, 26661, 28641 and 28651 Aliso Creek Road
47                1     Garden Creek Center                            1605 New Garden Road
48                1     Hilton Garden Inn - Rockaway                   375 Mount Hope Ave
49                2     Kenwood Gardens                                2629 Alisdale Drive
50                1     Roxbury Medical Building                       436 North Roxbury Drive
51                1     Indian Trace Center                            1300-1396 Southwest 160th Avenue
52                1     Stevenson Ranch Plaza II                       24947-24949 and 24955-24963 Pico Canyon Road
53                2     Alpine Ridge Apartments                        901 South O'Leary Street
54                1     Bexley at Davidson Apartments                  455 Davidson Gateway Drive
55                1     3880 Lemon Street                              3880 Lemon Street
56                2     Winding Trails Apartments                      10300 Wilcrest Drive
57                1     1250 Hallandale Office Building                1250 East Hallandale Beach Boulevard
58                1     Hilton Greenville                              207 Southwest Greenville Boulevard
59                1     Parklands Office Center                        1 and 3 Parklands Drive
60                1     Chester Industrial Park Building               69 Tetz Road
61                2     AIMCO Hunter's Chase Apartments                2550 Steeplechase Drive
62                1     Lanier Crossing                                655 Atlanta Road
63                1     Parkway Plaza                                  4215 University Drive
64                1     Wilmington Island Kroger                       461 Johnny Mercer Boulevard
65                1     Comfort Inn Philadelphia                       53 Industrial Highway
66                1     Varner Crossing                                4150 Macland Road
67      (A)       1     Intermountain - Fairfield Inn & Suites Lawton  201 Southeast 7th Street
68      (A)       1     Intermountain - Courtyard Wichita              2975 North Webb Road
69                1     Maywood Mart                                   1220 East Northside Drive
70                2     Richmond Chase Apartments                      8155 Richmond Avenue
71                2     West Chase Apartments                          439 South Buncombe Road
72                1     Crowe's Crossing                               1234 Hairston Road
73                1     University Square Michigan                     3020-3224 Walton Boulevard
74                2     AIMCO Colony of Springdale Apartments          One Kenilworth Court
75      (B)       2     Shady Acres Mobile Home Park                   5533 Long Beach Boulevard
76      (B)       2     Royal Coach Mobile Home Park                   39060 Cherry Valley Boulevard
77      (B)       2     Mount Vista Mobile Home Park                   13061 2nd Street
78                2     Churchill Commons Apartments                   1900 Roses Run
79                2     Oaks of Cypress Station                        1000 Cypress Station Drive
80                1     Streetsboro Crossing                           1280 State Route 303
81                1     AIMCO Burgundy Court Apartments                3295 Rocker Drive
82                1     Village Festival                               10930 Crabapple Road
83                1     Residence Inn Miami Airport West               1212 Northwest 82nd Avenue
84                1     Candlewood Suites Indianapolis                 8111 Bash Street
85                1     Cape Horn Shopping Center                      601-693 Lombard Street
86                1     Comfort Suites Maingate East                   2775 Florida Plaza Boulevard
87                1     Washington Mutual Center                       7900 Southeast 28th Street
88                1     Cross Roads Shopping Center                    23026-26270 Bouqet Canyon Road
89                1     Bonita Storage Inn                             8841 West Terry Street
90                1     River Point III                                4325 South 30th Street
91                2     AIMCO College Park Apartments                  525 Third Street
92                1     224 North Des Plaines                          224 North DesPlaines Street
93                1     Candlewood Suites Louisville Airport           1367 Gardiner Lane
94                1     155 Wooster Street                             155 Wooster Street
95                2     The Lodge North Apartments                     452 Moss Trail
96                1     Pioneer Business Center                        1444, 1466 and 1488 Pioneer Way
97      (C)       1     CVS Drugstore Brandon                          112 Stribling Lane
98      (C)       1     CVS Paris                                      3710 Lamar Avenue
99                2     Silver Creek Apartments                        10710 East 41st Street
100               1     Barrett Creek Plaza                            125 Barrett Parkway
101               2     Oak Creek Apartments                           2143 Bollman Drive
102               2     Somerset Park Apartments                       3424 Winchester Park Drive
103               1     Town Center Shoppes                            16600 Saddle Club Road
104               2     Happy Village Apartments                       6301-6401 Ranchester Drive

              LOAN
 #   CROSSED  GROUP   PROPERTY NAME                                  CITY                    COUNTY         STATE      ZIP CODE
 -   -------  -----   -------------                                  ----                    ------         -----      --------
1               1     450 Park Avenue                                New York            New York             NY        10022
2               1     One Madison Avenue                             New York            New York             NY        10010
3               1     Fashion Place                                  Murray              Salt Lake            UT        84107
4A              2     Alexander Gardens                              Las Vegas           Clark                NV        89129
4B              2     Grand Oaks at the Lake                         West Melbourne      Brevard              FL        32904
4C              2     Park Village                                   Melbourne           Brevard              FL        32935
4D              2     Malabar Lakes                                  Palm Bay            Brevard              FL        32905
5               1     Preston Commons                                Dallas              Dallas               TX        75225
6               1     Crestview Hills Town Center                    Crestview Hills     Kenton               KY        41017
7               1     Sterling Plaza                                 Dallas              Dallas               TX        75225
8               1     Thistle Landing - Phoenix                      Phoenix             Maricopa             AZ        85044
9               1     Highland Industrial                            Ann Arbor           Washtenaw            MI        48108
10              1     Ashbrook Commons                               Ashburn             Loudoun              VA        20147
11              1     Bridge Street Properties                       Irvington           Westchester          NY        10533
12              1     West Oaks I Shopping Center                    Novi                Oakland              MI        48377
13              2     Fairlane Meadow                                Dearborn            Wayne                MI        48126
14              1     Bouquet Canyon                                 Santa Clarita       Los Angeles          CA        91350
15              1     The Retreat at Fossil Creek                    Fort Worth          Tarrant              TX        76137
16              1     McKinley Crossroads                            Corona              Riverside            CA        92879
17              2     Brandychase Apartments                         Cincinnati          Clermont             OH        45245
18              1     Bexley Park Raleigh NC                         Morrisville         Wake                 NC        27560
19              2     The Villages at Meyerland                      Houston             Harris               TX        77096
20              1     Costa Mesa Square I                            Costa Mesa          Orange               CA        92626
21              2     Reserve at Tranquility Lake Apartments         Pearland            Brazoria             TX        77584
22              1     City Center West A                             Las Vegas           Clark                NV        89128
23              1     Riverbend Marketplace                          Asheville           Buncombe             NC        28805
24              1     Residence Inn Westshore                        Tampa               Hillsborough         FL        33607
25              1     3100 New York Drive                            Pasadena            Los Angeles          CA        91107
26              1     Southern Palms                                 Tempe               Maricopa             AZ        85282
27              1     BRYAN - Twin Oaks Apartments                   Hattiesburg         Lamar                MS        39402
28              1     Amber Oaks                                     Austin              Williamson           TX        78729
29              2     Dry Creek Apartments                           Union City          Alameda              CA        94587
30              1     Jackson West Shopping Center                   Jackson             Jackson              MI        49202
31              2     Hidden Lakes Apartments                        Miamisburg          Montgomery           OH        45342
32              1     Harbour Walk Sandstone Apts                    Tampa               Hillsborough         FL        33615
33              1     Chantilly Plaza                                Chantilly           Fairfax              VA        20151
34              1     Green Valley Tech Plaza                        Fairfield           Solano               CA        94534
35              1     BRYAN - Spring Lake Apartments                 Byram               Hinds                MS        39272
36              1     Ramada Inn & Suites Toms River                 Toms River          Ocean                NJ        08755
37              1     Fiddler's Run Shopping Center                  Morganton           Burke                NC        28655
38              2     AIMCO Chimneys of Oak Creek Apartments         Kettering           Montgomery           OH        45440
39              2     AIMCO Oaks at Woodridge Apartments             Fairfield           Butler               OH        45014
40              1     BRYAN - Windsor Lake Apartments                Brandon             Rankin               MS        39042
41              2     Canyon Point Cottages                          Golden              Jefferson            CO        80403
42              1     Windwood Oaks                                  Tampa               Hillsborough         FL        33613
43              2     Woodridge Park Apartments                      Spring              Montgomery           TX        77380
44              1     Symmetricom                                    San Jose            Santa Clara          CA        95131
45              2     Charleston at Sweetwater Apartments            Duluth              Gwinnett             GA        30096
46              1     Park Plaza At Aliso Town Center Buildings
                       20, 21, 22 and 23                             Aliso Viejo         Orange               CA        92656
47              1     Garden Creek Center                            Greensboro          Guilford             NC        27410
48              1     Hilton Garden Inn - Rockaway                   Rockaway            Morris               NJ        07866
49              2     Kenwood Gardens                                Toledo              Lucas                OH        43606
50              1     Roxbury Medical Building                       Beverly Hills       Los Angeles          CA        90210
51              1     Indian Trace Center                            Sunrise             Broward              FL        33326
52              1     Stevenson Ranch Plaza II                       Stevenson Ranch     Los Angeles          CA        91381
53              2     Alpine Ridge Apartments                        Flagstaff           Coconino             AZ        86001
54              1     Bexley at Davidson Apartments                  Davidson            Mecklenburg          NC        28036
55              1     3880 Lemon Street                              Riverside           Riverside            CA        92501
56              2     Winding Trails Apartments                      Houston             Harris               TX        77099
57              1     1250 Hallandale Office Building                Hallandale          Broward              FL        33009
58              1     Hilton Greenville                              Greenville          Pitt                 NC        27834
59              1     Parklands Office Center                        Darien              Fairfield            CT        06820
60              1     Chester Industrial Park Building               Chester             Orange               NY        10918
61              2     AIMCO Hunter's Chase Apartments                Miamisburg          Montgomery           OH        45342
62              1     Lanier Crossing                                Cumming             Forsyth              GA        30040
63              1     Parkway Plaza                                  Durham              Durham               NC        27707
64              1     Wilmington Island Kroger                       Wilmington Island   Chatham              GA        31410
65              1     Comfort Inn Philadelphia                       Essington           Delaware             PA        19029
66              1     Varner Crossing                                Powder Springs      Cobb                 GA        30127
67     (A)      1     Intermountain - Fairfield Inn & Suites Lawton  Lawton              Comanche             OK        73501
68     (A)      1     Intermountain - Courtyard Wichita              Wichita             Sedgwick             KS        67226
69              1     Maywood Mart                                   Jackson             Hinds                MS        39211
70              2     Richmond Chase Apartments                      Houston             Harris               TX        77063
71              2     West Chase Apartments                          Greer               Greenville           SC        29650
72              1     Crowe's Crossing                               Stone Mountain      DeKalb               GA        30088
73              1     University Square Michigan                     Rochester Hills     Oakland              MI        48309
74              2     AIMCO Colony of Springdale Apartments          Springdale          Hamilton             OH        45246
75     (B)      2     Shady Acres Mobile Home Park                   Long Beach          Los Angeles          CA        90805
76     (B)      2     Royal Coach Mobile Home Park                   Cherry Valley       Riverside            CA        92223
77     (B)      2     Mount Vista Mobile Home Park                   Yucaipa             San Bernardino       CA        92399
78              2     Churchill Commons Apartments                   Aiken               Aiken                SC        29803
79              2     Oaks of Cypress Station                        Houston             Harris               TX        77090
80              1     Streetsboro Crossing                           Streetsboro         Portage              OH        44241
81              1     AIMCO Burgundy Court Apartments                Cincinnati          Hamilton             OH        45239
82              1     Village Festival                               Roswell             Fulton               GA        30075
83              1     Residence Inn Miami Airport West               Miami               Miami-Dade           FL        33126
84              1     Candlewood Suites Indianapolis                 Indianapolis        Marion               IN        46250
85              1     Cape Horn Shopping Center                      Red Lion            York                 PA        17356
86              1     Comfort Suites Maingate East                   Kissimmee           Osceola              FL        34746
87              1     Washington Mutual Center                       Mercer Island       King                 WA        98040
88              1     Cross Roads Shopping Center                    Santa Clarita       Los Angeles          CA        91350
89              1     Bonita Storage Inn                             Bonita Springs      Collier              FL        34135
90              1     River Point III                                Phoenix             Maricopa             AZ        85040
91              2     AIMCO College Park Apartments                  Carlisle            Cumberland           PA        17013
92              1     224 North Des Plaines                          Chicago             Cook                 IL        60661
93              1     Candlewood Suites Louisville Airport           Louisville          Jefferson            KY        40213
94              1     155 Wooster Street                             New York            New York             NY        10012
95              2     The Lodge North Apartments                     Goodlettsville      Davidson             TN        37072
96              1     Pioneer Business Center                        El Cajon            San Diego            CA        92020
97     (C)      1     CVS Drugstore Brandon                          Brandon             Rankin               MS        39042
98     (C)      1     CVS Paris                                      Paris               Lamar                TX        75462
99              2     Silver Creek Apartments                        Tulsa               Tulsa                OK        74146
100             1     Barrett Creek Plaza                            Marietta            Cobb                 GA        30066
101             2     Oak Creek Apartments                           Sheboygan           Sheboygan            WI        53081
102             2     Somerset Park Apartments                       Memphis             Shelby               TN        38118
103             1     Town Center Shoppes                            Weston              Broward              FL        33326
104             2     Happy Village Apartments                       Houston             Harris               TX        77036

                    LOCATIONS OF THE MORGAGED REAL PROPERTIES

                                                                         CUT-OFF DATE                    MORTGAGE
                 LOAN                                                      PRINCIPAL                       LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                     BALANCE (1)                     SELLER
 -    -------   -----   -------------                                  ---------------                   --------
105               1     North Shore Office Plaza                       $     6,800,000       KeyBank National Association
106               1     Wells Cargo - Orange                                 6,792,112       PNC
107               1     Intermountain - Residence Inn Rogers                 6,779,969       Column Financial, Inc.
108               2     Vintage Corona Apartments                            6,600,000       Column Financial, Inc.
109               1     Promenade Shopping Center                            6,500,000       Column Financial, Inc.
110               1     Sanders East Business Park                           6,457,500       KeyBank National Association
111               1     AIMCO Stoneridge Apartments                          6,450,000       Column Financial, Inc.
112               1     Kingsley Apartments                                  6,397,950       Column Financial, Inc.
113               1     Park Towers                                          6,386,311       PNC
114A              1     AA Self Storage                                      4,039,264       Column Financial, Inc.
114B              1     Tri-State Mini Storage                               2,303,877       Column Financial, Inc.
115               2     AIMCO Woodmere Apartments                            6,225,000       Column Financial, Inc.
116               1     Southington Plaza                                    6,167,649       KeyBank National Association
117               2     Forest Hills Apartments                              6,150,000       Column Financial, Inc.
118               1     Marriott Courtyard Ocoee                             6,090,585       Column Financial, Inc.
119               1     River Ridge Crossing West                            6,030,000       Column Financial, Inc.
120               1     551 West Lancaster Avenue                            6,000,000       Column Financial, Inc.
121               2     Cypress Ridge Apartments                             6,000,000       Column Financial, Inc.
122               1     LeClaire Station Apartments                          6,000,000       Column Financial, Inc.
123               1     The Broadway Building                                6,000,000       KeyBank National Association
124               1     Renaissance Magnolia Shopping Center                 6,000,000       PNC
125               2     Colonial Court                                       5,987,410       Column Financial, Inc.
126               1     Park Plaza At Aliso Town Center Building 6           5,925,000       KeyBank National Association
127               1     Wells Cargo - Camarillo                              5,825,360       PNC
128               2     Northwest Pines                                      5,820,000       Column Financial, Inc.
129               2     Woodbridge Crossing                                  5,800,000       Column Financial, Inc.
130               1     RiverStone Medical Center                            5,720,000       Column Financial, Inc.
131               2     Mill Creek Apartments                                5,650,000       Column Financial, Inc.
132               2     Oasis at Mesa Palms                                  5,581,652       Column Financial, Inc.
133               1     Centerpointe Shops                                   5,550,000       Column Financial, Inc.
134               1     Ricci Leopold Building                               5,494,036       Column Financial, Inc.
135               1     Mystic Creek Apartments                              5,400,000       Column Financial, Inc.
136               1     Dollar Self Storage - Grant Road                     5,394,200       PNC
137               1     Intermountain - Residence Inn Fort Smith             5,366,231       Column Financial, Inc.
138               1     Overlake Office                                      5,293,966       Column Financial, Inc.
139               2     Lincolnshire Coach Homes                             5,250,000       Column Financial, Inc.
140               1     Haute Harwin Fashion Center                          5,177,370       Column Financial, Inc.
141               1     Intermountain - Fairfield Inn & Suites Sparks        5,175,055       Column Financial, Inc.
142               1     Rancho San Diego Professional Center                 5,144,750       Column Financial, Inc.
143               2     Stone Ridge Apartments                               5,050,000       KeyBank National Association
144               1     Intermountain - Residence Inn Olathe                 5,007,819       Column Financial, Inc.
145               2     Lakeview Heights                                     4,948,798       Column Financial, Inc.
146               2     Hunters Crossing Apartments                          4,800,000       Column Financial, Inc.
147               1     Stewart Lamb Shopping Center                         4,784,809       Column Financial, Inc.
148               2     Harmony Pines Apartments                             4,720,000       Column Financial, Inc.
149               1     River Ridge Crossing East                            4,720,000       Column Financial, Inc.
150               1     Town Center at Geist                                 4,540,000       Column Financial, Inc.
151               1     Citadel Square                                       4,500,000       Column Financial, Inc.
152               1     The Shops at Hardee Village                          4,500,000       Column Financial, Inc.
153               1     Wingate Inn Intercontinental Airport                 4,500,000       PNC
154               1     Atria on Market                                      4,400,000       Column Financial, Inc.
155               1     Fountainbleu Court                                   4,400,000       Column Financial, Inc.
156               1     Village At Geist                                     4,380,000       Column Financial, Inc.
157               1     DirecTV Call Center                                  4,370,427       Column Financial, Inc.
158               1     Westpark Center                                      4,300,000       Column Financial, Inc.
159A              1     LA - San Fernando                                    1,340,584       Column Financial, Inc.
159B              1     LA - 5th Street                                      1,111,922       Column Financial, Inc.
159C              1     LA - 13231 Louvre                                      587,346       Column Financial, Inc.
159D              1     LA - Tamarack                                          538,027       Column Financial, Inc.
159E              1     LA - 13253 Louvre                                      412,487       Column Financial, Inc.
159F              1     LA - Raymer                                            304,882       Column Financial, Inc.
160               1     Market Place Shopping Center                         4,286,843       Column Financial, Inc.
161               1     Marketplace at University Pointe                     4,157,367       KeyBank National Association
162               1     McGalliard Mall Shops                                4,100,000       Column Financial, Inc.
163               1     22809 Pacific Coast Highway                          4,000,000       Column Financial, Inc.
164               1     Flower Valley Plaza                                  3,883,383       Column Financial, Inc.
165               1     V.P. Self Storage Facility                           3,761,084       KeyBank National Association
166               2     Village Apartments                                   3,725,000       Column Financial, Inc.
167               1     Presidio Plaza                                       3,700,000       Column Financial, Inc.
168               2     Sterling Pointe Apartments                           3,700,000       Column Financial, Inc.
169               1     Temecula Plaza                                       3,700,000       Column Financial, Inc.
170               1     Progress Point Shopping Center                       3,680,653       Column Financial, Inc.
171               1     3133 Rochambeau Avenue                               3,625,000       Column Financial, Inc.
172               1     Brookhaven Self-Storage                              3,500,000       KeyBank National Association
173               1     Lankershim Industrial                                3,496,133       Column Financial, Inc.
174               1     Hampton Inn Henderson                                3,495,057       Column Financial, Inc.
175A              1     Iola Office Park                                     1,419,029       Column Financial, Inc.
175B              1     Monterey Retail Center                               1,055,176       Column Financial, Inc.
175C              1     Aberdeen Pier                                        1,018,790       Column Financial, Inc.
176               1     Maple Drive                                          3,489,238       Column Financial, Inc.
177               1     Metropolitan Court                                   3,440,000       Column Financial, Inc.
178               1     Piedmont Court                                       3,289,853       Column Financial, Inc.
179     (D)       1     Vons Pasadena                                        1,990,792       Column Financial, Inc.
180     (D)       1     Vons Simi Valley                                     1,294,015       Column Financial, Inc.
181               2     Arcadia Park Apartments                              3,200,000       Column Financial, Inc.
182               1     Broadview Crossings Center                           3,196,446       Column Financial, Inc.
183               1     6th and Union Plaza                                  3,093,701       Column Financial, Inc.
184               2     Apple Creek of Kansas City                           3,090,189       Column Financial, Inc.
185A              1     Serrano II                                           1,698,046       Column Financial, Inc.
185B              1     Serrano I                                            1,298,506       Column Financial, Inc.
186               2     Fox Pointe Apartments                                2,794,125       Column Financial, Inc.
187               1     Cantera Commons                                      2,794,036       Column Financial, Inc.
188               1     Steeple Square Shopping Center                       2,760,000       Column Financial, Inc.
189               1     1424 North Brown Road                                2,741,491       Column Financial, Inc.
190               1     Portico Shopping Center                              2,700,000       Column Financial, Inc.
191               2     Stone Creek Apartments                               2,697,127       Column Financial, Inc.
192               2     Canyon Shadows Apartments                            2,694,596       Column Financial, Inc.
193               2     Summerhouse Square Apartments                        2,693,976       Column Financial, Inc.
194               2     Redwood Terrace Apartments                           2,591,516       Column Financial, Inc.
195               1     59th and Ashland Retail                              2,569,790       Column Financial, Inc.
196               2     Robin Hill Apartments                                2,500,000       Column Financial, Inc.
197               1     Merchants Walk Shopping Center                       2,444,870       Column Financial, Inc.
198               1     Nashua NH                                            2,347,423       Column Financial, Inc.
199               1     Coral Key Shopping Center                            2,268,454       Column Financial, Inc.
200               1     Shops of Argyle                                      2,250,000       Column Financial, Inc.
201               1     Rincon Business Park - Corona                        2,250,000       PNC
202               1     Shops at Pine Bluff                                  2,174,268       Column Financial, Inc.

                LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                  MANAGEMENT COMPANY
 -    -------   -----   -------------                                  ------------------
105               1     North Shore Office Plaza                       Owner Managed
106               1     Wells Cargo - Orange                           TNT Self Storage Management, Inc
107               1     Intermountain - Residence Inn Rogers           InterMountain Management, LLC
108               2     Vintage Corona Apartments                      Gleiberman Properties, Inc., dba MG Properties
109               1     Promenade Shopping Center                      2000 Development, Corp.
110               1     Sanders East Business Park                     Owner Managed
111               1     AIMCO Stoneridge Apartments                    CNC Investments, Ltd., L.L.P.
112               1     Kingsley Apartments                            Nijjar Realty, Inc. DBA:Pama Management Co.
113               1     Park Towers                                    Case & Associates Properties, Inc.
114A              1     AA Self Storage                                Owner Managed
114B              1     Tri-State Mini Storage                         Owner Managed
115               2     AIMCO Woodmere Apartments                      CNC Investments, Ltd., L.L.P.
116               1     Southington Plaza                              Owner Managed
117               2     Forest Hills Apartments                        Owner Managed
118               1     Marriott Courtyard Ocoee                       Florida Lodging Management, LLC
119               1     River Ridge Crossing West                      The Broadbent Company, Inc.
120               1     551 West Lancaster Avenue                      Ivymont Associates, LLC
121               2     Cypress Ridge Apartments                       CNC Investments, Ltd., L.L.P.
122               1     LeClaire Station Apartments                    Owner Managed
123               1     The Broadway Building                          Owner Managed
124               1     Renaissance Magnolia Shopping Center           O' Connell Realty Management and Construction, Inc.
125               2     Colonial Court                                 Owner Managed
126               1     Park Plaza At Aliso Town Center Building 6     America West Properties, Inc.
127               1     Wells Cargo - Camarillo                        TNT Self Storage Management, Inc
128               2     Northwest Pines                                AMD Property Management, Inc.
129               2     Woodbridge Crossing                            BH MANAGEMENT SERVICES, INC.
130               1     RiverStone Medical Center                      Owner Managed
131               2     Mill Creek Apartments                          BH Management Services, Inc.
132               2     Oasis at Mesa Palms                            The Elms Enterprises, Inc.
133               1     Centerpointe Shops                             Norris, Beggs & Simpson Northwest Limited Partnership
134               1     Ricci Leopold Building                         Owner Managed
135               1     Mystic Creek Apartments                        Krantz Management
136               1     Dollar Self Storage - Grant Road               Stadium Properties, LLC
137               1     Intermountain - Residence Inn Fort Smith       InterMountain Management, LLC
138               1     Overlake Office                                Joseph Yencich, Jr., Inc.
139               2     Lincolnshire Coach Homes                       Eagle Management, LLC
140               1     Haute Harwin Fashion Center                    EEM III Real Estate Services Group, Inc.
141               1     Intermountain - Fairfield Inn & Suites Sparks  InterMountain Management, LLC
142               1     Rancho San Diego Professional Center           Meissner Jacquet
143               2     Stone Ridge Apartments                         HSC Real Estate, Inc.
144               1     Intermountain - Residence Inn Olathe           InterMountain Management, LLC
145               2     Lakeview Heights                               Horizon Investment & Management Corp.
146               2     Hunters Crossing Apartments                    Kimmelman and Company
147               1     Stewart Lamb Shopping Center                   Owner Managed
148               2     Harmony Pines Apartments                       Harmony Properties, Inc.
149               1     River Ridge Crossing East                      The Broadbent Company, Inc.
150               1     Town Center at Geist                           Flynn & Zinkan Realty Company, LLC
151               1     Citadel Square                                 Infinity Property Fund, Inc.
152               1     The Shops at Hardee Village                    Rawls & Associates
153               1     Wingate Inn Intercontinental Airport           Advanced Hotel Resolutions
154               1     Atria on Market                                Brycorp
155               1     Fountainbleu Court                             Repak Real Estate Development Corporation
156               1     Village At Geist                               Flynn & Zinkan Realty Company
157               1     DirecTV Call Center                            Owner Managed
158               1     Westpark Center                                Robyn Properties, Inc.
159A              1     LA - San Fernando                              Owner Managed
159B              1     LA - 5th Street                                Owner Managed
159C              1     LA - 13231 Louvre                              Owner Managed
159D              1     LA - Tamarack                                  Owner Managed
159E              1     LA - 13253 Louvre                              Owner Managed
159F              1     LA - Raymer                                    Owner Managed
160               1     Market Place Shopping Center                   Hallmark & Johnson Property Management, Ltd.
161               1     Marketplace at University Pointe               Miller-Valentine Realty, Inc.
162               1     McGalliard Mall Shops                          Street Corner Group, LLC
163               1     22809 Pacific Coast Highway                    Owner Managed
164               1     Flower Valley Plaza                            Stuart Whitman, Inc.
165               1     V.P. Self Storage Facility                     A Neighborhood Management Group, Inc.
166               2     Village Apartments                             Henry Management, Inc.
167               1     Presidio Plaza                                 M.S. Management Co., Inc.
168               2     Sterling Pointe Apartments                     Owner managed
169               1     Temecula Plaza                                 Owner Managed
170               1     Progress Point Shopping Center                 Merrifield Partners, LLC
171               1     3133 Rochambeau Avenue                         Maxburgh Properties LLC
172               1     Brookhaven Self-Storage                        Universal Management Company
173               1     Lankershim Industrial                          Owner Managed
174               1     Hampton Inn Henderson                          First American Hotels, Inc.
175A              1     Iola Office Park                               Owner Managed
175B              1     Monterey Retail Center                         Owner Managed
175C              1     Aberdeen Pier                                  Owner Managed
176               1     Maple Drive                                    KRG Brokerage, LLC
177               1     Metropolitan Court                             Matan Property Management, Inc.
178               1     Piedmont Court                                 KRG Brokerage, LLC
179     (D)       1     Vons Pasadena                                  Owner Managed
180     (D)       1     Vons Simi Valley                               Owner Managed
181               2     Arcadia Park Apartments                        Owner Managed
182               1     Broadview Crossings Center                     Lifestyle Neighborhoods Co.
183               1     6th and Union Plaza                            Owner Managed
184               2     Apple Creek of Kansas City                     Jury & Associates, Inc.
185A              1     Serrano II                                     Owner Managed
185B              1     Serrano I                                      Owner Managed
186               2     Fox Pointe Apartments                          Owner Managed
187               1     Cantera Commons                                CMI Real Estate, Ltd.
188               1     Steeple Square Shopping Center                 Owner Managed
189               1     1424 North Brown Road                          SF Properties, Inc.
190               1     Portico Shopping Center                        Brycorp
191               2     Stone Creek Apartments                         BH Management Services, Inc.
192               2     Canyon Shadows Apartments                      AG Property Management
193               2     Summerhouse Square Apartments                  Patricia Swanson Real Estate
194               2     Redwood Terrace Apartments                     Owner Managed
195               1     59th and Ashland Retail                        Network Property Management, LLC
196               2     Robin Hill Apartments                          Kay Management Associates, LLC
197               1     Merchants Walk Shopping Center                 A. Lichtenstein Company, Inc.
198               1     Nashua NH                                      Owner Managed
199               1     Coral Key Shopping Center                      Owner Managed
200               1     Shops of Argyle                                Pucciarello and Associates, LLC
201               1     Rincon Business Park - Corona                  Stadium Properties
202               1     Shops at Pine Bluff                            Colliers Dickson Flake Partners, Inc.

                LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                  ADDRESS
 -    -------   -----   -------------                                  -------
105               1     North Shore Office Plaza                       10900 Hefner Pointe Drive
106               1     Wells Cargo - Orange                           2240 North McPherson Road
107               1     Intermountain - Residence Inn Rogers           4611 West Locust Street
108               2     Vintage Corona Apartments                      1301 Circle City Drive
109               1     Promenade Shopping Center                      801 North Mayfair Road
110               1     Sanders East Business Park                     81 Page Drive
111               1     AIMCO Stoneridge Apartments                    651 Rustic Oak Drive
112               1     Kingsley Apartments                            720 North San Antonio Avenue
113               1     Park Towers                                    5314 South Yale Avenue
114A              1     AA Self Storage                                30000 IH 10 West
114B              1     Tri-State Mini Storage                         3626 New Boston Road, 5308 West 7th Street and
                                                                       9120 North Kings Highway
115               2     AIMCO Woodmere Apartments                      9333 Round Top Road
116               1     Southington Plaza                              235 Queen Street
117               2     Forest Hills Apartments                        5003-5049 West 159th Street
118               1     Marriott Courtyard Ocoee                       10971 West Colonial Drive
119               1     River Ridge Crossing West                      4705 East 96th Street
120               1     551 West Lancaster Avenue                      551 West Lancaster Avenue
121               2     Cypress Ridge Apartments                       2331 Bammelwood Drive
122               1     LeClaire Station Apartments                    15859 Le Claire Avenue
123               1     The Broadway Building                          1200-1206 Pearl Street
124               1     Renaissance Magnolia Shopping Center           18535 FM 1488
125               2     Colonial Court                                 132-136 Main Street and 4-14 Colonial Court
126               1     Park Plaza At Aliso Town Center Building 6     26741 Aliso Creek Road
127               1     Wells Cargo - Camarillo                        450 Camarillo Center Drive
128               2     Northwest Pines                                5801 North Houston-Rosslyn Road
129               2     Woodbridge Crossing                            202 Woodbridge Boulevard
130               1     RiverStone Medical Center                      15 Reinhardt College Parkway
131               2     Mill Creek Apartments                          5249 Highway 277
132               2     Oasis at Mesa Palms                            1418 North Country Club Drive
133               1     Centerpointe Shops                             8-10 Centerpointe Drive
134               1     Ricci Leopold Building                         2925 PGA Boulevard
135               1     Mystic Creek Apartments                        6340 and 6350 Stumph Road
136               1     Dollar Self Storage - Grant Road               2505 North Dragoon Street
137               1     Intermountain - Residence Inn Fort Smith       3005 South 74th Street
138               1     Overlake Office                                15446 Bel-Red Road
139               2     Lincolnshire Coach Homes                       6987 North Lincolnshire Circle
140               1     Haute Harwin Fashion Center                    6959 and 6965 Harwin Drive
141               1     Intermountain - Fairfield Inn & Suites Sparks  2085 Brierly Way
142               1     Rancho San Diego Professional Center           3815-3855 Avocado Boulevard
143               2     Stone Ridge Apartments                         4170 Quest Drive
144               1     Intermountain - Residence Inn Olathe           12215 South Strang Line Road
145               2     Lakeview Heights                               1755 South 200 East
146               2     Hunters Crossing Apartments                    2117 Juno Drive
147               1     Stewart Lamb Shopping Center                   4341 Stewart Avenue
148               2     Harmony Pines Apartments                       363 Upper Riverdale Road
149               1     River Ridge Crossing East                      4825 East 96th Street
150               1     Town Center at Geist                           11650 Olio Road
151               1     Citadel Square                                 5060-5068 Memorial Drive
152               1     The Shops at Hardee Village                    4330 East Tenth Street
153               1     Wingate Inn Intercontinental Airport           15615 John F. Kennedy Boulevard
154               1     Atria on Market                                101 Market Street
155               1     Fountainbleu Court                             3400-3480 183rd Street
156               1     Village At Geist                               11380-11452 Olio Road
157               1     DirecTV Call Center                            2029 South Sheridan Drive
158               1     Westpark Center                                6400 Baltimore National Pike
159A              1     LA - San Fernando                              9880-9894 San Fernando Road
159B              1     LA - 5th Street                                462 East 5th Street
159C              1     LA - 13231 Louvre                              13231 Louvre Street
159D              1     LA - Tamarack                                  8640 Tamarack Street
159E              1     LA - 13253 Louvre                              13253 Louvre Street
159F              1     LA - Raymer                                    13434 Raymer Street
160               1     Market Place Shopping Center                   1166-1244 North Main Street
161               1     Marketplace at University Pointe               7578 - 7622 Cox Lane
162               1     McGalliard Mall Shops                          800 East McGalliard Road
163               1     22809 Pacific Coast Highway                    22809 Pacific Coast Highway
164               1     Flower Valley Plaza                            1133-1145 North H Street
165               1     V.P. Self Storage Facility                     18716 Oxnard Street
166               2     Village Apartments                             867 Fendley
167               1     Presidio Plaza                                 300 South El Camino Road
168               2     Sterling Pointe Apartments                     13900 Grandboro Lane
169               1     Temecula Plaza                                 41915 and 41925 Motor Car Parkway
170               1     Progress Point Shopping Center                 1437 Military Cutoff Road
171               1     3133 Rochambeau Avenue                         3133 Rochambeau Avenue
172               1     Brookhaven Self-Storage                        2740 Apple Valley Road
173               1     Lankershim Industrial                          8236 - 8248 Lankershim Industrial Boulevard
174               1     Hampton Inn Henderson                          385 Ruin Creek Road
175A              1     Iola Office Park                               3160 Iola Avenue
175B              1     Monterey Retail Center                         3106 50th Street
175C              1     Aberdeen Pier                                  5202 57th Street
176               1     Maple Drive                                    3091, 3097 and 3109 Maple Drive
177               1     Metropolitan Court                             4527 Metropolitan Court
178               1     Piedmont Court                                 3098 Piedmont Road
179     (D)       1     Vons Pasadena                                  1390 North Allen Avenue
180     (D)       1     Vons Simi Valley                               660 East Los Angeles Avenue
181               2     Arcadia Park Apartments                        3426 North 32nd Street
182               1     Broadview Crossings Center                     1100 West Royalton Road
183               1     6th and Union Plaza                            1600 West 6th Street
184               2     Apple Creek of Kansas City                     9905 Locust Street
185A              1     Serrano II                                     963 North Serrano Avenue
185B              1     Serrano I                                      936 North Serrano Avenue
186               2     Fox Pointe Apartments                          10526 Fort Plaza
187               1     Cantera Commons                                28251 Diehl Road
188               1     Steeple Square Shopping Center                 7027-7061 U.S. Highway 64/264 East
189               1     1424 North Brown Road                          1424 North Brown Road
190               1     Portico Shopping Center                        1435 India Street
191               2     Stone Creek Apartments                         100 Stone Creek Drive
192               2     Canyon Shadows Apartments                      8505 Arlington Avenue
193               2     Summerhouse Square Apartments                  327 Union Street
194               2     Redwood Terrace Apartments                     2040 North Redwood Street
195               1     59th and Ashland Retail                        1600-1614 West 59th Street
196               2     Robin Hill Apartments                          990 Yale Avenue, 1005 North Main Street Extension and
                                                                       1015 North Main Street Extension
197               1     Merchants Walk Shopping Center                 1917 28th Avenue South
198               1     Nashua NH                                      427-429 Amherst Street
199               1     Coral Key Shopping Center                      85 Stonebrook Place
200               1     Shops of Argyle                                100 Country Club Road
201               1     Rincon Business Park - Corona                  529 W Rincon Street
202               1     Shops at Pine Bluff                            5401 South Olive Street

              LOAN
 #   CROSSED  GROUP   PROPERTY NAME                                  CITY                    COUNTY         STATE      ZIP CODE
 -   -------  -----   -------------                                  ----                    ------         -----      --------
105             1     North Shore Office Plaza                       Oklahoma City       Oklahoma             OK        73120
106             1     Wells Cargo - Orange                           Orange              Orange               CA        92869
107             1     Intermountain - Residence Inn Rogers           Rogers              Benton               AR        72756
108             2     Vintage Corona Apartments                      Corona              Riverside            CA        92879
109             1     Promenade Shopping Center                      Wauwatosa           Milwaukee            WI        53226
110             1     Sanders East Business Park                     Franklin            Simpson              KY        42134
111             1     AIMCO Stoneridge Apartments                    Dayton              Montgomery           OH        45415
112             1     Kingsley Apartments                            Pomona              Los Angeles          CA        91767
113             1     Park Towers                                    Tulsa               Tulsa                OK        74135
114A            1     AA Self Storage                                Boerne              Kendall              TX        78006
114B            1     Tri-State Mini Storage                         Texarkana and Wake
                                                                     Village             Bowie                TX   75501 and 75503
115             2     AIMCO Woodmere Apartments                      Cincinnati          Hamilton             OH        45251
116             1     Southington Plaza                              Southington         Hartford             CT        02849
117             2     Forest Hills Apartments                        Oak Forest          Cook                 IL        60452
118             1     Marriott Courtyard Ocoee                       Ocoee               Orange               FL        34761
119             1     River Ridge Crossing West                      Indianapolis        Marion               IN        46240
120             1     551 West Lancaster Avenue                      Haverford           Montgomery           PA        19041
121             2     Cypress Ridge Apartments                       Houston             Harris               TX        77014
122             1     LeClaire Station Apartments                    Oak Forest          Cook                 IL        60452
123             1     The Broadway Building                          Boulder             Boulder              CO        80302
124             1     Renaissance Magnolia Shopping Center           Magnolia            Montgomery           TX        77355
125             2     Colonial Court                                 Stoneham            Middlesex            MA        02180
126             1     Park Plaza At Aliso Town Center Building 6     Aliso Viejo         Orange               CA        92656
127             1     Wells Cargo - Camarillo                        Camarillo           Ventura              CA        93010
128             2     Northwest Pines                                Houston             Harris               TX        77091
129             2     Woodbridge Crossing                            Temple              Bell                 TX        76504
130             1     RiverStone Medical Center                      Canton              Cherokee             GA        30114
131             2     Mill Creek Apartments                          Abilene             Taylor               TX        79605
132             2     Oasis at Mesa Palms                            Mesa                Maricopa             AZ        85201
133             1     Centerpointe Shops                             Lake Oswego         Clackamas            OR        97035
134             1     Ricci Leopold Building                         Palm Beach Gardens  Palm Beach           FL        33410
135             1     Mystic Creek Apartments                        Parma Heights       Cuyahoga             OH        44130
136             1     Dollar Self Storage - Grant Road               Tucson              Pima                 AZ        85382
137             1     Intermountain - Residence Inn Fort Smith       Fort Smith          Sebastian            AR        72903
138             1     Overlake Office                                Redmond             King                 WA        98052
139             2     Lincolnshire Coach Homes                       Milwaukee           Milwaukee            WI        53223
140             1     Haute Harwin Fashion Center                    Houston             Harris               TX        77036
141             1     Intermountain - Fairfield Inn & Suites Sparks  Sparks              Washoe               NV        89434
142             1     Rancho San Diego Professional Center           La Mesa             San Diego            CA        91941
143             2     Stone Ridge Apartments                         Eugene              Lane                 OR        97402
144             1     Intermountain - Residence Inn Olathe           Olathe              Johnson              KS        66062
145             2     Lakeview Heights                               Clearfield          Davis                UT        84015
146             2     Hunters Crossing Apartments                    Findlay             Hancock              OH        45840
147             1     Stewart Lamb Shopping Center                   Las Vegas           Clark                NV        89110
148             2     Harmony Pines Apartments                       Riverdale           Clayton              GA        30274
149             1     River Ridge Crossing East                      Indianapolis        Marion               IN        46240
150             1     Town Center at Geist                           Fishers             Hamilton             IN        46037
151             1     Citadel Square                                 Stone Mountain      DeKalb               GA        30083
152             1     The Shops at Hardee Village                    Greenville          Pitt                 NC        27858
153             1     Wingate Inn Intercontinental Airport           Houston             Harris               TX        77032
154             1     Atria on Market                                San Diego           San Diego            CA        92101
155             1     Fountainbleu Court                             Hazel Crest         Cook                 IL        60429
156             1     Village At Geist                               Fishers             Hamilton             IN        46037
157             1     DirecTV Call Center                            Tulsa               Tulsa                OK        74112
158             1     Westpark Center                                Catonsville         Baltimore            MD        21228
159A            1     LA - San Fernando                              Pacoima             Los Angeles          CA        91331
159B            1     LA - 5th Street                                San Fernando        Los Angeles          CA        91340
159C            1     LA - 13231 Louvre                              Pacoima             Los Angeles          CA        91331
159D            1     LA - Tamarack                                  Sun Valley          Los Angeles          CA        91352
159E            1     LA - 13253 Louvre                              Pacoima             Los Angeles          CA        91331
159F            1     LA - Raymer                                    North Hollywood     Los Angeles          CA        91605
160             1     Market Place Shopping Center                   Crown Point         Lake                 IN        46307
161             1     Marketplace at University Pointe               West Chester        Butler               OH        45069
162             1     McGalliard Mall Shops                          Muncie              Delaware             IN        47303
163             1     22809 Pacific Coast Highway                    Malibu              Los Angeles          CA        90265
164             1     Flower Valley Plaza                            Lompoc              Santa Barbara        CA        93436
165             1     V.P. Self Storage Facility                     Tarzana             Los Angeles          CA        91356
166             2     Village Apartments                             Conway              Faulkner             AR        72032
167             1     Presidio Plaza                                 San Clemente        Orange               CA        92672
168             2     Sterling Pointe Apartments                     Grandview           Jackson              MO        64030
169             1     Temecula Plaza                                 Temecula            Riverside            CA        92591
170             1     Progress Point Shopping Center                 Wilmington          New Hanover          NC        28403
171             1     3133 Rochambeau Avenue                         Bronx               Bronx                NY        10467
172             1     Brookhaven Self-Storage                        Atlanta             DeKalb               GA        30319
173             1     Lankershim Industrial                          North Hollywood     Los Angeles          CA        91605
174             1     Hampton Inn Henderson                          Henderson           Vance                NC        27536
175A            1     Iola Office Park                               Lubbock             Lubbock              TX        79424
175B            1     Monterey Retail Center                         Lubbock             Lubbock              TX        79413
175C            1     Aberdeen Pier                                  Lubbock             Lubbock              TX        79414
176             1     Maple Drive                                    Atlanta             Fulton               GA        30305
177             1     Metropolitan Court                             Frederick           Frederick            MD        21704
178             1     Piedmont Court                                 Atlanta             Fulton               GA        30305
179    (D)      1     Vons Pasadena                                  Pasadena            Los Angeles          CA        91104
180    (D)      1     Vons Simi Valley                               Simi Valley         Ventura              CA        93065
181             2     Arcadia Park Apartments                        Phoenix             Maricopa             AZ        85018
182             1     Broadview Crossings Center                     Broadview Heights   Cuyahoga             OH        44147
183             1     6th and Union Plaza                            Los Angeles         Los Angeles          CA        90017
184             2     Apple Creek of Kansas City                     Kansas City         Jackson              MO        64131
185A            1     Serrano II                                     Los Angeles         Los Angeles          CA        90029
185B            1     Serrano I                                      Los Angeles         Los Angeles          CA        90029
186             2     Fox Pointe Apartments                          Omaha               Douglas              NE        68134
187             1     Cantera Commons                                Warrenville         Dupage               IL        60555
188             1     Steeple Square Shopping Center                 Knightdale          Wake                 NC        27545
189             1     1424 North Brown Road                          Lawrenceville       Gwinnett             GA        30043
190             1     Portico Shopping Center                        San Diego           San Diego            CA        92101
191             2     Stone Creek Apartments                         Marshall            Harrison             TX        75672
192             2     Canyon Shadows Apartments                      Riverside           Riverside            CA        92503
193             2     Summerhouse Square Apartments                  Newark              Licking              OH        43055
194             2     Redwood Terrace Apartments                     Canby               Clackamas            OR        97013
195             1     59th and Ashland Retail                        Chicago             Cook                 IL        60636
196             2     Robin Hill Apartments                          Wallingford         New Haven            CT        06492
197             1     Merchants Walk Shopping Center                 Birmingham          Jefferson            AL        35209
198             1     Nashua NH                                      Nashua              Hillsborough         NH        03063
199             1     Coral Key Shopping Center                      Jackson             Madison              TN        38305
200             1     Shops of Argyle                                Argyle              Denton               TX        76226
201             1     Rincon Business Park - Corona                  Corona              Riverside            CA        92880
202             1     Shops at Pine Bluff                            Pine Bluff          Jefferson            AR        71603

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                         CUT-OFF DATE                    MORTGAGE
                 LOAN                                                      PRINCIPAL                       LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                     BALANCE (1)                     SELLER
 -    -------   -----   -------------                                  ---------------                   --------
203               1     Taylor Square                                  $     2,157,680       Column Financial, Inc.
204               1     Westcreek Crossing                                   2,093,189       Column Financial, Inc.
205               1     Hartwell Station                                     2,091,825       Column Financial, Inc.
206               1     Foxwood Plaza                                        2,000,000       KeyBank National Association
207               1     515 Westheimer                                       1,993,799       Column Financial, Inc.
208               1     Riverview Mobile Home Park                           1,898,083       Column Financial, Inc.
209               1     Polo Place Shops                                     1,877,876       Column Financial, Inc.
210               2     French Chalet Apartments                             1,866,031       Column Financial, Inc.
211               1     7734 Girard Avenue                                   1,850,000       Column Financial, Inc.
212               1     Commerce Pointe Plaza                                1,771,486       Column Financial, Inc.
213               1     Newcastle Plaza                                      1,750,000       Column Financial, Inc.
214               1     Expressway Self Storage                              1,747,315       Column Financial, Inc.
215               1     Sparkleberry Crossing #2                             1,714,722       Column Financial, Inc.
216               1     Windward Plaza                                       1,546,952       Column Financial, Inc.
217               1     Westgate Center                                      1,496,879       Column Financial, Inc.
218               1     Upland Plaza Shops                                   1,493,849       Column Financial, Inc.
219               2     Beachwood Apartments                                 1,450,000       Column Financial, Inc.
220               2     Sunset Mobile Manor                                  1,347,298       Column Financial, Inc.
221               1     South Colony Shopping Center                         1,304,138       Column Financial, Inc.
222               1     Rockport Retail                                      1,202,360       Column Financial, Inc.
223               1     Highland Oaks Plaza                                  1,123,805       Column Financial, Inc.
224               1     Cale Colony 17                                       1,121,832       Column Financial, Inc.
225               1     Parma Medical Center                                 1,098,398       Column Financial, Inc.
226               2     Plaza Apartments                                     1,097,822       Column Financial, Inc.
227               2     McGregor Meadows Apartments                          1,022,917       Column Financial, Inc.
228               2     Welsh Arms Apartments                                  982,850       Column Financial, Inc.
229               2     Wellington Place Apartments                            868,274       Column Financial, Inc.

                                                                       ---------------
TOTAL/WEIGHTED AVERAGE:                                                $ 2,504,593,314
                                                                       ===============

                LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                  MANAGEMENT COMPANY
 -    -------   -----   -------------                                  ------------------
203               1     Taylor Square                                  Carleton Realty LLC
204               1     Westcreek Crossing                             S.C. Commercial Management, Inc.
205               1     Hartwell Station                               Owner Managed
206               1     Foxwood Plaza                                  Block Asset Management
207               1     515 Westheimer                                 Owner Managed
208               1     Riverview Mobile Home Park                     Owner managed
209               1     Polo Place Shops                               Shockoe Commercial Properties, LLC
210               2     French Chalet Apartments                       Stonewall Property Group, LLC
211               1     7734 Girard Avenue                             Owner Managed
212               1     Commerce Pointe Plaza                          Owner Managed
213               1     Newcastle Plaza                                Owner Managed
214               1     Expressway Self Storage                        Owner Managed
215               1     Sparkleberry Crossing #2                       Owner Managed
216               1     Windward Plaza                                 Owner Managed
217               1     Westgate Center                                Owner Managed
218               1     Upland Plaza Shops                             Owner Managed
219               2     Beachwood Apartments                           Owner Managed
220               2     Sunset Mobile Manor                            Owner Managed
221               1     South Colony Shopping Center                   Owner Managed
222               1     Rockport Retail                                Owner managed
223               1     Highland Oaks Plaza                            Ty Commercial Group, Inc.
224               1     Cale Colony 17                                 Owner Managed
225               1     Parma Medical Center                           Owner Managed
226               2     Plaza Apartments                               Owner Managed
227               2     McGregor Meadows Apartments                    Owner Managed
228               2     Welsh Arms Apartments                          Owner Managed
229               2     Wellington Place Apartments                    Owner Managed

                LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                  ADDRESS
 -    -------   -----   -------------                                  -------
203               1     Taylor Square                                  2227 Route 256
204               1     Westcreek Crossing                             4220 West William Cannon Drive
205               1     Hartwell Station                               115-133 Walmart Drive
206               1     Foxwood Plaza                                  2007 West Foxwood Drive
207               1     515 Westheimer                                 515 Westheimer Road
208               1     Riverview Mobile Home Park                     667 Trail Gulch Road
209               1     Polo Place Shops                               11307 Polo Place
210               2     French Chalet Apartments                       1650 Jackson Keller
211               1     7734 Girard Avenue                             7734 Girard Avenue
212               1     Commerce Pointe Plaza                          1801-1813 Haggerty Road
213               1     Newcastle Plaza                                619 Northwest 32nd Street
214               1     Expressway Self Storage                        3220 Horseblock Road
215               1     Sparkleberry Crossing #2                       101 Sparkleberry Crossing
216               1     Windward Plaza                                 511 Windward Drive
217               1     Westgate Center                                11423, 11425 and 11429 Donner Pass Road
218               1     Upland Plaza Shops                             645-659 West Foothill Boulevard
219               2     Beachwood Apartments                           1909 North Beachwood Drive
220               2     Sunset Mobile Manor                            180 Sunset Drive
221               1     South Colony Shopping Center                   4750 South Colony Boulevard
222               1     Rockport Retail                                2207 State Highway 35 Business North
223               1     Highland Oaks Plaza                            9525 Plano Road
224               1     Cale Colony 17                                 763 J. Clyde Morris Boulevard
225               1     Parma Medical Center                           5500 Ridge Road
226               2     Plaza Apartments                               30 Lamb Avenue
227               2     McGregor Meadows Apartments                    5360 Secor Road
228               2     Welsh Arms Apartments                          3501 Route 9W
229               2     Wellington Place Apartments                    1107 Wellington Avenue

              LOAN
 #   CROSSED  GROUP   PROPERTY NAME                                  CITY                    COUNTY         STATE      ZIP CODE
 -   -------  -----   -------------                                  ----                    ------         -----      --------
203             1     Taylor Square                                  Reynoldsburg        Fairfield            OH        43068
204             1     Westcreek Crossing                             Austin              Travis               TX        78749
205             1     Hartwell Station                               Hartwell            Hart                 GA        30643
206             1     Foxwood Plaza                                  Raymore             Cass                 MO        64083
207             1     515 Westheimer                                 Houston             Harris               TX        77006
208             1     Riverview Mobile Home Park                     Gypsum              Eagle                CO        81637
209             1     Polo Place Shops                               Midlothian          Chesterfield         VA        23113
210             2     French Chalet Apartments                       San Antonio         Bexar                TX        78213
211             1     7734 Girard Avenue                             La Jolla            San Diego            CA        92037
212             1     Commerce Pointe Plaza                          Commerce Township   Oakland              MI        48390
213             1     Newcastle Plaza                                Newcastle           McClain              OK        73065
214             1     Expressway Self Storage                        Medford             Suffolk              NY        11763
215             1     Sparkleberry Crossing #2                       Columbia            Richland             SC        29229
216             1     Windward Plaza                                 Newton              Harvey               KS        67114
217             1     Westgate Center                                Truckee             Nevada               CA        96161
218             1     Upland Plaza Shops                             Upland              San Bernardino       CA        91786
219             2     Beachwood Apartments                           Los Angeles         Los Angeles          CA        90068
220             2     Sunset Mobile Manor                            Winter Haven        Polk                 FL        33881
221             1     South Colony Shopping Center                   The Colony          Denton               TX        75056
222             1     Rockport Retail                                Rockport            Aransas              TX        78382
223             1     Highland Oaks Plaza                            Dallas              Dallas               TX        75238
224             1     Cale Colony 17                                 Newport News        Newport News City    VA        23601
225             1     Parma Medical Center                           Parma               Cuyahoga             OH        44129
226             2     Plaza Apartments                               Saugerties          Ulster               NY        12477
227             2     McGregor Meadows Apartments                    Toledo              Lucas                OH        43623
228             2     Welsh Arms Apartments                          Lloyd               Ulster               NY        12528
229             2     Wellington Place Apartments                    Wilmington          New Hanover          NC        28401

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.

                    DESCRIPTION OF MORTGAGED REAL PROPERTIES

                                                                         CUT-OFF DATE
                 LOAN                                                      PRINCIPAL
 #    CROSSED   GROUP   PROPERTY NAME                                     BALANCE (1)      PROPERTY TYPE
 -    -------   -----   -------------                                  ---------------     -------------
1                 1     450 Park Avenue                                $   175,000,000     Office
2                 1     One Madison Avenue                                 155,135,976(2)  Office
3                 1     Fashion Place                                      151,676,392     Retail
4A                2     Alexander Gardens                                   38,200,000     Multifamily
4B                2     Grand Oaks at the Lake                              25,962,500     Multifamily
4C                2     Park Village                                         8,200,000     Multifamily
4D                2     Malabar Lakes                                        6,537,500     Multifamily
5                 1     Preston Commons                                     67,250,000     Office
6                 1     Crestview Hills Town Center                         56,500,000     Retail
7                 1     Sterling Plaza                                      47,250,000     Office
8                 1     Thistle Landing - Phoenix                           37,000,000     Office
9                 1     Highland Industrial                                 36,400,000     Industrial
10                1     Ashbrook Commons                                    35,000,000     Retail
11                1     Bridge Street Properties                            34,962,192     Office
12                1     West Oaks I Shopping Center                         27,300,000     Retail
13                2     Fairlane Meadow                                     27,270,000     Multifamily
14                1     Bouquet Canyon                                      26,700,000     Retail
15                1     The Retreat at Fossil Creek                         26,300,000     Multifamily
16                1     McKinley Crossroads                                 26,100,000     Retail
17                2     Brandychase Apartments                              24,000,000     Multifamily
18                1     Bexley Park Raleigh NC                              23,200,000     Multifamily
19                2     The Villages at Meyerland                           23,040,000     Multifamily
20                1     Costa Mesa Square I                                 21,800,000     Retail
21                2     Reserve at Tranquility Lake Apartments              21,774,854     Multifamily
22                1     City Center West A                                  21,000,000     Office
23                1     Riverbend Marketplace                               19,456,676     Retail
24                1     Residence Inn Westshore                             19,343,275     Hotel
25                1     3100 New York Drive                                 19,000,000     Office
26                1     Southern Palms                                      18,610,000     Retail
27                1     BRYAN - Twin Oaks Apartments                        18,600,000     Multifamily
28                1     Amber Oaks                                          18,050,000     Office
29                2     Dry Creek Apartments                                18,000,000     Multifamily
30                1     Jackson West Shopping Center                        17,180,000     Retail
31                2     Hidden Lakes Apartments                             16,875,000     Multifamily
32                1     Harbour Walk Sandstone Apts                         16,962,000     Multifamily
33                1     Chantilly Plaza                                     16,100,000     Mixed Use
34                1     Green Valley Tech Plaza                             15,750,000     Office
35                1     BRYAN - Spring Lake Apartments                      15,050,000     Multifamily
36                1     Ramada Inn & Suites Toms River                      14,975,811     Hotel
37                1     Fiddler's Run Shopping Center                       14,968,051     Retail
38                2     AIMCO Chimneys of Oak Creek Apartments              14,800,000     Multifamily
39                2     AIMCO Oaks at Woodridge Apartments                  14,800,000     Multifamily
40                1     BRYAN - Windsor Lake Apartments                     14,175,000     Multifamily
41                2     Canyon Point Cottages                               14,035,000     Multifamily
42                1     Windwood Oaks                                       13,903,000     Multifamily
43                2     Woodridge Park Apartments                           13,800,000     Multifamily
44                1     Symmetricom                                         13,650,000     Office
45                2     Charleston at Sweetwater Apartments                 13,301,046     Multifamily
46                1     Park Plaza At Aliso Town Center Buildings
                         20, 21, 22 and 23                                  13,260,000     Retail
47                1     Garden Creek Center                                 13,050,000     Retail
48                1     Hilton Garden Inn - Rockaway                        12,000,000     Hotel
49                2     Kenwood Gardens                                     11,800,000     Multifamily
50                1     Roxbury Medical Building                            11,800,000     Office
51                1     Indian Trace Center                                 11,461,317     Retail
52                1     Stevenson Ranch Plaza II                            11,200,000     Retail
53                2     Alpine Ridge Apartments                             11,120,000     Multifamily
54                1     Bexley at Davidson Apartments                       11,000,000     Multifamily
55                1     3880 Lemon Street                                   11,000,000     Office
56                2     Winding Trails Apartments                           10,700,000     Multifamily
57                1     1250 Hallandale Office Building                     10,500,000     Office
58                1     Hilton Greenville                                   10,500,000     Hotel
59                1     Parklands Office Center                             10,500,000     Office
60                1     Chester Industrial Park Building                    10,500,000     Industrial
61                2     AIMCO Hunter's Chase Apartments                     10,400,000     Multifamily
62                1     Lanier Crossing                                     10,300,000     Retail
63                1     Parkway Plaza                                       10,200,000     Retail
64                1     Wilmington Island Kroger                            10,177,100     Retail
65                1     Comfort Inn Philadelphia                            10,100,000     Hotel
66                1     Varner Crossing                                     10,100,000     Retail
67      (A)       1     Intermountain - Fairfield Inn & Suites Lawton        5,110,242     Hotel
68      (A)       1     Intermountain - Courtyard Wichita                    4,985,602     Hotel
69                1     Maywood Mart                                         9,965,954     Retail
70                2     Richmond Chase Apartments                            9,740,000     Multifamily
71                2     West Chase Apartments                                9,580,155     Multifamily
72                1     Crowe's Crossing                                     9,400,000     Retail
73                1     University Square Michigan                           9,300,000     Retail
74                2     AIMCO Colony of Springdale Apartments                9,250,000     Multifamily
75      (B)       2     Shady Acres Mobile Home Park                         4,499,104     Multifamily
76      (B)       2     Royal Coach Mobile Home Park                         3,322,071     Multifamily
77      (B)       2     Mount Vista Mobile Home Park                         1,269,106     Multifamily
78                2     Churchill Commons Apartments                         9,000,000     Multifamily
79                2     Oaks of Cypress Station                              8,925,000     Multifamily
80                1     Streetsboro Crossing                                 8,925,000     Retail
81                1     AIMCO Burgundy Court Apartments                      8,725,000     Multifamily
82                1     Village Festival                                     8,633,683     Retail
83                1     Residence Inn Miami Airport West                     8,350,000     Hotel
84                1     Candlewood Suites Indianapolis                       8,287,706     Hotel
85                1     Cape Horn Shopping Center                            8,200,000     Retail
86                1     Comfort Suites Maingate East                         8,176,185     Hotel
87                1     Washington Mutual Center                             8,000,000     Office
88                1     Cross Roads Shopping Center                          8,000,000     Retail
89                1     Bonita Storage Inn                                   8,000,000     Self Storage
90                1     River Point III                                      7,883,458     Industrial
91                2     AIMCO College Park Apartments                        7,650,000     Multifamily
92                1     224 North Des Plaines                                7,500,000     Office
93                1     Candlewood Suites Louisville Airport                 7,378,216     Hotel
94                1     155 Wooster Street                                   7,250,000     Multifamily
95                2     The Lodge North Apartments                           7,205,000     Multifamily
96                1     Pioneer Business Center                              7,200,000     Industrial
97      (C)       1     CVS Drugstore Brandon                                4,041,700     Retail
98      (C)       1     CVS Paris                                            3,117,896     Retail
99                2     Silver Creek Apartments                              7,150,000     Multifamily
100               1     Barrett Creek Plaza                                  7,125,000     Retail

                 LOAN                                                         PROPERTY                UNITS/SQ. FT./
 #    CROSSED   GROUP   PROPERTY NAME                                         SUB-TYPE                  ROOMS/PADS
 -    -------   -----   -------------                                         --------                --------------
1                 1     450 Park Avenue                                Central Business District             313,135
2                 1     One Madison Avenue                             Central Business District           1,176,911
3                 1     Fashion Place                                         Anchored                       323,997
4A                2     Alexander Gardens                                   Conventional                         480
4B                2     Grand Oaks at the Lake                              Conventional                         300
4C                2     Park Village                                        Conventional                         138
4D                2     Malabar Lakes                                       Conventional                         112
5                 1     Preston Commons                                       Suburban                       421,244
6                 1     Crestview Hills Town Center                           Anchored                       283,320
7                 1     Sterling Plaza                                        Suburban                       305,743
8                 1     Thistle Landing - Phoenix                             Suburban                       281,858
9                 1     Highland Industrial                                     N/A                          459,239
10                1     Ashbrook Commons                                      Anchored                       140,460
11                1     Bridge Street Properties                              Suburban                       197,475
12                1     West Oaks I Shopping Center                           Anchored                       245,867
13                2     Fairlane Meadow                                     Conventional                         488
14                1     Bouquet Canyon                                        Anchored                       148,903
15                1     The Retreat at Fossil Creek                         Conventional                         384
16                1     McKinley Crossroads                                   Anchored                       200,871
17                2     Brandychase Apartments                              Conventional                         428
18                1     Bexley Park Raleigh NC                              Conventional                         316
19                2     The Villages at Meyerland                           Conventional                         714
20                1     Costa Mesa Square I                                   Anchored                        73,317
21                2     Reserve at Tranquility Lake Apartments              Conventional                         314
22                1     City Center West A                                    Suburban                       105,968
23                1     Riverbend Marketplace                                 Anchored                       142,614
24                1     Residence Inn Westshore                           Limited Service                        160
25                1     3100 New York Drive                                   Suburban                       161,711
26                1     Southern Palms                                        Anchored                       254,692
27                1     BRYAN - Twin Oaks Apartments                        Conventional                         302
28                1     Amber Oaks                                            Suburban                       281,885
29                2     Dry Creek Apartments                                Conventional                         199
30                1     Jackson West Shopping Center                          Anchored                       210,321
31                2     Hidden Lakes Apartments                             Conventional                         360
32                1     Harbour Walk Sandstone Apts                         Conventional                         400
33                1     Chantilly Plaza                                  Office/Industrial                   143,426
34                1     Green Valley Tech Plaza                               Suburban                       103,128
35                1     BRYAN - Spring Lake Apartments                      Conventional                         254
36                1     Ramada Inn & Suites Toms River                      Full Service                         153
37                1     Fiddler's Run Shopping Center                         Anchored                       202,980
38                2     AIMCO Chimneys of Oak Creek Apartments              Conventional                         388
39                2     AIMCO Oaks at Woodridge Apartments                  Conventional                         332
40                1     BRYAN - Windsor Lake Apartments                     Conventional                         274
41                2     Canyon Point Cottages                               Conventional                         196
42                1     Windwood Oaks                                       Conventional                         352
43                2     Woodridge Park Apartments                           Conventional                         216
44                1     Symmetricom                                           Suburban                       117,739
45                2     Charleston at Sweetwater Apartments                 Conventional                         264
46                1     Park Plaza At Aliso Town Center Buildings
                         20, 21, 22 and 23                                    Anchored                        25,487
47                1     Garden Creek Center                                   Anchored                        91,876
48                1     Hilton Garden Inn - Rockaway                      Limited Service                        162
49                2     Kenwood Gardens                                     Conventional                         504
50                1     Roxbury Medical Building                       Central Business District               38,04
51                1     Indian Trace Center                                   Anchored                        99,431
52                1     Stevenson Ranch Plaza II                              Anchored                        62,200
53                2     Alpine Ridge Apartments                             Conventional                         194
54                1     Bexley at Davidson Apartments                       Conventional                         185
55                1     3880 Lemon Street                                     Suburban                        69,517
56                2     Winding Trails Apartments                           Conventional                         438
57                1     1250 Hallandale Office Building                       Suburban                       114,503
58                1     Hilton Greenville                                   Full Service                         141
59                1     Parklands Office Center                               Suburban                        60,816
60                1     Chester Industrial Park Building                        N/A                          194,400
61                2     AIMCO Hunter's Chase Apartments                     Conventional                         292
62                1     Lanier Crossing                                       Anchored                       110,002
63                1     Parkway Plaza                                         Anchored                       154,227
64                1     Wilmington Island Kroger                              Anchored                        84,874
65                1     Comfort Inn Philadelphia                          Limited Service                        150
66                1     Varner Crossing                                       Anchored                        80,466
67      (A)       1     Intermountain - Fairfield Inn & Suites Lawton     Limited Service                         84
68      (A)       1     Intermountain - Courtyard Wichita                 Limited Service                         90
69                1     Maywood Mart                                         Unanchored                      102,555
70                2     Richmond Chase Apartments                           Conventional                         292
71                2     West Chase Apartments                               Conventional                         192
72                1     Crowe's Crossing                                      Anchored                        93,728
73                1     University Square Michigan                           Unanchored                       62,583
74                2     AIMCO Colony of Springdale Apartments               Conventional                         261
75      (B)       2     Shady Acres Mobile Home Park                     Manufactured Housing                     99
76      (B)       2     Royal Coach Mobile Home Park                     Manufactured Housing                    110
77      (B)       2     Mount Vista Mobile Home Park                     Manufactured Housing                     57
78                2     Churchill Commons Apartments                        Conventional                         240
79                2     Oaks of Cypress Station                             Conventional                         294
80                1     Streetsboro Crossing                                  Anchored                        77,900
81                1     AIMCO Burgundy Court Apartments                     Conventional                         234
82                1     Village Festival                                     Unanchored                       54,437
83                1     Residence Inn Miami Airport West                  Limited Service                        112
84                1     Candlewood Suites Indianapolis                    Limited Service                        125
85                1     Cape Horn Shopping Center                             Anchored                       116,338
86                1     Comfort Suites Maingate East                      Limited Service                        198
87                1     Washington Mutual Center                              Suburban                        36,337
88                1     Cross Roads Shopping Center                          Unanchored                       34,902
89                1     Bonita Storage Inn                                      N/A                          114,023
90                1     River Point III                                         N/A                           68,699
91                2     AIMCO College Park Apartments                       Conventional                         208
92                1     224 North Des Plaines                          Central Business District              76,907
93                1     Candlewood Suites Louisville Airport              Limited Service                        100
94                1     155 Wooster Street                                  Conventional                          14
95                2     The Lodge North Apartments                          Conventional                         187
96                1     Pioneer Business Center                                 N/A                          101,900
97      (C)       1     CVS Drugstore Brandon                                 Anchored                        13,813
98      (C)       1     CVS Paris                                             Anchored                        12,738
99                2     Silver Creek Apartments                             Conventional                         320
100               1     Barrett Creek Plaza                                  Unanchored                       28,481

                 LOAN                                                       FEE/
 #    CROSSED   GROUP   PROPERTY NAME                                     LEASEHOLD           YEAR BUILT
 -    -------   -----   -------------                                     ---------           ----------
1                 1     450 Park Avenue                                     Fee                  1972
2                 1     One Madison Avenue                                  Fee                  1954
3                 1     Fashion Place                                  Fee/Leasehold             1972
4A                2     Alexander Gardens                                   Fee                  1996
4B                2     Grand Oaks at the Lake                              Fee                  2000
4C                2     Park Village                                        Fee                  1986
4D                2     Malabar Lakes                                       Fee                  1986
5                 1     Preston Commons                                     Fee                  1968
6                 1     Crestview Hills Town Center                         Fee                  2005
7                 1     Sterling Plaza                                      Fee                  1984
8                 1     Thistle Landing - Phoenix                           Fee                  1999
9                 1     Highland Industrial                                 Fee                  1993
10                1     Ashbrook Commons                                    Fee                  2005
11                1     Bridge Street Properties                            Fee                  1904
12                1     West Oaks I Shopping Center                         Fee                  1979
13                2     Fairlane Meadow                                     Fee                  1986
14                1     Bouquet Canyon                                      Fee                  1985
15                1     The Retreat at Fossil Creek                         Fee                  1997
16                1     McKinley Crossroads                                 Fee                  1989
17                2     Brandychase Apartments                              Fee                  1987
18                1     Bexley Park Raleigh NC                              Fee                  2000
19                2     The Villages at Meyerland                           Fee                  1964
20                1     Costa Mesa Square I                                 Fee                  2002
21                2     Reserve at Tranquility Lake Apartments              Fee                  2004
22                1     City Center West A                                  Fee                  1997
23                1     Riverbend Marketplace                               Fee                  2005
24                1     Residence Inn Westshore                          Leasehold               2001
25                1     3100 New York Drive                                 Fee                  1981
26                1     Southern Palms                                      Fee                  1981
27                1     BRYAN - Twin Oaks Apartments                        Fee                  2003
28                1     Amber Oaks                                          Fee                  2001
29                2     Dry Creek Apartments                                Fee                  1973
30                1     Jackson West Shopping Center                        Fee                  1995
31                2     Hidden Lakes Apartments                             Fee                  1986
32                1     Harbour Walk Sandstone Apts                         Fee                  1985
33                1     Chantilly Plaza                                     Fee                  1988
34                1     Green Valley Tech Plaza                             Fee                  1999
35                1     BRYAN - Spring Lake Apartments                      Fee                  2000
36                1     Ramada Inn & Suites Toms River                      Fee                  1989
37                1     Fiddler's Run Shopping Center                       Fee                  1998
38                2     AIMCO Chimneys of Oak Creek Apartments              Fee                  1981
39                2     AIMCO Oaks at Woodridge Apartments                  Fee                  1985
40                1     BRYAN - Windsor Lake Apartments                     Fee                  1998
41                2     Canyon Point Cottages                               Fee                  1996
42                1     Windwood Oaks                                       Fee                  1985
43                2     Woodridge Park Apartments                           Fee                  2000
44                1     Symmetricom                                         Fee                  1997
45                2     Charleston at Sweetwater Apartments                 Fee                  1985
46                1     Park Plaza At Aliso Town Center Buildings           Fee                  1997
                         20, 21, 22 and 23
47                1     Garden Creek Center                                 Fee                  1999
48                1     Hilton Garden Inn - Rockaway                     Leasehold               2001
49                2     Kenwood Gardens                                     Fee                  1952
50                1     Roxbury Medical Building                            Fee                  1952
51                1     Indian Trace Center                                 Fee                  1987
52                1     Stevenson Ranch Plaza II                            Fee                  1999
53                2     Alpine Ridge Apartments                             Fee                  1992
54                1     Bexley at Davidson Apartments                       Fee                  2003
55                1     3880 Lemon Street                                   Fee                  1987
56                2     Winding Trails Apartments                           Fee                  1979
57                1     1250 Hallandale Office Building                     Fee                  1973
58                1     Hilton Greenville                                   Fee                  1987
59                1     Parklands Office Center                             Fee                  1964
60                1     Chester Industrial Park Building                    Fee                  2005
61                2     AIMCO Hunter's Chase Apartments                     Fee                  1985
62                1     Lanier Crossing                                     Fee                  1989
63                1     Parkway Plaza                                       Fee                  1983
64                1     Wilmington Island Kroger                            Fee                  1983
65                1     Comfort Inn Philadelphia                            Fee                  1990
66                1     Varner Crossing                                     Fee                  2003
67      (A)       1     Intermountain - Fairfield Inn & Suites Lawton       Fee                  2004
68      (A)       1     Intermountain - Courtyard Wichita                   Fee                  2000
69                1     Maywood Mart                                        Fee                  1963
70                2     Richmond Chase Apartments                           Fee                  1976
71                2     West Chase Apartments                               Fee                  2000
72                1     Crowe's Crossing                                    Fee                  1986
73                1     University Square Michigan                          Fee                  1987
74                2     AIMCO Colony of Springdale Apartments               Fee                  1969
75      (B)       2     Shady Acres Mobile Home Park                        Fee                  1940
76      (B)       2     Royal Coach Mobile Home Park                        Fee                  1960
77      (B)       2     Mount Vista Mobile Home Park                        Fee                  1959
78                2     Churchill Commons Apartments                        Fee                  1990
79                2     Oaks of Cypress Station                             Fee                  1978
80                1     Streetsboro Crossing                                Fee                  2001
81                1     AIMCO Burgundy Court Apartments                     Fee                  1969
82                1     Village Festival                                    Fee                  1977
83                1     Residence Inn Miami Airport West                    Fee                  1990
84                1     Candlewood Suites Indianapolis                      Fee                  2001
85                1     Cape Horn Shopping Center                           Fee                  1992
86                1     Comfort Suites Maingate East                        Fee                  2000
87                1     Washington Mutual Center                            Fee                  1985
88                1     Cross Roads Shopping Center                         Fee                  1975
89                1     Bonita Storage Inn                                  Fee                  1998
90                1     River Point III                                     Fee                  2002
91                2     AIMCO College Park Apartments                       Fee                  1974
92                1     224 North Des Plaines                               Fee                  1910
93                1     Candlewood Suites Louisville Airport                Fee                  2000
94                1     155 Wooster Street                                  Fee                  1905
95                2     The Lodge North Apartments                          Fee                  1972
96                1     Pioneer Business Center                             Fee                  1974
97      (C)       1     CVS Drugstore Brandon                               Fee                  2003
98      (C)       1     CVS Paris                                           Fee                  1999
99                2     Silver Creek Apartments                             Fee                  1980
100               1     Barrett Creek Plaza                                 Fee                  2003

                 LOAN                                                    YEAR             OCCUPANCY
 #    CROSSED   GROUP   PROPERTY NAME                                  RENOVATED         RATE AT U/W
 -    -------   -----   -------------                                  ---------         -----------
1                 1     450 Park Avenue                                   2003                94%
2                 1     One Madison Avenue                                2005                95%
3                 1     Fashion Place                                     2003                94%
4A                2     Alexander Gardens                                  N/A                92%
4B                2     Grand Oaks at the Lake                             N/A                98%
4C                2     Park Village                                      2003                98%
4D                2     Malabar Lakes                                     2003                99%
5                 1     Preston Commons                                   1998                93%
6                 1     Crestview Hills Town Center                        N/A                82%
7                 1     Sterling Plaza                                    2005                85%
8                 1     Thistle Landing - Phoenix                          N/A                94%
9                 1     Highland Industrial                               2001                83%
10                1     Ashbrook Commons                                   N/A               100%
11                1     Bridge Street Properties                          2005                93%
12                1     West Oaks I Shopping Center                       1998               100%
13                2     Fairlane Meadow                                   1999                90%
14                1     Bouquet Canyon                                    2002               100%
15                1     The Retreat at Fossil Creek                        N/A                99%
16                1     McKinley Crossroads                               2000                86%
17                2     Brandychase Apartments                            1996                97%
18                1     Bexley Park Raleigh NC                             N/A                99%
19                2     The Villages at Meyerland                         2003                87%
20                1     Costa Mesa Square I                                N/A               100%
21                2     Reserve at Tranquility Lake Apartments             N/A                90%
22                1     City Center West A                                 N/A                99%
23                1     Riverbend Marketplace                              N/A                92%
24                1     Residence Inn Westshore                            N/A                N/A
25                1     3100 New York Drive                               1995               100%
26                1     Southern Palms                                    1992                90%
27                1     BRYAN - Twin Oaks Apartments                       N/A                88%
28                1     Amber Oaks                                        2003                89%
29                2     Dry Creek Apartments                              2003                97%
30                1     Jackson West Shopping Center                      1999               100%
31                2     Hidden Lakes Apartments                           2005                94%
32                1     Harbour Walk Sandstone Apts                        N/A                94%
33                1     Chantilly Plaza                                    N/A                97%
34                1     Green Valley Tech Plaza                            N/A               100%
35                1     BRYAN - Spring Lake Apartments                    2003                94%
36                1     Ramada Inn & Suites Toms River                    2004                N/A
37                1     Fiddler's Run Shopping Center                      N/A               100%
38                2     AIMCO Chimneys of Oak Creek Apartments            2002                94%
39                2     AIMCO Oaks at Woodridge Apartments                2005                93%
40                1     BRYAN - Windsor Lake Apartments                    N/A                95%
41                2     Canyon Point Cottages                              N/A                93%
42                1     Windwood Oaks                                     2005                91%
43                2     Woodridge Park Apartments                          N/A                97%
44                1     Symmetricom                                        N/A               100%
45                2     Charleston at Sweetwater Apartments               2002                88%
46                1     Park Plaza At Aliso Town Center Buildings
                         20, 21, 22 and 23                                 N/A               100%
47                1     Garden Creek Center                               2004                92%
48                1     Hilton Garden Inn - Rockaway                       N/A                N/A
49                2     Kenwood Gardens                                   2000                81%
50                1     Roxbury Medical Building                          2005               100%
51                1     Indian Trace Center                               1997                99%
52                1     Stevenson Ranch Plaza II                           N/A               100%
53                2     Alpine Ridge Apartments                            N/A               100%
54                1     Bexley at Davidson Apartments                      N/A                98%
55                1     3880 Lemon Street                                  N/A                87%
56                2     Winding Trails Apartments                         2002                90%
57                1     1250 Hallandale Office Building                   1998                95%
58                1     Hilton Greenville                                 2001                N/A
59                1     Parklands Office Center                           1994                96%
60                1     Chester Industrial Park Building                   N/A                88%
61                2     AIMCO Hunter's Chase Apartments                   2005                91%
62                1     Lanier Crossing                                    N/A               100%
63                1     Parkway Plaza                                     2002               100%
64                1     Wilmington Island Kroger                          2003                93%
65                1     Comfort Inn Philadelphia                          2005                N/A
66                1     Varner Crossing                                    N/A                94%
67      (A)       1     Intermountain - Fairfield Inn & Suites Lawton      N/A                N/A
68      (A)       1     Intermountain - Courtyard Wichita                  N/A                N/A
69                1     Maywood Mart                                      2000                94%
70                2     Richmond Chase Apartments                         2004                93%
71                2     West Chase Apartments                              N/A                91%
72                1     Crowe's Crossing                                  2004               100%
73                1     University Square Michigan                        1994                98%
74                2     AIMCO Colony of Springdale Apartments             2004                89%
75      (B)       2     Shady Acres Mobile Home Park                      1986                98%
76      (B)       2     Royal Coach Mobile Home Park                      2004                95%
77      (B)       2     Mount Vista Mobile Home Park                      2002               100%
78                2     Churchill Commons Apartments                       N/A                94%
79                2     Oaks of Cypress Station                           2002                86%
80                1     Streetsboro Crossing                               N/A               100%
81                1     AIMCO Burgundy Court Apartments                   1990                77%
82                1     Village Festival                                  2004                89%
83                1     Residence Inn Miami Airport West                  2005                N/A
84                1     Candlewood Suites Indianapolis                    2005                N/A
85                1     Cape Horn Shopping Center                         2003                95%
86                1     Comfort Suites Maingate East                       N/A                N/A
87                1     Washington Mutual Center                          2003               100%
88                1     Cross Roads Shopping Center                       2005                97%
89                1     Bonita Storage Inn                                2002               100%
90                1     River Point III                                    N/A               100%
91                2     AIMCO College Park Apartments                     1990                99%
92                1     224 North Des Plaines                             2005                93%
93                1     Candlewood Suites Louisville Airport               N/A                N/A
94                1     155 Wooster Street                                2004                93%
95                2     The Lodge North Apartments                        2005                94%
96                1     Pioneer Business Center                           2005                95%
97      (C)       1     CVS Drugstore Brandon                              N/A               100%
98      (C)       1     CVS Paris                                         2004               100%
99                2     Silver Creek Apartments                           2000                92%
100               1     Barrett Creek Plaza                                N/A                77%

                    DESCRIPTION OF MORTGAGED REAL PROPERTIES

                                                                         CUT-OFF DATE
                 LOAN                                                      PRINCIPAL
 #    CROSSED   GROUP   PROPERTY NAME                                     BALANCE (1)     PROPERTY TYPE
 -    -------   -----   -------------                                  ---------------    -------------
101               2     Oak Creek Apartments                           $     7,100,000    Multifamily
102               2     Somerset Park Apartments                             7,100,000    Multifamily
103               1     Town Center Shoppes                                  7,100,000    Retail
104               2     Happy Village Apartments                             6,966,842    Multifamily
105               1     North Shore Office Plaza                             6,800,000    Office
106               1     Wells Cargo - Orange                                 6,792,112    Self Storage
107               1     Intermountain - Residence Inn Rogers                 6,779,969    Hotel
108               2     Vintage Corona Apartments                            6,600,000    Multifamily
109               1     Promenade Shopping Center                            6,500,000    Retail
110               1     Sanders East Business Park                           6,457,500    Industrial
111               1     AIMCO Stoneridge Apartments                          6,450,000    Multifamily
112               1     Kingsley Apartments                                  6,397,950    Multifamily
113               1     Park Towers                                          6,386,311    Office
114A              1     AA Self Storage                                      4,039,264    Self Storage
114B              1     Tri-State Mini Storage                               2,303,877    Self Storage
115               2     AIMCO Woodmere Apartments                            6,225,000    Multifamily
116               1     Southington Plaza                                    6,167,649    Retail
117               2     Forest Hills Apartments                              6,150,000    Multifamily
118               1     Marriott Courtyard Ocoee                             6,090,585    Hotel
119               1     River Ridge Crossing West                            6,030,000    Retail
120               1     551 West Lancaster Avenue                            6,000,000    Office
121               2     Cypress Ridge Apartments                             6,000,000    Multifamily
122               1     LeClaire Station Apartments                          6,000,000    Multifamily
123               1     The Broadway Building                                6,000,000    Mixed Use
124               1     Renaissance Magnolia Shopping Center                 6,000,000    Retail
125               2     Colonial Court                                       5,987,410    Multifamily
126               1     Park Plaza At Aliso Town Center Building 6           5,925,000    Retail
127               1     Wells Cargo - Camarillo                              5,825,360    Self Storage
128               2     Northwest Pines                                      5,820,000    Multifamily
129               2     Woodbridge Crossing                                  5,800,000    Multifamily
130               1     RiverStone Medical Center                            5,720,000    Office
131               2     Mill Creek Apartments                                5,650,000    Multifamily
132               2     Oasis at Mesa Palms                                  5,581,652    Multifamily#
133               1     Centerpointe Shops                                   5,550,000    Retail
134               1     Ricci Leopold Building                               5,494,036    Office
135               1     Mystic Creek Apartments                              5,400,000    Multifamily
136               1     Dollar Self Storage - Grant Road                     5,394,200    Self Storage
137               1     Intermountain - Residence Inn Fort Smith             5,366,231    Hotel
138               1     Overlake Office                                      5,293,966    Office
139               2     Lincolnshire Coach Homes                             5,250,000    Multifamily
140               1     Haute Harwin Fashion Center                          5,177,370    Retail
141               1     Intermountain - Fairfield Inn & Suites Sparks        5,175,055    Hotel
142               1     Rancho San Diego Professional Center                 5,144,750    Office
143               2     Stone Ridge Apartments                               5,050,000    Multifamily
144               1     Intermountain - Residence Inn Olathe                 5,007,819    Hotel
145               2     Lakeview Heights                                     4,948,798    Multifamily
146               2     Hunters Crossing Apartments                          4,800,000    Multifamily
147               1     Stewart Lamb Shopping Center                         4,784,809    Retail
148               2     Harmony Pines Apartments                             4,720,000    Multifamily
149               1     River Ridge Crossing East                            4,720,000    Retail
150               1     Town Center at Geist                                 4,540,000    Retail
151               1     Citadel Square                                       4,500,000    Retail
152               1     The Shops at Hardee Village                          4,500,000    Retail
153               1     Wingate Inn Intercontinental Airport                 4,500,000    Hotel
154               1     Atria on Market                                      4,400,000    Retail
155               1     Fountainbleu Court                                   4,400,000    Retail
156               1     Village At Geist                                     4,380,000    Retail
157               1     DirecTV Call Center                                  4,370,427    Office
158               1     Westpark Center                                      4,300,000    Retail
159A              1     LA - San Fernando                                    1,340,584    Industrial
159B              1     LA - 5th Street                                      1,111,922    Industrial
159C              1     LA - 13231 Louvre                                      587,346    Industrial
159D              1     LA - Tamarack                                          538,027    Industrial
159E              1     LA - 13253 Louvre                                      412,487    Industrial
159F              1     LA - Raymer                                            304,882    Industrial
160               1     Market Place Shopping Center                         4,286,843    Retail
161               1     Marketplace at University Pointe                     4,157,367    Retail
162               1     McGalliard Mall Shops                                4,100,000    Retail
163               1     22809 Pacific Coast Highway                          4,000,000    Office
164               1     Flower Valley Plaza                                  3,883,383    Retail
165               1     V.P. Self Storage Facility                           3,761,084    Self Storage
166               2     Village Apartments                                   3,725,000    Multifamily
167               1     Presidio Plaza                                       3,700,000    Mixed Use
168               2     Sterling Pointe Apartments                           3,700,000    Multifamily
169               1     Temecula Plaza                                       3,700,000    Retail
170               1     Progress Point Shopping Center                       3,680,653    Mixed Use
171               1     3133 Rochambeau Avenue                               3,625,000    Multifamily
172               1     Brookhaven Self-Storage                              3,500,000    Self Storage
173               1     Lankershim Industrial                                3,496,133    Industrial
174               1     Hampton Inn Henderson                                3,495,057    Hotel
175A              1     Iola Office Park                                     1,419,029    Office
175B              1     Monterey Retail Center                               1,055,176    Retail
175C              1     Aberdeen Pier                                        1,018,790    Retail
176               1     Maple Drive                                          3,489,238    Office
177               1     Metropolitan Court                                   3,440,000    Industrial
178               1     Piedmont Court                                       3,289,853    Office
179     (D)       1     Vons Pasadena                                        1,990,792    Retail
180     (D)       1     Vons Simi Valley                                     1,294,015    Retail
181               2     Arcadia Park Apartments                              3,200,000    Multifamily
182               1     Broadview Crossings Center                           3,196,446    Retail
183               1     6th and Union Plaza                                  3,093,701    Mixed Use
184               2     Apple Creek of Kansas City                           3,090,189    Multifamily
185A              1     Serrano II                                           1,698,046    Multifamily
185B              1     Serrano I                                            1,298,506    Multifamily
186               2     Fox Pointe Apartments                                2,794,125    Multifamily
187               1     Cantera Commons                                      2,794,036    Retail
188               1     Steeple Square Shopping Center                       2,760,000    Retail
189               1     1424 North Brown Road                                2,741,491    Office
190               1     Portico Shopping Center                              2,700,000    Retail
191               2     Stone Creek Apartments                               2,697,127    Multifamily
192               2     Canyon Shadows Apartments                            2,694,596    Multifamily
193               2     Summerhouse Square Apartments                        2,693,976    Multifamily
194               2     Redwood Terrace Apartments                           2,591,516    Multifamily

                 LOAN                                                         PROPERTY                UNITS/SQ. FT./
 #    CROSSED   GROUP   PROPERTY NAME                                         SUB-TYPE                 ROOMS/PADS
 -    -------   -----   -------------                                         --------                --------------
101               2     Oak Creek Apartments                                Conventional                         287
102               2     Somerset Park Apartments                            Conventional                         524
103               1     Town Center Shoppes                                  Unanchored                       36,136
104               2     Happy Village Apartments                            Conventional                         290
105               1     North Shore Office Plaza                              Suburban                        57,454
106               1     Wells Cargo - Orange                                    N/A                           67,407
107               1     Intermountain - Residence Inn Rogers              Limited Service                         88
108               2     Vintage Corona Apartments                           Conventional                          62
109               1     Promenade Shopping Center                            Unanchored                       36,074
110               1     Sanders East Business Park                              N/A                          250,000
111               1     AIMCO Stoneridge Apartments                         Conventional                         150
112               1     Kingsley Apartments                                 Conventional                          90
113               1     Park Towers                                           Suburban                       107,075
114A              1     AA Self Storage                                         N/A                          112,250
114B              1     Tri-State Mini Storage                                  N/A                          144,160
115               2     AIMCO Woodmere Apartments                           Conventional                         150
116               1     Southington Plaza                                     Anchored                       155,842
117               2     Forest Hills Apartments                             Conventional                         160
118               1     Marriott Courtyard Ocoee                          Limited Service                         80
119               1     River Ridge Crossing West                            Unanchored                       39,049
120               1     551 West Lancaster Avenue                             Suburban                        28,822
121               2     Cypress Ridge Apartments                            Conventional                         268
122               1     LeClaire Station Apartments                         Conventional                         124
123               1     The Broadway Building                              Office/Retail                      40,669
124               1     Renaissance Magnolia Shopping Center                  Anchored                        94,021
125               2     Colonial Court                                      Conventional                          97
126               1     Park Plaza At Aliso Town Center Building 6            Anchored                        14,089
127               1     Wells Cargo - Camarillo                                 N/A                           51,219
128               2     Northwest Pines                                     Conventional                         364
129               2     Woodbridge Crossing                                 Conventional                         176
130               1     RiverStone Medical Center                             Suburban                        35,093
131               2     Mill Creek Apartments                               Conventional                         176
132               2     Oasis at Mesa Palms                                 Conventional                         140
133               1     Centerpointe Shops                                   Unanchored                       14,652
134               1     Ricci Leopold Building                                Suburban                        24,597
135               1     Mystic Creek Apartments                             Conventional                         164
136               1     Dollar Self Storage - Grant Road                        N/A                           87,165
137               1     Intermountain - Residence Inn Fort Smith          Limited Service                         78
138               1     Overlake Office                                       Suburban                        45,843
139               2     Lincolnshire Coach Homes                            Conventional                          70
140               1     Haute Harwin Fashion Center                          Unanchored                       39,165
141               1     Intermountain - Fairfield Inn & Suites Sparks     Limited Service                         88
142               1     Rancho San Diego Professional Center                  Suburban                        35,558
143               2     Stone Ridge Apartments                              Conventional                          84
144               1     Intermountain - Residence Inn Olathe              Limited Service                         90
145               2     Lakeview Heights                                    Conventional                          84
146               2     Hunters Crossing Apartments                         Conventional                          84
147               1     Stewart Lamb Shopping Center                         Unanchored                       33,610
148               2     Harmony Pines Apartments                            Conventional                         148
149               1     River Ridge Crossing East                            Unanchored                       28,586
150               1     Town Center at Geist                                 Unanchored                       27,400
151               1     Citadel Square                                        Anchored                        50,883
152               1     The Shops at Hardee Village                           Anchored                        50,285
153               1     Wingate Inn Intercontinental Airport              Limited Service                        101
154               1     Atria on Market                                      Unanchored                       10,973
155               1     Fountainbleu Court                                   Unanchored                       38,546
156               1     Village At Geist                                     Unanchored                       27,000
157               1     DirecTV Call Center                                   Suburban                        92,257
158               1     Westpark Center                                      Unanchored                       36,857
159A              1     LA - San Fernando                                       N/A                           35,216
159B              1     LA - 5th Street                                         N/A                           26,102
159C              1     LA - 13231 Louvre                                       N/A                           15,986
159D              1     LA - Tamarack                                           N/A                           14,910
159E              1     LA - 13253 Louvre                                       N/A                           11,988
159F              1     LA - Raymer                                             N/A                            7,300
160               1     Market Place Shopping Center                         Unanchored                       48,207
161               1     Marketplace at University Pointe                      Anchored                        22,062
162               1     McGalliard Mall Shops                                Unanchored                       54,090
163               1     22809 Pacific Coast Highway                           Suburban                        16,071
164               1     Flower Valley Plaza                                  Unanchored                       40,700
165               1     V.P. Self Storage Facility                              N/A                           36,900
166               2     Village Apartments                                  Conventional                         102
167               1     Presidio Plaza                                     Office/Retail                      17,314
168               2     Sterling Pointe Apartments                          Conventional                         125
169               1     Temecula Plaza                                       Unanchored                       20,920
170               1     Progress Point Shopping Center                     Office/Retail                      21,535
171               1     3133 Rochambeau Avenue                              Conventional                          49
172               1     Brookhaven Self-Storage                                 N/A                           95,168
173               1     Lankershim Industrial                                   N/A                           92,968
174               1     Hampton Inn Henderson                             Limited Service                         75
175A              1     Iola Office Park                                      Suburban                        23,680
175B              1     Monterey Retail Center                               Unanchored                       12,000
175C              1     Aberdeen Pier                                        Unanchored                       11,580
176               1     Maple Drive                                           Suburban                        44,742
177               1     Metropolitan Court                                      N/A                           53,850
178               1     Piedmont Court                                 Central Business District              42,731
179     (D)       1     Vons Pasadena                                         Anchored                        41,875
180     (D)       1     Vons Simi Valley                                      Anchored                        47,383
181               2     Arcadia Park Apartments                             Conventional                          73
182               1     Broadview Crossings Center                           Unanchored                       24,215
183               1     6th and Union Plaza                              Retail/Multifamily                   16,115#
184               2     Apple Creek of Kansas City                          Conventional                         103
185A              1     Serrano II                                          Conventional                          16
185B              1     Serrano I                                           Conventional                          13
186               2     Fox Pointe Apartments                               Conventional                          60
187               1     Cantera Commons                                      Unanchored                       11,441
188               1     Steeple Square Shopping Center                        Anchored                        48,762
189               1     1424 North Brown Road                                 Suburban                        20,400
190               1     Portico Shopping Center                              Unanchored                        6,878
191               2     Stone Creek Apartments                              Conventional                          80
192               2     Canyon Shadows Apartments                           Conventional                         120
193               2     Summerhouse Square Apartments                       Conventional                         133
194               2     Redwood Terrace Apartments                          Conventional                          57

                 LOAN                                                       FEE/
 #    CROSSED   GROUP   PROPERTY NAME                                     LEASEHOLD           YEAR BUILT
 -    -------   -----   -------------                                     ---------           ----------
101               2     Oak Creek Apartments                                Fee                  1976
102               2     Somerset Park Apartments                            Fee                  1972
103               1     Town Center Shoppes                                 Fee                  1981
104               2     Happy Village Apartments                            Fee                  1973
105               1     North Shore Office Plaza                            Fee                  2001
106               1     Wells Cargo - Orange                                Fee                  1997
107               1     Intermountain - Residence Inn Rogers                Fee                  2003
108               2     Vintage Corona Apartments                           Fee                  2004
109               1     Promenade Shopping Center                           Fee                  1986
110               1     Sanders East Business Park                          Fee                  2005
111               1     AIMCO Stoneridge Apartments                         Fee                  1988
112               1     Kingsley Apartments                                 Fee                  1961
113               1     Park Towers                                         Fee                  1980
114A              1     AA Self Storage                                     Fee                  1994
114B              1     Tri-State Mini Storage                              Fee                  1986
115               2     AIMCO Woodmere Apartments                           Fee                  1971
116               1     Southington Plaza                                Leasehold               1973
117               2     Forest Hills Apartments                             Fee                  1965
118               1     Marriott Courtyard Ocoee                            Fee                  2004
119               1     River Ridge Crossing West                           Fee                  2003
120               1     551 West Lancaster Avenue                           Fee                  1964
121               2     Cypress Ridge Apartments                            Fee                  1980
122               1     LeClaire Station Apartments                         Fee                  1972
123               1     The Broadway Building                               Fee                  1909
124               1     Renaissance Magnolia Shopping Center                Fee                  1985
125               2     Colonial Court                                      Fee                  1960
126               1     Park Plaza At Aliso Town Center Building 6          Fee                  1997
127               1     Wells Cargo - Camarillo                             Fee                  1999
128               2     Northwest Pines                                     Fee                  1978
129               2     Woodbridge Crossing                                 Fee                  1983
130               1     RiverStone Medical Center                           Fee                  2003
131               2     Mill Creek Apartments                               Fee                  1983
132               2     Oasis at Mesa Palms                                 Fee                  1999
133               1     Centerpointe Shops                                  Fee                  2005
134               1     Ricci Leopold Building                              Fee                  2003
135               1     Mystic Creek Apartments                             Fee                  1967
136               1     Dollar Self Storage - Grant Road                    Fee                  1998
137               1     Intermountain - Residence Inn Fort Smith            Fee                  2003
138               1     Overlake Office                                     Fee                  1980
139               2     Lincolnshire Coach Homes                            Fee                  1992
140               1     Haute Harwin Fashion Center                         Fee                  2005
141               1     Intermountain - Fairfield Inn & Suites Sparks       Fee                  2001
142               1     Rancho San Diego Professional Center                Fee                  1984
143               2     Stone Ridge Apartments                              Fee                  2005
144               1     Intermountain - Residence Inn Olathe                Fee                  2000
145               2     Lakeview Heights                                    Fee                  1973
146               2     Hunters Crossing Apartments                         Fee                  2005
147               1     Stewart Lamb Shopping Center                        Fee                  1989
148               2     Harmony Pines Apartments                            Fee                  1972
149               1     River Ridge Crossing East                           Fee                  2002
150               1     Town Center at Geist                                Fee                  2004
151               1     Citadel Square                                      Fee                  1978
152               1     The Shops at Hardee Village                         Fee                  2004
153               1     Wingate Inn Intercontinental Airport                Fee                  1997
154               1     Atria on Market                                     Fee                  2002
155               1     Fountainbleu Court                                  Fee                  1987
156               1     Village At Geist                                    Fee                  2004
157               1     DirecTV Call Center                                 Fee                  1980
158               1     Westpark Center                                     Fee                  1985
159A              1     LA - San Fernando                                   Fee                  1970
159B              1     LA - 5th Street                                     Fee                  1982
159C              1     LA - 13231 Louvre                                   Fee                  1975
159D              1     LA - Tamarack                                       Fee                  1973
159E              1     LA - 13253 Louvre                                   Fee                  1976
159F              1     LA - Raymer                                         Fee                  1966
160               1     Market Place Shopping Center                        Fee                  1980
161               1     Marketplace at University Pointe                    Fee                  2004
162               1     McGalliard Mall Shops                               Fee                  1979
163               1     22809 Pacific Coast Highway                         Fee                  1989
164               1     Flower Valley Plaza                                 Fee                  1986
165               1     V.P. Self Storage Facility                          Fee                  1985
166               2     Village Apartments                                  Fee                  1984
167               1     Presidio Plaza                                      Fee                  1982
168               2     Sterling Pointe Apartments                          Fee                  1976
169               1     Temecula Plaza                                      Fee                  1989
170               1     Progress Point Shopping Center                      Fee                  2004
171               1     3133 Rochambeau Avenue                              Fee                  1928
172               1     Brookhaven Self-Storage                             Fee                  1960
173               1     Lankershim Industrial                               Fee                  1961
174               1     Hampton Inn Henderson                               Fee                  1999
175A              1     Iola Office Park                                    Fee                  2003
175B              1     Monterey Retail Center                              Fee                  2004
175C              1     Aberdeen Pier                                       Fee                  2003
176               1     Maple Drive                                         Fee                  1925
177               1     Metropolitan Court                                  Fee                  1989
178               1     Piedmont Court                                      Fee                  1975
179     (D)       1     Vons Pasadena                                       Fee                  1976
180     (D)       1     Vons Simi Valley                                    Fee                  1979
181               2     Arcadia Park Apartments                             Fee                  1973
182               1     Broadview Crossings Center                          Fee                  2005
183               1     6th and Union Plaza                                 Fee                  1922
184               2     Apple Creek of Kansas City                          Fee                  1984
185A              1     Serrano II                                          Fee                  1923
185B              1     Serrano I                                           Fee                  1924
186               2     Fox Pointe Apartments                               Fee                  2002
187               1     Cantera Commons                                     Fee                  2004
188               1     Steeple Square Shopping Center                      Fee                  1990
189               1     1424 North Brown Road                               Fee                  2005
190               1     Portico Shopping Center                             Fee                  2005
191               2     Stone Creek Apartments                              Fee                  1979
192               2     Canyon Shadows Apartments                           Fee                  1971
193               2     Summerhouse Square Apartments                       Fee                  1971
194               2     Redwood Terrace Apartments                          Fee                  1994

                 LOAN                                                    YEAR                        OCCUPANCY
 #    CROSSED   GROUP   PROPERTY NAME                                  RENOVATED                    RATE AT U/W
 -    -------   -----   -------------                                  ---------                    -----------
101               2     Oak Creek Apartments                              1998                           94%
102               2     Somerset Park Apartments                          2002                           82%
103               1     Town Center Shoppes                               2003                          100%
104               2     Happy Village Apartments                          2003                           91%
105               1     North Shore Office Plaza                           N/A                           93%
106               1     Wells Cargo - Orange                               N/A                           95%
107               1     Intermountain - Residence Inn Rogers               N/A                           N/A
108               2     Vintage Corona Apartments                          N/A                           98%
109               1     Promenade Shopping Center                          N/A                           93%
110               1     Sanders East Business Park                         N/A                          100%
111               1     AIMCO Stoneridge Apartments                       2005                           93%
112               1     Kingsley Apartments                               2005                           99%
113               1     Park Towers                                       2002                           80%
114A              1     AA Self Storage                                   2001                          100%
114B              1     Tri-State Mini Storage                            1992                          100%
115               2     AIMCO Woodmere Apartments                         2000                           95%
116               1     Southington Plaza                                  N/A                           96%
117               2     Forest Hills Apartments                           2004                           96%
118               1     Marriott Courtyard Ocoee                           N/A                           N/A
119               1     River Ridge Crossing West                          N/A                          100%
120               1     551 West Lancaster Avenue                         2001                          100%
121               2     Cypress Ridge Apartments                          2003                           95%
122               1     LeClaire Station Apartments                       2003                           98%
123               1     The Broadway Building                             1990                           92%
124               1     Renaissance Magnolia Shopping Center              1999                           96%
125               2     Colonial Court                                    2005                          100%
126               1     Park Plaza At Aliso Town Center Building 6        2005                          100%
127               1     Wells Cargo - Camarillo                            N/A                           96%
128               2     Northwest Pines                                   2002                           74%
129               2     Woodbridge Crossing                               2003                           92%
130               1     RiverStone Medical Center                          N/A                           92%
131               2     Mill Creek Apartments                             2003                           91%
132               2     Oasis at Mesa Palms                                N/A                           79%
133               1     Centerpointe Shops                                 N/A                          100%
134               1     Ricci Leopold Building                             N/A                           93%
135               1     Mystic Creek Apartments                           2005                           91%
136               1     Dollar Self Storage - Grant Road                  2005                           92%
137               1     Intermountain - Residence Inn Fort Smith           N/A                           N/A
138               1     Overlake Office                                   2004                           99%
139               2     Lincolnshire Coach Homes                          2001                           96%
140               1     Haute Harwin Fashion Center                        N/A                           88%
141               1     Intermountain - Fairfield Inn & Suites Sparks      N/A                           N/A
142               1     Rancho San Diego Professional Center              2001                          100%
143               2     Stone Ridge Apartments                             N/A                          100%
144               1     Intermountain - Residence Inn Olathe               N/A                           N/A
145               2     Lakeview Heights                                  2004                           96%
146               2     Hunters Crossing Apartments                        N/A                           88%
147               1     Stewart Lamb Shopping Center                      2000                          100%
148               2     Harmony Pines Apartments                          2001                           95%
149               1     River Ridge Crossing East                          N/A                          100%
150               1     Town Center at Geist                               N/A                           95%
151               1     Citadel Square                                    2004                          100%
152               1     The Shops at Hardee Village                        N/A                           89%
153               1     Wingate Inn Intercontinental Airport               N/A                           N/A
154               1     Atria on Market                                    N/A                          100%
155               1     Fountainbleu Court                                2001                           90%
156               1     Village At Geist                                   N/A                          100%
157               1     DirecTV Call Center                               2004                          100%
158               1     Westpark Center                                    N/A                          100%
159A              1     LA - San Fernando                                  N/A                          100%
159B              1     LA - 5th Street                                    N/A                          100%
159C              1     LA - 13231 Louvre                                 2004                          100%
159D              1     LA - Tamarack                                      N/A                          100%
159E              1     LA - 13253 Louvre                                  N/A                          100%
159F              1     LA - Raymer                                        N/A                          100%
160               1     Market Place Shopping Center                      1997                          100%
161               1     Marketplace at University Pointe                   N/A                           94%
162               1     McGalliard Mall Shops                             1999                          100%
163               1     22809 Pacific Coast Highway                        N/A                          100%
164               1     Flower Valley Plaza                               2004                           82%
165               1     V.P. Self Storage Facility                         N/A                           98%
166               2     Village Apartments                                1990                           91%
167               1     Presidio Plaza                                    2005                           98%
168               2     Sterling Pointe Apartments                        2004                           97%
169               1     Temecula Plaza                                     N/A                          100%
170               1     Progress Point Shopping Center                     N/A                          100%
171               1     3133 Rochambeau Avenue                            1995                          100%
172               1     Brookhaven Self-Storage                           1996                           85%
173               1     Lankershim Industrial                             1999                          100%
174               1     Hampton Inn Henderson                             2005                           N/A
175A              1     Iola Office Park                                   N/A                           94%
175B              1     Monterey Retail Center                             N/A                          100%
175C              1     Aberdeen Pier                                      N/A                          100%
176               1     Maple Drive                                       1996                           90%
177               1     Metropolitan Court                                 N/A                          100%
178               1     Piedmont Court                                    1996                           94%
179     (D)       1     Vons Pasadena                                     2004                          100%
180     (D)       1     Vons Simi Valley                                  2004                          100%
181               2     Arcadia Park Apartments                           1997                           96%
182               1     Broadview Crossings Center                         N/A                           92%
183               1     6th and Union Plaza                               1987                          100%
184               2     Apple Creek of Kansas City                        1992                           92%
185A              1     Serrano II                                        2005                          100%
185B              1     Serrano I                                         2004                          100%
186               2     Fox Pointe Apartments                              N/A                          100%
187               1     Cantera Commons                                    N/A                          100%
188               1     Steeple Square Shopping Center                     N/A                           95%
189               1     1424 North Brown Road                              N/A                          100%
190               1     Portico Shopping Center                            N/A                          100%
191               2     Stone Creek Apartments                            2001                           95%
192               2     Canyon Shadows Apartments                         2001                          100%
193               2     Summerhouse Square Apartments                     1990                           94%
194               2     Redwood Terrace Apartments                        2000                           95%

                    DESCRIPTION OF MORTGAGED REAL PROPERTIES

                                                                         CUT-OFF DATE
                 LOAN                                                      PRINCIPAL
 #    CROSSED   GROUP   PROPERTY NAME                                     BALANCE (1)     PROPERTY TYPE
 -    -------   -----   -------------                                  ---------------    -------------
195               1     59th and Ashland Retail                        $     2,569,790    Retail
196               2     Robin Hill Apartments                                2,500,000    Multifamily
197               1     Merchants Walk Shopping Center                       2,444,870    Retail
198               1     Nashua NH                                            2,347,423    Retail
199               1     Coral Key Shopping Center                            2,268,454    Retail
200               1     Shops of Argyle                                      2,250,000    Retail
201               1     Rincon Business Park - Corona                        2,250,000    Industrial
202               1     Shops at Pine Bluff                                  2,174,268    Retail
203               1     Taylor Square                                        2,157,680    Retail
204               1     Westcreek Crossing                                   2,093,189    Retail
205               1     Hartwell Station                                     2,091,825    Retail
206               1     Foxwood Plaza                                        2,000,000    Retail
207               1     515 Westheimer                                       1,993,799    Retail
208               1     Riverview Mobile Home Park                           1,898,083    Multifamily
209               1     Polo Place Shops                                     1,877,876    Retail
210               2     French Chalet Apartments                             1,866,031    Multifamily
211               1     7734 Girard Avenue                                   1,850,000    Retail
212               1     Commerce Pointe Plaza                                1,771,486    Retail
213               1     Newcastle Plaza                                      1,750,000    Retail
214               1     Expressway Self Storage                              1,747,315    Self Storage
215               1     Sparkleberry Crossing #2                             1,714,722    Retail
216               1     Windward Plaza                                       1,546,952    Retail
217               1     Westgate Center                                      1,496,879    Retail
218               1     Upland Plaza Shops                                   1,493,849    Retail
219               2     Beachwood Apartments                                 1,450,000    Multifamily
220               2     Sunset Mobile Manor                                  1,347,298    Multifamily
221               1     South Colony Shopping Center                         1,304,138    Retail
222               1     Rockport Retail                                      1,202,360    Retail
223               1     Highland Oaks Plaza                                  1,123,805    Retail
224               1     Cale Colony 17                                       1,121,832    Office
225               1     Parma Medical Center                                 1,098,398    Office
226               2     Plaza Apartments                                     1,097,822    Multifamily
227               2     McGregor Meadows Apartments                          1,022,917    Multifamily
228               2     Welsh Arms Apartments                                  982,850    Multifamily
229               2     Wellington Place Apartments                            868,274    Multifamily

                                                                       ---------------
TOTAL/WEIGHTED AVERAGE:                                                $ 2,504,593,314
                                                                       ===============

                     MAXIMUM:
                     MINIMUM:

                 LOAN                                                         PROPERTY                UNITS/SQ. FT./
 #    CROSSED   GROUP   PROPERTY NAME                                         SUB-TYPE                 ROOMS/PADS
 -    -------   -----   -------------                                         --------                --------------
195               1     59th and Ashland Retail                              Unanchored                       11,520
196               2     Robin Hill Apartments                               Conventional                          66
197               1     Merchants Walk Shopping Center                       Unanchored                       28,751
198               1     Nashua NH                                            Unanchored                       22,713
199               1     Coral Key Shopping Center                            Unanchored                       20,673
200               1     Shops of Argyle                                      Unanchored                       23,740
201               1     Rincon Business Park - Corona                           N/A                           41,260
202               1     Shops at Pine Bluff                                  Unanchored                       18,535
203               1     Taylor Square                                        Unanchored                       13,476
204               1     Westcreek Crossing                                   Unanchored                       10,094
205               1     Hartwell Station                                      Anchored                        24,400
206               1     Foxwood Plaza                                         Anchored                        13,870
207               1     515 Westheimer                                       Unanchored                       13,322
208               1     Riverview Mobile Home Park                       Manufactured Housing                     42
209               1     Polo Place Shops                                     Unanchored                        8,773
210               2     French Chalet Apartments                            Conventional                          75
211               1     7734 Girard Avenue                                   Unanchored                        7,231
212               1     Commerce Pointe Plaza                                Unanchored                       10,325
213               1     Newcastle Plaza                                      Unanchored                       15,300
214               1     Expressway Self Storage                                 N/A                           39,841
215               1     Sparkleberry Crossing #2                             Unanchored                       10,601
216               1     Windward Plaza                                       Unanchored                       19,504
217               1     Westgate Center                                      Unanchored                       16,315
218               1     Upland Plaza Shops                                   Unanchored                       10,800
219               2     Beachwood Apartments                                Conventional                          20
220               2     Sunset Mobile Manor                              Manufactured Housing                     92
221               1     South Colony Shopping Center                         Unanchored                       12,344
222               1     Rockport Retail                                      Unanchored                        9,050
223               1     Highland Oaks Plaza                                  Unanchored                       12,570
224               1     Cale Colony 17                                        Suburban                        17,871
225               1     Parma Medical Center                                  Suburban                        19,780
226               2     Plaza Apartments                                    Conventional                          22
227               2     McGregor Meadows Apartments                         Conventional                          42
228               2     Welsh Arms Apartments                               Conventional                          20
229               2     Wellington Place Apartments                         Conventional                          34

                 LOAN                                                       FEE/
 #    CROSSED   GROUP   PROPERTY NAME                                     LEASEHOLD           YEAR BUILT
 -    -------   -----   -------------                                     ---------           ----------
195               1     59th and Ashland Retail                             Fee                  2005
196               2     Robin Hill Apartments                               Fee                  1970
197               1     Merchants Walk Shopping Center                      Fee                  1989
198               1     Nashua NH                                           Fee                  1980
199               1     Coral Key Shopping Center                           Fee                  1995
200               1     Shops of Argyle                                     Fee                  2000
201               1     Rincon Business Park - Corona                       Fee                  1986
202               1     Shops at Pine Bluff                                 Fee                  2004
203               1     Taylor Square                                       Fee                  2002
204               1     Westcreek Crossing                                  Fee                  2004
205               1     Hartwell Station                                    Fee                  2003
206               1     Foxwood Plaza                                       Fee                  2004
207               1     515 Westheimer                                      Fee                  2000
208               1     Riverview Mobile Home Park                          Fee                  1988
209               1     Polo Place Shops                                    Fee                  2003
210               2     French Chalet Apartments                            Fee                  1972
211               1     7734 Girard Avenue                                  Fee                  1955
212               1     Commerce Pointe Plaza                               Fee                  2005
213               1     Newcastle Plaza                                     Fee                  2005
214               1     Expressway Self Storage                             Fee                  1989
215               1     Sparkleberry Crossing #2                            Fee                  2003
216               1     Windward Plaza                                      Fee                  2004
217               1     Westgate Center                                     Fee                  1978
218               1     Upland Plaza Shops                                  Fee                  1975
219               2     Beachwood Apartments                                Fee                  1954
220               2     Sunset Mobile Manor                                 Fee                  1953
221               1     South Colony Shopping Center                        Fee                  1986
222               1     Rockport Retail                                     Fee                  2005
223               1     Highland Oaks Plaza                                 Fee                  1984
224               1     Cale Colony 17                                      Fee                  1979
225               1     Parma Medical Center                                Fee                  1953
226               2     Plaza Apartments                                    Fee                  1962
227               2     McGregor Meadows Apartments                         Fee                  1978
228               2     Welsh Arms Apartments                               Fee                  1972
229               2     Wellington Place Apartments                         Fee                  1994

                                                                                           ----------
TOTAL/WEIGHTED AVERAGE:                                                                          1982
                                                                                           ==========

                         MAXIMUM:                                                                2005
                         MINIMUM:                                                                1904

                 LOAN                                                    YEAR                        OCCUPANCY
 #    CROSSED   GROUP   PROPERTY NAME                                  RENOVATED                    RATE AT U/W
 -    -------   -----   -------------                                  ---------                    -----------
195               1     59th and Ashland Retail                            N/A                          100%
196               2     Robin Hill Apartments                              N/A                           98%
197               1     Merchants Walk Shopping Center                     N/A                          100%
198               1     Nashua NH                                          N/A                           95%
199               1     Coral Key Shopping Center                          N/A                          100%
200               1     Shops of Argyle                                    N/A                          100%
201               1     Rincon Business Park - Corona                      N/A                          100%
202               1     Shops at Pine Bluff                                N/A                          100%
203               1     Taylor Square                                      N/A                          100%
204               1     Westcreek Crossing                                 N/A                          100%
205               1     Hartwell Station                                   N/A                           92%
206               1     Foxwood Plaza                                      N/A                          100%
207               1     515 Westheimer                                     N/A                           92%
208               1     Riverview Mobile Home Park                        2005                           95%
209               1     Polo Place Shops                                   N/A                          100%
210               2     French Chalet Apartments                          2004                           95%
211               1     7734 Girard Avenue                                1990                          100%
212               1     Commerce Pointe Plaza                              N/A                          100%
213               1     Newcastle Plaza                                    N/A                           91%
214               1     Expressway Self Storage                           2001                          100%
215               1     Sparkleberry Crossing #2                           N/A                          100%
216               1     Windward Plaza                                     N/A                          100%
217               1     Westgate Center                                    N/A                          100%
218               1     Upland Plaza Shops                                2002                          100%
219               2     Beachwood Apartments                              1995                          100%
220               2     Sunset Mobile Manor                               2000                           97%
221               1     South Colony Shopping Center                       N/A                          100%
222               1     Rockport Retail                                    N/A                           91%
223               1     Highland Oaks Plaza                                N/A                           87%
224               1     Cale Colony 17                                    2003                          100%
225               1     Parma Medical Center                              2005                           95%
226               2     Plaza Apartments                                  2000                          100%
227               2     McGregor Meadows Apartments                        N/A                           93%
228               2     Welsh Arms Apartments                             2003                          100%
229               2     Wellington Place Apartments                        N/A                           94%
                                                                       ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                   2002                           94%
                                                                       =======================================

                        MAXIMUM:                                          2005                          100%
                        MINIMUM:                                          1986                           74%

                  CHARACTERISTICS OF UNDERLYING MORTGAGE LOANS

                                                                                                           PERCENTAGE OF
                                                                           ORIGINAL     CUT-OFF DATE          INITIAL
               LOAN                                                       PRINCIPAL       PRINCIPAL           MORTGAGE
 #   CROSSED   GROUP   LOAN NAME                                           BALANCE       BALANCE (1)        POOL BALANCE
 -   -------   -----   ---------                                           -------       -----------        ------------
1                1     450 Park Avenue                                $   175,000,000  $    175,000,000         6.99%
2                1     One Madison Avenue                                 157,152,010       155,135,976(6)      6.19%
3                1     Fashion Place                                      152,000,000       151,676,392         6.06%
4                2     HGA Alliance - Portfolio                            78,900,000        78,900,000         3.15%
5                1     Preston Commons                                     67,250,000        67,250,000         2.69%
6                1     Crestview Hills Town Center                         56,500,000        56,500,000         2.26%
7                1     Sterling Plaza                                      47,250,000        47,250,000         1.89%
8                1     Thistle Landing - Phoenix                           37,000,000        37,000,000         1.48%
9                1     Highland Industrial                                 36,400,000        36,400,000         1.45%
10               1     Ashbrook Commons                                    35,000,000        35,000,000         1.40%
11               1     Bridge Street Properties                            35,000,000        34,962,192         1.40%
12               1     West Oaks I Shopping Center                         27,300,000        27,300,000         1.09%
13               2     Fairlane Meadow                                     27,270,000        27,270,000         1.09%
14               1     Bouquet Canyon                                      26,700,000        26,700,000         1.07%
15               1     The Retreat at Fossil Creek                         26,300,000        26,300,000         1.05%
16               1     McKinley Crossroads                                 26,100,000        26,100,000         1.04%
17               2     Brandychase Apartments                              24,000,000        24,000,000         0.96%
18               1     Bexley Park Raleigh NC                              23,200,000        23,200,000         0.93%
19               2     The Villages at Meyerland                           23,040,000        23,040,000         0.92%
20               1     Costa Mesa Square I                                 21,800,000        21,800,000         0.87%
21               2     Reserve at Tranquility Lake Apartments              21,800,000        21,774,854         0.87%
22               1     City Center West A                                  21,000,000        21,000,000         0.84%
23               1     Riverbend Marketplace                               19,500,000        19,456,676         0.78%
24               1     Residence Inn Westshore                             19,400,000        19,343,275         0.77%
25               1     3100 New York Drive                                 19,000,000        19,000,000         0.76%
26               1     Southern Palms                                      18,610,000        18,610,000         0.74%
27               1     BRYAN - Twin Oaks Apartments                        18,600,000        18,600,000         0.74%
28               1     Amber Oaks                                          18,050,000        18,050,000         0.72%
29               2     Dry Creek Apartments                                18,000,000        18,000,000         0.72%
30               1     Jackson West Shopping Center                        17,180,000        17,180,000         0.69%
31               2     Hidden Lakes Apartments                             16,875,000        16,875,000         0.67%
32               1     Harbour Walk Sandstone Apts                         16,962,000        16,962,000         0.68%
33               1     Chantilly Plaza                                     16,100,000        16,100,000         0.64%
34               1     Green Valley Tech Plaza                             15,750,000        15,750,000         0.63%
35               1     BRYAN - Spring Lake Apartments                      15,050,000        15,050,000         0.60%
36               1     Ramada Inn & Suites Toms River                      15,000,000        14,975,811         0.60%
37               1     Fiddler's Run Shopping Center                       15,000,000        14,968,051         0.60%
38               2     AIMCO Chimneys of Oak Creek Apartments              14,800,000        14,800,000         0.59%
39               2     AIMCO Oaks at Woodridge Apartments                  14,800,000        14,800,000         0.59%
40               1     BRYAN - Windsor Lake Apartments                     14,175,000        14,175,000         0.57%
41               2     Canyon Point Cottages                               14,035,000        14,035,000         0.56%
42               1     Windwood Oaks                                       13,903,000        13,903,000         0.56%
43               2     Woodridge Park Apartments                           13,800,000        13,800,000         0.55%
44               1     Symmetricom                                         13,650,000        13,650,000         0.54%
45               2     Charleston at Sweetwater Apartments                 13,400,000        13,301,046         0.53%
46               1     Park Plaza At Aliso Town Center Buildings 20,
                        21, 22 and 23                                      13,260,000        13,260,000         0.53%
47               1     Garden Creek Center                                 13,050,000        13,050,000         0.52%
48               1     Hilton Garden Inn - Rockaway                        12,000,000        12,000,000         0.48%
49               2     Kenwood Gardens                                     11,800,000        11,800,000         0.47%
50               1     Roxbury Medical Building                            11,800,000        11,800,000         0.47%
51               1     Indian Trace Center                                 11,500,000        11,461,317         0.46%
52               1     Stevenson Ranch Plaza II                            11,200,000        11,200,000         0.45%
53               2     Alpine Ridge Apartments                             11,120,000        11,120,000         0.44%
54               1     Bexley at Davidson Apartments                       11,000,000        11,000,000         0.44%
55               1     3880 Lemon Street                                   11,000,000        11,000,000         0.44%
56               2     Winding Trails Apartments                           10,700,000        10,700,000         0.43%
57               1     1250 Hallandale Office Building                     10,500,000        10,500,000         0.42%
58               1     Hilton Greenville                                   10,500,000        10,500,000         0.42%
59               1     Parklands Office Center                             10,500,000        10,500,000         0.42%
60               1     Chester Industrial Park Building                    10,500,000        10,500,000         0.42%
61               2     AIMCO Hunter's Chase Apartments                     10,400,000        10,400,000         0.42%
62               1     Lanier Crossing                                     10,300,000        10,300,000         0.41%
63               1     Parkway Plaza                                       10,200,000        10,200,000         0.41%
64               1     Wilmington Island Kroger                            10,200,000        10,177,100         0.41%
65               1     Comfort Inn Philadelphia                            10,100,000        10,100,000         0.40%
66               1     Varner Crossing                                     10,100,000        10,100,000         0.40%
67     (A)       1     Intermountain - Fairfield Inn & Suites Lawton        5,125,000         5,110,242         0.20%
68     (A)       1     Intermountain - Courtyard Wichita                    5,000,000         4,985,602         0.20%
69               1     Maywood Mart                                        10,000,000         9,965,954         0.40%
70               2     Richmond Chase Apartments                            9,740,000         9,740,000         0.39%
71               2     West Chase Apartments                                9,600,000         9,580,155         0.38%
72               1     Crowe's Crossing                                     9,400,000         9,400,000         0.38%
73               1     University Square Michigan                           9,300,000         9,300,000         0.37%
74               2     AIMCO Colony of Springdale Apartments                9,250,000         9,250,000         0.37%
75     (B)       2     Shady Acres Mobile Home Park                         4,520,000         4,499,104         0.18%
76     (B)       2     Royal Coach Mobile Home Park                         3,337,500         3,322,071         0.13%
77     (B)       2     Mount Vista Mobile Home Park                         1,275,000         1,269,106         0.05%
78               2     Churchill Commons Apartments                         9,000,000         9,000,000         0.36%
79               2     Oaks of Cypress Station                              8,925,000         8,925,000         0.36%
80               1     Streetsboro Crossing                                 8,925,000         8,925,000         0.36%
81               1     AIMCO Burgundy Court Apartments                      8,725,000         8,725,000         0.35%
82               1     Village Festival                                     8,650,000         8,633,683         0.34%
83               1     Residence Inn Miami Airport West                     8,350,000         8,350,000         0.33%
84               1     Candlewood Suites Indianapolis                       8,300,000         8,287,706         0.33%
85               1     Cape Horn Shopping Center                            8,200,000         8,200,000         0.33%
86               1     Comfort Suites Maingate East                         8,200,000         8,176,185         0.33%
87               1     Washington Mutual Center                             8,000,000         8,000,000         0.32%
88               1     Cross Roads Shopping Center                          8,000,000         8,000,000         0.32%
89               1     Bonita Storage Inn                                   8,000,000         8,000,000         0.32%
90               1     River Point III                                      7,900,000         7,883,458         0.31%
91               2     AIMCO College Park Apartments                        7,650,000         7,650,000         0.31%
92               1     224 North Des Plaines                                7,500,000         7,500,000         0.30%
93               1     Candlewood Suites Louisville Airport                 7,400,000         7,378,216         0.29%
94               1     155 Wooster Street                                   7,250,000         7,250,000         0.29%
95               2     The Lodge North Apartments                           7,205,000         7,205,000         0.29%
96               1     Pioneer Business Center                              7,200,000         7,200,000         0.29%
97     (C)       1     CVS Drugstore Brandon                                4,050,000         4,041,700         0.16%
98     (C)       1     CVS Paris                                            3,128,000         3,117,896         0.12%
99               2     Silver Creek Apartments                              7,150,000         7,150,000         0.29%
100              1     Barrett Creek Plaza                                  7,125,000         7,125,000         0.28%
101              2     Oak Creek Apartments                                 7,100,000         7,100,000         0.28%
102              2     Somerset Park Apartments                             7,100,000         7,100,000         0.28%

                                                                       ORIGINATION     REMAINING      ORIGINAL        REMAINING
                                                                       AMORTIZATION   AMORTIZATION    TERM TO         TERM TO
               LOAN                                                       TERM          TERM          MATURITY        MATURITY
 #   CROSSED   GROUP   LOAN NAME                                        (MONTHS)       (MONTHS)     (MONTHS) (2)  (MONTHS) (1) (2)
 -   -------   -----   ---------                                        --------       --------     ------------  ----------------
1                1     450 Park Avenue                                Interest Only  Interest Only      120             119
2                1     One Madison Avenue                                132(6)         125(6)          132             125(6)
3                1     Fashion Place                                     360            358              60              58
4                2     HGA Alliance - Portfolio                       Interest Only  Interest Only      119             115
5                1     Preston Commons                                Interest Only  Interest Only       60              54
6                1     Crestview Hills Town Center                       360            360             120             118
7                1     Sterling Plaza                                 Interest Only  Interest Only       60              54
8                1     Thistle Landing - Phoenix                         360            360             120             119
9                1     Highland Industrial                               360            360             121             117
10               1     Ashbrook Commons                                  360            360             120             120
11               1     Bridge Street Properties                          360            359             120             119
12               1     West Oaks I Shopping Center                       360            360             120             119
13               2     Fairlane Meadow                                   360            360             120             118
14               1     Bouquet Canyon                                    360            360             120             118
15               1     The Retreat at Fossil Creek                       360            360             121             118
16               1     McKinley Crossroads                            Interest Only  Interest Only      120             119
17               2     Brandychase Apartments                            360            360             120             119
18               1     Bexley Park Raleigh NC                            360            360             120             119
19               2     The Villages at Meyerland                         360            360             121             119
20               1     Costa Mesa Square I                               360            360             120             116
21               2     Reserve at Tranquility Lake Apartments            360            359             120             119
22               1     City Center West A                                360            360             120             119
23               1     Riverbend Marketplace                             360            358             121             119
24               1     Residence Inn Westshore                           300            298             120             118
25               1     3100 New York Drive                               360            360             120             118
26               1     Southern Palms                                    360            360             119             118
27               1     BRYAN - Twin Oaks Apartments                      360            360             121             118
28               1     Amber Oaks                                        360            360             119             117
29               2     Dry Creek Apartments                           Interest Only  Interest Only      119             118
30               1     Jackson West Shopping Center                      360            360             120             119
31               2     Hidden Lakes Apartments                           360            360             120             119
32               1     Harbour Walk Sandstone Apts                       360            360             120             120
33               1     Chantilly Plaza                                   360            360             120             119
34               1     Green Valley Tech Plaza                           360            360             120             119
35               1     BRYAN - Spring Lake Apartments                    360            360             121             118
36               1     Ramada Inn & Suites Toms River                    300            299             120             119
37               1     Fiddler's Run Shopping Center                     360            358             119             117
38               2     AIMCO Chimneys of Oak Creek Apartments            360            360             120             119
39               2     AIMCO Oaks at Woodridge Apartments                360            360             120             119
40               1     BRYAN - Windsor Lake Apartments                   360            360             121             118
41               2     Canyon Point Cottages                             360            360             121             118
42               1     Windwood Oaks                                     360            360             120             119
43               2     Woodridge Park Apartments                         360            360             120             119
44               1     Symmetricom                                       360            360             120             120
45               2     Charleston at Sweetwater Apartments               360            353             120             113
46               1     Park Plaza At Aliso Town Center Buildings 20,
                        21, 22 and 23                                    360            360             120             119
47               1     Garden Creek Center                               360            360             120             119
48               1     Hilton Garden Inn - Rockaway                      300            300             120             120
49               2     Kenwood Gardens                                   360            360             120             119
50               1     Roxbury Medical Building                          360            360             120             119
51               1     Indian Trace Center                               360            357             120             117
52               1     Stevenson Ranch Plaza II                          360            360             120             116
53               2     Alpine Ridge Apartments                           360            360             121             120
54               1     Bexley at Davidson Apartments                     360            360             120             116
55               1     3880 Lemon Street                                 360            360             120             120
56               2     Winding Trails Apartments                         360            360             120             116
57               1     1250 Hallandale Office Building                   360            360             120             117
58               1     Hilton Greenville                                 300            300             120             118
59               1     Parklands Office Center                        Interest Only  Interest Only      120             117
60               1     Chester Industrial Park Building                  360            360             120             120
61               2     AIMCO Hunter's Chase Apartments                   360            360             120             119
62               1     Lanier Crossing                                   360            360             120             117
63               1     Parkway Plaza                                     360            360             120             118
64               1     Wilmington Island Kroger                          360            358             121             119
65               1     Comfort Inn Philadelphia                          300            300             120             116
66               1     Varner Crossing                                   360            360             121             118
67     (A)       1     Intermountain - Fairfield Inn & Suites Lawton     300            298             119             117
68     (A)       1     Intermountain - Courtyard Wichita                 300            298             119             117
69               1     Maywood Mart                                      360            357             120             117
70               2     Richmond Chase Apartments                         360            360             122             120
71               2     West Chase Apartments                             360            358             121             119
72               1     Crowe's Crossing                                  360            360             120             117
73               1     University Square Michigan                        360            360             121             119
74               2     AIMCO Colony of Springdale Apartments             360            360             120             119
75     (B)       2     Shady Acres Mobile Home Park                      360            356             121             117
76     (B)       2     Royal Coach Mobile Home Park                      360            356             121             117
77     (B)       2     Mount Vista Mobile Home Park                      360            356             121             117
78               2     Churchill Commons Apartments                      360            360             121             117
79               2     Oaks of Cypress Station                           360            360             121             119
80               1     Streetsboro Crossing                           Interest Only  Interest Only      120             120
81               1     AIMCO Burgundy Court Apartments                   360            360             120             119
82               1     Village Festival                                  360            358              84              82
83               1     Residence Inn Miami Airport West                  300            300             121             119
84               1     Candlewood Suites Indianapolis                    300            299             120             119
85               1     Cape Horn Shopping Center                         360            360             120             119
86               1     Comfort Suites Maingate East                      300            298             120             118
87               1     Washington Mutual Center                          360            360             121             117
88               1     Cross Roads Shopping Center                       360            360             120             118
89               1     Bonita Storage Inn                                360            360             120             118
90               1     River Point III                                   360            358             120             118
91               2     AIMCO College Park Apartments                     360            360             120             119
92               1     224 North Des Plaines                             360            360             121             119
93               1     Candlewood Suites Louisville Airport              300            298             120             118
94               1     155 Wooster Street                                360            360             120             118
95               2     The Lodge North Apartments                        360            360             120             120
96               1     Pioneer Business Center                           360            360             120             119
97     (C)       1     CVS Drugstore Brandon                             360            358             121             119
98     (C)       1     CVS Paris                                         360            357             121             118
99               2     Silver Creek Apartments                           360            360             120             119
100              1     Barrett Creek Plaza                               360            360             121             120
101              2     Oak Creek Apartments                              360            360             120             116
102              2     Somerset Park Apartments                          360            360              60              59

                                                                      INITIAL
                                                                      INTEREST
                                                                        ONLY    MORTGAGE                     FIRST
               LOAN                                                    PERIOD   INTEREST    MONTHLY         PAYMENT    MATURITY
 #   CROSSED   GROUP   LOAN NAME                                      (MONTHS)    RATE    PAYMENT (3)        DATE        DATE
 -   -------   -----   ---------                                      --------    ----    -----------        ----        ----
1                1     450 Park Avenue                                   120     5.643%   $    834,293    12/11/2005  11/11/2015
2                1     One Madison Avenue                                 0      5.909%      1,149,727(7)  6/11/2005   5/11/2016(6)
3                1     Fashion Place                                      0      5.302%        844,252     11/5/2005   10/5/2010
4                2     HGA Alliance - Portfolio                          119     4.856%        323,716     9/11/2005   7/11/2015
5                1     Preston Commons                                    60     5.200%        295,464     7/7/2005    6/7/2010
6                1     Crestview Hills Town Center                        24     5.690%        327,568     11/1/2005   10/1/2015
7                1     Sterling Plaza                                     60     5.170%        206,396     7/7/2005    6/7/2010
8                1     Thistle Landing - Phoenix                          36     5.220%        203,628     12/1/2005   11/1/2015
9                1     Highland Industrial                                36     5.340%        203,036     9/11/2005   9/11/2015
10               1     Ashbrook Commons                                   84     5.050%        188,959     1/1/2006    12/1/2015
11               1     Bridge Street Properties                           0      5.570%        200,266    12/11/2005  11/11/2015
12               1     West Oaks I Shopping Center                        60     5.200%        149,907     12/1/2005   11/1/2015
13               2     Fairlane Meadow                                    60     5.230%        150,248    11/11/2005  10/11/2015
14               1     Bouquet Canyon                                     58     5.270%        147,769    11/11/2005  10/11/2015
15               1     The Retreat at Fossil Creek                        60     5.310%        146,208    10/11/2005  10/11/2015
16               1     McKinley Crossroads                               120     5.040%        111,143    12/11/2005  11/11/2015
17               2     Brandychase Apartments                             48     4.990%        128,691    12/11/2005  11/11/2015
18               1     Bexley Park Raleigh NC                             60     5.403%        130,319    12/11/2005  11/11/2015
19               2     The Villages at Meyerland                          12     5.160%        125,946    11/11/2005  11/11/2015
20               1     Costa Mesa Square I                                58     4.980%        116,761     9/11/2005   8/11/2015
21               2     Reserve at Tranquility Lake Apartments              0     5.220%        119,976     12/1/2005   11/1/2015
22               1     City Center West A                                 36     5.000%        112,733     12/1/2005   11/1/2015
23               1     Riverbend Marketplace                               0     5.100%        105,875    11/11/2005  11/11/2015
24               1     Residence Inn Westshore                             0     5.590%        120,178    11/11/2005  10/11/2015
25               1     3100 New York Drive                                24     5.280%        105,272     11/1/2005   10/1/2015
26               1     Southern Palms                                     48     5.370%        104,153    12/11/2005  10/11/2015
27               1     BRYAN - Twin Oaks Apartments                       60     5.380%        104,213    10/11/2005  10/11/2015
28               1     Amber Oaks                                         24     5.080%         97,781    11/11/2005   9/11/2015
29               2     Dry Creek Apartments                              119     5.170%         78,627    12/11/2005  10/11/2015
30               1     Jackson West Shopping Center                       60     5.200%         94,337     12/1/2005   11/1/2015
31               2     Hidden Lakes Apartments                            24     5.390%         94,653    12/11/2005  11/11/2015
32               1     Harbour Walk Sandstone Apts                        24     5.410%         95,353     1/1/2006    12/1/2015
33               1     Chantilly Plaza                                    24     5.120%         87,613     12/1/2005   11/1/2015
34               1     Green Valley Tech Plaza                            36     5.220%         86,680     12/1/2005   11/1/2015
35               1     BRYAN - Spring Lake Apartments                     60     5.380%         84,323    10/11/2005  10/11/2015
36               1     Ramada Inn & Suites Toms River                      0     5.270%         90,064     12/1/2005   11/1/2015
37               1     Fiddler's Run Shopping Center                       0     5.300%         83,296    11/11/2005   9/11/2015
38               2     AIMCO Chimneys of Oak Creek Apartments             36     5.235%         81,589    12/11/2005  11/11/2015
39               2     AIMCO Oaks at Woodridge Apartments                 36     5.235%         81,589    12/11/2005  11/11/2015
40               1     BRYAN - Windsor Lake Apartments                    60     5.380%         79,420    10/11/2005  10/11/2015
41               2     Canyon Point Cottages                              36     5.340%         78,286    10/11/2005  10/11/2015
42               1     Windwood Oaks                                      24     5.380%         77,896     12/1/2005   11/1/2015
43               2     Woodridge Park Apartments                          24     5.166%         75,488    12/11/2005  11/11/2015
44               1     Symmetricom                                         0     5.630%         78,620     1/1/2006    12/1/2015
45               2     Charleston at Sweetwater Apartments                 0     5.350%         74,827     6/11/2005   5/11/2015
46               1     Park Plaza At Aliso Town Center Buildings 20,
                        21, 22 and 23                                     36     5.140%         72,321     12/1/2005   11/1/2015
47               1     Garden Creek Center                                24     5.180%         71,498    12/11/2005  11/11/2015
48               1     Hilton Garden Inn - Rockaway                        0     6.120%         78,199     1/1/2006    12/1/2015
49               2     Kenwood Gardens                                    24     5.390%         66,187    12/11/2005  11/11/2015
50               1     Roxbury Medical Building                           36     5.100%         64,068    12/11/2005  11/11/2015
51               1     Indian Trace Center                                 0     5.170%         62,935    10/11/2005   9/11/2015
52               1     Stevenson Ranch Plaza II                           58     4.980%         59,987     9/11/2005   8/11/2015
53               2     Alpine Ridge Apartments                            24     5.430%         62,651    12/11/2005  12/11/2015
54               1     Bexley at Davidson Apartments                      60     5.070%         59,522     9/11/2005   8/11/2015
55               1     3880 Lemon Street                                  36     5.540%         62,733     1/1/2006    12/1/2015
56               2     Winding Trails Apartments                          24     5.390%         60,017     9/11/2005   8/11/2015
57               1     1250 Hallandale Office Building                    36     5.040%         56,623    10/11/2005   9/11/2015
58               1     Hilton Greenville                                  24     5.620%         65,234    11/11/2005  10/11/2015
59               1     Parklands Office Center                           120     5.420%         48,084    10/11/2005   9/11/2015
60               1     Chester Industrial Park Building                    0     5.780%         61,475     1/1/2006    12/1/2015
61               2     AIMCO Hunter's Chase Apartments                    36     5.235%         57,333    12/11/2005  11/11/2015
62               1     Lanier Crossing                                    24     5.280%         57,069    10/11/2005   9/11/2015
63               1     Parkway Plaza                                      36     5.560%         58,299    11/11/2005  10/11/2015
64               1     Wilmington Island Kroger                            0     5.050%         55,068    11/11/2005  11/11/2015
65               1     Comfort Inn Philadelphia                           24     5.870%         64,274     9/11/2005   8/11/2015
66               1     Varner Crossing                                    60     5.390%         56,652    10/11/2005  10/11/2015
67     (A)       1     Intermountain - Fairfield Inn & Suites Lawton       0     5.680%         32,025    11/11/2005   9/11/2015
68     (A)       1     Intermountain - Courtyard Wichita                   0     5.680%         31,244    11/11/2005   9/11/2015
69               1     Maywood Mart                                        0     5.110%         54,356    10/11/2005   9/11/2015
70               2     Richmond Chase Apartments                          12     5.255%         53,815    11/11/2005  12/11/2015
71               2     West Chase Apartments                               0     5.440%         54,147    11/11/2005  11/11/2015
72               1     Crowe's Crossing                                   24     5.440%         53,019    10/11/2005   9/11/2015
73               1     University Square Michigan                         48     5.320%         51,759    11/11/2005  11/11/2015
74               2     AIMCO Colony of Springdale Apartments              36     5.235%         50,993    12/11/2005  11/11/2015
75     (B)       2     Shady Acres Mobile Home Park                        0     4.930%         24,071     9/11/2005   9/11/2015
76     (B)       2     Royal Coach Mobile Home Park                        0     4.930%         17,774     9/11/2005   9/11/2015
77     (B)       2     Mount Vista Mobile Home Park                        0     4.930%          6,790     9/11/2005   9/11/2015
78               2     Churchill Commons Apartments                       36     5.010%         48,369     9/11/2005   9/11/2015
79               2     Oaks of Cypress Station                            12     5.160%         48,788    11/11/2005  11/11/2015
80               1     Streetsboro Crossing                              120     5.370%         40,494     1/1/2006    12/1/2015
81               1     AIMCO Burgundy Court Apartments                    36     5.235%         48,099    12/11/2005  11/11/2015
82               1     Village Festival                                    0     5.860%         51,085    11/11/2005  10/11/2012
83               1     Residence Inn Miami Airport West                   24     5.340%         50,482    11/11/2005  11/11/2015
84               1     Candlewood Suites Indianapolis                      0     5.830%         52,618    12/11/2005  11/11/2015
85               1     Cape Horn Shopping Center                          12     5.480%         46,456    12/11/2005  11/11/2015
86               1     Comfort Suites Maingate East                        0     5.630%         50,994    11/11/2005  10/11/2015
87               1     Washington Mutual Center                           36     4.900%         42,458     9/11/2005   9/11/2015
88               1     Cross Roads Shopping Center                        36     5.020%         43,044     11/1/2005   10/1/2015
89               1     Bonita Storage Inn                                 12     5.330%         44,574     11/1/2005   10/1/2015
90               1     River Point III                                     0     5.380%         44,262     11/1/2005   10/1/2015
91               2     AIMCO College Park Apartments                      36     5.235%         42,173    12/11/2005  11/11/2015
92               1     224 North Des Plaines                              36     5.490%         42,537    11/11/2005  11/11/2015
93               1     Candlewood Suites Louisville Airport                0     5.550%         45,664    11/11/2005  10/11/2015
94               1     155 Wooster Street                                 24     5.010%         38,964    11/11/2005  10/11/2015
95               2     The Lodge North Apartments                          0     5.720%         41,909     1/1/2006    12/1/2015
96               1     Pioneer Business Center                            60     5.420%         40,520    12/11/2005  11/11/2015
97     (C)       1     CVS Drugstore Brandon                               0     5.480%         22,945    11/11/2005  11/11/2035
98     (C)       1     CVS Paris                                           0     5.370%         17,506    10/11/2005  10/11/2035
99               2     Silver Creek Apartments                            24     5.570%         40,911    12/11/2005  11/11/2015
100              1     Barrett Creek Plaza                                24     5.300%         39,565    12/11/2005  12/11/2015
101              2     Oak Creek Apartments                               60     5.240%         39,162     9/11/2005   8/11/2015
102              2     Somerset Park Apartments                           24     6.020%         42,659    12/11/2005  11/11/2010

               LOAN                                                               PREPAYMENT PROVISION (5)  DEFEASANCE
 #   CROSSED   GROUP   LOAN NAME                                        ARD (4)   AS OF ORIGINATION           OPTION
 -   -------   -----   ---------                                        -------   ------------------------    ------
1                1     450 Park Avenue                                    N/A     Lock/59_0.0%/61               Yes
2                1     One Madison Avenue                                 N/A     Lock/131_0.0%/1               Yes
3                1     Fashion Place                                      N/A     Lock/53_0.0%/7                Yes
4                2     HGA Alliance - Portfolio                           N/A     Lock/113_0.0%/6               Yes
5                1     Preston Commons                                    N/A     Lock/57_0.0%/3                Yes
6                1     Crestview Hills Town Center                        N/A     Lock/116_0.0%/4               Yes
7                1     Sterling Plaza                                     N/A     Lock/57_0.0%/3                Yes
8                1     Thistle Landing - Phoenix                          N/A     Lock/116_0.0%/4               Yes
9                1     Highland Industrial                                N/A     Lock/118_0.0%/3               Yes
10               1     Ashbrook Commons                                   N/A     Lock/113_0.0%/7               Yes
11               1     Bridge Street Properties                           N/A     Lock/116_0.0%/4               Yes
12               1     West Oaks I Shopping Center                        N/A     Lock/117_0.0%/3               Yes
13               2     Fairlane Meadow                                    N/A     Lock/117_0.0%/3               Yes
14               1     Bouquet Canyon                                     N/A     Lock/117_0.0%/3               Yes
15               1     The Retreat at Fossil Creek                        N/A     Lock/118_0.0%/3               Yes
16               1     McKinley Crossroads                                N/A     Lock/117_0.0%/3               Yes
17               2     Brandychase Apartments                             N/A     Lock/117_0.0%/3               Yes
18               1     Bexley Park Raleigh NC                             N/A     Lock/114_0.0%/6               Yes
19               2     The Villages at Meyerland                          N/A     Lock/115_0.0%/6               Yes
20               1     Costa Mesa Square I                                N/A     Lock/117_0.0%/3               Yes
21               2     Reserve at Tranquility Lake Apartments             N/A     Lock/116_0.0%/4               Yes
22               1     City Center West A                                 N/A     Lock/116_0.0%/4               Yes
23               1     Riverbend Marketplace                              N/A     Lock/118_0.0%/3               Yes
24               1     Residence Inn Westshore                            N/A     Lock/117_0.0%/3               Yes
25               1     3100 New York Drive                                N/A     Lock/116_0.0%/4               Yes
26               1     Southern Palms                                     N/A     Lock/116_0.0%/3               Yes
27               1     BRYAN - Twin Oaks Apartments                       N/A     Lock/118_0.0%/3               Yes
28               1     Amber Oaks                                         N/A     Lock/116_0.0%/3               Yes
29               2     Dry Creek Apartments                               N/A     Lock/116_0.0%/3               Yes
30               1     Jackson West Shopping Center                       N/A     Lock/117_0.0%/3               Yes
31               2     Hidden Lakes Apartments                            N/A     Lock/116_0.0%/4               Yes
32               1     Harbour Walk Sandstone Apts                        N/A     Lock/117_0.0%/3               Yes
33               1     Chantilly Plaza                                    N/A     Lock/117_0.0%/3               Yes
34               1     Green Valley Tech Plaza                            N/A     Lock/116_0.0%/4               Yes
35               1     BRYAN - Spring Lake Apartments                     N/A     Lock/118_0.0%/3               Yes
36               1     Ramada Inn & Suites Toms River                     N/A     Lock/113_0.0%/7               Yes
37               1     Fiddler's Run Shopping Center                      N/A     Lock/116_0.0%/3               Yes
38               2     AIMCO Chimneys of Oak Creek Apartments             N/A     Lock/117_0.0%/3(8)            Yes
39               2     AIMCO Oaks at Woodridge Apartments                 N/A     Lock/117_0.0%/3(8)            Yes
40               1     BRYAN - Windsor Lake Apartments                    N/A     Lock/118_0.0%/3               Yes
41               2     Canyon Point Cottages                              N/A     Lock/118_0.0%/3               Yes
42               1     Windwood Oaks                                      N/A     Lock/117_0.0%/3               Yes
43               2     Woodridge Park Apartments                          N/A     Lock/116_0.0%/4               Yes
44               1     Symmetricom                                        N/A     Lock/116_0.0%/4               Yes
45               2     Charleston at Sweetwater Apartments                N/A     Lock/117_0.0%/3               Yes
46               1     Park Plaza At Aliso Town Center Buildings 20,
                        21, 22 and 23                                     N/A     Lock/116_0.0%/4               Yes
47               1     Garden Creek Center                                N/A     Lock/117_0.0%/3               Yes
48               1     Hilton Garden Inn - Rockaway                       N/A     Lock/117_0.0%/3               Yes
49               2     Kenwood Gardens                                    N/A     Lock/116_0.0%/4               Yes
50               1     Roxbury Medical Building                           N/A     Lock/117_0.0%/3               Yes
51               1     Indian Trace Center                                N/A     Lock/114_0.0%/6               Yes
52               1     Stevenson Ranch Plaza II                           N/A     Lock/117_0.0%/3               Yes
53               2     Alpine Ridge Apartments                            N/A     Lock/118_0.0%/3               Yes
54               1     Bexley at Davidson Apartments                      N/A     Lock/114_0.0%/6               Yes
55               1     3880 Lemon Street                                  N/A     Lock/116_0.0%/4               Yes
56               2     Winding Trails Apartments                          N/A     Lock/117_0.0%/3               Yes
57               1     1250 Hallandale Office Building                    N/A     Lock/117_0.0%/3               Yes
58               1     Hilton Greenville                                  N/A     Lock/117_0.0%/3               Yes
59               1     Parklands Office Center                            N/A     Lock/117_0.0%/3               Yes
60               1     Chester Industrial Park Building                   N/A     Lock/117_0.0%/3               Yes
61               2     AIMCO Hunter's Chase Apartments                    N/A     Lock/117_0.0%/3(8)            Yes
62               1     Lanier Crossing                                    N/A     Lock/114_0.0%/6               Yes
63               1     Parkway Plaza                                      N/A     Lock/117_0.0%/3               Yes
64               1     Wilmington Island Kroger                           N/A     Lock/118_0.0%/3               Yes
65               1     Comfort Inn Philadelphia                           N/A     Lock/117_0.0%/3               Yes
66               1     Varner Crossing                                    N/A     Lock/118_0.0%/3               Yes
67     (A)       1     Intermountain - Fairfield Inn & Suites Lawton      N/A     Lock/116_0.0%/3               Yes
68     (A)       1     Intermountain - Courtyard Wichita                  N/A     Lock/116_0.0%/3               Yes
69               1     Maywood Mart                                       N/A     Lock/117_0.0%/3               Yes
70               2     Richmond Chase Apartments                          N/A     Lock/116_0.0%/6               Yes
71               2     West Chase Apartments                              N/A     Lock/118_0.0%/3               Yes
72               1     Crowe's Crossing                                   N/A     Lock/114_0.0%/6               Yes
73               1     University Square Michigan                         N/A     Lock/115_0.0%/6               Yes
74               2     AIMCO Colony of Springdale Apartments              N/A     Lock/117_0.0%/3(8)            Yes
75     (B)       2     Shady Acres Mobile Home Park                       N/A     Lock/118_0.0%/3               Yes
76     (B)       2     Royal Coach Mobile Home Park                       N/A     Lock/118_0.0%/3               Yes
77     (B)       2     Mount Vista Mobile Home Park                       N/A     Lock/118_0.0%/3               Yes
78               2     Churchill Commons Apartments                       N/A     Lock/117_0.0%/4               Yes
79               2     Oaks of Cypress Station                            N/A     Lock/115_0.0%/6               Yes
80               1     Streetsboro Crossing                               N/A     Lock/117_0.0%/3               Yes
81               1     AIMCO Burgundy Court Apartments                    N/A     Lock/117_0.0%/3(8)            Yes
82               1     Village Festival                                   N/A     Lock/81_0.0%/3                Yes
83               1     Residence Inn Miami Airport West                   N/A     Lock/118_0.0%/3               Yes
84               1     Candlewood Suites Indianapolis                     N/A     Lock/117_0.0%/3               Yes
85               1     Cape Horn Shopping Center                          N/A     Lock/117_0.0%/3               Yes
86               1     Comfort Suites Maingate East                       N/A     Lock/117_0.0%/3               Yes
87               1     Washington Mutual Center                           N/A     Lock/118_0.0%/3               Yes
88               1     Cross Roads Shopping Center                        N/A     Lock/116_0.0%/4               Yes
89               1     Bonita Storage Inn                                 N/A     Lock/116_0.0%/4               Yes
90               1     River Point III                                    N/A     Lock/35_YM1/82_0.0%/3         No
91               2     AIMCO College Park Apartments                      N/A     Lock/117_0.0%/3(8)            Yes
92               1     224 North Des Plaines                              N/A     Lock/118_0.0%/3               Yes
93               1     Candlewood Suites Louisville Airport               N/A     Lock/117_0.0%/3               Yes
94               1     155 Wooster Street                                 N/A     Lock/116_0.0%/4               Yes
95               2     The Lodge North Apartments                         N/A     Lock/117_0.0%/3               Yes
96               1     Pioneer Business Center                            N/A     Lock/117_0.0%/3               Yes
97     (C)       1     CVS Drugstore Brandon                          11/11/2015  Lock/115_0.0%/6               Yes
98     (C)       1     CVS Paris                                      10/11/2015  Lock/115_0.0%/6               Yes
99               2     Silver Creek Apartments                            N/A     Lock/117_0.0%/3               Yes
100              1     Barrett Creek Plaza                                N/A     Lock/118_0.0%/3               Yes
101              2     Oak Creek Apartments                               N/A     Lock/117_0.0%/3               Yes
102              2     Somerset Park Apartments                           N/A     Lock/57_0.0%/3                Yes

                  CHARACTERISTICS OF UNDERLYING MORTGAGE LOANS

                                                                                                           PERCENTAGE OF
                                                                           ORIGINAL     CUT-OFF DATE          INITIAL
               LOAN                                                       PRINCIPAL       PRINCIPAL           MORTGAGE
 #   CROSSED   GROUP   LOAN NAME                                           BALANCE       BALANCE (1)        POOL BALANCE
 -   -------  -------  ---------                                           -------       -----------        ------------
103              1     Town Center Shoppes                            $     7,100,000  $      7,100,000         0.28%
104              2     Happy Village Apartments                             6,974,000         6,966,842         0.28%
105              1     North Shore Office Plaza                             6,800,000         6,800,000         0.27%
106              1     Wells Cargo - Orange                                 6,800,000         6,792,112         0.27%
107              1     Intermountain - Residence Inn Rogers                 6,810,000         6,779,969         0.27%
108              2     Vintage Corona Apartments                            6,600,000         6,600,000         0.26%
109              1     Promenade Shopping Center                            6,500,000         6,500,000         0.26%
110              1     Sanders East Business Park                           6,457,500         6,457,500         0.26%
111              1     AIMCO Stoneridge Apartments                          6,450,000         6,450,000         0.26%
112              1     Kingsley Apartments                                  6,405,000         6,397,950         0.26%
113              1     Park Towers                                          6,400,000         6,386,311         0.25%
114              1     AA/Tri-State Mini Storage Portfolio                  6,350,000         6,343,141         0.25%
115              2     AIMCO Woodmere Apartments                            6,225,000         6,225,000         0.25%
116              1     Southington Plaza                                    6,175,000         6,167,649         0.25%
117              2     Forest Hills Apartments                              6,150,000         6,150,000         0.25%
118              1     Marriott Courtyard Ocoee                             6,100,000         6,090,585         0.24%
119              1     River Ridge Crossing West                            6,030,000         6,030,000         0.24%
120              1     551 West Lancaster Avenue                            6,000,000         6,000,000         0.24%
121              2     Cypress Ridge Apartments                             6,000,000         6,000,000         0.24%
122              1     LeClaire Station Apartments                          6,000,000         6,000,000         0.24%
123              1     The Broadway Building                                6,000,000         6,000,000         0.24%
124              1     Renaissance Magnolia Shopping Center                 6,000,000         6,000,000         0.24%
125              2     Colonial Court                                       6,000,000         5,987,410         0.24%
126              1     Park Plaza At Aliso Town Center Building 6           5,925,000         5,925,000         0.24%
127              1     Wells Cargo - Camarillo                              5,832,000         5,825,360         0.23%
128              2     Northwest Pines                                      5,820,000         5,820,000         0.23%
129              2     Woodbridge Crossing                                  5,800,000         5,800,000         0.23%
130              1     RiverStone Medical Center                            5,720,000         5,720,000         0.23%
131              2     Mill Creek Apartments                                5,650,000         5,650,000         0.23%
132              2     Oasis at Mesa Palms                                  5,600,000         5,581,652         0.22%
133              1     Centerpointe Shops                                   5,550,000         5,550,000         0.22%
134              1     Ricci Leopold Building                               5,500,000         5,494,036         0.22%
135              1     Mystic Creek Apartments                              5,400,000         5,400,000         0.22%
136              1     Dollar Self Storage - Grant Road                     5,400,000         5,394,200         0.22%
137              1     Intermountain - Residence Inn Fort Smith             5,390,000         5,366,231         0.21%
138              1     Overlake Office                                      5,300,000         5,293,966         0.21%
139              2     Lincolnshire Coach Homes                             5,250,000         5,250,000         0.21%
140              1     Haute Harwin Fashion Center                          5,200,000         5,177,370         0.21%
141              1     Intermountain - Fairfield Inn & Suites Sparks        5,190,000         5,175,055         0.21%
142              1     Rancho San Diego Professional Center                 5,155,000         5,144,750         0.21%
143              2     Stone Ridge Apartments                               5,050,000         5,050,000         0.20%
144              1     Intermountain - Residence Inn Olathe                 5,030,000         5,007,819         0.20%
145              2     Lakeview Heights                                     4,965,000         4,948,798         0.20%
146              2     Hunters Crossing Apartments                          4,800,000         4,800,000         0.19%
147              1     Stewart Lamb Shopping Center                         4,800,000         4,784,809         0.19%
148              2     Harmony Pines Apartments                             4,720,000         4,720,000         0.19%
149              1     River Ridge Crossing East                            4,720,000         4,720,000         0.19%
150              1     Town Center at Geist                                 4,540,000         4,540,000         0.18%
151              1     Citadel Square                                       4,500,000         4,500,000         0.18%
152              1     The Shops at Hardee Village                          4,500,000         4,500,000         0.18%
153              1     Wingate Inn Intercontinental Airport                 4,500,000         4,500,000         0.18%
154              1     Atria on Market                                      4,400,000         4,400,000         0.18%
155              1     Fountainbleu Court                                   4,400,000         4,400,000         0.18%
156              1     Village At Geist                                     4,380,000         4,380,000         0.17%
157              1     DirecTV Call Center                                  4,400,000         4,370,427         0.17%
158              1     Westpark Center                                      4,300,000         4,300,000         0.17%
159              1     LA Industrial Portfolio                              4,300,000         4,295,249         0.17%
160              1     Market Place Shopping Center                         4,300,000         4,286,843         0.17%
161              1     Marketplace at University Pointe                     4,162,000         4,157,367         0.17%
162              1     McGalliard Mall Shops                                4,100,000         4,100,000         0.16%
163              1     22809 Pacific Coast Highway                          4,000,000         4,000,000         0.16%
164              1     Flower Valley Plaza                                  3,900,000         3,883,383         0.16%
165              1     V.P. Self Storage Facility                           3,765,000         3,761,084         0.15%
166              2     Village Apartments                                   3,725,000         3,725,000         0.15%
167              1     Presidio Plaza                                       3,700,000         3,700,000         0.15%
168              2     Sterling Pointe Apartments                           3,700,000         3,700,000         0.15%
169              1     Temecula Plaza                                       3,700,000         3,700,000         0.15%
170              1     Progress Point Shopping Center                       3,700,000         3,680,653         0.15%
171              1     3133 Rochambeau Avenue                               3,625,000         3,625,000         0.14%
172              1     Brookhaven Self-Storage                              3,500,000         3,500,000         0.14%
173              1     Lankershim Industrial                                3,500,000         3,496,133         0.14%
174              1     Hampton Inn Henderson                                3,500,000         3,495,057         0.14%
175              1     CMS Portfolio                                        3,500,000         3,492,995         0.14%
176              1     Maple Drive                                          3,500,000         3,489,238         0.14%
177              1     Metropolitan Court                                   3,440,000         3,440,000         0.14%
178              1     Piedmont Court                                       3,300,000         3,289,853         0.13%
179    (D)       1     Vons Pasadena                                        2,000,000         1,990,792         0.08%
180    (D)       1     Vons Simi Valley                                     1,300,000         1,294,015         0.05%
181              2     Arcadia Park Apartments                              3,200,000         3,200,000         0.13%
182              1     Broadview Crossings Center                           3,200,000         3,196,446         0.13%
183              1     6th and Union Plaza                                  3,100,000         3,093,701         0.12%
184              2     Apple Creek of Kansas City                           3,100,000         3,090,189         0.12%
185              1     Serrano Portfolio                                    3,000,000         2,996,552         0.12%
186              2     Fox Pointe Apartments                                2,800,000         2,794,125         0.11%
187              1     Cantera Commons                                      2,800,000         2,794,036         0.11%
188              1     Steeple Square Shopping Center                       2,760,000         2,760,000         0.11%
189              1     1424 North Brown Road                                2,750,000         2,741,491         0.11%
190              1     Portico Shopping Center                              2,700,000         2,700,000         0.11%
191              2     Stone Creek Apartments                               2,700,000         2,697,127         0.11%
192              2     Canyon Shadows Apartments                            2,700,000         2,694,596         0.11%
193              2     Summerhouse Square Apartments                        2,700,000         2,693,976         0.11%
194              2     Redwood Terrace Apartments                           2,600,000         2,591,516         0.10%
195              1     59th and Ashland Retail                              2,575,000         2,569,790         0.10%
196              2     Robin Hill Apartments                                2,500,000         2,500,000         0.10%
197              1     Merchants Walk Shopping Center                       2,450,000         2,444,870         0.10%
198              1     Nashua NH                                            2,350,000         2,347,423         0.09%
199              1     Coral Key Shopping Center                            2,275,436         2,268,454         0.09%
200              1     Shops of Argyle                                      2,250,000         2,250,000         0.09%
201              1     Rincon Business Park - Corona                        2,250,000         2,250,000         0.09%
202              1     Shops at Pine Bluff                                  2,185,000         2,174,268         0.09%
203              1     Taylor Square                                        2,160,000         2,157,680         0.09%
204              1     Westcreek Crossing                                   2,100,000         2,093,189         0.08%

                                                                       ORIGINATION     REMAINING      ORIGINAL        REMAINING
                                                                       AMORTIZATION   AMORTIZATION    TERM TO         TERM TO
               LOAN                                                       TERM          TERM          MATURITY        MATURITY
 #   CROSSED   GROUP   LOAN NAME                                        (MONTHS)       (MONTHS)     (MONTHS) (2)  (MONTHS) (1) (2)
 -   -------  -------  ---------                                        --------       --------     ------------  ----------------
103              1     Town Center Shoppes                               360            360             117             114
104              2     Happy Village Apartments                          360            359             120             119
105              1     North Shore Office Plaza                          360            360             120             120
106              1     Wells Cargo - Orange                              360            359             120             119
107              1     Intermountain - Residence Inn Rogers              300            297             120             117
108              2     Vintage Corona Apartments                         360            360             120             118
109              1     Promenade Shopping Center                      Interest Only  Interest Only      120             117
110              1     Sanders East Business Park                        360            360             120             120
111              1     AIMCO Stoneridge Apartments                       360            360             120             119
112              1     Kingsley Apartments                               360            359             120             119
113              1     Park Towers                                       360            358             120             118
114              1     AA/Tri-State Mini Storage Portfolio               360            359             121             120
115              2     AIMCO Woodmere Apartments                         360            360             120             119
116              1     Southington Plaza                                 360            359             120             119
117              2     Forest Hills Apartments                           360            360              61              54
118              1     Marriott Courtyard Ocoee                          300            299             120             119
119              1     River Ridge Crossing West                         360            360             120             115
120              1     551 West Lancaster Avenue                         360            360             120             117
121              2     Cypress Ridge Apartments                          360            360             120             117
122              1     LeClaire Station Apartments                       360            360              61              54
123              1     The Broadway Building                             360            360              60              60
124              1     Renaissance Magnolia Shopping Center              360            360             120             115
125              2     Colonial Court                                    360            358             120             118
126              1     Park Plaza At Aliso Town Center Building 6        360            360             120             119
127              1     Wells Cargo - Camarillo                           360            359             120             119
128              2     Northwest Pines                                   360            360             121             119
129              2     Woodbridge Crossing                               360            360              60              56
130              1     RiverStone Medical Center                         360            360             121             118
131              2     Mill Creek Apartments                             360            360              60              56
132              2     Oasis at Mesa Palms                               360            357             119             116
133              1     Centerpointe Shops                                360            360             120             118
134              1     Ricci Leopold Building                            360            359             119             118
135              1     Mystic Creek Apartments                           360            360             120             116
136              1     Dollar Self Storage - Grant Road                  360            359             120             119
137              1     Intermountain - Residence Inn Fort Smith          300            297             120             117
138              1     Overlake Office                                   360            359             119             118
139              2     Lincolnshire Coach Homes                          360            360             121             118
140              1     Haute Harwin Fashion Center                       360            356             120             116
141              1     Intermountain - Fairfield Inn & Suites Sparks     300            298             119             117
142              1     Rancho San Diego Professional Center              360            358             120             118
143              2     Stone Ridge Apartments                            360            360             120             119
144              1     Intermountain - Residence Inn Olathe              300            297             120             117
145              2     Lakeview Heights                                  360            357             120             117
146              2     Hunters Crossing Apartments                       360            360             120             119
147              1     Stewart Lamb Shopping Center                      360            357             122             119
148              2     Harmony Pines Apartments                          360            360             120             118
149              1     River Ridge Crossing East                         360            360             120             115
150              1     Town Center at Geist                              300            300             120             118
151              1     Citadel Square                                    360            360             120             117
152              1     The Shops at Hardee Village                       360            360             120             116
153              1     Wingate Inn Intercontinental Airport              300            300             120             120
154              1     Atria on Market                                   360            360             120             117
155              1     Fountainbleu Court                                360            360             120             115
156              1     Village At Geist                                  300            300             120             118
157              1     DirecTV Call Center                               360            353              60              53
158              1     Westpark Center                                   360            360             120             118
159              1     LA Industrial Portfolio                           360            359             120             119
160              1     Market Place Shopping Center                      300            298             120             118
161              1     Marketplace at University Pointe                  360            359             120             119
162              1     McGalliard Mall Shops                             360            360             120             117
163              1     22809 Pacific Coast Highway                    Interest Only  Interest Only      120             117
164              1     Flower Valley Plaza                               360            356             121             117
165              1     V.P. Self Storage Facility                        360            359             120             119
166              2     Village Apartments                                360            360              60              57
167              1     Presidio Plaza                                    360            360             121             118
168              2     Sterling Pointe Apartments                     Interest Only  Interest Only       60              58
169              1     Temecula Plaza                                    360            360             120             118
170              1     Progress Point Shopping Center                    360            355             121             116
171              1     3133 Rochambeau Avenue                            360            360             120             116
172              1     Brookhaven Self-Storage                           240            240             120             120
173              1     Lankershim Industrial                             360            359             120             119
174              1     Hampton Inn Henderson                             300            299             120             119
175              1     CMS Portfolio                                     360            358             120             118
176              1     Maple Drive                                       360            357             120             117
177              1     Metropolitan Court                                360            360             121             116
178              1     Piedmont Court                                    360            357             120             117
179    (D)       1     Vons Pasadena                                     360            356             121             117
180    (D)       1     Vons Simi Valley                                  360            356             121             117
181              2     Arcadia Park Apartments                           360            360             122             120
182              1     Broadview Crossings Center                        360            359             119             118
183              1     6th and Union Plaza                               360            358             120             118
184              2     Apple Creek of Kansas City                        360            357             120             117
185              1     Serrano Portfolio                                 360            359             121             120
186              2     Fox Pointe Apartments                             360            358             120             118
187              1     Cantera Commons                                   360            358             120             118
188              1     Steeple Square Shopping Center                    360            360             121             120
189              1     1424 North Brown Road                             360            357             121             118
190              1     Portico Shopping Center                           360            360             120             115
191              2     Stone Creek Apartments                            360            359             121             120
192              2     Canyon Shadows Apartments                         360            358              84              82
193              2     Summerhouse Square Apartments                     360            358             120             118
194              2     Redwood Terrace Apartments                        360            357             121             118
195              1     59th and Ashland Retail                           360            358             120             118
196              2     Robin Hill Apartments                             360            360             120             119
197              1     Merchants Walk Shopping Center                    360            358             120             118
198              1     Nashua NH                                         360            359             121             120
199              1     Coral Key Shopping Center                         360            357             120             117
200              1     Shops of Argyle                                   360            360             120             117
201              1     Rincon Business Park - Corona                     360            360             120             120
202              1     Shops at Pine Bluff                               300            297             120             117
203              1     Taylor Square                                     360            359             121             120
204              1     Westcreek Crossing                                360            357             120             117

                                                                      INITIAL
                                                                      INTEREST
                                                                        ONLY    MORTGAGE                     FIRST
               LOAN                                                    PERIOD   INTEREST    MONTHLY         PAYMENT    MATURITY
 #   CROSSED   GROUP   LOAN NAME                                      (MONTHS)    RATE    PAYMENT (3)        DATE        DATE
 -   -------  -------  ---------                                      --------    ----    -----------        ----        ----
103              1     Town Center Shoppes                                60     4.950%   $     37,898    10/11/2005   6/11/2015
104              2     Happy Village Apartments                            0     5.840%         41,098    12/11/2005  11/11/2015
105              1     North Shore Office Plaza                           12     5.620%         39,123     1/1/2006    12/1/2015
106              1     Wells Cargo - Orange                                0     5.190%         37,298     12/1/2005   11/1/2015
107              1     Intermountain - Residence Inn Rogers                0     5.680%         42,555    10/11/2005   9/11/2015
108              2     Vintage Corona Apartments                          36     5.080%         35,754    11/11/2005  10/11/2015
109              1     Promenade Shopping Center                         120     5.080%         27,899    10/11/2005   9/11/2015
110              1     Sanders East Business Park                          0     5.830%         38,013     1/1/2006    12/1/2035
111              1     AIMCO Stoneridge Apartments                        36     5.235%         35,557    12/11/2005  11/11/2015
112              1     Kingsley Apartments                                 0     5.470%         36,246    12/11/2005  11/11/2015
113              1     Park Towers                                         0     5.280%         35,460     11/1/2005   10/1/2015
114              1     AA/Tri-State Mini Storage Portfolio                 0     5.570%         36,334    12/11/2005  12/11/2015
115              2     AIMCO Woodmere Apartments                          36     5.235%         34,317    12/11/2005  11/11/2015
116              1     Southington Plaza                                   0     5.050%         33,338     12/1/2005   11/1/2015
117              2     Forest Hills Apartments                            36     5.550%         35,112     6/11/2005   6/11/2010
118              1     Marriott Courtyard Ocoee                            0     5.560%         37,678    12/11/2005  11/11/2015
119              1     River Ridge Crossing West                          12     5.110%         32,777     8/11/2005   7/11/2015
120              1     551 West Lancaster Avenue                          24     5.080%         32,503    10/11/2005   9/11/2015
121              2     Cypress Ridge Apartments                           24     5.260%         33,169    10/11/2005   9/11/2015
122              1     LeClaire Station Apartments                        36     5.550%         34,256     6/11/2005   6/11/2010
123              1     The Broadway Building                               0     6.070%         36,244     1/1/2006    12/1/2010
124              1     Renaissance Magnolia Shopping Center               60     5.100%         32,577     8/1/2005     7/1/2015
125              2     Colonial Court                                      0     5.370%         33,580    11/11/2005  10/11/2015
126              1     Park Plaza At Aliso Town Center Building 6         36     5.140%         32,316     12/1/2005   11/1/2015
127              1     Wells Cargo - Camarillo                             0     5.290%         32,349     12/1/2005   11/1/2015
128              2     Northwest Pines                                    12     5.160%         31,815    11/11/2005  11/11/2015
129              2     Woodbridge Crossing                                24     5.400%         32,569     9/11/2005   8/11/2010
130              1     RiverStone Medical Center                          36     5.520%         32,549    10/11/2005  10/11/2015
131              2     Mill Creek Apartments                              24     5.400%         31,726     9/11/2005   8/11/2010
132              2     Oasis at Mesa Palms                                 0     5.300%         31,097    10/11/2005   8/11/2015
133              1     Centerpointe Shops                                 36     5.200%         30,476    11/11/2005  10/11/2015
134              1     Ricci Leopold Building                              0     5.550%         31,401    12/11/2005  10/11/2015
135              1     Mystic Creek Apartments                            60     4.890%         28,626     9/11/2005   8/11/2015
136              1     Dollar Self Storage - Grant Road                    0     5.600%         31,000     12/1/2005   11/1/2015
137              1     Intermountain - Residence Inn Fort Smith            0     5.680%         33,681    10/11/2005   9/11/2015
138              1     Overlake Office                                     0     5.290%         29,398    12/11/2005  10/11/2015
139              2     Lincolnshire Coach Homes                           60     5.020%         28,247    10/11/2005  10/11/2015
140              1     Haute Harwin Fashion Center                         0     5.220%         28,618     9/11/2005   8/11/2015
141              1     Intermountain - Fairfield Inn & Suites Sparks       0     5.680%         32,431    11/11/2005   9/11/2015
142              1     Rancho San Diego Professional Center                0     5.620%         29,659    11/11/2005  10/11/2015
143              2     Stone Ridge Apartments                             24     5.180%         27,668     12/1/2005   11/1/2015
144              1     Intermountain - Residence Inn Olathe                0     5.680%         31,432    10/11/2005   9/11/2015
145              2     Lakeview Heights                                    0     5.320%         27,633    10/11/2005   9/11/2015
146              2     Hunters Crossing Apartments                        12     5.280%         26,595    12/11/2005  11/11/2015
147              1     Stewart Lamb Shopping Center                        0     5.470%         27,164    10/11/2005  11/11/2015
148              2     Harmony Pines Apartments                           36     5.440%         26,622    11/11/2005  10/11/2015
149              1     River Ridge Crossing East                          12     5.110%         25,656     8/11/2005   7/11/2015
150              1     Town Center at Geist                               12     5.390%         27,582    11/11/2005  10/11/2015
151              1     Citadel Square                                     24     5.440%         25,381    10/11/2005   9/11/2015
152              1     The Shops at Hardee Village                        24     4.980%         24,102     9/11/2005   8/11/2015
153              1     Wingate Inn Intercontinental Airport                0     5.910%         28,746     1/1/2006    12/1/2015
154              1     Atria on Market                                    24     5.280%         24,379    10/11/2005   9/11/2015
155              1     Fountainbleu Court                                 36     5.340%         24,543     8/11/2005   7/11/2015
156              1     Village At Geist                                   12     5.390%         26,610    11/11/2005  10/11/2015
157              1     DirecTV Call Center                                 0     5.780%         25,761     6/11/2005   5/11/2010
158              1     Westpark Center                                    12     5.400%         24,146    11/11/2005  10/11/2015
159              1     LA Industrial Portfolio                             0     5.450%         24,280    12/11/2005  11/11/2015
160              1     Market Place Shopping Center                        0     5.320%         25,946    11/11/2005  10/11/2015
161              1     Marketplace at University Pointe                    0     5.410%         23,397     12/1/2005   11/1/2015
162              1     McGalliard Mall Shops                              24     5.220%         22,564    10/11/2005   9/11/2015
163              1     22809 Pacific Coast Highway                       120     5.000%         16,898    10/11/2005   9/11/2015
164              1     Flower Valley Plaza                                 0     5.320%         21,705     9/11/2005   9/11/2015
165              1     V.P. Self Storage Facility                          0     5.770%         22,019     12/1/2005   11/1/2015
166              2     Village Apartments                                 24     5.670%         21,549    10/11/2005   9/11/2010
167              1     Presidio Plaza                                     60     5.300%         20,546    10/11/2005  10/11/2015
168              2     Sterling Pointe Apartments                         60     5.940%         18,569    11/11/2005  10/11/2010
169              1     Temecula Plaza                                     24     5.470%         20,939    11/11/2005  10/11/2015
170              1     Progress Point Shopping Center                      0     5.350%         20,661     8/11/2005   8/11/2015
171              1     3133 Rochambeau Avenue                             60     5.160%         19,816     9/11/2005   8/11/2015
172              1     Brookhaven Self-Storage                             0     5.520%         24,116     1/1/2006    12/1/2015
173              1     Lankershim Industrial                               0     5.450%         19,763    12/11/2005  11/11/2015
174              1     Hampton Inn Henderson                               0     6.140%         22,851    12/11/2005  11/11/2015
175              1     CMS Portfolio                                       0     5.590%         20,071    11/11/2005  10/11/2015
176              1     Maple Drive                                         0     5.610%         20,115    10/11/2005   9/11/2015
177              1     Metropolitan Court                                 36     5.050%         18,572     8/11/2005   8/11/2015
178              1     Piedmont Court                                      0     5.610%         18,965    10/11/2005   9/11/2015
179    (D)       1     Vons Pasadena                                       0     4.950%         10,675     9/11/2005   9/11/2015
180    (D)       1     Vons Simi Valley                                    0     4.950%          6,939     9/11/2005   9/11/2015
181              2     Arcadia Park Apartments                            24     5.520%         18,209    11/11/2005  12/11/2015
182              1     Broadview Crossings Center                          0     5.423%         18,015    12/11/2005  10/11/2015
183              1     6th and Union Plaza                                 0     5.520%         17,640    11/11/2005  10/11/2015
184              2     Apple Creek of Kansas City                          0     5.470%         17,543    10/11/2005   9/11/2015
185              1     Serrano Portfolio                                   0     5.240%         16,548    12/11/2005  12/11/2015
186              2     Fox Pointe Apartments                               0     5.370%         15,670    11/11/2005  10/11/2015
187              1     Cantera Commons                                     0     5.300%         15,549    11/11/2005  10/11/2015
188              1     Steeple Square Shopping Center                     24     5.590%         15,827    12/11/2005  12/11/2015
189              1     1424 North Brown Road                               0     5.580%         15,753    10/11/2005  10/11/2015
190              1     Portico Shopping Center                            24     5.150%         14,743     8/11/2005   7/11/2015
191              2     Stone Creek Apartments                              0     5.650%         15,585    12/11/2005  12/11/2015
192              2     Canyon Shadows Apartments                           0     5.590%         15,483    11/11/2005  10/11/2012
193              2     Summerhouse Square Apartments                       0     5.080%         14,626    11/11/2005  10/11/2015
194              2     Redwood Terrace Apartments                          0     5.320%         14,470    10/11/2005  10/11/2015
195              1     59th and Ashland Retail                             0     5.540%         14,685    11/11/2005  10/11/2015
196              2     Robin Hill Apartments                              60     5.250%         13,805    12/11/2005  11/11/2015
197              1     Merchants Walk Shopping Center                      0     5.380%         13,727    11/11/2005  10/11/2015
198              1     Nashua NH                                           0     5.490%         13,328    12/11/2005  12/11/2015
199              1     Coral Key Shopping Center                           0     5.620%         13,092    10/11/2005   9/11/2015
200              1     Shops of Argyle                                    12     5.720%         13,088    10/11/2005   9/11/2015
201              1     Rincon Business Park - Corona                       0     5.660%         13,002     1/1/2006    12/1/2015
202              1     Shops at Pine Bluff                                 0     5.010%         12,786    10/11/2005   9/11/2015
203              1     Taylor Square                                       0     5.600%         12,400    12/11/2005  12/11/2015
204              1     Westcreek Crossing                                  0     5.350%         11,727    10/11/2005   9/11/2015

               LOAN                                                              PREPAYMENT PROVISION (5)  DEFEASANCE
 #   CROSSED   GROUP   LOAN NAME                                       ARD (4)   AS OF ORIGINATION           OPTION
 -   -------  -------  ---------                                       -------   ------------------------    ------
103              1     Town Center Shoppes                               N/A     Lock/114_0.0%/3               Yes
104              2     Happy Village Apartments                          N/A     Lock/114_0.0%/6               Yes
105              1     North Shore Office Plaza                          N/A     Lock/117_0.0%/3               Yes
106              1     Wells Cargo - Orange                              N/A     Lock/113_0.0%/7               Yes
107              1     Intermountain - Residence Inn Rogers              N/A     Lock/117_0.0%/3               Yes
108              2     Vintage Corona Apartments                         N/A     Lock/117_0.0%/3               Yes
109              1     Promenade Shopping Center                         N/A     Lock/117_0.0%/3               Yes
110              1     Sanders East Business Park                     12/1/2015  Lock/117_0.0%/3               Yes
111              1     AIMCO Stoneridge Apartments                       N/A     Lock/117_0.0%/3(8)            Yes
112              1     Kingsley Apartments                               N/A     Lock/117_0.0%/3               Yes
113              1     Park Towers                                       N/A     Lock/59_YM1/58_0.0%/3         No
114              1     AA/Tri-State Mini Storage Portfolio               N/A     Lock/115_0.0%/6               Yes
115              2     AIMCO Woodmere Apartments                         N/A     Lock/117_0.0%/3(8)            Yes
116              1     Southington Plaza                                 N/A     Lock/116_0.0%/4               Yes
117              2     Forest Hills Apartments                           N/A     Lock/58_0.0%/3                Yes
118              1     Marriott Courtyard Ocoee                          N/A     Lock/117_0.0%/3               Yes
119              1     River Ridge Crossing West                         N/A     Lock/117_0.0%/3               Yes
120              1     551 West Lancaster Avenue                         N/A     Lock/116_0.0%/4               Yes
121              2     Cypress Ridge Apartments                          N/A     Lock/117_0.0%/3               Yes
122              1     LeClaire Station Apartments                       N/A     Lock/58_0.0%/3                Yes
123              1     The Broadway Building                             N/A     Lock/57_0.0%/3                Yes
124              1     Renaissance Magnolia Shopping Center              N/A     Lock/35_YM1/81_0.0%/4         No
125              2     Colonial Court                                    N/A     Lock/114_0.0%/6               Yes
126              1     Park Plaza At Aliso Town Center Building 6        N/A     Lock/116_0.0%/4               Yes
127              1     Wells Cargo - Camarillo                           N/A     Lock/113_0.0%/7               Yes
128              2     Northwest Pines                                   N/A     Lock/115_0.0%/6               Yes
129              2     Woodbridge Crossing                               N/A     Lock/54_0.0%/6                Yes
130              1     RiverStone Medical Center                         N/A     Lock/115_0.0%/6               Yes
131              2     Mill Creek Apartments                             N/A     Lock/54_0.0%/6                Yes
132              2     Oasis at Mesa Palms                               N/A     Lock/116_0.0%/3               Yes
133              1     Centerpointe Shops                                N/A     Lock/117_0.0%/3               Yes
134              1     Ricci Leopold Building                            N/A     Lock/116_0.0%/3               Yes
135              1     Mystic Creek Apartments                           N/A     Lock/117_0.0%/3               Yes
136              1     Dollar Self Storage - Grant Road                  N/A     Lock/113_0.0%/7               Yes
137              1     Intermountain - Residence Inn Fort Smith          N/A     Lock/117_0.0%/3               Yes
138              1     Overlake Office                                   N/A     Lock/116_0.0%/3               Yes
139              2     Lincolnshire Coach Homes                          N/A     Lock/118_0.0%/3               Yes
140              1     Haute Harwin Fashion Center                       N/A     Lock/117_0.0%/3               Yes
141              1     Intermountain - Fairfield Inn & Suites Sparks     N/A     Lock/116_0.0%/3               Yes
142              1     Rancho San Diego Professional Center              N/A     Lock/114_0.0%/6               Yes
143              2     Stone Ridge Apartments                            N/A     Lock/117_0.0%/3               Yes
144              1     Intermountain - Residence Inn Olathe              N/A     Lock/117_0.0%/3               Yes
145              2     Lakeview Heights                                  N/A     Lock/117_0.0%/3               Yes
146              2     Hunters Crossing Apartments                       N/A     Lock/117_0.0%/3               Yes
147              1     Stewart Lamb Shopping Center                      N/A     Lock/116_0.0%/6               Yes
148              2     Harmony Pines Apartments                          N/A     Lock/117_0.0%/3               Yes
149              1     River Ridge Crossing East                         N/A     Lock/117_0.0%/3               Yes
150              1     Town Center at Geist                              N/A     Lock/117_0.0%/3               Yes
151              1     Citadel Square                                    N/A     Lock/114_0.0%/6               Yes
152              1     The Shops at Hardee Village                       N/A     Lock/117_0.0%/3               Yes
153              1     Wingate Inn Intercontinental Airport              N/A     Lock/113_0.0%/7               Yes
154              1     Atria on Market                                   N/A     Lock/117_0.0%/3               Yes
155              1     Fountainbleu Court                                N/A     Lock/117_0.0%/3               Yes
156              1     Village At Geist                                  N/A     Lock/117_0.0%/3               Yes
157              1     DirecTV Call Center                               N/A     Lock/57_0.0%/3                Yes
158              1     Westpark Center                                   N/A     Lock/117_0.0%/3               Yes
159              1     LA Industrial Portfolio                           N/A     Lock/114_0.0%/6               Yes
160              1     Market Place Shopping Center                      N/A     Lock/117_0.0%/3               Yes
161              1     Marketplace at University Pointe                  N/A     Lock/117_0.0%/3               Yes
162              1     McGalliard Mall Shops                             N/A     Lock/39_YM1/77_0.0%/4         No
163              1     22809 Pacific Coast Highway                       N/A     Lock/114_0.0%/6               Yes
164              1     Flower Valley Plaza                               N/A     Lock/118_0.0%/3               Yes
165              1     V.P. Self Storage Facility                        N/A     Lock/117_0.0%/3               Yes
166              2     Village Apartments                                N/A     Lock/57_0.0%/3                Yes
167              1     Presidio Plaza                                    N/A     Lock/118_0.0%/3               Yes
168              2     Sterling Pointe Apartments                        N/A     Lock/54_0.0%/6                Yes
169              1     Temecula Plaza                                    N/A     Lock/114_0.0%/6               Yes
170              1     Progress Point Shopping Center                    N/A     Lock/118_0.0%/3               Yes
171              1     3133 Rochambeau Avenue                            N/A     Lock/117_0.0%/3               Yes
172              1     Brookhaven Self-Storage                           N/A     Lock/117_0.0%/3               Yes
173              1     Lankershim Industrial                             N/A     Lock/114_0.0%/6               Yes
174              1     Hampton Inn Henderson                             N/A     Lock/117_0.0%/3               Yes
175              1     CMS Portfolio                                     N/A     Lock/114_0.0%/6               Yes
176              1     Maple Drive                                       N/A     Lock/84_0.0%/36               Yes
177              1     Metropolitan Court                                N/A     Lock/118_0.0%/3               Yes
178              1     Piedmont Court                                    N/A     Lock/84_0.0%/36               Yes
179    (D)       1     Vons Pasadena                                     N/A     Lock/118_0.0%/3               Yes
180    (D)       1     Vons Simi Valley                                  N/A     Lock/118_0.0%/3               Yes
181              2     Arcadia Park Apartments                           N/A     Lock/116_0.0%/6               Yes
182              1     Broadview Crossings Center                        N/A     Lock/113_0.0%/6               Yes
183              1     6th and Union Plaza                               N/A     Lock/114_0.0%/6               Yes
184              2     Apple Creek of Kansas City                        N/A     Lock/117_0.0%/3               Yes
185              1     Serrano Portfolio                                 N/A     Lock/115_0.0%/6               Yes
186              2     Fox Pointe Apartments                             N/A     Lock/114_0.0%/6               Yes
187              1     Cantera Commons                                   N/A     Lock/117_0.0%/3               Yes
188              1     Steeple Square Shopping Center                    N/A     Lock/115_0.0%/6               Yes
189              1     1424 North Brown Road                             N/A     Lock/118_0.0%/3               Yes
190              1     Portico Shopping Center                           N/A     Lock/117_0.0%/3               Yes
191              2     Stone Creek Apartments                            N/A     Lock/118_0.0%/3               Yes
192              2     Canyon Shadows Apartments                         N/A     Lock/81_0.0%/3                Yes
193              2     Summerhouse Square Apartments                     N/A     Lock/117_0.0%/3               Yes
194              2     Redwood Terrace Apartments                        N/A     Lock/115_0.0%/6               Yes
195              1     59th and Ashland Retail                           N/A     Lock/117_0.0%/3               Yes
196              2     Robin Hill Apartments                             N/A     Lock/114_0.0%/6               Yes
197              1     Merchants Walk Shopping Center                    N/A     Lock/117_0.0%/3               Yes
198              1     Nashua NH                                         N/A     Lock/115_0.0%/6               Yes
199              1     Coral Key Shopping Center                         N/A     Lock/114_0.0%/6               Yes
200              1     Shops of Argyle                                   N/A     Lock/117_0.0%/3               Yes
201              1     Rincon Business Park - Corona                     N/A     Lock/113_0.0%/7               Yes
202              1     Shops at Pine Bluff                               N/A     Lock/117_0.0%/3               Yes
203              1     Taylor Square                                     N/A     Lock/115_0.0%/6               Yes
204              1     Westcreek Crossing                                N/A     Lock/117_0.0%/3               Yes

                  CHARACTERISTICS OF UNDERLYING MORTGAGE LOANS

                                                                                                           PERCENTAGE OF
                                                                           ORIGINAL     CUT-OFF DATE          INITIAL
               LOAN                                                       PRINCIPAL       PRINCIPAL           MORTGAGE
 #   CROSSED   GROUP   LOAN NAME                                           BALANCE       BALANCE (1)        POOL BALANCE
 -   -------  -------  ---------                                           -------       -----------        ------------
205              1     Hartwell Station                               $     2,100,000  $      2,091,825         0.08%
206              1     Foxwood Plaza                                        2,000,000         2,000,000         0.08%
207              1     515 Westheimer                                       2,000,000         1,993,799         0.08%
208              1     Riverview Mobile Home Park                           1,900,000         1,898,083         0.08%
209              1     Polo Place Shops                                     1,880,000         1,877,876         0.07%
210              2     French Chalet Apartments                             1,868,000         1,866,031         0.07%
211              1     7734 Girard Avenue                                   1,850,000         1,850,000         0.07%
212              1     Commerce Pointe Plaza                                1,775,000         1,771,486         0.07%
213              1     Newcastle Plaza                                      1,750,000         1,750,000         0.07%
214              1     Expressway Self Storage                              1,750,000         1,747,315         0.07%
215              1     Sparkleberry Crossing #2                             1,720,000         1,714,722         0.07%
216              1     Windward Plaza                                       1,550,000         1,546,952         0.06%
217              1     Westgate Center                                      1,500,000         1,496,879         0.06%
218              1     Upland Plaza Shops                                   1,500,000         1,493,849         0.06%
219              2     Beachwood Apartments                                 1,450,000         1,450,000         0.06%
220              2     Sunset Mobile Manor                                  1,350,000         1,347,298         0.05%
221              1     South Colony Shopping Center                         1,310,000         1,304,138         0.05%
222              1     Rockport Retail                                      1,206,000         1,202,360         0.05%
223              1     Highland Oaks Plaza                                  1,125,000         1,123,805         0.04%
224              1     Cale Colony 17                                       1,125,000         1,121,832         0.04%
225              1     Parma Medical Center                                 1,100,000         1,098,398         0.04%
226              2     Plaza Apartments                                     1,100,000         1,097,822         0.04%
227              2     McGregor Meadows Apartments                          1,025,000         1,022,917         0.04%
228              2     Welsh Arms Apartments                                  986,500           982,850         0.04%
229              2     Wellington Place Apartments                            870,000           868,274         0.03%
                                                                      -----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                               $ 2,508,138,946  $  2,504,593,314        100.0%
                                                                      =====================================================

Maximum:                                                              $ 175,000,000    $    175,000,000         6.99%
Minimum:                                                              $     870,000    $        868,274         0.03%

                                                                      ORIGINATION     REMAINING      ORIGINAL       REMAINING
                                                                      AMORTIZATION   AMORTIZATION    TERM TO         TERM TO
               LOAN                                                      TERM          TERM          MATURITY        MATURITY
 #   CROSSED   GROUP   LOAN NAME                                       (MONTHS)       (MONTHS)     (MONTHS) (2)  (MONTHS) (1) (2)
 -   -------  -------  ---------                                       --------       --------     ------------  ----------------
205              1     Hartwell Station                                   360            356           120             116
206              1     Foxwood Plaza                                      360            360           120             120
207              1     515 Westheimer                                     360            357           121             118
208              1     Riverview Mobile Home Park                         360            359           120             119
209              1     Polo Place Shops                                   360            359           120             119
210              2     French Chalet Apartments                           360            359           120             119
211              1     7734 Girard Avenue                                 360            360           121             117
212              1     Commerce Pointe Plaza                              360            358           120             118
213              1     Newcastle Plaza                                    360            360           121             119
214              1     Expressway Self Storage                            300            299           121             120
215              1     Sparkleberry Crossing #2                           360            357           120             117
216              1     Windward Plaza                                     360            358           120             118
217              1     Westgate Center                                    360            358           120             118
218              1     Upland Plaza Shops                                 360            356           121             117
219              2     Beachwood Apartments                               360            360           120             119
220              2     Sunset Mobile Manor                                360            358           120             118
221              1     South Colony Shopping Center                       300            297           122             119
222              1     Rockport Retail                                    360            357           120             117
223              1     Highland Oaks Plaza                                360            359           120             119
224              1     Cale Colony 17                                     300            298           120             118
225              1     Parma Medical Center                               300            299           120             119
226              2     Plaza Apartments                                   360            358           120             118
227              2     McGregor Meadows Apartments                        360            358           121             119
228              2     Welsh Arms Apartments                              360            356           120             116
229              2     Wellington Place Apartments                        360            358           120             118
                                                                      ------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                   338            337           113             111
                                                                      ============================================================

MAXIMUM:                                                                  360            360           132             125
MINIMUM:                                                                  132            125            60              53

                                                                       INITIAL
                                                                       INTEREST
                                                                         ONLY               MORTGAGE         FIRST
               LOAN                                                     PERIOD   INTEREST    MONTHLY         PAYMENT    MATURITY
 #   CROSSED   GROUP   LOAN NAME                                       (MONTHS)    RATE    PAYMENT (3)        DATE        DATE
 -   -------  -------  ---------                                       --------    ----    -----------        ----        ----
205              1     Hartwell Station                                    0      5.740%   $     12,242     9/11/2005   8/11/2015
206              1     Foxwood Plaza                                       0      5.420%         11,256     1/1/2006    12/1/2015
207              1     515 Westheimer                                      0      5.570%         11,444    10/11/2005  10/11/2015
208              1     Riverview Mobile Home Park                          0      5.930%         11,306    12/11/2005  11/11/2015
209              1     Polo Place Shops                                    0      5.330%         10,475    12/11/2005  11/11/2015
210              2     French Chalet Apartments                            0      5.700%         10,842    12/11/2005  11/11/2015
211              1     7734 Girard Avenue                                  60     5.030%          9,965     9/11/2005   9/11/2015
212              1     Commerce Pointe Plaza                               0      5.640%         10,235    11/11/2005  10/11/2015
213              1     Newcastle Plaza                                     60     5.550%          9,991    11/11/2005  11/11/2015
214              1     Expressway Self Storage                             0      5.600%         10,851    12/11/2005  12/11/2015
215              1     Sparkleberry Crossing #2                            0      5.620%          9,896    10/11/2005   9/11/2015
216              1     Windward Plaza                                      0      5.670%          8,967    11/11/2005  10/11/2015
217              1     Westgate Center                                     0      5.410%          8,432    11/11/2005  10/11/2015
218              1     Upland Plaza Shops                                  0      5.500%          8,517     9/11/2005   9/11/2015
219              2     Beachwood Apartments                                24     5.312%          8,063    12/11/2005  11/11/2015
220              2     Sunset Mobile Manor                                 0      5.590%          7,742    11/11/2005  10/11/2015
221              1     South Colony Shopping Center                        0      5.590%          8,115    10/11/2005  11/11/2015
222              1     Rockport Retail                                     0      5.700%          7,000    10/11/2005   9/11/2015
223              1     Highland Oaks Plaza                                 0      5.660%          6,501    12/11/2005  11/11/2015
224              1     Cale Colony 17                                      0      5.810%          7,118    11/11/2005  10/11/2015
225              1     Parma Medical Center                                0      5.940%          7,047    12/11/2005  11/11/2015
226              2     Plaza Apartments                                    0      5.640%          6,343    11/11/2005  10/11/2015
227              2     McGregor Meadows Apartments                         0      5.520%          5,833    11/11/2005  11/11/2015
228              2     Welsh Arms Apartments                               0      5.970%          5,896     9/11/2005   8/11/2015
229              2     Wellington Place Apartments                         0      5.630%          5,011    11/11/2005  10/11/2015
                                                                      -------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                           5.372%   $ 13,861,705    10/25/2005   4/8/2015
                                                                      =============================================================

MAXIMUM:                                                                          6.140%   $  1,149,727     1/1/2006   12/1/2035
MINIMUM:                                                                          4.856%   $      5,011    6/11/2005   5/11/2010

               LOAN                                                               PREPAYMENT PROVISION (5)  DEFEASANCE
 #   CROSSED   GROUP   LOAN NAME                                        ARD (4)   AS OF ORIGINATION           OPTION
 -   -------  -------  ---------                                        -------   ------------------------    ------
205              1     Hartwell Station                                   N/A     Lock/114_0.0%/6               Yes
206              1     Foxwood Plaza                                      N/A     Lock/117_0.0%/3               Yes
207              1     515 Westheimer                                     N/A     Lock/115_0.0%/6               Yes
208              1     Riverview Mobile Home Park                         N/A     Lock/114_0.0%/6               Yes
209              1     Polo Place Shops                                   N/A     Lock/114_0.0%/6               Yes
210              2     French Chalet Apartments                           N/A     Lock/114_0.0%/6               Yes
211              1     7734 Girard Avenue                                 N/A     Lock/118_0.0%/3               Yes
212              1     Commerce Pointe Plaza                              N/A     Lock/114_0.0%/6               Yes
213              1     Newcastle Plaza                                    N/A     Lock/115_0.0%/6               Yes
214              1     Expressway Self Storage                            N/A     Lock/115_0.0%/6               Yes
215              1     Sparkleberry Crossing #2                           N/A     Lock/39_YM1/77_0.0%/4         No
216              1     Windward Plaza                                     N/A     Lock/114_0.0%/6               Yes
217              1     Westgate Center                                    N/A     Lock/114_0.0%/6               Yes
218              1     Upland Plaza Shops                                 N/A     Lock/115_0.0%/6               Yes
219              2     Beachwood Apartments                               N/A     Lock/114_0.0%/6               Yes
220              2     Sunset Mobile Manor                                N/A     Lock/114_0.0%/6               Yes
221              1     South Colony Shopping Center                       N/A     Lock/116_0.0%/6               Yes
222              1     Rockport Retail                                    N/A     Lock/114_0.0%/6               Yes
223              1     Highland Oaks Plaza                                N/A     Lock/114_0.0%/6               Yes
224              1     Cale Colony 17                                     N/A     Lock/114_0.0%/6               Yes
225              1     Parma Medical Center                               N/A     Lock/114_0.0%/6               Yes
226              2     Plaza Apartments                                   N/A     Lock/114_0.0%/6               Yes
227              2     McGregor Meadows Apartments                        N/A     Lock/115_0.0%/6               Yes
228              2     Welsh Arms Apartments                              N/A     Lock/114_0.0%/6               Yes
229              2     Wellington Place Apartments                        N/A     Lock/114_0.0%/6               Yes

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS
     0.0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(6) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.
(7) MONTHLY PAYMENT IS BASED ON THE AVERAGE OF THE TOTAL DEBT SERVICE FOR THE FIRST TWELVE MONTHS FOLLOWING THE CUT-OFF DATE AS SPECIFIED ON THE PRINCIPAL PAYMENT SCHEDULE ATTACHED AS EXHIBIT E ON THE PRELIMINARY PROSPECTUS SUPPLEMENT.
(8) LOCKOUT PERIOD IS THE EARLIER OF FOUR YEARS FROM FIRST PAYMENT DATE OR 24 MONTHS FROM WHEN THE B-NOTE IS SECURITIZED.

                                  ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                    CUT-OFF DATE
             LOAN                                                    PRINCIPAL         APPRAISED       CUT-OFF DATE
 #  CROSSED GROUP LOAN NAME                                         BALANCE (1)          VALUE       LTV RATIO (1) (3)
 -  ------- ----- ---------                                         -----------          -----       -----------------
 1            1   450 Park Avenue                                 $   175,000,000    $   280,000,000       62.5%
 2            1   One Madison Avenue                                  155,135,976(7)     800,000,000       19.4%(7)
 3            1   Fashion Place                                       151,676,392        202,000,000       75.1%
 4            2   HGA Alliance - Portfolio                             78,900,000        102,150,000       77.2%
 5            1   Preston Commons                                      67,250,000         84,100,000       80.0%
 6            1   Crestview Hills Town Center                          56,500,000         86,000,000       65.7%
 7            1   Sterling Plaza                                       47,250,000         59,150,000       79.9%
 8            1   Thistle Landing - Phoenix                            37,000,000         46,500,000       79.6%
 9            1   Highland Industrial                                  36,400,000         46,000,000       79.1%
10            1   Ashbrook Commons                                     35,000,000         51,800,000       67.6%
11            1   Bridge Street Properties                             34,962,192         46,000,000       76.0%
12            1   West Oaks I Shopping Center                          27,300,000         34,500,000       79.1%
13            2   Fairlane Meadow                                      27,270,000         36,800,000       74.1%
14            1   Bouquet Canyon                                       26,700,000         37,500,000       71.2%
15            1   The Retreat at Fossil Creek                          26,300,000         33,000,000       79.7%
16            1   McKinley Crossroads                                  26,100,000         44,000,000       59.3%
17            2   Brandychase Apartments                               24,000,000         32,700,000       73.4%
18            1   Bexley Park Raleigh NC                               23,200,000         29,000,000       80.0%
19            2   The Villages at Meyerland                            23,040,000         28,800,000       80.0%
20            1   Costa Mesa Square I                                  21,800,000         32,900,000       66.3%
21            2   Reserve at Tranquility Lake Apartments               21,774,854         27,650,000       78.8%
22            1   City Center West A                                   21,000,000         30,500,000       68.9%
23            1   Riverbend Marketplace                                19,456,676         25,675,000       75.8%
24            1   Residence Inn Westshore                              19,343,275         27,500,000       70.3%
25            1   3100 New York Drive                                  19,000,000         27,850,000       68.2%
26            1   Southern Palms                                       18,610,000         30,390,000       61.2%
27            1   BRYAN - Twin Oaks Apartments                         18,600,000         23,350,000       79.7%
28            1   Amber Oaks                                           18,050,000         43,800,000       41.2%
29            2   Dry Creek Apartments                                 18,000,000         30,000,000       60.0%
30            1   Jackson West Shopping Center                         17,180,000         21,500,000       79.9%
31            2   Hidden Lakes Apartments                              16,875,000         21,400,000       78.9%
32            1   Harbour Walk Sandstone Apts                          16,962,000         22,500,000       75.4%
33            1   Chantilly Plaza                                      16,100,000         21,850,000       73.7%
34            1   Green Valley Tech Plaza                              15,750,000         22,850,000       68.9%
35            1   BRYAN - Spring Lake Apartments                       15,050,000         18,850,000       79.8%
36            1   Ramada Inn & Suites Toms River                       14,975,811         22,000,000       68.1%
37            1   Fiddler's Run Shopping Center                        14,968,051         21,000,000       71.3%
38            2   AIMCO Chimneys of Oak Creek Apartments               14,800,000         18,900,000       78.3%
39            2   AIMCO Oaks at Woodridge Apartments                   14,800,000         20,400,000       72.5%
40            1   BRYAN - Windsor Lake Apartments                      14,175,000         18,525,000       76.5%
41            2   Canyon Point Cottages                                14,035,000         19,000,000       73.9%
42            1   Windwood Oaks                                        13,903,000         20,100,000       69.2%
43            2   Woodridge Park Apartments                            13,800,000         17,750,000       77.7%
44            1   Symmetricom                                          13,650,000         18,560,000       73.5%
45            2   Charleston at Sweetwater Apartments                  13,301,046         16,800,000       79.2%
46            1   Park Plaza At Aliso Town Center Buildings
                   20, 21, 22 and 23                                   13,260,000         20,000,000       66.3%
47            1   Garden Creek Center                                  13,050,000         17,000,000       76.8%
48            1   Hilton Garden Inn - Rockaway                         12,000,000         19,000,000       63.2%
49            2   Kenwood Gardens                                      11,800,000         15,200,000       77.6%
50            1   Roxbury Medical Building                             11,800,000         17,500,000       67.4%
51            1   Indian Trace Center                                  11,461,317         16,800,000       68.2%
52            1   Stevenson Ranch Plaza II                             11,200,000         18,900,000       59.3%
53            2   Alpine Ridge Apartments                              11,120,000         13,900,000       80.0%
54            1   Bexley at Davidson Apartments                        11,000,000         15,610,000       70.5%
55            1   3880 Lemon Street                                    11,000,000         16,850,000       65.3%
56            2   Winding Trails Apartments                            10,700,000         13,450,000       79.6%
57            1   1250 Hallandale Office Building                      10,500,000         14,000,000       75.0%
58            1   Hilton Greenville                                    10,500,000         14,000,000       75.0%
59            1   Parklands Office Center                              10,500,000         14,900,000       70.5%
60            1   Chester Industrial Park Building                     10,500,000         13,900,000       75.5%
61            2   AIMCO Hunter's Chase Apartments                      10,400,000         14,000,000       74.3%
62            1   Lanier Crossing                                      10,300,000         13,050,000       78.9%
63            1   Parkway Plaza                                        10,200,000         14,000,000       72.9%
64            1   Wilmington Island Kroger                             10,177,100         12,900,000       78.9%
65            1   Comfort Inn Philadelphia                             10,100,000         14,500,000       69.7%
66            1   Varner Crossing                                      10,100,000         14,500,000       69.7%
67    (A)     1   Intermountain - Fairfield Inn & Suites Lawton         5,110,242          6,900,000       74.2%
68    (A)     1   Intermountain - Courtyard Wichita                     4,985,602          6,700,000       74.2%
69            1   Maywood Mart                                          9,965,954         15,000,000       66.4%
70            2   Richmond Chase Apartments                             9,740,000         12,550,000       77.6%
71            2   West Chase Apartments                                 9,580,155         13,000,000       73.7%
72            1   Crowe's Crossing                                      9,400,000         11,975,000       78.5%
73            1   University Square Michigan                            9,300,000         12,100,000       76.9%
74            2   AIMCO Colony of Springdale Apartments                 9,250,000         12,300,000       75.2%
75    (B)     2   Shady Acres Mobile Home Park                          4,499,104          5,800,000       76.1%
76    (B)     2   Royal Coach Mobile Home Park                          3,322,071          4,450,000       76.1%
77    (B)     2   Mount Vista Mobile Home Park                          1,269,106          1,700,000       76.1%
78            2   Churchill Commons Apartments                          9,000,000         12,900,000       69.8%
79            2   Oaks of Cypress Station                               8,925,000         11,250,000       79.3%
80            1   Streetsboro Crossing                                  8,925,000         14,100,000       63.3%
81            1   AIMCO Burgundy Court Apartments                       8,725,000         11,000,000       79.3%
82            1   Village Festival                                      8,633,683         12,240,000       70.5%
83            1   Residence Inn Miami Airport West                      8,350,000         13,800,000       60.5%
84            1   Candlewood Suites Indianapolis                        8,287,706         12,200,000       67.9%
85            1   Cape Horn Shopping Center                             8,200,000         10,300,000       79.6%
86            1   Comfort Suites Maingate East                          8,176,185         13,650,000       59.9%
87            1   Washington Mutual Center                              8,000,000         12,000,000       66.7%
88            1   Cross Roads Shopping Center                           8,000,000         12,500,000       64.0%
89            1   Bonita Storage Inn                                    8,000,000         12,200,000       65.6%
90            1   River Point III                                       7,883,458         11,500,000       68.6%

                                                                                        MATURITY/
             LOAN                                                   MATURITY/ARD         ARD LTV        MOST RECENT  MOST RECENT
 #  CROSSED GROUP LOAN NAME                                           BALANCE        RATIO (2) (3) (4)      NOI          DSCR
 -  ------- ----- ---------                                           -------        -----------------      ---          ----
 1            1   450 Park Avenue                                 $   175,000,000          62.5%       $  10,285,995     1.03x
 2            1   One Madison Avenue                                            -(7)        0.0%(7)              N/A      N/A(7)
 3            1   Fashion Place                                       140,809,422          69.7%          12,464,690     1.23
 4            2   HGA Alliance - Portfolio                             78,900,000          77.2%           5,856,564     1.44
 5            1   Preston Commons                                      67,250,000          80.0%           6,341,887     1.41
 6            1   Crestview Hills Town Center                          49,719,498          57.8%             519,305     0.13
 7            1   Sterling Plaza                                       47,250,000          79.9%           4,083,296     1.34
 8            1   Thistle Landing - Phoenix                            32,903,158          70.8%           3,501,602     1.43
 9            1   Highland Industrial                                  32,399,991          70.4%           3,355,676     1.25
10            1   Ashbrook Commons                                     33,461,573          64.6%              91,265     0.04
11            1   Bridge Street Properties                             29,295,050          63.7%           2,800,847     1.01
12            1   West Oaks I Shopping Center                          25,251,801          73.2%           2,646,226     1.47
13            2   Fairlane Meadow                                      25,236,036          68.6%           2,351,269     1.24
14            1   Bouquet Canyon                                       24,648,319          65.7%           2,129,763     1.15
15            1   The Retreat at Fossil Creek                          24,327,850          73.7%           1,941,332     1.06
16            1   McKinley Crossroads                                  26,100,000          59.3%           2,973,476     2.06
17            2   Brandychase Apartments                               21,694,807          66.3%           2,153,643     1.33
18            1   Bexley Park Raleigh NC                               21,522,916          74.2%           1,599,531     0.98
19            2   The Villages at Meyerland                            19,501,715          67.7%           2,099,229     1.27
20            1   Costa Mesa Square I                                  20,035,099          60.9%           1,724,346     1.19
21            2   Reserve at Tranquility Lake Apartments               18,047,690          65.3%           1,636,565     1.06
22            1   City Center West A                                   18,586,618          60.9%           1,870,224     1.38
23            1   Riverbend Marketplace                                16,047,608          62.5%                 N/A      N/A
24            1   Residence Inn Westshore                              14,811,990          53.9%           2,364,443     1.48
25            1   3100 New York Drive                                  16,556,038          59.4%           1,810,840     1.43
26            1   Southern Palms                                       16,963,722          55.8%           1,628,628     1.12
27            1   BRYAN - Twin Oaks Apartments                         17,222,997          73.8%           1,555,989     1.18
28            1   Amber Oaks                                           15,681,674          35.8%           2,059,113     1.44
29            2   Dry Creek Apartments                                 18,000,000          60.0%           1,776,303     1.83
30            1   Jackson West Shopping Center                         15,891,060          73.9%           1,704,784     1.51
31            2   Hidden Lakes Apartments                              14,742,970          68.9%           1,448,824     1.20
32            1   Harbour Walk Sandstone Apts                          14,826,910          65.9%           1,392,324     1.08
33            1   Chantilly Plaza                                      13,972,702          63.9%           1,756,536     1.53
34            1   Green Valley Tech Plaza                              14,006,074          61.3%           1,373,747     1.28
35            1   BRYAN - Spring Lake Apartments                       13,935,812          73.9%           1,111,746     1.04
36            1   Ramada Inn & Suites Toms River                       11,322,923          51.5%           2,892,697     2.64
37            1   Fiddler's Run Shopping Center                        12,479,011          59.4%           1,584,922     1.48
38            2   AIMCO Chimneys of Oak Creek Apartments               13,165,452          69.7%           1,205,983     1.13
39            2   AIMCO Oaks at Woodridge Apartments                   13,165,452          64.5%           1,407,557     1.35
40            1   BRYAN - Windsor Lake Apartments                      13,125,591          70.9%           1,133,968     1.12
41            2   Canyon Point Cottages                                12,490,154          65.7%           1,252,332     1.28
42            1   Windwood Oaks                                        12,143,514          60.4%           1,318,028     1.20
43            2   Woodridge Park Apartments                            11,990,343          67.6%           1,120,551     1.18
44            1   Symmetricom                                          11,446,960          61.7%           1,943,888     2.04
45            2   Charleston at Sweetwater Apartments                  11,141,776          66.3%           1,171,835     1.23
46            1   Park Plaza At Aliso Town Center Buildings
                   20, 21, 22 and 23                                   11,771,675          58.9%           1,170,834     1.27
47            1   Garden Creek Center                                  11,342,639          66.7%                 N/A      N/A
48            1   Hilton Garden Inn - Rockaway                          9,328,856          49.1%           1,597,140     1.70
49            2   Kenwood Gardens                                      10,309,159          67.8%           1,095,340     1.22
50            1   Roxbury Medical Building                             10,466,551          59.8%             993,435     1.19
51            1   Indian Trace Center                                   9,505,551          56.6%           1,122,895     1.36
52            1   Stevenson Ranch Plaza II                             10,293,262          54.5%             951,694     1.26
53            2   Alpine Ridge Apartments                               9,705,830          69.8%           1,034,126     1.30
54            1   Bexley at Davidson Apartments                        10,155,479          65.1%             748,692     1.00
55            1   3880 Lemon Street                                     9,847,894          58.4%             940,888     1.18
56            2   Winding Trails Apartments                             9,348,873          69.5%           1,108,985     1.39
57            1   1250 Hallandale Office Building                       9,301,506          66.4%             974,843     1.26
58            1   Hilton Greenville                                     8,639,766          61.7%           1,720,022     2.20
59            1   Parklands Office Center                              10,500,000          70.5%             778,720     1.22
60            1   Chester Industrial Park Building                      8,845,528          63.6%             993,005     1.35
61            2   AIMCO Hunter's Chase Apartments                       9,251,398          66.1%             914,527     1.22
62            1   Lanier Crossing                                       8,974,678          68.8%             975,531     1.30
63            1   Parkway Plaza                                         9,135,552          65.3%             937,908     1.23
64            1   Wilmington Island Kroger                              8,380,406          65.0%             783,713     1.12
65            1   Comfort Inn Philadelphia                              8,366,150          57.7%           1,224,085     1.41
66            1   Varner Crossing                                       9,353,643          64.5%             754,997     1.06
67    (A)     1   Intermountain - Fairfield Inn & Suites Lawton         3,938,580          57.2%             705,169     1.58
68    (A)     1   Intermountain - Courtyard Wichita                     3,842,518          57.2%             655,438     1.58
69            1   Maywood Mart                                          8,249,760          55.0%           1,039,987     1.45
70            2   Richmond Chase Apartments                             8,249,050          65.7%             631,209     0.86
71            2   West Chase Apartments                                 7,987,021          61.4%             734,690     1.04
72            1   Crowe's Crossing                                      8,222,434          68.7%             853,544     1.25
73            1   University Square Michigan                            8,444,343          69.8%             713,196     1.04
74            2   AIMCO Colony of Springdale Apartments                 8,228,407          66.9%             796,209     1.19
75    (B)     2   Shady Acres Mobile Home Park                          3,699,052          62.5%                 N/A      N/A(8)
76    (B)     2   Royal Coach Mobile Home Park                          2,731,325          62.5%             284,770      N/A(8)
77    (B)     2   Mount Vista Mobile Home Park                          1,043,428          62.5%             116,459      N/A(8)
78            2   Churchill Commons Apartments                          7,953,918          61.7%             853,182     1.37
79            2   Oaks of Cypress Station                               7,554,376          67.2%             798,446     1.24
80            1   Streetsboro Crossing                                  8,925,000          63.3%           1,228,284     2.53
81            1   AIMCO Burgundy Court Apartments                       7,761,390          70.6%             664,782     1.07
82            1   Village Festival                                      7,795,536          63.7%             661,189     0.99
83            1   Residence Inn Miami Airport West                      6,799,475          49.3%           1,175,547     1.71
84            1   Candlewood Suites Indianapolis                        6,388,975          52.4%           1,095,501     1.73
85            1   Cape Horn Shopping Center                             7,016,602          68.1%             717,307     1.16
86            1   Comfort Suites Maingate East                          6,269,449          45.9%           1,370,996     2.24
87            1   Washington Mutual Center                              7,052,890          58.8%             761,671     1.41
88            1   Cross Roads Shopping Center                           7,084,043          56.7%             679,380     1.32
89            1   Bonita Storage Inn                                    6,817,610          55.9%             881,617     1.65
90            1   River Point III                                       6,573,999          57.2%             506,577     0.95

             LOAN                                                      U/W           U/W        U/W    ADMINISTRATIVE
 #  CROSSED GROUP LOAN NAME                                            NOI         NCF (5)    DSCR (6)      FEES
 -  ------- ----- ---------                                            ---         -------    --------      ----
 1            1   450 Park Avenue                                 $  13,870,208 $  13,870,208   1.39x     0.0210%
 2            1   One Madison Avenue                                 54,494,874    54,377,182   3.94      0.0210%
 3            1   Fashion Place                                      12,651,921    12,256,200   1.21      0.0210%
 4            2   HGA Alliance - Portfolio                            6,056,169     5,806,169   1.49      0.0210%
 5            1   Preston Commons                                     5,695,672     5,611,424   1.58      0.0310%
 6            1   Crestview Hills Town Center                         6,835,067     6,578,005   1.67      0.0610%
 7            1   Sterling Plaza                                      3,779,157     3,779,157   1.53      0.0310%
 8            1   Thistle Landing - Phoenix                           3,386,179     3,092,399   1.27      0.0610%
 9            1   Highland Industrial                                 3,302,579     2,995,945   1.23      0.0710%
10            1   Ashbrook Commons                                    3,246,398     3,130,652   1.38      0.0610%
11            1   Bridge Street Properties                            3,792,580     3,426,583   1.43      0.0210%
12            1   West Oaks I Shopping Center                         2,442,245     2,305,599   1.28      0.0510%
13            2   Fairlane Meadow                                     2,719,351     2,597,351   1.44      0.0210%
14            1   Bouquet Canyon                                      2,214,223     2,127,232   1.20      0.0210%
15            1   The Retreat at Fossil Creek                         2,186,390     2,109,590   1.20      0.0210%
16            1   McKinley Crossroads                                 2,767,904     2,546,568   1.91      0.0210%
17            2   Brandychase Apartments                              2,277,322     2,170,322   1.41      0.0210%
18            1   Bexley Park Raleigh NC                              2,058,080     1,994,880   1.28      0.0210%
19            2   The Villages at Meyerland                           2,181,802     2,003,302   1.33      0.0210%
20            1   Costa Mesa Square I                                 1,766,010     1,703,936   1.22      0.0210%
21            2   Reserve at Tranquility Lake Apartments              1,893,139     1,736,139   1.21      0.0610%
22            1   City Center West A                                  2,002,054     1,834,640   1.36      0.0410%
23            1   Riverbend Marketplace                               1,654,691     1,600,866   1.26      0.0210%
24            1   Residence Inn Westshore                             2,292,339     2,073,379   1.44      0.0210%
25            1   3100 New York Drive                                 1,778,633     1,642,112   1.30      0.0710%
26            1   Southern Palms                                      2,026,600     1,795,646   1.44      0.0210%
27            1   BRYAN - Twin Oaks Apartments                        1,696,184     1,620,684   1.30      0.0210%
28            1   Amber Oaks                                          2,106,991     1,737,434   1.48      0.0210%
29            2   Dry Creek Apartments                                1,756,913     1,707,163   1.81      0.0210%
30            1   Jackson West Shopping Center                        1,466,581     1,418,634   1.25      0.0510%
31            2   Hidden Lakes Apartments                             1,474,622     1,384,622   1.22      0.0210%
32            1   Harbour Walk Sandstone Apts                         1,473,123     1,373,123   1.20      0.0810%
33            1   Chantilly Plaza                                     1,599,626     1,412,660   1.34      0.1010%
34            1   Green Valley Tech Plaza                             1,513,226     1,387,446   1.33      0.0610%
35            1   BRYAN - Spring Lake Apartments                      1,348,972     1,285,472   1.27      0.0210%
36            1   Ramada Inn & Suites Toms River                      2,574,237     2,287,207   2.12      0.0410%
37            1   Fiddler's Run Shopping Center                       1,671,562     1,561,343   1.56      0.0210%
38            2   AIMCO Chimneys of Oak Creek Apartments              1,333,964     1,236,964   1.26      0.0510%
39            2   AIMCO Oaks at Woodridge Apartments                  1,475,055     1,392,055   1.42      0.0510%
40            1   BRYAN - Windsor Lake Apartments                     1,233,036     1,164,536   1.22      0.0210%
41            2   Canyon Point Cottages                               1,207,879     1,158,879   1.23      0.0210%
42            1   Windwood Oaks                                       1,207,865     1,119,865   1.20      0.0810%
43            2   Woodridge Park Apartments                           1,214,186     1,160,186   1.28      0.0210%
44            1   Symmetricom                                         1,544,278     1,457,793   1.55      0.0710%
45            2   Charleston at Sweetwater Apartments                 1,186,254     1,120,254   1.25      0.0210%
46            1   Park Plaza At Aliso Town Center Buildings
                   20, 21, 22 and 23                                  1,087,975     1,044,330   1.20      0.0510%
47            1   Garden Creek Center                                 1,122,857     1,084,201   1.26      0.0210%
48            1   Hilton Garden Inn - Rockaway                        1,485,177     1,241,257   1.32      0.0910%
49            2   Kenwood Gardens                                     1,120,748       994,748   1.25      0.0210%
50            1   Roxbury Medical Building                            1,041,469       966,762   1.26      0.0210%
51            1   Indian Trace Center                                 1,151,848     1,055,494   1.40      0.0210%
52            1   Stevenson Ranch Plaza II                              915,550       868,731   1.21      0.0210%
53            2   Alpine Ridge Apartments                             1,000,493       942,893   1.25      0.0210%
54            1   Bexley at Davidson Apartments                         972,337       935,337   1.31      0.0210%
55            1   3880 Lemon Street                                   1,035,542       904,699   1.20      0.0410%
56            2   Winding Trails Apartments                           1,059,480       949,980   1.32      0.0210%
57            1   1250 Hallandale Office Building                     1,079,699       963,746   1.42      0.0210%
58            1   Hilton Greenville                                   1,742,994     1,504,256   1.92      0.0210%
59            1   Parklands Office Center                               869,115       795,443   1.38      0.0810%
60            1   Chester Industrial Park Building                    1,015,968       943,888   1.28      0.0510%
61            2   AIMCO Hunter's Chase Apartments                       929,366       856,366   1.24      0.0510%
62            1   Lanier Crossing                                     1,006,465       920,940   1.34      0.0210%
63            1   Parkway Plaza                                       1,009,558       932,043   1.33      0.0210%
64            1   Wilmington Island Kroger                              875,846       831,832   1.26      0.0210%
65            1   Comfort Inn Philadelphia                            1,265,949     1,125,131   1.46      0.0210%
66            1   Varner Crossing                                       859,849       824,263   1.21      0.0310%
67    (A)     1   Intermountain - Fairfield Inn & Suites Lawton         637,012       565,312   1.46      0.0210%
68    (A)     1   Intermountain - Courtyard Wichita                     635,966       545,267   1.46      0.0210%
69            1   Maywood Mart                                        1,117,431     1,026,096   1.57      0.0210%
70            2   Richmond Chase Apartments                             858,712       785,712   1.22      0.0210%
71            2   West Chase Apartments                                 884,379       826,779   1.27      0.0210%
72            1   Crowe's Crossing                                      854,914       794,370   1.25      0.0210%
73            1   University Square Michigan                            936,557       871,407   1.40      0.0210%
74            2   AIMCO Colony of Springdale Apartments                 851,993       786,743   1.29      0.0510%
75    (B)     2   Shady Acres Mobile Home Park                          382,065       374,640   1.33      0.0210%
76    (B)     2   Royal Coach Mobile Home Park                          308,057       299,807   1.33      0.0210%
77    (B)     2   Mount Vista Mobile Home Park                          101,773        98,923   1.33      0.0210%
78            2   Churchill Commons Apartments                          923,139       863,139   1.49      0.0210%
79            2   Oaks of Cypress Station                               826,663       753,163   1.29      0.0210%
80            1   Streetsboro Crossing                                  901,654       872,921   1.80      0.0510%
81            1   AIMCO Burgundy Court Apartments                       738,966       692,166   1.20      0.0510%
82            1   Village Festival                                      914,248       859,716   1.40      0.0210%
83            1   Residence Inn Miami Airport West                    1,045,917       912,136   1.51      0.0210%
84            1   Candlewood Suites Indianapolis                        997,082       906,848   1.44      0.0210%
85            1   Cape Horn Shopping Center                             753,600       681,634   1.22      0.1110%
86            1   Comfort Suites Maingate East                        1,276,773     1,092,554   1.79      0.0210%
87            1   Washington Mutual Center                              736,877       691,657   1.36      0.0210%
88            1   Cross Roads Shopping Center                           811,552       775,458   1.50      0.0710%
89            1   Bonita Storage Inn                                    795,927       778,824   1.46      0.0410%
90            1   River Point III                                       703,787       656,898   1.24      0.0910%

                                  ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                    CUT-OFF DATE
             LOAN                                                    PRINCIPAL         APPRAISED       CUT-OFF DATE
 #  CROSSED GROUP LOAN NAME                                         BALANCE (1)          VALUE       LTV RATIO (1) (3)
 -  ------- ----- ---------                                         -----------          -----       -----------------
91            2   AIMCO College Park Apartments                   $     7,650,000    $    10,700,000       71.5%
92            1   224 North Des Plaines                                 7,500,000         11,000,000       68.2%
93            1   Candlewood Suites Louisville Airport                  7,378,216         10,800,000       68.3%
94            1   155 Wooster Street                                    7,250,000         16,000,000       45.3%
95            2   The Lodge North Apartments                            7,205,000          9,825,000       73.3%
96            1   Pioneer Business Center                               7,200,000          9,400,000       76.6%
97    (C)     1   CVS Drugstore Brandon                                 4,041,700          5,170,000       78.6%
98    (C)     1   CVS Paris                                             3,117,896          3,940,000       78.6%
99            2   Silver Creek Apartments                               7,150,000          8,950,000       79.9%
100           1   Barrett Creek Plaza                                   7,125,000          9,500,000       75.0%
101           2   Oak Creek Apartments                                  7,100,000          9,000,000       78.9%
102           2   Somerset Park Apartments                              7,100,000          8,875,000       80.0%
103           1   Town Center Shoppes                                   7,100,000          8,900,000       79.8%
104           2   Happy Village Apartments                              6,966,842          9,000,000       77.4%
105           1   North Shore Office Plaza                              6,800,000          8,500,000       80.0%
106           1   Wells Cargo - Orange                                  6,792,112         10,100,000       67.2%
107           1   Intermountain - Residence Inn Rogers                  6,779,969          9,600,000       70.6%
108           2   Vintage Corona Apartments                             6,600,000          9,200,000       71.7%
109           1   Promenade Shopping Center                             6,500,000          9,450,000       68.8%
110           1   Sanders East Business Park                            6,457,500          8,610,000       75.0%
111           1   AIMCO Stoneridge Apartments                           6,450,000          8,100,000       79.6%
112           1   Kingsley Apartments                                   6,397,950          9,800,000       65.3%
113           1   Park Towers                                           6,386,311          8,000,000       79.8%
114           1   AA/Tri-State Mini Storage Portfolio                   6,343,141          8,480,000       74.8%
115           2   AIMCO Woodmere Apartments                             6,225,000          7,800,000       79.8%
116           1   Southington Plaza                                     6,167,649          9,500,000       64.9%
117           2   Forest Hills Apartments                               6,150,000          8,100,000       75.9%
118           1   Marriott Courtyard Ocoee                              6,090,585          8,500,000       71.7%
119           1   River Ridge Crossing West                             6,030,000          7,600,000       79.3%
120           1   551 West Lancaster Avenue                             6,000,000          7,500,000       80.0%
121           2   Cypress Ridge Apartments                              6,000,000          7,600,000       78.9%
122           1   LeClaire Station Apartments                           6,000,000          7,800,000       76.9%
123           1   The Broadway Building                                 6,000,000          8,100,000       74.1%
124           1   Renaissance Magnolia Shopping Center                  6,000,000          9,250,000       64.9%
125           2   Colonial Court                                        5,987,410         13,130,000       45.6%
126           1   Park Plaza At Aliso Town Center Building 6            5,925,000          9,360,000       63.3%
127           1   Wells Cargo - Camarillo                               5,825,360          7,290,000       79.9%
128           2   Northwest Pines                                       5,820,000          9,150,000       63.6%
129           2   Woodbridge Crossing                                   5,800,000          7,800,000       74.4%
130           1   RiverStone Medical Center                             5,720,000          7,150,000       80.0%
131           2   Mill Creek Apartments                                 5,650,000          7,100,000       79.6%
132           2   Oasis at Mesa Palms                                   5,581,652          8,000,000       69.8%
133           1   Centerpointe Shops                                    5,550,000          6,900,000       80.4%
134           1   Ricci Leopold Building                                5,494,036          7,400,000       74.2%
135           1   Mystic Creek Apartments                               5,400,000          6,800,000       79.4%
136           1   Dollar Self Storage - Grant Road                      5,394,200          6,750,000       79.9%
137           1   Intermountain - Residence Inn Fort Smith              5,366,231          7,200,000       74.5%
138           1   Overlake Office                                       5,293,966          7,500,000       70.6%
139           2   Lincolnshire Coach Homes                              5,250,000          7,700,000       68.2%
140           1   Haute Harwin Fashion Center                           5,177,370          6,650,000       77.9%
141           1   Intermountain - Fairfield Inn & Suites Sparks         5,175,055          6,940,000       74.6%
142           1   Rancho San Diego Professional Center                  5,144,750          6,900,000       74.6%
143           2   Stone Ridge Apartments                                5,050,000          6,450,000       78.3%
144           1   Intermountain - Residence Inn Olathe                  5,007,819          6,800,000       73.6%
145           2   Lakeview Heights                                      4,948,798          6,650,000       74.4%
146           2   Hunters Crossing Apartments                           4,800,000          6,300,000       76.2%
147           1   Stewart Lamb Shopping Center                          4,784,809          6,050,000       79.1%
148           2   Harmony Pines Apartments                              4,720,000          5,900,000       80.0%
149           1   River Ridge Crossing East                             4,720,000          5,900,000       80.0%
150           1   Town Center at Geist                                  4,540,000          5,675,000       80.0%
151           1   Citadel Square                                        4,500,000          5,625,000       80.0%
152           1   The Shops at Hardee Village                           4,500,000(9)       5,540,000       81.2%(10)
153           1   Wingate Inn Intercontinental Airport                  4,500,000          6,800,000       66.2%
154           1   Atria on Market                                       4,400,000          7,000,000       62.9%
155           1   Fountainbleu Court                                    4,400,000          5,800,000       75.9%
156           1   Village At Geist                                      4,380,000          5,475,000       80.0%
157           1   DirecTV Call Center                                   4,370,427          6,650,000       65.7%
158           1   Westpark Center                                       4,300,000          6,700,000       64.2%
159           1   LA Industrial Portfolio                               4,295,249          9,580,000       44.8%
160           1   Market Place Shopping Center                          4,286,843          7,400,000       57.9%
161           1   Marketplace at University Pointe                      4,157,367          5,550,000       74.9%
162           1   McGalliard Mall Shops                                 4,100,000          5,250,000       78.1%
163           1   22809 Pacific Coast Highway                           4,000,000          7,300,000       54.8%
164           1   Flower Valley Plaza                                   3,883,383          5,570,000       69.7%
165           1   V.P. Self Storage Facility                            3,761,084          5,020,000       74.9%
166           2   Village Apartments                                    3,725,000          4,700,000       79.3%
167           1   Presidio Plaza                                        3,700,000          6,200,000       59.7%
168           2   Sterling Pointe Apartments                            3,700,000          4,800,000       77.1%
169           1   Temecula Plaza                                        3,700,000          5,500,000       67.3%
170           1   Progress Point Shopping Center                        3,680,653          4,900,000       75.1%
171           1   3133 Rochambeau Avenue                                3,625,000          4,600,000       78.8%
172           1   Brookhaven Self-Storage                               3,500,000          7,375,000       47.5%
173           1   Lankershim Industrial                                 3,496,133          7,440,000       47.0%
174           1   Hampton Inn Henderson                                 3,495,057          5,100,000       68.5%
175           1   CMS Portfolio                                         3,492,995          4,800,000       72.8%
176           1   Maple Drive                                           3,489,238          5,000,000       69.8%
177           1   Metropolitan Court                                    3,440,000          4,800,000       71.7%
178           1   Piedmont Court                                        3,289,853          4,400,000       74.8%
179   (D)     1   Vons Pasadena                                         1,990,792          7,950,000       24.1%
180   (D)     1   Vons Simi Valley                                      1,294,015          5,700,000       24.1%

                                                                                        MATURITY/
             LOAN                                                   MATURITY/ARD         ARD LTV        MOST RECENT  MOST RECENT
 #  CROSSED GROUP LOAN NAME                                           BALANCE        RATIO (2) (3) (4)      NOI          DSCR
 -  ------- ----- ---------                                           -------        -----------------      ---          ----
91            2   AIMCO College Park Apartments                   $     6,805,115          63.6%       $     688,827     1.26x
92            1   224 North Des Plaines                                 6,696,857          60.9%             918,674     1.62
93            1   Candlewood Suites Louisville Airport                  5,642,060          52.2%             976,314     1.78
94            1   155 Wooster Street                                    6,275,035          39.2%             405,913     0.84
95            2   The Lodge North Apartments                            6,058,727          61.7%             747,584     1.16
96            1   Pioneer Business Center                               6,681,156          71.1%             679,247     1.29
97    (C)     1   CVS Drugstore Brandon                                 3,373,767          65.5%             362,188     1.33
98    (C)     1   CVS Paris                                             2,596,112          65.5%             285,646     1.33
99            2   Silver Creek Apartments                               6,273,698          70.1%             588,954     1.04
100           1   Barrett Creek Plaza                                   6,199,038          65.3%                 N/A      N/A
101           2   Oak Creek Apartments                                  6,571,456          73.0%             710,691     1.36
102           2   Somerset Park Apartments                              6,843,307          77.1%             678,981     1.07
103           1   Town Center Shoppes                                   6,573,501          73.9%             619,565     1.28
104           2   Happy Village Apartments                              5,885,237          65.4%             716,774     1.30
105           1   North Shore Office Plaza                              5,841,262          68.7%             622,978     1.33
106           1   Wells Cargo - Orange                                  5,624,163          55.7%             681,817     1.52
107           1   Intermountain - Residence Inn Rogers                  5,215,257          54.3%             945,780     1.85
108           2   Vintage Corona Apartments                             5,851,940          63.6%                 N/A      N/A
109           1   Promenade Shopping Center                             6,500,000          68.8%             616,240     1.73
110           1   Sanders East Business Park                            5,448,174          63.3%                 N/A      N/A
111           1   AIMCO Stoneridge Apartments                           5,737,646          70.8%             606,029     1.33
112           1   Kingsley Apartments                                   5,344,446          54.5%             448,124     0.98
113           1   Park Towers                                           5,308,989          66.4%             565,364     1.33
114           1   AA/Tri-State Mini Storage Portfolio                   5,303,295          62.5%             704,819     1.53
115           2   AIMCO Woodmere Apartments                             5,537,496          71.0%             388,077     0.85
116           1   Southington Plaza                                     5,084,244          53.5%             840,940     2.10
117           2   Forest Hills Apartments                               5,984,672          73.9%             606,141     1.34
118           1   Marriott Courtyard Ocoee                              4,651,982          54.7%             893,997     1.95
119           1   River Ridge Crossing West                             5,107,354          67.2%             568,795     1.34
120           1   551 West Lancaster Avenue                             5,202,071          69.4%             498,704     1.18
121           2   Cypress Ridge Apartments                              5,225,399          68.8%             554,458     1.22
122           1   LeClaire Station Apartments                           5,838,704          74.9%             565,353     1.30
123           1   The Broadway Building                                 5,617,777          69.4%             673,505     1.55
124           1   Renaissance Magnolia Shopping Center                  5,542,017          59.9%             450,009     1.15
125           2   Colonial Court                                        4,991,343          38.0%             777,846     1.87
126           1   Park Plaza At Aliso Town Center Building 6            5,259,968          56.2%             529,903     1.37
127           1   Wells Cargo - Camarillo                               4,838,924          66.4%             533,622     1.37
128           2   Northwest Pines                                       4,926,215          53.8%             561,841     1.23
129           2   Woodbridge Crossing                                   5,562,689          71.3%             598,505     1.42
130           1   RiverStone Medical Center                             5,109,660          71.5%             574,935     1.34
131           2   Mill Creek Apartments                                 5,418,826          76.3%             530,168     1.28
132           2   Oasis at Mesa Palms                                   4,657,836          58.2%             597,930     1.51
133           1   Centerpointe Shops                                    4,933,631          71.5%                 N/A      N/A
134           1   Ricci Leopold Building                                4,610,043          62.3%             680,423     1.73
135           1   Mystic Creek Apartments                               4,971,830          73.1%             397,007     1.04
136           1   Dollar Self Storage - Grant Road                      4,523,973          67.0%             734,447     1.97
137           1   Intermountain - Residence Inn Fort Smith              4,127,787          57.3%             753,610     1.86
138           1   Overlake Office                                       4,406,837          58.8%             577,681     1.48
139           2   Lincolnshire Coach Homes                              4,835,151          62.8%             581,362     1.67
140           1   Haute Harwin Fashion Center                           4,305,411          64.7%                 N/A      N/A
141           1   Intermountain - Fairfield Inn & Suites Sparks         3,988,533          57.5%             714,143     1.64
142           1   Rancho San Diego Professional Center                  4,321,787          62.6%             461,599     1.18
143           2   Stone Ridge Apartments                                4,389,297          68.1%             490,152     1.48
144           1   Intermountain - Residence Inn Olathe                  3,852,091          56.6%             683,912     1.58
145           2   Lakeview Heights                                      4,123,554          62.0%             508,431     1.47
146           2   Hunters Crossing Apartments                           4,084,536          64.8%                 N/A      N/A
147           1   Stewart Lamb Shopping Center                          3,988,049          65.9%             500,364     1.42
148           2   Harmony Pines Apartments                              4,217,012          71.5%             472,892     1.36
149           1   River Ridge Crossing East                             3,997,796          67.8%             470,785     1.43
150           1   Town Center at Geist                                  3,580,945          63.1%                 N/A      N/A
151           1   Citadel Square                                        3,936,272          70.0%                 N/A      N/A
152           1   The Shops at Hardee Village                           3,891,936          70.3%             390,127     1.27
153           1   Wingate Inn Intercontinental Airport                  3,473,676          51.1%             776,947     2.25
154           1   Atria on Market                                       3,833,843          54.8%                 N/A      N/A
155           1   Fountainbleu Court                                    3,923,197          67.6%             431,721     1.34
156           1   Village At Geist                                      3,454,744          63.1%                 N/A      N/A
157           1   DirecTV Call Center                                   4,103,933          61.7%                 N/A      N/A
158           1   Westpark Center                                       3,671,612          54.8%             567,267     1.81
159           1   LA Industrial Portfolio                               3,585,765          37.4%             663,294     2.07
160           1   Market Place Shopping Center                          3,252,030          43.9%             473,783     1.38
161           1   Marketplace at University Pointe                      3,466,357          62.5%             308,652     1.06
162           1   McGalliard Mall Shops                                 3,567,168          67.9%             504,125     1.70
163           1   22809 Pacific Coast Highway                           4,000,000          54.8%                 N/A      N/A
164           1   Flower Valley Plaza                                   3,232,468          58.0%             449,228     1.55
165           1   V.P. Self Storage Facility                            3,170,550          63.2%             372,350     1.41
166           2   Village Apartments                                    3,580,455          76.2%             352,104     1.26
167           1   Presidio Plaza                                        3,422,043          55.2%             336,702     1.28
168           2   Sterling Pointe Apartments                            3,700,000          77.1%             369,173     1.48
169           1   Temecula Plaza                                        3,238,996          58.9%             404,540     1.52
170           1   Progress Point Shopping Center                        3,069,909          62.7%             291,683     1.08
171           1   3133 Rochambeau Avenue                                3,351,186          72.9%             322,664     1.31
172           1   Brookhaven Self-Storage                               2,251,803          30.5%             560,789     1.85
173           1   Lankershim Industrial                                 2,918,645          39.2%             488,076     1.88
174           1   Hampton Inn Henderson                                 2,722,454          53.4%             460,791     1.61
175           1   CMS Portfolio                                         2,931,590          61.1%             412,400     1.49
176           1   Maple Drive                                           2,933,172          58.7%             404,366     1.43
177           1   Metropolitan Court                                    3,042,994          63.4%             306,111     1.31
178           1   Piedmont Court                                        2,765,562          62.9%             370,986     1.40
179   (D)     1   Vons Pasadena                                         1,637,836          19.8%             341,970     2.25
180   (D)     1   Vons Simi Valley                                      1,064,593          19.8%             180,037     2.25

             LOAN                                                      U/W           U/W         U/W   ADMINISTRATIVE
 #  CROSSED GROUP LOAN NAME                                            NOI         NCF (5)    DSCR (6)      FEES
 -  ------- ----- ---------                                            ---         -------    --------      ----
91            2   AIMCO College Park Apartments                   $     743,750 $     691,750   1.37x     0.0510%
92            1   224 North Des Plaines                                 756,144       666,657   1.31      0.0210%
93            1   Candlewood Suites Louisville Airport                  951,332       867,743   1.58      0.0210%
94            1   155 Wooster Street                                    644,926       632,718   1.35      0.0210%
95            2   The Lodge North Apartments                            645,572       598,822   1.19      0.0510%
96            1   Pioneer Business Center                               695,032       643,746   1.32      0.0510%
97    (C)     1   CVS Drugstore Brandon                                 335,997       333,925   1.23      0.0210%
98    (C)     1   CVS Paris                                             265,285       263,374   1.23      0.0210%
99            2   Silver Creek Apartments                               704,566       624,566   1.27      0.0210%
100           1   Barrett Creek Plaza                                   614,261       581,495   1.22      0.0210%
101           2   Oak Creek Apartments                                  704,787       633,037   1.35      0.0210%
102           2   Somerset Park Apartments                              787,232       656,232   1.28      0.0210%
103           1   Town Center Shoppes                                   600,243       562,553   1.24      0.0610%
104           2   Happy Village Apartments                              715,157       639,177   1.30      0.0210%
105           1   North Shore Office Plaza                              711,920       594,577   1.27      0.0510%
106           1   Wells Cargo - Orange                                  667,630       657,519   1.47      0.0410%
107           1   Intermountain - Residence Inn Rogers                  906,590       813,559   1.59      0.0210%
108           2   Vintage Corona Apartments                             569,247       556,847   1.30      0.0210%
109           1   Promenade Shopping Center                             657,159       619,044   1.85      0.0610%
110           1   Sanders East Business Park                            601,653       547,543   1.20      0.0510%
111           1   AIMCO Stoneridge Apartments                           593,461       555,961   1.30      0.0510%
112           1   Kingsley Apartments                                   544,009       521,509   1.20      0.0210%
113           1   Park Towers                                           690,323       575,173   1.35      0.0410%
114           1   AA/Tri-State Mini Storage Portfolio                   669,051       630,592   1.45      0.0210%
115           2   AIMCO Woodmere Apartments                             607,408       569,908   1.38      0.0510%
116           1   Southington Plaza                                     730,529       666,453   1.67      0.0510%
117           2   Forest Hills Apartments                               561,664       521,664   1.24      0.0410%
118           1   Marriott Courtyard Ocoee                              852,298       767,094   1.70      0.0210%
119           1   River Ridge Crossing West                             585,324       542,129   1.38      0.0210%
120           1   551 West Lancaster Avenue                             550,426       513,751   1.32      0.0210%
121           2   Cypress Ridge Apartments                              644,138       577,138   1.45      0.0210%
122           1   LeClaire Station Apartments                           530,298       499,298   1.21      0.0410%
123           1   The Broadway Building                                 607,931       555,239   1.28      0.0510%
124           1   Renaissance Magnolia Shopping Center                  667,974       613,062   1.57      0.0410%
125           2   Colonial Court                                        733,385       709,135   1.76      0.0210%
126           1   Park Plaza At Aliso Town Center Building 6            496,239       475,387   1.23      0.0510%
127           1   Wells Cargo - Camarillo                               520,654       511,963   1.32      0.0410%
128           2   Northwest Pines                                       618,478       527,478   1.38      0.0210%
129           2   Woodbridge Crossing                                   641,196       597,196   1.53      0.0210%
130           1   RiverStone Medical Center                             552,768       502,478   1.29      0.0210%
131           2   Mill Creek Apartments                                 568,656       524,656   1.38      0.0210%
132           2   Oasis at Mesa Palms                                   580,638       545,638   1.46      0.0210%
133           1   Centerpointe Shops                                    472,293       451,789   1.24      0.0410%
134           1   Ricci Leopold Building                                510,146       480,395   1.27      0.0210%
135           1   Mystic Creek Apartments                               478,581       437,581   1.27      0.0210%
136           1   Dollar Self Storage - Grant Road                      497,257       484,182   1.30      0.0910%
137           1   Intermountain - Residence Inn Fort Smith              712,368       638,482   1.58      0.0210%
138           1   Overlake Office                                       512,631       456,220   1.29      0.0210%
139           2   Lincolnshire Coach Homes                              522,345       508,345   1.50      0.0310%
140           1   Haute Harwin Fashion Center                           541,152       500,884   1.46      0.0210%
141           1   Intermountain - Fairfield Inn & Suites Sparks         696,344       622,373   1.60      0.0210%
142           1   Rancho San Diego Professional Center                  487,167       445,920   1.25      0.0210%
143           2   Stone Ridge Apartments                                447,130       426,130   1.28      0.0510%
144           1   Intermountain - Residence Inn Olathe                  687,808       598,678   1.59      0.0210%
145           2   Lakeview Heights                                      477,456       456,456   1.38      0.0210%
146           2   Hunters Crossing Apartments                           460,195       443,395   1.39      0.0210%
147           1   Stewart Lamb Shopping Center                          476,690       438,038   1.34      0.0210%
148           2   Harmony Pines Apartments                              456,076       419,076   1.31      0.0210%
149           1   River Ridge Crossing East                             469,620       438,575   1.42      0.0210%
150           1   Town Center at Geist                                  435,110       410,496   1.24      0.0210%
151           1   Citadel Square                                        386,360       367,665   1.21      0.0210%
152           1   The Shops at Hardee Village                           380,070       357,441   1.24      0.0210%
153           1   Wingate Inn Intercontinental Airport                  639,072       568,560   1.65      0.0910%
154           1   Atria on Market                                       398,203       379,251   1.30      0.0210%
155           1   Fountainbleu Court                                    415,427       378,711   1.29      0.0210%
156           1   Village At Geist                                      426,139       403,143   1.26      0.0210%
157           1   DirecTV Call Center                                   446,125       405,647   1.31      0.0210%
158           1   Westpark Center                                       504,974       461,195   1.59      0.0810%
159           1   LA Industrial Portfolio                               587,243       527,912   1.81      0.0210%
160           1   Market Place Shopping Center                          504,476       461,612   1.48      0.0610%
161           1   Marketplace at University Pointe                      404,662       372,839   1.33      0.0510%
162           1   McGalliard Mall Shops                                 453,337       410,663   1.52      0.0610%
163           1   22809 Pacific Coast Highway                           455,113       436,008   2.15      0.0210%
164           1   Flower Valley Plaza                                   439,455       394,671   1.52      0.0210%
165           1   V.P. Self Storage Facility                            360,635       355,285   1.34      0.0510%
166           2   Village Apartments                                    355,384       329,884   1.28      0.0210%
167           1   Presidio Plaza                                        387,021       365,511   1.48      0.0710%
168           2   Sterling Pointe Apartments                            387,029       347,904   1.56      0.0210%
169           1   Temecula Plaza                                        339,315       316,322   1.26      0.0210%
170           1   Progress Point Shopping Center                        357,192       332,621   1.34      0.0210%
171           1   3133 Rochambeau Avenue                                316,912       304,662   1.28      0.0210%
172           1   Brookhaven Self-Storage                               580,822       566,547   1.96      0.0510%
173           1   Lankershim Industrial                                 448,719       406,884   1.72      0.0210%
174           1   Hampton Inn Henderson                                 433,143       382,971   1.40      0.0210%
175           1   CMS Portfolio                                         422,351       367,678   1.53      0.0210%
176           1   Maple Drive                                           439,652       381,560   1.58      0.0210%
177           1   Metropolitan Court                                    295,440       281,250   1.26      0.0210%
178           1   Piedmont Court                                        361,397       307,960   1.35      0.0210%
179   (D)     1   Vons Pasadena                                         307,988       287,103   1.97      0.0710%
180   (D)     1   Vons Simi Valley                                      154,822       130,272   1.97      0.0710%

                                  ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                    CUT-OFF DATE
             LOAN                                                    PRINCIPAL         APPRAISED       CUT-OFF DATE
 #  CROSSED GROUP LOAN NAME                                         BALANCE (1)          VALUE       LTV RATIO (1) (3)
 -  ------- ----- ---------                                         -----------          -----       -----------------
181           2   Arcadia Park Apartments                         $     3,200,000    $     4,300,000       74.4%
182           1   Broadview Crossings Center                            3,196,446          4,400,000       72.6%
183           1   6th and Union Plaza                                   3,093,701          4,400,000       70.3%
184           2   Apple Creek of Kansas City                            3,090,189          4,260,000       72.5%
185           1   Serrano Portfolio                                     2,996,552          4,890,000       61.3%
186           2   Fox Pointe Apartments                                 2,794,125          3,550,000       78.7%
187           1   Cantera Commons                                       2,794,036          5,380,000       51.9%
188           1   Steeple Square Shopping Center                        2,760,000          3,800,000       72.6%
189           1   1424 North Brown Road                                 2,741,491          3,550,000       77.2%
190           1   Portico Shopping Center                               2,700,000          4,250,000       63.5%
191           2   Stone Creek Apartments                                2,697,127          3,430,000       78.6%
192           2   Canyon Shadows Apartments                             2,694,596          4,230,000       63.7%
193           2   Summerhouse Square Apartments                         2,693,976          4,440,000       60.7%
194           2   Redwood Terrace Apartments                            2,591,516          4,000,000       64.8%
195           1   59th and Ashland Retail                               2,569,790          3,400,000       75.6%
196           2   Robin Hill Apartments                                 2,500,000          4,300,000       58.1%
197           1   Merchants Walk Shopping Center                        2,444,870          4,900,000       49.9%
198           1   Nashua NH                                             2,347,423          3,200,000       73.4%
199           1   Coral Key Shopping Center                             2,268,454          3,100,000       73.2%
200           1   Shops of Argyle                                       2,250,000          3,600,000       62.5%
201           1   Rincon Business Park - Corona                         2,250,000          4,500,000       50.0%
202           1   Shops at Pine Bluff                                   2,174,268          3,350,000       64.9%
203           1   Taylor Square                                         2,157,680          2,700,000       79.9%
204           1   Westcreek Crossing                                    2,093,189          2,725,000       76.8%
205           1   Hartwell Station                                      2,091,825          3,250,000       64.4%
206           1   Foxwood Plaza                                         2,000,000          2,500,000       80.0%
207           1   515 Westheimer                                        1,993,799          4,100,000       48.6%
208           1   Riverview Mobile Home Park                            1,898,083          2,500,000       75.9%
209           1   Polo Place Shops                                      1,877,876          2,450,000       76.6%
210           2   French Chalet Apartments                              1,866,031          2,400,000       77.8%
211           1   7734 Girard Avenue                                    1,850,000          3,650,000       50.7%
212           1   Commerce Pointe Plaza                                 1,771,486          2,450,000       72.3%
213           1   Newcastle Plaza                                       1,750,000          2,200,000       79.5%
214           1   Expressway Self Storage                               1,747,315          3,100,000       56.4%
215           1   Sparkleberry Crossing #2                              1,714,722          2,150,000       79.8%
216           1   Windward Plaza                                        1,546,952          2,100,000       73.7%
217           1   Westgate Center                                       1,496,879          4,450,000       33.6%
218           1   Upland Plaza Shops                                    1,493,849          2,650,000       56.4%
219           2   Beachwood Apartments                                  1,450,000          2,390,000       60.7%
220           2   Sunset Mobile Manor                                   1,347,298          2,000,000       67.4%
221           1   South Colony Shopping Center                          1,304,138          1,810,000       72.1%
222           1   Rockport Retail                                       1,202,360          1,930,000       62.3%
223           1   Highland Oaks Plaza                                   1,123,805          1,500,000       74.9%
224           1   Cale Colony 17                                        1,121,832          1,500,000       74.8%
225           1   Parma Medical Center                                  1,098,398          1,520,000       72.3%
226           2   Plaza Apartments                                      1,097,822          1,400,000       78.4%
227           2   McGregor Meadows Apartments                           1,022,917          1,300,000       78.7%
228           2   Welsh Arms Apartments                                   982,850          1,250,000       78.6%
229           2   Wellington Place Apartments                             868,274          1,310,000       66.3%

                                                                  ----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                           $ 2,504,593,314    $ 4,110,810,000       68.8%
                                                                  ====================================================

                  MAXIMUM:                                        $   175,000,000    $   800,000,000       81.2%
                  MINIMUM:                                        $       868,274    $     1,250,000       19.4%

                                                                                        MATURITY/
             LOAN                                                   MATURITY/ARD         ARD LTV        MOST RECENT  MOST RECENT
 #  CROSSED GROUP LOAN NAME                                           BALANCE        RATIO (2) (3) (4)      NOI          DSCR
 -  ------- ----- ---------                                           -------        -----------------      ---          ----
181           2   Arcadia Park Apartments                         $     2,794,447          65.0%       $     265,032     1.13x
182           1   Broadview Crossings Center                            2,671,768          60.7%                 N/A      N/A
183           1   6th and Union Plaza                                   2,590,953          58.9%             306,439     1.37
184           2   Apple Creek of Kansas City                            2,586,753          60.7%             274,020     1.18
185           1   Serrano Portfolio                                     2,479,516          50.7%             276,240     1.34
186           2   Fox Pointe Apartments                                 2,329,293          65.6%             274,987     1.38
187           1   Cantera Commons                                       2,324,155          43.2%             284,187     1.48
188           1   Steeple Square Shopping Center                        2,418,344          63.6%             311,691     1.45
189           1   1424 North Brown Road                                 2,297,468          64.7%                 N/A      N/A
190           1   Portico Shopping Center                               2,345,314          55.2%                 N/A      N/A
191           2   Stone Creek Apartments                                2,260,528          65.9%             286,975     1.42
192           2   Canyon Shadows Apartments                             2,420,144          57.2%             243,479     1.15
193           2   Summerhouse Square Apartments                         2,225,416          50.1%             355,152     1.83
194           2   Redwood Terrace Apartments                            2,154,466          53.9%             244,546     1.32
195           1   59th and Ashland Retail                               2,153,493          63.3%                 N/A      N/A
196           2   Robin Hill Apartments                                 2,314,136          53.8%             332,868     1.91
197           1   Merchants Walk Shopping Center                        2,038,772          41.6%             390,175     2.16
198           1   Nashua NH                                             1,957,748          61.2%             213,903     1.17
199           1   Coral Key Shopping Center                             1,907,511          61.5%             224,252     1.32
200           1   Shops of Argyle                                       1,937,891          53.8%             200,779     1.13
201           1   Rincon Business Park - Corona                         1,888,591          42.0%             241,160     1.55
202           1   Shops at Pine Bluff                                   1,634,033          48.8%             208,764     1.24
203           1   Taylor Square                                         1,805,633          66.9%             215,156     1.38
204           1   Westcreek Crossing                                    1,745,751          64.1%                 N/A      N/A
205           1   Hartwell Station                                      1,767,057          54.4%             233,477     1.44
206           1   Foxwood Plaza                                         1,666,354          66.7%             208,915     1.55
207           1   515 Westheimer                                        1,670,368          40.7%             251,717     1.72
208           1   Riverview Mobile Home Park                            1,607,677          64.3%             163,670     1.19
209           1   Polo Place Shops                                      1,561,845          63.7%             138,083     1.02
210           2   French Chalet Apartments                              1,569,740          65.4%             231,783     1.64
211           1   7734 Girard Avenue                                    1,704,368          46.7%             209,922     1.66
212           1   Commerce Pointe Plaza                                 1,489,014          60.8%                 N/A      N/A
213           1   Newcastle Plaza                                       1,624,742          73.9%                 N/A      N/A
214           1   Expressway Self Storage                               1,331,830          43.0%             235,845     1.77
215           1   Sparkleberry Crossing #2                              1,441,886          67.1%             174,825     1.35
216           1   Windward Plaza                                        1,301,457          62.0%             208,581     1.77
217           1   Westgate Center                                       1,249,402          28.1%             303,404     2.78
218           1   Upland Plaza Shops                                    1,250,355          47.2%              74,927     0.61
219           2   Beachwood Apartments                                  1,264,399          52.9%             123,831     1.23
220           2   Sunset Mobile Manor                                   1,130,755          56.5%             138,718     1.44
221           1   South Colony Shopping Center                            993,329          54.9%             131,900     1.22
222           1   Rockport Retail                                       1,013,464          52.5%                 N/A      N/A
223           1   Highland Oaks Plaza                                     944,224          62.9%             154,402     1.73
224           1   Cale Colony 17                                          865,491          57.7%             173,578     1.88
225           1   Parma Medical Center                                    849,902          55.9%             220,684     2.33
226           2   Plaza Apartments                                        922,770          65.9%             126,356     1.59
227           2   McGregor Meadows Apartments                             854,925          65.8%              90,527     1.14
228           2   Welsh Arms Apartments                                   835,823          66.9%             104,196     1.40
229           2   Wellington Place Apartments                             729,603          55.7%             108,566     1.63

                                                                  --------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                           $ 2,111,109,217          64.8%       $ 198,027,943     1.28x
                                                                  ==============================================================

                  MAXIMUM:                                        $   175,000,000          80.0%       $  12,464,690     2.78x
                  MINIMUM:                                        $       729,603          19.8%       $      74,927     0.04x

             LOAN                                                      U/W           U/W        U/W    ADMINISTRATIVE
 #  CROSSED GROUP LOAN NAME                                            NOI         NCF (5)    DSCR (6)      FEES
 -  ------- ----- ---------                                            ---         -------    --------      ----
181           2   Arcadia Park Apartments                         $     287,351 $     269,101   1.23x     0.0210%
182           1   Broadview Crossings Center                            331,999       304,805   1.41      0.0210%
183           1   6th and Union Plaza                                   286,204       270,240   1.28      0.0210%
184           2   Apple Creek of Kansas City                            310,812       285,062   1.35      0.0210%
185           1   Serrano Portfolio                                     260,768       251,217   1.27      0.0210%
186           2   Fox Pointe Apartments                                 249,383       234,383   1.25      0.0210%
187           1   Cantera Commons                                       319,264       310,752   1.67      0.0210%
188           1   Steeple Square Shopping Center                        287,091       251,403   1.32      0.0210%
189           1   1424 North Brown Road                                 264,568       242,374   1.28      0.0210%
190           1   Portico Shopping Center                               253,982       240,937   1.36      0.0210%
191           2   Stone Creek Apartments                                275,962       255,162   1.36      0.0210%
192           2   Canyon Shadows Apartments                             273,513       243,513   1.31      0.0210%
193           2   Summerhouse Square Apartments                         370,077       336,827   1.92      0.0210%
194           2   Redwood Terrace Apartments                            270,251       254,804   1.47      0.0210%
195           1   59th and Ashland Retail                               241,804       224,982   1.28      0.0210%
196           2   Robin Hill Apartments                                 278,171       261,671   1.58      0.0210%
197           1   Merchants Walk Shopping Center                        376,295       341,757   2.07      0.0210%
198           1   Nashua NH                                             232,748       206,628   1.29      0.0210%
199           1   Coral Key Shopping Center                             217,805       201,348   1.28      0.0210%
200           1   Shops of Argyle                                       272,004       247,958   1.58      0.0210%
201           1   Rincon Business Park - Corona                         246,983       218,919   1.40      0.0910%
202           1   Shops at Pine Bluff                                   243,367       224,852   1.47      0.0210%
203           1   Taylor Square                                         198,461       188,249   1.27      0.0210%
204           1   Westcreek Crossing                                    201,923       190,167   1.35      0.0210%
205           1   Hartwell Station                                      246,475       225,222   1.53      0.0210%
206           1   Foxwood Plaza                                         187,968       174,072   1.29      0.1010%
207           1   515 Westheimer                                        274,965       259,645   1.89      0.0210%
208           1   Riverview Mobile Home Park                            172,633       170,533   1.26      0.0210%
209           1   Polo Place Shops                                      190,825       180,747   1.44      0.1110%
210           2   French Chalet Apartments                              174,904       156,154   1.20      0.0210%
211           1   7734 Girard Avenue                                    200,571       188,557   1.58      0.0210%
212           1   Commerce Pointe Plaza                                 166,839       160,127   1.30      0.0210%
213           1   Newcastle Plaza                                       167,027       156,602   1.31      0.0210%
214           1   Expressway Self Storage                               219,166       213,190   1.64      0.0210%
215           1   Sparkleberry Crossing #2                              178,833       164,010   1.38      0.0510%
216           1   Windward Plaza                                        159,731       141,787   1.32      0.0210%
217           1   Westgate Center                                       244,581       222,924   2.20      0.0210%
218           1   Upland Plaza Shops                                    163,210       150,790   1.48      0.0210%
219           2   Beachwood Apartments                                  144,843       139,843   1.45      0.0210%
220           2   Sunset Mobile Manor                                   134,521       129,921   1.40      0.0210%
221           1   South Colony Shopping Center                          144,308       131,346   1.35      0.0210%
222           1   Rockport Retail                                       138,983       127,660   1.52      0.0210%
223           1   Highland Oaks Plaza                                   131,017       111,453   1.43      0.0210%
224           1   Cale Colony 17                                        132,271       118,867   1.39      0.0210%
225           1   Parma Medical Center                                  145,247       121,240   1.43      0.0210%
226           2   Plaza Apartments                                      100,984        95,484   1.25      0.0210%
227           2   McGregor Meadows Apartments                           100,222        89,722   1.28      0.0210%
228           2   Welsh Arms Apartments                                  91,299        86,299   1.22      0.0210%
229           2   Wellington Place Apartments                           101,747        91,139   1.52      0.0210%

                                                                  ------------------------------------
TOTAL/WEIGHTED AVERAGE:                                           $ 279,317,604 $ 264,949,294   1.54x
                                                                  ====================================

                  MAXIMUM:                                        $  54,494,874 $  54,377,182   3.94x
                  MINIMUM:                                        $      91,299 $      86,299   1.19x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.
(8) MOST RECENT OPERATING STATEMENTS FOR THE SHADY ACRES MOBILE HOME PARK ARE NOT AVAILABLE AS THE SELLER PURCHASED THE PROPERTY IN APRIL 2004. AS SUCH THE MOST RECENT DSCR FOR THE APPLICABLE CROSSED UNDERLYING MORTGAGE LOANS IS N/A.
(9) THE SHOPS AT HARDEE VILLAGE PROPERTY IS ANTICIPATED TO ACHIEVE A STABILIZATION VALUE $5,660,000 IN JUNE 2006.
(10) THE CUT OFF DATE LOAN TO VALUE RATIO FOR THE SHOPS AT HARDEE VILLAGE MORTGAGE LOAN REFLECTS THE "AS-IS" APPRAISED VALUE OF $5,540,000. PER THE APPRAISER, KEYSTONE CONSULTING GROUP, INC., UNDER PREVAILING MARKET CONDITIONS, THE PROPERTY WILL ACHIEVE A STABILIZATION VALUE $5,660,000 IN OF JUNE 2006.

                  ENGINEERING, TILC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL            U/W
                                                                     ENGINEERING     RECURRING          RECURRING       LC & TI
              LOAN                                                    RESERVE AT    REPLACEMENT        REPLACEMENT    RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                       ORIGINATION   RESERVE/FF&E       RESERVE/FF&E    ORIGINATION
 -   -------  -----  ---------                                       -----------   ------------       ------------    -----------
 1              1    450 Park Avenue                                 $ 6,400,000   $          0       $          0   $ 10,000,000
 2              1    One Madison Avenue                              $         0   $          0       $    117,691   $          0
 3              1    Fashion Place                                   $         0   $          0       $     48,597   $          0
 4              2    HGA Alliance - Portfolio                        $   215,375   $    257,500       $    250,000   $          0
 5              1    Preston Commons                                 $         0   $     62,796       $     84,249   $  5,862,034
 6              1    Crestview Hills Town Center                     $         0   $          0       $     42,498   $ 14,929,759
 7              1    Sterling Plaza                                  $         0   $     45,408       $          0   $  2,794,244
 8              1    Thistle Landing - Phoenix                       $         0   $     56,501       $     56,372   $    900,000
 9              1    Highland Industrial                             $         0   $     68,886       $     68,886   $    900,000
 10             1    Ashbrook Commons                                $         0   $     29,860       $     21,069   $  4,200,000
 11             1    Bridge Street Properties                        $     2,500   $     39,496       $     39,495   $     79,180
 12             1    West Oaks I Shopping Center                     $         0   $          0       $     35,908   $          0
 13             2    Fairlane Meadow                                 $    54,000   $    122,004       $    122,000   $          0
 14             1    Bouquet Canyon                                  $         0   $          0       $     22,335   $          0
 15             1    The Retreat at Fossil Creek                     $         0   $     76,800       $     76,800   $          0
 16             1    McKinley Crossroads                             $   435,938   $     40,175       $     40,174   $          0
 17             2    Brandychase Apartments                          $   171,200   $    107,000       $    107,000   $          0
 18             1    Bexley Park Raleigh NC                          $         0   $     63,200       $     63,200   $          0
 19             2    The Villages at Meyerland                       $   143,188   $    178,500       $    178,500   $          0
 20             1    Costa Mesa Square I                             $         0   $          0       $     10,998   $          0
 21             2    Reserve at Tranquility Lake Apartments          $         0   $     78,500       $     78,500   $          0
 22             1    City Center West A                              $         0   $     21,194       $     21,193   $    492,000
 23             1    Riverbend Marketplace                           $         0   $     14,261       $     21,392   $          0
 24             1    Residence Inn Westshore                         $         0              4%      $    218,960   $          0
 25             1    3100 New York Drive                             $         0   $     38,050       $     38,050   $    500,000
 26             1    Southern Palms                                  $   519,375   $     50,938       $     50,938   $          0
 27             1    BRYAN - Twin Oaks Apartments                    $         0   $     60,400       $     75,500   $          0
 28             1    Amber Oaks                                      $         0   $     42,283       $     42,283   $          0
 29             2    Dry Creek Apartments                            $    30,313   $     49,750       $     49,750   $          0
 30             1    Jackson West Shopping Center                    $         0   $          0       $     29,173   $          0
 31             2    Hidden Lakes Apartments                         $         0   $     90,000       $     90,000   $          0
 32             1    Harbour Walk Sandstone Apts                     $   162,825   $     99,996       $    100,000   $          0
 33             1    Chantilly Plaza                                 $         0   $          0       $     28,685   $          0
 34             1    Green Valley Tech Plaza                         $         0   $     20,626       $     20,626   $    400,000
 35             1    BRYAN - Spring Lake Apartments                  $    33,750   $     50,800       $     63,500   $          0
 36             1    Ramada Inn & Suites Toms River                  $         0              4%      $    287,030   $          0
 37             1    Fiddler's Run Shopping Center                   $         0   $     30,447       $     30,447   $          0
 38             2    AIMCO Chimneys of Oak Creek Apartments          $         0   $     77,600       $     97,000   $          0
 39             2    AIMCO Oaks at Woodridge Apartments              $         0   $     66,400       $     83,000   $          0
 40             1    BRYAN - Windsor Lake Apartments                 $    26,250   $     54,804       $     68,500   $          0
 41             2    Canyon Point Cottages                           $    15,625   $     49,000       $     49,000   $          0
 42             1    Windwood Oaks                                   $   142,403   $     87,996       $     88,000   $          0
 43             2    Woodridge Park Apartments                       $     7,031   $     43,200       $     54,000   $          0
 44             1    Symmetricom                                     $         0   $     17,661       $     17,661   $          0
 45             2    Charleston at Sweetwater Apartments             $         0   $     66,000       $     66,000   $          0
 46             1    Park Plaza At Aliso Town Center Buildings
                     20, 21, 22 and 23                               $         0   $          0       $      3,823   $     36,000
 47             1    Garden Creek Center                             $         0   $          0       $     13,782   $          0
 48             1    Hilton Garden Inn - Rockaway                    $         0              4%      $    243,920   $          0
 49             2    Kenwood Gardens                                 $    27,900   $    126,000       $    126,000   $          0
 50             1    Roxbury Medical Building                        $     3,593   $      7,609       $      7,610   $          0
 51             1    Indian Trace Center                             $         0   $     15,000       $     15,000   $          0
 52             1    Stevenson Ranch Plaza II                        $         0   $          0       $      9,330   $          0
 53             2    Alpine Ridge Apartments                         $         0   $     57,600       $     57,600   $          0
 54             1    Bexley at Davidson Apartments                   $         0   $     37,000       $     37,000   $          0
 55             1    3880 Lemon Street                               $         0   $     13,878       $     14,975   $          0
 56             2    Winding Trails Apartments                       $    18,423   $    109,500       $    109,500   $          0
 57             1    1250 Hallandale Office Building                 $    15,906   $     17,175       $     17,175   $          0
 58             1    Hilton Greenville                               $         0              4%      $    238,738   $          0
 59             1    Parklands Office Center                         $         0   $     12,163       $     12,163   $          0
 60             1    Chester Industrial Park Building                $         0   $     19,440       $     19,440   $          0
 61             2    AIMCO Hunter's Chase Apartments                 $         0   $     58,400       $     73,000   $          0
 62             1    Lanier Crossing                                 $         0   $          0       $     16,500   $          0
 63             1    Parkway Plaza                                   $    23,375   $          0       $     29,303   $          0
 64             1    Wilmington Island Kroger                        $    11,250   $     13,020       $     12,731   $          0
 65             1    Comfort Inn Philadelphia                        $   250,000              2%(4)   $    140,818   $          0
 66             1    Varner Crossing                                 $         0   $          0(5)    $     12,070   $          0
 67    (A)      1    Intermountain - Fairfield Inn & Suites Lawton   $     4,375              3%      $     71,700   $          0
 68    (A)      1    Intermountain - Courtyard Wichita               $         0              3%      $     90,699   $          0
 69             1    Maywood Mart                                    $    58,612   $          0       $     15,383   $          0
 70             2    Richmond Chase Apartments                       $    79,531   $     73,000       $     73,000   $          0
 71             2    West Chase Apartments                           $     3,750   $     57,600       $     57,600   $          0
 72             1    Crowe's Crossing                                $         0   $          0       $     20,620   $          0
 73             1    University Square Michigan                      $       625   $          0       $      9,387   $          0
 74             2    AIMCO Colony of Springdale Apartments           $         0   $     65,250       $     65,250   $          0
 75    (B)      2    Shady Acres Mobile Home Park                    $       750   $      7,500       $      7,425   $          0
 76    (B)      2    Royal Coach Mobile Home Park                    $     4,812   $      8,175       $      8,250   $          0
 77    (B)      2    Mount Vista Mobile Home Park                    $     4,437   $      2,850       $      2,850   $          0
 78             2    Churchill Commons Apartments                    $         0   $          0       $     60,000   $          0
 79             2    Oaks of Cypress Station                         $    24,188   $     91,000       $     73,500   $          0
 80             1    Streetsboro Crossing                            $         0   $          0       $     11,685   $          0
 81             1    AIMCO Burgundy Court Apartments                 $         0   $     58,500       $     46,800   $          0
 82             1    Village Festival                                $         0   $      8,199       $      8,166   $    150,000
 83             1    Residence Inn Miami Airport West                $    35,925              1%(6)   $    133,781   $          0
 84             1    Candlewood Suites Indianapolis                  $         0              4%      $     90,234   $          0
 85             1    Cape Horn Shopping Center                       $         0   $     16,833       $     17,451   $          0
 86             1    Comfort Suites Maingate East                    $         0              4%      $    184,219   $          0
 87             1    Washington Mutual Center                        $   101,590   $      7,267       $      7,267   $     36,337
 88             1    Cross Roads Shopping Center                     $    97,075   $      5,237       $      5,235   $          0

                                                                     CONTRACTUAL                      TAX &
              LOAN                                                    RECURRING          U/W        INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                         LC & TI         LC & TI       ESCROWS
 -   -------  -----  ---------                                         -------         -------       -------
 1              1    450 Park Avenue                                 $         0      $         0     None
 2              1    One Madison Avenue                              $         0      $         0     None
 3              1    Fashion Place                                   $         0      $   347,124     None
 4              2    HGA Alliance - Portfolio                        $         0      $         0     Both
 5              1    Preston Commons                                 $         0      $         0     Both
 6              1    Crestview Hills Town Center                     $         0      $   214,564      Tax
 7              1    Sterling Plaza                                  $         0      $         0     Both
 8              1    Thistle Landing - Phoenix                       $     8,333      $   237,408     Both
 9              1    Highland Industrial                             $    13,333      $   237,748     Both
 10             1    Ashbrook Commons                                $     4,167      $    94,677     Both
 11             1    Bridge Street Properties                        $    11,734      $   326,502     Both
 12             1    West Oaks I Shopping Center                     $         0      $   100,738     None
 13             2    Fairlane Meadow                                 $         0      $         0     Both
 14             1    Bouquet Canyon                                  $         0(1)   $    64,656     None
 15             1    The Retreat at Fossil Creek                     $         0      $         0     Both
 16             1    McKinley Crossroads                             $    16,667      $   181,162     None
 17             2    Brandychase Apartments                          $         0      $         0     Both
 18             1    Bexley Park Raleigh NC                          $         0      $         0     Both
 19             2    The Villages at Meyerland                       $         0      $         0     Both
 20             1    Costa Mesa Square I                             $         0(2)   $    51,076     None
 21             2    Reserve at Tranquility Lake Apartments          $         0      $         0      Tax
 22             1    City Center West A                              $    12,500      $   146,220     Both
 23             1    Riverbend Marketplace                           $     2,500      $    32,433     Both
 24             1    Residence Inn Westshore                         $         0      $         0     Both
 25             1    3100 New York Drive                             $     6,250      $    98,472     Both
 26             1    Southern Palms                                  $    12,500      $   180,016   Insurance
 27             1    BRYAN - Twin Oaks Apartments                    $         0      $         0     Both
 28             1    Amber Oaks                                      $    47,917(3)   $   327,274     Both
 29             2    Dry Creek Apartments                            $         0      $         0     Both
 30             1    Jackson West Shopping Center                    $         0      $    18,774     None
 31             2    Hidden Lakes Apartments                         $         0      $         0     Both
 32             1    Harbour Walk Sandstone Apts                     $         0      $         0     Both
 33             1    Chantilly Plaza                                 $         0      $   158,281     Both
 34             1    Green Valley Tech Plaza                         $     4,167      $   105,155     Both
 35             1    BRYAN - Spring Lake Apartments                  $         0      $         0     Both
 36             1    Ramada Inn & Suites Toms River                  $         0      $         0     Both
 37             1    Fiddler's Run Shopping Center                   $     5,833      $    79,772     Both
 38             2    AIMCO Chimneys of Oak Creek Apartments          $         0      $         0     Both
 39             2    AIMCO Oaks at Woodridge Apartments              $         0      $         0     Both
 40             1    BRYAN - Windsor Lake Apartments                 $         0      $         0     Both
 41             2    Canyon Point Cottages                           $         0      $         0     Both
 42             1    Windwood Oaks                                   $         0      $         0     Both
 43             2    Woodridge Park Apartments                       $         0      $         0     Both
 44             1    Symmetricom                                     $     3,000      $    68,824     Both
 45             2    Charleston at Sweetwater Apartments             $         0      $         0     Both
 46             1    Park Plaza At Aliso Town Center Buildings
                     20, 21, 22 and 23                               $         0      $    39,822     Both
 47             1    Garden Creek Center                             $     1,000      $    24,874     Both
 48             1    Hilton Garden Inn - Rockaway                    $         0      $         0     Both
 49             2    Kenwood Gardens                                 $         0      $         0     Both
 50             1    Roxbury Medical Building                        $     4,756      $    67,097     Both
 51             1    Indian Trace Center                             $     8,333      $    81,354     Both
 52             1    Stevenson Ranch Plaza II                        $         0      $    37,489     None
 53             2    Alpine Ridge Apartments                         $         0      $         0     Both
 54             1    Bexley at Davidson Apartments                   $         0      $         0     Both
 55             1    3880 Lemon Street                               $     6,250      $    90,559     Both
 56             2    Winding Trails Apartments                       $         0      $         0     Both
 57             1    1250 Hallandale Office Building                 $     7,777      $    98,778     Both
 58             1    Hilton Greenville                               $         0      $         0     Both
 59             1    Parklands Office Center                         $     5,083      $    61,509     Both
 60             1    Chester Industrial Park Building                $         0      $    52,641     Both
 61             2    AIMCO Hunter's Chase Apartments                 $         0      $         0     Both
 62             1    Lanier Crossing                                 $         0      $    69,025     Both
 63             1    Parkway Plaza                                   $         0      $    48,212     Both
 64             1    Wilmington Island Kroger                        $     1,000      $    31,283     None
 65             1    Comfort Inn Philadelphia                        $         0      $         0     Both
 66             1    Varner Crossing                                 $     2,000      $    23,516     Both
 67    (A)      1    Intermountain - Fairfield Inn & Suites Lawton   $         0      $         0     Both
 68    (A)      1    Intermountain - Courtyard Wichita               $         0      $         0     Both
 69             1    Maywood Mart                                    $         0      $    75,952     Both
 70             2    Richmond Chase Apartments                       $         0      $         0     Both
 71             2    West Chase Apartments                           $         0      $         0     Both
 72             1    Crowe's Crossing                                $         0      $    39,924     Both
 73             1    University Square Michigan                      $         0      $    55,763     Both
 74             2    AIMCO Colony of Springdale Apartments           $         0      $         0     Both
 75    (B)      2    Shady Acres Mobile Home Park                    $         0      $         0     Both
 76    (B)      2    Royal Coach Mobile Home Park                    $         0      $         0     Both
 77    (B)      2    Mount Vista Mobile Home Park                    $         0      $         0     Both
 78             2    Churchill Commons Apartments                    $         0      $         0     Both
 79             2    Oaks of Cypress Station                         $         0      $         0     Both
 80             1    Streetsboro Crossing                            $         0      $    17,048     Both
 81             1    AIMCO Burgundy Court Apartments                 $         0      $         0     Both
 82             1    Village Festival                                $     3,000      $    46,366     Both
 83             1    Residence Inn Miami Airport West                $         0      $         0     Both
 84             1    Candlewood Suites Indianapolis                  $         0      $         0     Both
 85             1    Cape Horn Shopping Center                       $     3,160      $    54,515     Both
 86             1    Comfort Suites Maingate East                    $         0      $         0     Both
 87             1    Washington Mutual Center                        $     3,028      $    37,953     Both
 88             1    Cross Roads Shopping Center                     $     2,000      $    30,859      Tax

                  ENGINEERING, TILC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL            U/W
                                                                     ENGINEERING     RECURRING          RECURRING       LC & TI
              LOAN                                                    RESERVE AT    REPLACEMENT        REPLACEMENT    RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                       ORIGINATION   RESERVE/FF&E       RESERVE/FF&E    ORIGINATION
 -   -------  -----  ---------                                       -----------   ------------       ------------    -----------
 89             1    Bonita Storage Inn                              $         0   $     17,066       $     17,103   $          0
 90             1    River Point III                                 $         0   $     10,350       $     10,305   $          0
 91             2    AIMCO College Park Apartments                   $         0   $     52,000       $     52,000   $          0
 92             1    224 North Des Plaines                           $     2,500   $      8,400       $     12,444   $    100,000
 93             1    Candlewood Suites Louisville Airport            $         0              4%      $     83,589   $          0
 94             1    155 Wooster Street                              $   144,438   $      3,500       $     12,208   $          0
 95             2    The Lodge North Apartments                      $         0   $     46,740       $     46,750   $          0
 96             1    Pioneer Business Center                         $    85,625   $     15,285       $     15,285   $          0
 97    (C)      1    CVS Drugstore Brandon                           $         0   $          0       $      2,072   $          0
 98    (C)      1    CVS Paris                                       $         0   $          0       $      1,911   $          0
 99             2    Silver Creek Apartments                         $    58,750   $     80,000       $     80,000   $          0
100             1    Barrett Creek Plaza                             $         0   $      4,272       $      4,272   $     76,800
101             2    Oak Creek Apartments                            $    81,200   $          0       $     71,750   $          0
102             2    Somerset Park Apartments                        $         0   $    131,000       $    131,000   $          0
103             1    Town Center Shoppes                             $         0   $          0       $      5,421   $          0
104             2    Happy Village Apartments                        $    12,500   $     76,040       $     75,980   $          0
105             1    North Shore Office Plaza                        $    30,000   $     11,496       $     11,492   $     10,000
106             1    Wells Cargo - Orange                            $         0   $     10,111       $     10,111   $          0
107             1    Intermountain - Residence Inn Rogers            $         0              3%      $     93,031   $          0
108             2    Vintage Corona Apartments                       $         0   $     12,400       $     12,400   $          0
109             1    Promenade Shopping Center                       $         0   $      5,411       $      5,411   $          0
110             1    Sanders East Business Park                      $         0   $     24,996       $     25,000   $      2,917
111             1    AIMCO Stoneridge Apartments                     $         0   $     30,000       $     37,500   $          0
112             1    Kingsley Apartments                             $    33,266   $     22,500       $     22,500   $          0
113             1    Park Towers                                     $         0   $          0       $     21,404   $    400,000
114             1    AA/Tri-State Mini Storage Portfolio             $    15,500   $          0       $     38,459   $          0
115             2    AIMCO Woodmere Apartments                       $         0   $     37,500       $     37,500   $          0
116             1    Southington Plaza                               $         0   $          0       $     23,376   $          0
117             2    Forest Hills Apartments                         $    38,875   $     40,000       $     40,000   $          0
118             1    Marriott Courtyard Ocoee                        $         0              1%(8)   $     85,204   $          0
119             1    River Ridge Crossing West                       $         0   $      5,857       $      5,857   $          0
120             1    551 West Lancaster Avenue                       $     5,000   $      5,764       $      5,764   $          0
121             2    Cypress Ridge Apartments                        $     6,250   $     67,000       $     67,000   $          0
122             1    LeClaire Station Apartments                     $    16,250   $     31,000       $     31,000   $          0
123             1    The Broadway Building                           $         0   $      9,075       $      9,075   $      3,385
124             1    Renaissance Magnolia Shopping Center            $         0   $     14,094       $     14,103   $    100,000
125             2    Colonial Court                                  $    20,915   $          0       $     24,250   $          0
126             1    Park Plaza At Aliso Town Center Building 6      $         0   $          0       $      2,113   $     17,000
127             1    Wells Cargo - Camarillo                         $         0   $      8,403       $      8,691   $          0
128             2    Northwest Pines                                 $   293,125   $     91,000       $     91,000   $          0
129             2    Woodbridge Crossing                             $   156,725   $     44,000       $     44,000   $          0
130             1    RiverStone Medical Center                       $         0   $          0       $      5,264   $          0
131             2    Mill Creek Apartments                           $   300,000   $     44,000       $     44,000   $          0
132             2    Oasis at Mesa Palms                             $         0   $     35,000       $     35,000   $          0
133             1    Centerpointe Shops                              $         0   $      2,184       $      2,198   $          0
134             1    Ricci Leopold Building                          $         0   $      2,976       $      3,713   $          0
135             1    Mystic Creek Apartments                         $    31,875   $     41,004       $     41,000   $          0
136             1    Dollar Self Storage - Grant Road                $         0   $     13,016       $     13,075   $          0
137             1    Intermountain - Residence Inn Fort Smith        $         0              3%      $     73,886   $          0
138             1    Overlake Office                                 $     5,843   $      8,932       $      8,909   $          0
139             2    Lincolnshire Coach Homes                        $         0   $     13,800       $     14,000   $          0
140             1    Haute Harwin Fashion Center                     $         0   $      3,901       $      5,875   $          0
141             1    Intermountain - Fairfield Inn & Suites Sparks   $         0   $          0       $     73,971   $          0
142             1    Rancho San Diego Professional Center            $     6,683   $          0       $      5,689   $          0
143             2    Stone Ridge Apartments                          $         0   $     21,000       $     21,000   $          0
144             1    Intermountain - Residence Inn Olathe            $     1,250              3%      $     89,130   $          0
145             2    Lakeview Heights                                $     1,875   $     21,000       $     21,000   $          0
146             2    Hunters Crossing Apartments                     $         0   $     16,800       $     16,800   $          0
147             1    Stewart Lamb Shopping Center                    $    13,125   $          0       $      5,042   $          0
148             2    Harmony Pines Apartments                        $   195,782   $     37,000       $     37,000   $          0
149             1    River Ridge Crossing East                       $         0   $      4,288       $      4,288   $          0
150             1    Town Center at Geist                            $         0   $          0       $      2,740   $          0
151             1    Citadel Square                                  $         0   $          0       $      7,631   $          0
152             1    The Shops at Hardee Village                     $         0   $          0       $      7,543   $          0
153             1    Wingate Inn Intercontinental Airport            $         0              4%      $     70,512   $          0
154             1    Atria on Market                                 $         0   $      1,646       $      1,646   $          0
155             1    Fountainbleu Court                              $         0   $      6,960       $      6,960   $     28,000
156             1    Village At Geist                                $         0   $          0       $      2,700   $          0
157             1    DirecTV Call Center                             $    18,750   $          0       $      9,226   $          0
158             1    Westpark Center                                 $     7,500   $          0       $      6,634   $          0
159             1    LA Industrial Portfolio                         $    27,875   $          0       $     25,880   $          0
160             1    Market Place Shopping Center                    $    49,375   $      7,231       $      7,231   $          0
161             1    Marketplace at University Pointe                $    79,557   $      3,308       $      3,308   $      1,667
162             1    McGalliard Mall Shops                           $    61,250   $          0       $      8,114   $          0
163             1    22809 Pacific Coast Highway                     $     1,250   $          0       $      3,184   $     83,328
164             1    Flower Valley Plaza                             $    15,000   $      6,975       $      6,975   $          0
165             1    V.P. Self Storage Facility                      $         0   $      5,328       $      5,350   $          0
166             2    Village Apartments                              $    61,000   $     25,500       $     25,500   $          0
167             1    Presidio Plaza                                  $         0   $          0       $      2,943   $          0
168             2    Sterling Pointe Apartments                      $    12,813   $     39,125       $     39,125   $          0
169             1    Temecula Plaza                                  $         0   $          0       $      5,858   $     15,000
170             1    Progress Point Shopping Center                  $         0   $      3,230       $      3,230   $          0
171             1    3133 Rochambeau Avenue                          $         0   $     12,250       $     12,250   $          0
172             1    Brookhaven Self-Storage                         $         0   $          0       $     14,275   $          0
173             1    Lankershim Industrial                           $     1,750   $          0       $     13,945   $          0
174             1    Hampton Inn Henderson                           $         0              4%      $     50,172   $          0
175             1    CMS Portfolio                                   $     1,875   $      6,165       $      7,089   $     50,000
176             1    Maple Drive                                     $    96,250   $          0       $     10,425   $          0

                                                                     CONTRACTUAL                      TAX &
              LOAN                                                    RECURRING          U/W        INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                         LC & TI         LC & TI       ESCROWS
 -   -------  -----  ---------                                         -------         -------       -------
 89             1    Bonita Storage Inn                              $         0      $         0     Both
 90             1    River Point III                                 $     2,083      $    36,584     Both
 91             2    AIMCO College Park Apartments                   $         0      $         0     Both
 92             1    224 North Des Plaines                           $         0(7)   $    77,043     Both
 93             1    Candlewood Suites Louisville Airport            $         0      $         0     Both
 94             1    155 Wooster Street                              $         0      $         0     Both
 95             2    The Lodge North Apartments                      $         0      $         0     Both
 96             1    Pioneer Business Center                         $     2,548      $    36,001     Both
 97    (C)      1    CVS Drugstore Brandon                           $         0      $         0     None
 98    (C)      1    CVS Paris                                       $         0      $         0     None
 99             2    Silver Creek Apartments                         $         0      $         0     Both
100             1    Barrett Creek Plaza                             $     1,667      $    28,494     Both
101             2    Oak Creek Apartments                            $         0      $         0     Both
102             2    Somerset Park Apartments                        $         0      $         0     Both
103             1    Town Center Shoppes                             $         0      $    32,269     Both
104             2    Happy Village Apartments                        $         0      $         0     Both
105             1    North Shore Office Plaza                        $    10,000      $   105,125     Both
106             1    Wells Cargo - Orange                            $         0      $         0     Both
107             1    Intermountain - Residence Inn Rogers            $         0      $         0     Both
108             2    Vintage Corona Apartments                       $         0      $         0     Both
109             1    Promenade Shopping Center                       $     2,500      $    32,704     Both
110             1    Sanders East Business Park                      $     2,917      $    29,110     None
111             1    AIMCO Stoneridge Apartments                     $         0      $         0     Both
112             1    Kingsley Apartments                             $         0      $         0     Both
113             1    Park Towers                                     $         0      $    93,746     Both
114             1    AA/Tri-State Mini Storage Portfolio             $         0      $         0     Both
115             2    AIMCO Woodmere Apartments                       $         0      $         0     Both
116             1    Southington Plaza                               $         0      $    40,700     None
117             2    Forest Hills Apartments                         $         0      $         0     Both
118             1    Marriott Courtyard Ocoee                        $         0      $         0     Both
119             1    River Ridge Crossing West                       $     2,333      $    37,338     Both
120             1    551 West Lancaster Avenue                       $     1,802      $    30,911     None
121             2    Cypress Ridge Apartments                        $         0      $         0     Both
122             1    LeClaire Station Apartments                     $         0      $         0     Both
123             1    The Broadway Building                           $     3,385      $    43,618      Tax
124             1    Renaissance Magnolia Shopping Center            $     3,333      $    40,809     Both
125             2    Colonial Court                                  $         0      $         0     Both
126             1    Park Plaza At Aliso Town Center Building 6      $         0      $    18,739     Both
127             1    Wells Cargo - Camarillo                         $         0      $         0     Both
128             2    Northwest Pines                                 $         0      $         0     Both
129             2    Woodbridge Crossing                             $         0      $         0     Both
130             1    RiverStone Medical Center                       $     4,200      $    45,026     Both
131             2    Mill Creek Apartments                           $         0      $         0     Both
132             2    Oasis at Mesa Palms                             $         0      $         0     Both
133             1    Centerpointe Shops                              $         0      $    18,306     Both
134             1    Ricci Leopold Building                          $     2,000      $    26,038     Both
135             1    Mystic Creek Apartments                         $         0      $         0     Both
136             1    Dollar Self Storage - Grant Road                $         0      $         0     Both
137             1    Intermountain - Residence Inn Fort Smith        $         0      $         0     Both
138             1    Overlake Office                                 $     3,722      $    47,502     Both
139             2    Lincolnshire Coach Homes                        $         0      $         0     Both
140             1    Haute Harwin Fashion Center                     $     2,438      $    34,393     Both
141             1    Intermountain - Fairfield Inn & Suites Sparks   $         0      $         0     Both
142             1    Rancho San Diego Professional Center            $     2,963      $    35,558     Both
143             2    Stone Ridge Apartments                          $         0      $         0      Tax
144             1    Intermountain - Residence Inn Olathe            $         0      $         0     Both
145             2    Lakeview Heights                                $         0      $         0     Both
146             2    Hunters Crossing Apartments                     $         0      $         0     Both
147             1    Stewart Lamb Shopping Center                    $     2,801      $    33,610     Both
148             2    Harmony Pines Apartments                        $         0      $         0     Both
149             1    River Ridge Crossing East                       $     2,000      $    26,757     Both
150             1    Town Center at Geist                            $         0(9)      $    21,874     None
151             1    Citadel Square                                  $         0      $    11,064     Both
152             1    The Shops at Hardee Village                     $         0      $    15,086     Both
153             1    Wingate Inn Intercontinental Airport            $         0      $         0     Both
154             1    Atria on Market                                 $     1,561      $    17,306     Both
155             1    Fountainbleu Court                              $     2,000      $    29,756      Tax
156             1    Village At Geist                                $         0(10)  $    20,296     None
157             1    DirecTV Call Center                             $         0      $    31,252     None
158             1    Westpark Center                                 $         0      $    37,145     Both
159             1    LA Industrial Portfolio                         $         0      $    33,451     None
160             1    Market Place Shopping Center                    $     2,009      $    35,633     None
161             1    Marketplace at University Pointe                $     1,667      $    28,513     Both
162             1    McGalliard Mall Shops                           $     1,667      $    34,560     Both
163             1    22809 Pacific Coast Highway                     $         0      $    15,921     Both
164             1    Flower Valley Plaza                             $     1,167      $    37,809     Both
165             1    V.P. Self Storage Facility                      $         0      $         0     Both
166             2    Village Apartments                              $         0      $         0     Both
167             1    Presidio Plaza                                  $         0      $    18,567      Tax
168             2    Sterling Pointe Apartments                      $         0      $         0     Both
169             1    Temecula Plaza                                  $     1,428      $    17,135     Both
170             1    Progress Point Shopping Center                  $     1,472      $    21,341     Both
171             1    3133 Rochambeau Avenue                          $         0      $         0     Both
172             1    Brookhaven Self-Storage                         $         0      $         0     Both
173             1    Lankershim Industrial                           $         0      $    27,890     Both
174             1    Hampton Inn Henderson                           $         0      $         0     Both
175             1    CMS Portfolio                                   $     5,417      $    47,584     Both
176             1    Maple Drive                                     $     4,000      $    47,667     Both

                  ENGINEERING, TILC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL            U/W
                                                                     ENGINEERING     RECURRING          RECURRING       LC & TI
              LOAN                                                    RESERVE AT    REPLACEMENT        REPLACEMENT    RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                       ORIGINATION   RESERVE/FF&E       RESERVE/FF&E    ORIGINATION
 -   -------  -----  ---------                                       -----------   ------------       ------------    -----------
177             1    Metropolitan Court                              $         0   $     96,924       $      8,078   $    150,000
178             1    Piedmont Court                                  $    50,625   $          0       $      6,750   $          0
179    (D)      1    Vons Pasadena                                   $         0   $          0       $      6,281   $          0
180    (D)      1    Vons Simi Valley                                $         0   $          0       $      7,107   $          0
181             2    Arcadia Park Apartments                         $    35,806   $     18,250       $     18,250   $          0
182             1    Broadview Crossings Center                      $         0   $          0       $      3,578   $          0
183             1    6th and Union Plaza                             $         0   $          0       $      3,281   $          0
184             2    Apple Creek of Kansas City                      $    62,250   $     25,750       $     25,750   $          0
185             1    Serrano Portfolio                               $    31,063   $      9,551       $      9,551   $          0
186             2    Fox Pointe Apartments                           $     1,150   $     15,000       $     15,000   $          0
187             1    Cantera Commons                                 $         0   $          0       $      1,030   $          0
188             1    Steeple Square Shopping Center                  $     1,500   $          0       $     10,728   $          0
189             1    1424 North Brown Road                           $         0   $      3,060       $      5,275   $          0
190             1    Portico Shopping Center                         $         0   $      1,032       $      1,032   $          0
191             2    Stone Creek Apartments                          $    45,625   $     20,800       $     20,800   $          0
192             2    Canyon Shadows Apartments                       $         0   $     30,000       $     30,000   $          0
193             2    Summerhouse Square Apartments                   $    13,750   $     33,252       $     33,250   $          0
194             2    Redwood Terrace Apartments                      $    10,438   $     15,447       $     15,447   $          0
195             1    59th and Ashland Retail                         $         0   $          0       $      1,728   $          0
196             2    Robin Hill Apartments                           $    12,531   $          0       $     16,500   $          0
197             1    Merchants Walk Shopping Center                  $         0   $          0       $      5,087   $          0
198             1    Nashua NH                                       $    30,733   $          0       $      3,407   $     50,000
199             1    Coral Key Shopping Center                       $     3,500   $          0       $      4,755   $    100,000
200             1    Shops of Argyle                                 $         0   $      2,400       $      3,561   $          0
201             1    Rincon Business Park - Corona                   $         0   $     11,934       $     11,934   $          0
202             1    Shops at Pine Bluff                             $     4,375   $          0       $      2,780   $          0
203             1    Taylor Square                                   $         0   $          0       $      2,021   $     30,000
204             1    Westcreek Crossing                              $         0   $          0       $      1,514   $          0
205             1    Hartwell Station                                $     1,250   $          0       $      3,660   $     15,000
206             1    Foxwood Plaza                                   $         0   $          0       $      2,081   $        833
207             1    515 Westheimer                                  $         0   $          0       $      1,998   $          0
208             1    Riverview Mobile Home Park                      $         0   $          0       $      2,100   $          0
209             1    Polo Place Shops                                $         0   $          0       $      1,316   $          0
210             2    French Chalet Apartments                        $         0   $     18,750       $     18,750   $          0
211             1    7734 Girard Avenue                              $         0   $          0       $      1,167   $          0
212             1    Commerce Pointe Plaza                           $         0   $          0       $      1,549   $          0
213             1    Newcastle Plaza                                 $    18,750   $          0       $      2,295   $          0
214             1    Expressway Self Storage                         $     1,250   $          0       $      5,976   $          0
215             1    Sparkleberry Crossing #2                        $         0   $          0       $      1,590   $          0
216             1    Windward Plaza                                  $     2,750   $      2,292       $      2,926   $     25,000
217             1    Westgate Center                                 $    23,750   $          0       $      2,447   $          0
218             1    Upland Plaza Shops                              $     7,225   $          0       $      1,620   $          0
219             2    Beachwood Apartments                            $         0   $      5,000       $      5,000   $          0
220             2    Sunset Mobile Manor                             $    10,625   $      4,600       $      4,600   $          0
221             1    South Colony Shopping Center                    $         0   $          0       $      1,852   $          0
222             1    Rockport Retail                                 $         0   $          0       $      1,368   $     15,000
223             1    Highland Oaks Plaza                             $         0   $     26,667       $      7,165   $     42,000
224             1    Cale Colony 17                                  $    32,700   $          0       $      4,468   $    111,314
225             1    Parma Medical Center                            $         0   $      3,956       $      3,956   $     20,000
226             2    Plaza Apartments                                $         0   $      5,500       $      5,500   $          0
227             2    McGregor Meadows Apartments                     $       625   $     10,500       $     10,500   $          0
228             2    Welsh Arms Apartments                           $     1,600   $      5,000       $      5,000   $          0
229             2    Wellington Place Apartments                     $       884   $          0       $     10,608   $          0

                                                                     CONTRACTUAL                      TAX &
              LOAN                                                    RECURRING          U/W        INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                         LC & TI         LC & TI       ESCROWS
 -   -------  -----  ---------                                         -------         -------       -------
177             1    Metropolitan Court                              $         0(11)  $     6,112     Both
178             1    Piedmont Court                                  $     4,000      $    46,687     Both
179    (D)      1    Vons Pasadena                                   $         0      $    14,604     Both
180    (D)      1    Vons Simi Valley                                $         0      $    17,443     Both
181             2    Arcadia Park Apartments                         $         0      $         0     Both
182             1    Broadview Crossings Center                      $       833      $    23,616     Both
183             1    6th and Union Plaza                             $     1,057      $    12,683     Both
184             2    Apple Creek of Kansas City                      $         0      $         0     Both
185             1    Serrano Portfolio                               $         0      $         0     Both
186             2    Fox Pointe Apartments                           $         0      $         0     Both
187             1    Cantera Commons                                 $         0      $     7,482     None
188             1    Steeple Square Shopping Center                  $     2,500      $    24,960     Both
189             1    1424 North Brown Road                           $         0      $    16,919     Both
190             1    Portico Shopping Center                         $     1,001      $    12,013     Both
191             2    Stone Creek Apartments                          $         0      $         0     Both
192             2    Canyon Shadows Apartments                       $         0      $         0     Both
193             2    Summerhouse Square Apartments                   $         0      $         0     None
194             2    Redwood Terrace Apartments                      $         0      $         0     Both
195             1    59th and Ashland Retail                         $     1,250      $    15,094     Both
196             2    Robin Hill Apartments                           $         0      $         0     Both
197             1    Merchants Walk Shopping Center                  $         0      $    29,451     Both
198             1    Nashua NH                                       $     1,893      $    22,713     Both
199             1    Coral Key Shopping Center                       $     1,053      $    11,702     Both
200             1    Shops of Argyle                                 $     1,475      $    20,485     Both
201             1    Rincon Business Park - Corona                   $       417      $    16,130     Both
202             1    Shops at Pine Bluff                             $     1,000      $    15,735     Both
203             1    Taylor Square                                   $       834      $     8,191     Both
204             1    Westcreek Crossing                              $       841      $    10,242     Both
205             1    Hartwell Station                                $       833      $    17,593     Both
206             1    Foxwood Plaza                                   $       833      $    11,815     Both
207             1    515 Westheimer                                  $         0      $    13,322     Both
208             1    Riverview Mobile Home Park                      $         0      $         0     Both
209             1    Polo Place Shops                                $       417      $     8,762     Both
210             2    French Chalet Apartments                        $         0      $         0     Both
211             1    7734 Girard Avenue                              $         0      $    10,847     Both
212             1    Commerce Pointe Plaza                           $       833      $     5,163     Both
213             1    Newcastle Plaza                                 $     1,458      $     8,130     Both
214             1    Expressway Self Storage                         $         0      $         0     Both
215             1    Sparkleberry Crossing #2                        $     1,042      $    13,233     Both
216             1    Windward Plaza                                  $     1,250      $    15,018     Both
217             1    Westgate Center                                 $         0      $    19,210     None
218             1    Upland Plaza Shops                              $       917      $    10,800     Both
219             2    Beachwood Apartments                            $         0      $         0     Both
220             2    Sunset Mobile Manor                             $         0      $         0     Both
221             1    South Colony Shopping Center                    $       926      $    11,110     Both
222             1    Rockport Retail                                 $       833      $     9,955     Both
223             1    Highland Oaks Plaza                             $         0      $    12,399     Both
224             1    Cale Colony 17                                  $         0      $     8,936     Both
225             1    Parma Medical Center                            $     1,667      $    20,051     Both
226             2    Plaza Apartments                                $         0      $         0     Both
227             2    McGregor Meadows Apartments                     $         0      $         0     Both
228             2    Welsh Arms Apartments                           $         0      $         0     Both
229             2    Wellington Place Apartments                     $         0      $         0     Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1) ON OR PRIOR TO THE 2010 AND 2011 DEPOSIT DEADLINES, APPLICABLE TO EACH TENANT WITH LEASE EXPIRATIONS IN THOSE RESPECTIVE YEARS, BORROWER MUST DEPOSIT $10 TIMES THE TOTAL SQUARE FOOTAGE TO LENDER IN THE ABSENCE OF LEASE RENEWAL OR TENANT REPLACEMENT.
(2) ON OR PRIOR TO THE 2007 AND 2012 DEPOSIT DEADLINES, APPLICABLE TO EACH TENANT WITH LEASE EXPIRATIONS IN THOSE RESPECTIVE YEARS, BORROWER MUST DEPOSIT I) $214,872 PLUS $ 12 PER RENTABLE SF IN 2007 AND OR II)$ 170,556 PLUS $12 PER RENTABLE SF IN 2012 IN THE ABSENCE OF LEASE RENEWAL OR TENANT REPLACEMENT.
(3) CONTRACTUAL TI/LC IS REDUCED TO $14,500 UPON RENEWAL OF RADIAN INTERNATIONAL LEASE
(4) THE CONTRACTUAL RECURRING FF&E RESERVE IS 2% FOR FIRST 24 PAYMENTS AND 4% THEREAFTER.
(5) COMMENCING ON THE 37TH PAYMENT, BORROWER SHALL DEPOSIT $675 MONTHLY UP TO $ 25,000.
(6) THE CONTRACTUAL RECURRING FF&E RESERVE IS 1% OF MONTHLY GROSS REVENUE FOR LOAN YEAR 1; 2% OF MONTHLY GROSS REVENUE FOR LOAN YEAR 2 AND YEAR 3, 3% OF MONTHLY GROSS REVENUE FOR LOAN YEAR 4, 4% OF MONTHLY GROSS REVENUE THEREAFTER.
(7) BORROWER SHALL DEPOSIT $12,500 MONTHLY FROM 1/11/2006 TO 12/11/2006 AND $ 6,500 MONTHLY THEREAFTER. THE RESERVE SHALL BE CAPPED AT $250,000 FROM 1/11/2006 TO 12/11/2006 AND $100,000 THEREAFTER.
(8) THE CONTRACTUAL RECURRING FF&E RESERVE FOR THE MARRIOTT COURTYARD OCOEE IS 1% OF GROSS REVENUES THE FIRST YEAR, 2% THE SECOND YEAR, 3% THE THIRD YEAR AND 4% THEREAFTER UNTIL THE FF&E RESERVE REACHES AN AMOUNT EQUAL TO 4% OF GROSS REVENUES FOR THE FIRST THREE YEARS OF THE LOAN.
(9) COMMENCING ON 1/11/2006, BORROWER SHALL DEPOSIT $1,500 PER MONTH UP TO $ 72,000.
(10) COMMENCING ON 1/11/2006 PAYMENT, BORROWER SHALL DEPOSIT $1,500 PER MONTH UP TO $36,000.
(11) COMMENCING ON 7/11/2008, BORROWER SHALL MAKE MONTHLY PAYMENTS OF $2,244.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                  CUT-OFF
                                              DATE PRINCIPAL       PROPERTY
 #   CROSSED PROPERTY NAME                     BALANCE (1)         TYPE              SQ. FT.
 -   ------- -------------                    --------------       ----              -------
1            450 Park Avenue                  $ 175,000,000        Office             313,135
2            One Madison Avenue                 155,135,976(2)     Office           1,176,911
3            Fashion Place                      151,676,392        Retail             323,997
5            Preston Commons                     67,250,000        Office             421,244
6            Crestview Hills Town Center         56,500,000        Retail             283,320
7            Sterling Plaza                      47,250,000        Office             305,743
8            Thistle Landing - Phoenix           37,000,000        Office             281,858
9            Highland Industrial                 36,400,000        Industrial         459,239
10           Ashbrook Commons                    35,000,000        Retail             140,460
11           Bridge Street Properties            34,962,192        Office             197,475
12           West Oaks I Shopping Center         27,300,000        Retail             245,867
14           Bouquet Canyon                      26,700,000        Retail             148,903
16           McKinley Crossroads                 26,100,000        Retail             200,871
20           Costa Mesa Square I                 21,800,000        Retail              73,317
22           City Center West A                  21,000,000        Office             105,968
23           Riverbend Marketplace               19,456,676        Retail             142,614
25           3100 New York Drive                 19,000,000        Office             161,711
26           Southern Palms                      18,610,000        Retail             254,692
28           Amber Oaks                          18,050,000        Office             281,885
30           Jackson West Shopping Center        17,180,000        Retail             210,321
33           Chantilly Plaza                     16,100,000        Mixed Use          143,426
34           Green Valley Tech Plaza             15,750,000        Office             103,128
37           Fiddler's Run Shopping Center       14,968,051        Retail             202,980
44           Symmetricom                         13,650,000        Office             117,739
46           Park Plaza At Aliso Town Center
              Buildings 20, 21, 22 and 23        13,260,000        Retail              25,487
47           Garden Creek Center                 13,050,000        Retail              91,876
50           Roxbury Medical Building            11,800,000        Office              38,048
51           Indian Trace Center                 11,461,317        Retail              99,431
52           Stevenson Ranch Plaza II            11,200,000        Retail              62,200
55           3880 Lemon Street                   11,000,000        Office              69,517
57           1250 Hallandale Office Building     10,500,000        Office             114,503
59           Parklands Office Center             10,500,000        Office              60,816
60           Chester Industrial Park Building    10,500,000        Industrial         194,400
62           Lanier Crossing                     10,300,000        Retail             110,002
63           Parkway Plaza                       10,200,000        Retail             154,227
64           Wilmington Island Kroger            10,177,100        Retail              84,874
66           Varner Crossing                     10,100,000        Retail              80,466
69           Maywood Mart                         9,965,954        Retail             102,555
72           Crowe's Crossing                     9,400,000        Retail              93,728
73           University Square Michigan           9,300,000        Retail              62,583
80           Streetsboro Crossing                 8,925,000        Retail              77,900
82           Village Festival                     8,633,683        Retail              54,437
85           Cape Horn Shopping Center            8,200,000        Retail             116,338
87           Washington Mutual Center             8,000,000        Office              36,337
88           Cross Roads Shopping Center          8,000,000        Retail              34,902
90           River Point III                      7,883,458        Industrial          68,699
92           224 North Des Plaines                7,500,000        Office              76,907
96           Pioneer Business Center              7,200,000        Industrial         101,900
97     (C)   CVS Drugstore Brandon                4,041,700        Retail              13,813
98     (C)   CVS Paris                            3,117,896        Retail              12,738
100          Barrett Creek Plaza                  7,125,000        Retail              28,481
103          Town Center Shoppes                  7,100,000        Retail              36,136
105          North Shore Office Plaza             6,800,000        Office              57,454
109          Promenade Shopping Center            6,500,000        Retail              36,074
110          Sanders East Business Park           6,457,500        Industrial         250,000
113          Park Towers                          6,386,311        Office             107,075
116          Southington Plaza                    6,167,649        Retail             155,842
119          River Ridge Crossing West            6,030,000        Retail              39,049
120          551 West Lancaster Avenue            6,000,000        Office              28,822
123          The Broadway Building                6,000,000        Mixed Use           40,669
124          Renaissance Magnolia Shopping
              Center                              6,000,000        Retail              94,021
126          Park Plaza At Aliso Town Center
              Building 6                          5,925,000        Retail              14,089
130          RiverStone Medical Center            5,720,000        Office              35,093
133          Centerpointe Shops                   5,550,000        Retail              14,652
134          Ricci Leopold Building               5,494,036        Office              24,597
138          Overlake Office                      5,293,966        Office              45,843
140          Haute Harwin Fashion Center          5,177,370        Retail              39,165
142          Rancho San Diego Professional
              Center                              5,144,750        Office              35,558
147          Stewart Lamb Shopping Center         4,784,809        Retail              33,610
149          River Ridge Crossing East            4,720,000        Retail              28,586
150          Town Center at Geist                 4,540,000        Retail              27,400
151          Citadel Square                       4,500,000        Retail              50,883
152          The Shops at Hardee Village          4,500,000        Retail              50,285
154          Atria on Market                      4,400,000        Retail              10,973
155          Fountainbleu Court                   4,400,000        Retail              38,546
156          Village At Geist                     4,380,000        Retail              27,000
157          DirecTV Call Center                  4,370,427        Office              92,257
158          Westpark Center                      4,300,000        Retail              36,857
159A         LA - San Fernando                    1,340,584        Industrial          35,216
159B         LA - 5th Street                      1,111,922        Industrial          26,102
159C         LA - 13231 Louvre                      587,346        Industrial          15,986
159D         LA - Tamarack                          538,027        Industrial          14,910
159E         LA - 13253 Louvre                      412,487        Industrial          11,988
159F         LA - Raymer                            304,882        Industrial           7,300
160          Market Place Shopping Center         4,286,843        Retail              48,207
161          Marketplace at University Pointe     4,157,367        Retail              22,062
162          McGalliard Mall Shops                4,100,000        Retail              54,090
163          22809 Pacific Coast Highway          4,000,000        Office              16,071
164          Flower Valley Plaza                  3,883,383        Retail              40,700
167          Presidio Plaza                       3,700,000        Mixed Use           17,314
169          Temecula Plaza                       3,700,000        Retail              20,920
170          Progress Point Shopping Center       3,680,653        Mixed Use           21,535
173          Lankershim Industrial                3,496,133        Industrial          92,968
175A         Iola Office Park                     1,419,029        Office              23,680
175B         Monterey Retail Center               1,055,176        Retail              12,000
175C         Aberdeen Pier                        1,018,790        Retail              11,580
176          Maple Drive                          3,489,238        Office              44,742
177          Metropolitan Court                   3,440,000        Industrial          53,850
178          Piedmont Court                       3,289,853        Office              42,731
179    (D)   Vons Pasadena                        1,990,792        Retail              41,875
180    (D)   Vons Simi Valley                     1,294,015        Retail              47,383
182          Broadview Crossings Center           3,196,446        Retail              24,215
183          6th and Union Plaza                  3,093,701        Mixed Use           16,115(4)
187          Cantera Commons                      2,794,036        Retail              11,441
188          Steeple Square Shopping Center       2,760,000        Retail              48,762
189          1424 North Brown Road                2,741,491        Office              20,400
190          Portico Shopping Center              2,700,000        Retail               6,878
195          59th and Ashland Retail              2,569,790        Retail              11,520

                                                               MAJOR                        MAJOR               MAJOR
                                                            TENANT # 1                   TENANT # 1        TENANT # 1 LEASE
 #   CROSSED PROPERTY NAME                                     NAME                       SQ. FT.           EXPIRATION DATE
 -   ------- -------------                                     ----                       -------           ---------------
1            450 Park Avenue                         Taconic Capital Advisors                19,812            5/31/2015
2            One Madison Avenue                  Credit Suisse First Boston (USA)         1,123,238           12/31/2020
3            Fashion Place                              Meier & Frank                        25,980               MTM
5            Preston Commons                  Bank One, Texas, NA (JP Morgan Chase & Co.)    59,945            9/30/2009
6            Crestview Hills Town Center              Bed Bath & Beyond                      27,004            1/31/2016
7            Sterling Plaza                             Sammons Corp.                        21,508           12/31/2012
8            Thistle Landing - Phoenix                  CheckFree Corp                      101,006            4/30/2010
9            Highland Industrial                          Encel, LLC                         24,113           10/31/2005(3)
10           Ashbrook Commons                          Home Goods, Inc.                      25,651            6/30/2015
11           Bridge Street Properties                   Eileen Fisher                        37,238            5/31/2011
12           West Oaks I Shopping Center               Gander Mountain                       89,842            4/1/2019
14           Bouquet Canyon                              Vons Market                         36,481           10/15/2010
16           McKinley Crossroads                       24 Hour Fitness                       39,460            5/31/2014
20           Costa Mesa Square I                     Henry's Marketplace                     25,136            6/30/2017
22           City Center West A                     Sprint Communications                    13,814            2/28/2007
23           Riverbend Marketplace                Kohl's Department Stores, Inc.             88,408            1/31/2025
25           3100 New York Drive                       Earthlink, Inc.                       95,791            9/30/2010
26           Southern Palms                         Sunflower Market, Inc.                   47,530            7/31/2019
28           Amber Oaks                              Radin International                    174,416            7/31/2011
30           Jackson West Shopping Center             Lowe's Home Center                    130,497            6/30/2016
33           Chantilly Plaza                           Northrup Gruman                       16,313            5/31/2007
34           Green Valley Tech Plaza                 State Comp Insurance Fund               63,978            7/31/2011
37           Fiddler's Run Shopping Center          Belk Stores, Inc Store #81               49,473            4/27/2014
44           Symmetricom                                 Symmetricom                        117,739            4/30/2009
46           Park Plaza At Aliso Town Center
              Buildings 20, 21, 22 and 23                    Opah                             3,058            3/31/2011
47           Garden Creek Center                  Harris Teeter (Winn Dixie)                 51,282            2/28/2019
50           Roxbury Medical Building               Brian Le Sage, D.D.S.                     3,347            8/31/2015
51           Indian Trace Center                       Weston 8 Cinema                       26,328            3/31/2008
52           Stevenson Ranch Plaza II                Stein Mart #5560/199                    34,000            4/30/2014
55           3880 Lemon Street                          Reid & Hellyer                       14,324            6/30/2009
57           1250 Hallandale Office Building      Premier Health & Fitness Center            12,800           10/31/2005
59           Parklands Office Center                   CRA Rogers Casey                      24,660            5/31/2014
60           Chester Industrial Park Building       Fresinius Medical Care                  108,000            4/30/2020
62           Lanier Crossing                             Hobby Lobby                         54,154            5/31/2010
63           Parkway Plaza                                  Kmart                            82,906           11/30/2008
64           Wilmington Island Kroger                       Kroger                           42,156            9/30/2018
66           Varner Crossing                                Kroger                           54,166            5/31/2029
69           Maywood Mart                              McDade's Grocery                      13,600           12/31/2013
72           Crowe's Crossing                               Kroger                           45,528            4/30/2011
73           University Square Michigan                  Trader Joe's                        10,920            1/31/2016
80           Streetsboro Crossing                     TOPS Markets, LLC                      57,000            3/31/2022
82           Village Festival                           Body of Change                       15,000            3/31/2013
85           Cape Horn Shopping Center                   Weis Markets                        53,044            4/30/2017
87           Washington Mutual Center               Lighthouse Properties                     6,851            7/31/2015
88           Cross Roads Shopping Center              Granada Furniture                       4,800            9/30/2006
90           River Point III                        University of Phoenix                    46,011            3/31/2015
92           224 North Des Plaines                 Kerasotes Showplace Theatres              13,854           10/31/2011
96           Pioneer Business Center                    Ababa-QA, Inc.                       16,512            5/31/2009
97     (C)   CVS Drugstore Brandon                    Eckerd Corporation                     13,813            8/20/2023
98     (C)   CVS Paris                                       CVS                             12,738           10/15/2018
100          Barrett Creek Plaza                      Buffalo Wild Wings                      5,005           10/31/2013
103          Town Center Shoppes                       Universal Market                       4,897           11/30/2007
105          North Shore Office Plaza                     Gold Bank                          10,220            5/1/2006
109          Promenade Shopping Center                   Woodworkers                          5,002            4/30/2007
110          Sanders East Business Park                 Camping World                       175,000            2/14/2025
113          Park Towers                             Wells Fargo Home Mortgage                7,086           12/31/2005
116          Southington Plaza                             Wal-Mart                          95,482            1/31/2020
119          River Ridge Crossing West           Consigning Women Fine Furnishing             7,203            1/31/2009
120          551 West Lancaster Avenue                  Staffing Plus                        15,253            8/31/2011
123          The Broadway Building                     Broadway Suites                       22,299            6/30/2016
124          Renaissance Magnolia Shopping
              Center                                Brookshire Brothers #1                   33,373            9/30/2015
126          Park Plaza At Aliso Town Center
              Building 6                             Laguna Surf & Sport                      3,493           12/31/2009
130          RiverStone Medical Center                 Cherokee Women's OBGY                 11,335            4/30/2008
133          Centerpointe Shops                         Ironstone Bank                        3,420            5/31/2015
134          Ricci Leopold Building                     Ricci-Leopold                         8,186           10/31/2017
138          Overlake Office                             Group Health                        22,975           12/31/2006
140          Haute Harwin Fashion Center                  David Lee                           6,053           11/30/2014
142          Rancho San Diego Professional
              Center                              Scripps Real Estate Development             7,247            6/30/2006
147          Stewart Lamb Shopping Center               Los Compadres                        10,800            5/31/2012
149          River Ridge Crossing East                 Moon Dog Tavern                        4,551            5/31/2012
150          Town Center at Geist                   Sandstone Bar & Grill                     3,200            11/6/2010
151          Citadel Square                              Office Depot                        26,454           12/31/2014
152          The Shops at Hardee Village                  Food Lion                          38,285            2/28/2024
154          Atria on Market                       Prudential California Realty               5,986            1/31/2012
155          Fountainbleu Court                        Renal Care Group                       7,726            6/30/2011
156          Village At Geist                              El Rodeo                           4,200            7/23/2015
157          DirecTV Call Center                           DirecTv                           92,257            7/31/2014
158          Westpark Center                                MD Sun                            4,212            8/31/2010
159A         LA - San Fernando                       Trans Globe Lighting                    35,216            3/31/2012
159B         LA - 5th Street                         Trans Globe Lighting                    26,102           12/31/2006
159C         LA - 13231 Louvre                          Ruby Products                        15,986            4/30/2009
159D         LA - Tamarack                           Acrylic Distribution                    14,910            2/1/2010
159E         LA - 13253 Louvre                     Hector's Pattern Service                  11,998               MTM
159F         LA - Raymer                               Stereostone Inc.                       7,300           12/31/2008
160          Market Place Shopping Center                 Kwik Copy                           7,341           12/31/2008
161          Marketplace at University Pointe       Huff-Drees Realty, Inc                    4,550            1/31/2010
162          McGalliard Mall Shops                   Deals Nothing Over Dollar               12,000            3/31/2011
163          22809 Pacific Coast Highway            After Midnight Company, LLC               7,284            8/31/2010
164          Flower Valley Plaza                   County of Santa Barbara                   10,500            9/30/2008
167          Presidio Plaza                            Hollywood Video                        6,172            6/13/2013
169          Temecula Plaza                        88 Seafood Market, Inc.                    5,800           11/30/2007
170          Progress Point Shopping Center      Carolina Commercial Partners, LLC            6,626            1/31/2009
173          Lankershim Industrial                   Trans Globe Lighting                    92,968            5/31/2009
175A         Iola Office Park                       Special Services Laboratory               5,745            4/30/2006
175B         Monterey Retail Center                     Mik-Lar Corp.                         6,000            9/30/2009
175C         Aberdeen Pier                           Furniture Connection                     8,580           10/25/2008
176          Maple Drive                           Enterprise Leasing of GA                  17,739            6/30/2011
177          Metropolitan Court                   Iron Mountain Information Mgmt             36,600            9/30/2008
178          Piedmont Court                         Open Solutions FiTech                    21,725            7/31/2008
179    (D)   Vons Pasadena                              Safeway/Von's                        41,875           12/17/2006
180    (D)   Vons Simi Valley                           Safeway/Von's                        47,383            9/30/2009
182          Broadview Crossings Center                  Chinese Rest                         4,400            8/11/2009
183          6th and Union Plaza                        Downtown Pizza                        1,350            1/31/2009
187          Cantera Commons                           Atlanta Bread Co                       4,881            1/31/2015
188          Steeple Square Shopping Center               Food Lion                          31,864            8/31/2010
189          1424 North Brown Road              Sutter, McLellan & Gilbreath, Inc.            7,922           10/31/2017
190          Portico Shopping Center                         WAMU                             4,607            5/8/2010
195          59th and Ashland Retail                     Dollar Store                         4,440            4/30/2010

                                                              MAJOR                          MAJOR               MAJOR
                                                           TENANT # 2                      TENANT # 2       TENANT # 2 LEASE
 #   CROSSED PROPERTY NAME                                    NAME                          SQ. FT.          EXPIRATION DATE
 -   ------- -------------                                    ----                          -------          ---------------
1            450 Park Avenue                         The Bank of New York                      17,971         5/31/2019
2            One Madison Avenue                               N/A                                 N/A            N/A
3            Fashion Place                                 Taco Bell                           22,500         8/31/2014
5            Preston Commons                     Advanced Business Technology, Inc.            24,169        10/31/2009
6            Crestview Hills Town Center                 Borders Books                         20,000        10/26/2020
7            Sterling Plaza                         John McStay Investments                    19,912         4/30/2011
8            Thistle Landing - Phoenix                     Equifirst                           72,567        12/11/2009
9            Highland Industrial                      Balance Consulting                       19,845         6/30/2011
10           Ashbrook Commons                       AC Moore Arts & Crafts                     22,000         6/30/2015
11           Bridge Street Properties                     Ask Jeeves                           19,425         8/31/2006
12           West Oaks I Shopping Center                 JLPK-Novi LLC                         60,000         5/14/2011
14           Bouquet Canyon                           Ross Dress For Less                      31,550         1/31/2011
16           McKinley Crossroads                      Howards Appliances                       17,000        11/30/2013
20           Costa Mesa Square I                        Farr's Hallmark                         6,021         2/29/2008
22           City Center West A                      Citadel Broadcasting                      10,131         9/30/2010
23           Riverbend Marketplace                         PETsMART                            19,107         1/31/2020
25           3100 New York Drive                        Leon Max, Inc.                         65,920         5/31/2010
26           Southern Palms                        Staples Office Superstore, Inc.             28,345        12/31/2009
28           Amber Oaks                           ACS State Healthcare, Inc.                   43,824         3/31/2010
30           Jackson West Shopping Center                 Office Max                           23,500         7/31/2016
33           Chantilly Plaza                          Samson Realty, LLC                       15,973         8/31/2008
34           Green Valley Tech Plaza                 University of Phoenix                     19,621         6/11/2009
37           Fiddler's Run Shopping Center           Big Lots Stores, Inc.                     33,607         1/31/2010
44           Symmetricom                                      N/A                                 N/A            N/A
46           Park Plaza At Aliso Town Center
              Buildings 20, 21, 22 and 23                 Ritz Camera                           3,038         1/31/2015
47           Garden Creek Center                          Orient Cafe                           7,068         3/31/2010
50           Roxbury Medical Building               Kourosh Maddahl, D.D.S.                     2,125         2/28/2007
51           Indian Trace Center                          Ben & Bob's                           7,100        11/30/2010
52           Stevenson Ranch Plaza II                    Shoe Pavilion                          7,800         9/19/2009
55           3880 Lemon Street                               PPMC                              11,107         4/30/2010
57           1250 Hallandale Office Building       Victor Posner Enterprises                    8,400         5/31/2007
59           Parklands Office Center                   Spruce Investors                        10,800        10/31/2009
60           Chester Industrial Park Building      Hills Pet Nutrition Sales                   63,923         4/30/2010
62           Lanier Crossing                        Lanier Athletic Center                     16,989         3/31/2006
63           Parkway Plaza                                 Food Lion                           21,000        10/31/2008
64           Wilmington Island Kroger                    Eckerd Drugs                           8,640        11/30/2008
66           Varner Crossing                             Tres Palomas                           4,200         9/14/2008
69           Maywood Mart                              BeBop Record Shop                        7,073         6/30/2006
72           Crowe's Crossing                      Amazing Beauty & Fashion                     5,850         6/30/2007
73           University Square Michigan                    ACO, Inc.                           10,080        10/31/2007
80           Streetsboro Crossing                       Royal Pet, LLC                          8,400         8/31/2012
82           Village Festival                                Moda                               5,728         1/31/2016
85           Cape Horn Shopping Center                Goodwill Industries                       9,332         7/31/2006
87           Washington Mutual Center                         SWM                               5,724        12/31/2008
88           Cross Roads Shopping Center                Leslie Poolmart                         3,000        12/31/2010
90           River Point III                           Scientific Games                        22,688         1/31/2010
92           224 North Des Plaines                  Volunteers of America of ILL.               9,742         4/30/2007
96           Pioneer Business Center              All Phase Restoration, Inc.                   9,724         8/31/2007
97     (C)   CVS Drugstore Brandon                            N/A                                 N/A            N/A
98     (C)   CVS Paris                                        N/A                                 N/A            N/A
100          Barrett Creek Plaza                       Washington Mutual                        4,000        12/31/2008
103          Town Center Shoppes                    Weston Learning Academy                     4,000         8/31/2010
105          North Shore Office Plaza                   Coldwell Banker                         6,472         3/15/2007
109          Promenade Shopping Center                  Fed Ex Kinko's                          4,816         2/28/2011
110          Sanders East Business Park                  Kelly Storage                         75,000         1/31/2008
113          Park Towers                           Williford Energy Company                     7,006        12/31/2005
116          Southington Plaza                               NAMCO                             20,000         1/31/2011
119          River Ridge Crossing West                    Arni's Inc.                           6,715         4/30/2009
120          551 West Lancaster Avenue                    Widman Siff                           3,000         1/31/2007
123          The Broadway Building                         Weekends                             6,527         8/31/2015
124          Renaissance Magnolia Shopping
              Center                              Academy II/The Kids Club II                  15,240         7/31/2007
126          Park Plaza At Aliso Town Center
              Building 6                               Clayton Shurley's                        3,200         2/28/2013
130          RiverStone Medical Center                Cherokee Pediatrics                       8,689         4/30/2010
133          Centerpointe Shops                          Fed Ex/Kinkos                          2,682         6/30/2010
134          Ricci Leopold Building                          ReMax                              5,816        12/31/2010
138          Overlake Office                             Sound Health                           8,078        11/30/2008
140          Haute Harwin Fashion Center           Sebastian Pak (Eve Collections)              5,498        11/25/2009
142          Rancho San Diego Professional
              Center                                Mission Federal Credit Union                2,930         3/31/2010
147          Stewart Lamb Shopping Center                Clark County                           6,350        10/31/2006
149          River Ridge Crossing East             Mickey's Autograph Arena, Inc.               4,080        10/31/2007
150          Town Center at Geist                    Robert Phillips, DDS                       3,000         2/28/2010
151          Citadel Square                          Hair & Beauty Supply                      16,234        10/31/2010
152          The Shops at Hardee Village                  Speedy Wok                            1,200         5/31/2009
154          Atria on Market                        Countrywide Home Loans, Inc.                3,780        11/30/2009
155          Fountainbleu Court                           Blockbuster                           4,845         7/31/2007
156          Village At Geist                           Fishers Liquors                         3,600         5/31/2020
157          DirecTV Call Center                              N/A                                 N/A            N/A
158          Westpark Center                                 Cycle                              3,025         3/31/2006
159A         LA - San Fernando                                N/A                                 N/A            N/A
159B         LA - 5th Street                                  N/A                                 N/A            N/A
159C         LA - 13231 Louvre                                N/A                                 N/A            N/A
159D         LA - Tamarack                                    N/A                                 N/A            N/A
159E         LA - 13253 Louvre                                N/A                                 N/A            N/A
159F         LA - Raymer                                      N/A                                 N/A            N/A
160          Market Place Shopping Center                 Dollar Tree                           6,859         9/30/2009
161          Marketplace at University Pointe          McAlister's Deli                         3,850         5/31/2014
162          McGalliard Mall Shops                    Buffalo Wild Wings                        6,000        12/31/2019
163          22809 Pacific Coast Highway                   Greg Ruth                            5,002        12/31/2009
164          Flower Valley Plaza              Federal Government GSA - Fleet Management         4,000         12/3/2006
                                                               Center
167          Presidio Plaza                          Cuts Fitness for Men                       2,225         5/31/2010
169          Temecula Plaza                          Manpower of San Diego                      3,210         3/31/2006
170          Progress Point Shopping Center         Countrywide Home Loans                      3,350        12/31/2009
173          Lankershim Industrial                            N/A                                 N/A            N/A
175A         Iola Office Park                    Texas Sunrise Services, Inc.                   5,600         3/31/2008
175B         Monterey Retail Center                Dr. Rodney Franklin, M.D.                    3,524         7/31/2009
175C         Aberdeen Pier                                 Gas Light                            3,000        10/25/2008
176          Maple Drive                         Atlanta Children's Clinical Center             4,162         5/31/2006
177          Metropolitan Court                            Wachovia                            17,250        10/31/2009
178          Piedmont Court                          Kaufman Realty Group                       4,149        12/31/2006
179    (D)   Vons Pasadena                                    N/A                                 N/A            N/A
180    (D)   Vons Simi Valley                                 N/A                                 N/A            N/A
182          Broadview Crossings Center                   Somba Grill                           4,256         1/31/2010
183          6th and Union Plaza                          Gold Medal                            1,230         9/30/2009
187          Cantera Commons                            McDonald's Corp                         4,053        10/31/2024
188          Steeple Square Shopping Center     Eckerd (Subleased to Dollar General)            6,000         8/31/2010
189          1424 North Brown Road                  Lullwater Realty, Inc.                      6,845        10/31/2017
190          Portico Shopping Center                 Global Village Market                      1,282         6/23/2015
195          59th and Ashland Retail                     Captain Hooks                          1,672         4/30/2010

                                                           MAJOR                          MAJOR           MAJOR
                                                        TENANT # 3                     TENANT # 3    TENANT # 3 LEASE
 #   CROSSED PROPERTY NAME                                 NAME                          SQ. FT.      EXPIRATION DATE
 -   ------- -------------                                 ----                          -------      ---------------
1            450 Park Avenue                   Sterling Stamos Capital Management         14,628        11/30/2015
2            One Madison Avenue                            N/A                               N/A            N/A
3            Fashion Place                             Gap-GapKids                        14,128         5/31/2013
5            Preston Commons                       Wachovia Securities                    23,234        11/30/2007
6            Crestview Hills Town Center           Ovation Audio Video                     8,873        10/31/2015
7            Sterling Plaza                      McGriff Seibels Williams                 17,136         4/13/2009
8            Thistle Landing - Phoenix            Alltel (360 Communications)             65,000         1/31/2007
9            Highland Industrial                  JOBO Fototechnic, Inc.                  17,900         2/28/2009
10           Ashbrook Commons                       Kincaid Home Furnishings              19,858        12/31/2015
11           Bridge Street Properties                   Nobis Spa                          9,177        12/31/2014
12           West Oaks I Shopping Center               Circuit City                       36,316         1/31/2016
14           Bouquet Canyon                      Sav-On/Albertson's, Inc.                 25,494        10/31/2010
16           McKinley Crossroads                   Leather Plus Factory                   11,245        12/31/2008
20           Costa Mesa Square I                   Kinokuniya Bookstore                    5,030         6/30/2007
22           City Center West A                    Tuverson and McBride, LLP               6,700         8/31/2010
23           Riverbend Marketplace                Family Christian Bookstores              6,400         6/30/2010
25           3100 New York Drive                           N/A                               N/A            N/A
26           Southern Palms                      American Furniture Liquidators           28,000         7/31/2009
28           Amber Oaks                           Continuum Applied Technology             8,731         8/31/2007
30           Jackson West Shopping Center            Michaels Stores                      21,004         9/30/2009
33           Chantilly Plaza                      Auld Enterprises, Inc.                  14,505        12/31/2012
34           Green Valley Tech Plaza               Naval Sea Logistics Center             19,529         1/17/2012
37           Fiddler's Run Shopping Center         Food Lion, Inc. Store 1534             33,000        12/31/2019
44           Symmetricom                                   N/A                               N/A            N/A
46           Park Plaza At Aliso Town Center
              Buildings 20, 21, 22 and 23             Panda Express                        2,822        6/30/2008
47           Garden Creek Center                      Charbuck, Inc.                       3,468       10/31/2008
50           Roxbury Medical Building               Han Scoble, D.D.S.                     2,069       11/15/2010
51           Indian Trace Center                       China Buffet                        6,016        6/30/2013
52           Stevenson Ranch Plaza II               Yamato Restaurant #2030                6,510        2/28/2010
55           3880 Lemon Street                        RSM McGaldrey                       10,454         6/30/2009
57           1250 Hallandale Office Building      AAA American Mortgage Corp.              5,833         3/31/2006
59           Parklands Office Center             Progressive Capital Management            7,970         3/14/2008
60           Chester Industrial Park Building              N/A                               N/A            N/A
62           Lanier Crossing                           Cici's Pizza                        4,184         4/30/2010
63           Parkway Plaza                            Pier 1 Imports                       9,958         8/31/2009
64           Wilmington Island Kroger                 US Post Office                       4,711         7/31/2009
66           Varner Crossing                          The Little Gym                       3,750        10/25/2008
69           Maywood Mart                          First Stop Hardware                     6,400         5/31/2006
72           Crowe's Crossing                       Washington Mutual                      4,200        10/31/2010
73           University Square Michigan           Sharon's Hallmark Shop                   4,112         2/28/2007
80           Streetsboro Crossing                  SW Pizza Streetsboro                    4,500         8/31/2014
82           Village Festival                        Wender & Roberts                      5,000         7/31/2008
85           Cape Horn Shopping Center                Dollar General                       8,060         1/31/2008
87           Washington Mutual Center                Integral Consult                      4,658         2/14/2009
88           Cross Roads Shopping Center                Century 21                         2,400         5/31/2009
90           River Point III                               N/A                               N/A            N/A
92           224 North Des Plaines                 Webb Scarlett deVlam, LLP               8,988         8/31/2008
96           Pioneer Business Center               Spectre Gaming, Inc.                    6,114         5/31/2006
97     (C)   CVS Drugstore Brandon                         N/A                               N/A            N/A
98     (C)   CVS Paris                                     N/A                               N/A            N/A
100          Barrett Creek Plaza                  Moe's Southwest Grill                    2,369         1/31/2014
103          Town Center Shoppes                   Town Center Cleaners                    2,500         7/31/2007
105          North Shore Office Plaza               Horton Insurance Agency                6,184         5/1/2006
109          Promenade Shopping Center           Habernero's Restuarante                   4,757         7/31/2015
110          Sanders East Business Park                    N/A                               N/A            N/A
113          Park Towers                           Flamingo Seismic Solution               5,724         8/31/2009
116          Southington Plaza                  Wine and Spirits (Mastro)                 14,612        11/30/2012
119          River Ridge Crossing West               Wells Fargo Bank                      4,800         1/31/2008
120          551 West Lancaster Avenue                 Hudson Bank                         2,000        12/31/2006
123          The Broadway Building                     Hello Mommy                         2,103         3/31/2007
124          Renaissance Magnolia Shopping
              Center                              Brookshire Brothers #2                  11,498        12/31/2015
126          Park Plaza At Aliso Town Center
              Building 6                            Wahoo's Fish Taco                      2,991         4/30/2009
130          RiverStone Medical Center             NH-Cherokee Imaging                     8,012         7/31/2008
133          Centerpointe Shops                  Stewart Title of Oregon, Inc.             2,432         4/30/2010
134          Ricci Leopold Building                 National City Bank                     4,651        11/30/2010
138          Overlake Office                             Adaptec                           3,673         4/30/2007
140          Haute Harwin Fashion Center           Charmin Charlie LLC                     4,611         8/31/2017
142          Rancho San Diego Professional
              Center                              Michael W. Buskirk DDS                   2,538         5/31/2011
147          Stewart Lamb Shopping Center              Moda Latina                         2,480         9/30/2008
149          River Ridge Crossing East              Flirt Hair Design                      3,300         1/31/2007
150          Town Center at Geist                 Michael Graves, D.V.M.                   3,000         2/28/2011
151          Citadel Square                       African International Mkt Pl             2,500         9/30/2008
152          The Shops at Hardee Village           Koala Wahoo Tanning                     1,200        10/31/2009
154          Atria on Market                      Starbucks Corporation                    1,207         8/31/2012
155          Fountainbleu Court                          Bank One                          3,350         9/30/2013
156          Village At Geist                     Jennifer Russell, DDS                    3,000         6/30/2014
157          DirecTV Call Center                           N/A                               N/A            N/A
158          Westpark Center                              Patel                            2,915         2/28/2010
159A         LA - San Fernando                             N/A                               N/A            N/A
159B         LA - 5th Street                               N/A                               N/A            N/A
159C         LA - 13231 Louvre                             N/A                               N/A            N/A
159D         LA - Tamarack                                 N/A                               N/A            N/A
159E         LA - 13253 Louvre                             N/A                               N/A            N/A
159F         LA - Raymer                                   N/A                               N/A            N/A
160          Market Place Shopping Center                Bronkos                           5,971        12/31/2009
161          Marketplace at University Pointe       Mattress Warehouse                     2,843        11/30/2010
162          McGalliard Mall Shops                   Tuesday Morning                       6,000         7/15/2010
163          22809 Pacific Coast Highway          Richard E. Hodge, Inc.                   3,785         3/31/2007
164          Flower Valley Plaza              John M. Mosby, DMD and Marilyn Mosby         1,650            MTM
167          Presidio Plaza                        Starbucks Coffee Co. #543               1,815         4/30/2008
169          Temecula Plaza                         Arigato Restaurant                     2,200         5/31/2010
170          Progress Point Shopping Center         Just Imagine, Inc.                     3,240         8/31/2014
173          Lankershim Industrial                         N/A                               N/A            N/A
175A         Iola Office Park                         Robert Bromley                       4,000         3/31/2008
175B         Monterey Retail Center                    Steaks 2 Go                         1,264         7/31/2009
175C         Aberdeen Pier                                 N/A                               N/A            N/A
176          Maple Drive                         Brunning & Stang Construction             2,732         6/30/2009
177          Metropolitan Court                            N/A                               N/A            N/A
178          Piedmont Court                    The Great Oak Mortgage Corporation          3,222         2/28/2008
179    (D)   Vons Pasadena                                 N/A                               N/A            N/A
180    (D)   Vons Simi Valley                              N/A                               N/A            N/A
182          Broadview Crossings Center          Cuts Fitness for Men and Women            3,600         9/30/2010
183          6th and Union Plaza                     Maximo Villarta                       1,121         2/28/2006
187          Cantera Commons                             Chipotle                          2,507        11/30/2019
188          Steeple Square Shopping Center           Blevins Dance                        2,000         7/31/2007
189          1424 North Brown Road                    CCM Homes, LLC                       3,903         6/30/2015
190          Portico Shopping Center              Underground Furniture                      989         1/9/2010
195          59th and Ashland Retail                  Dunkin Donuts                        1,320        1/31/2016(5)

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                  CUT-OFF
                                              DATE PRINCIPAL       PROPERTY
 #   CROSSED PROPERTY NAME                     BALANCE (1)         TYPE               SQ. FT.
 -   ------- -------------                    --------------       ----               -------
197          Merchants Walk Shopping Center   $   2,444,870        Retail              28,751
198          Nashua NH                            2,347,423        Retail              22,713
199          Coral Key Shopping Center            2,268,454        Retail              20,673
200          Shops of Argyle                      2,250,000        Retail              23,740
201          Rincon Business Park - Corona        2,250,000        Industrial          41,260
202          Shops at Pine Bluff                  2,174,268        Retail              18,535
203          Taylor Square                        2,157,680        Retail              13,476
204          Westcreek Crossing                   2,093,189        Retail              10,094
205          Hartwell Station                     2,091,825        Retail              24,400
206          Foxwood Plaza                        2,000,000        Retail              13,870
207          515 Westheimer                       1,993,799        Retail              13,322
209          Polo Place Shops                     1,877,876        Retail               8,773
211          7734 Girard Avenue                   1,850,000        Retail               7,231
212          Commerce Pointe Plaza                1,771,486        Retail              10,325
213          Newcastle Plaza                      1,750,000        Retail              15,300
215          Sparkleberry Crossing #2             1,714,722        Retail              10,601
216          Windward Plaza                       1,546,952        Retail              19,504
217          Westgate Center                      1,496,879        Retail              16,315
218          Upland Plaza Shops                   1,493,849        Retail              10,800
221          South Colony Shopping Center         1,304,138        Retail              12,344
222          Rockport Retail                      1,202,360        Retail               9,050
223          Highland Oaks Plaza                  1,123,805        Retail              12,570
224          Cale Colony 17                       1,121,832        Office              17,871
225          Parma Medical Center                 1,098,398        Office              19,780

                                                               MAJOR                           MAJOR            MAJOR
                                                            TENANT # 1                      TENANT # 1     TENANT # 1 LEASE
 #   CROSSED PROPERTY NAME                                     NAME                          SQ. FT.        EXPIRATION DATE
 -   ------- -------------                                     ----                          -------        ---------------
197          Merchants Walk Shopping Center             Movie Gallery                         7,300           12/31/2008
198          Nashua NH                                 Somkid Sahasakmontri                   2,783           12/31/2007
199          Coral Key Shopping Center           West Tenn. Healthcare Sports Plus            5,800           12/31/2006
200          Shops of Argyle                         Faith Harvest Church                     4,500            8/31/2007
201          Rincon Business Park - Corona             Morgan Services                        7,800            9/30/2006
202          Shops at Pine Bluff                        The Cato Corp                         3,705            1/31/2010
203          Taylor Square                                 Rite Rug                           6,539            1/31/2010
204          Westcreek Crossing                           Darque Tan                          3,000            1/31/2012
205          Hartwell Station                            Dollar Tree                          9,000            1/31/2009
206          Foxwood Plaza                             Sherwin Williams                       5,995            7/31/2014
207          515 Westheimer                          Osaka Japanese Restaurant                3,544            1/1/2012
209          Polo Place Shops                        Portrait Innovations                     2,060            5/31/2011
211          7734 Girard Avenue                      J & S Beauty Supply                      2,510            4/30/2010
212          Commerce Pointe Plaza                     Sherwin Williams                       5,000            1/31/2014
213          Newcastle Plaza                                 Cato                             3,825           10/14/2009
215          Sparkleberry Crossing #2              Travinia Italian Kitchen                   5,576            7/31/2009
216          Windward Plaza                              Dollar Tree                         10,000            9/30/2009
217          Westgate Center                        Mickeys's Pet Supplies                    2,600            9/14/2007
218          Upland Plaza Shops                          Beck Dental                          2,400            8/31/2015
221          South Colony Shopping Center             Mi Casa Restuarant                      2,951            4/30/2007
222          Rockport Retail                           Always A Dollar                        3,000            3/31/2010
223          Highland Oaks Plaza                     Heavenly Child Care                      3,000            2/28/2007
224          Cale Colony 17                            William E. Wood                        8,643            3/31/2006
225          Parma Medical Center                       James Edwards                         2,300           11/30/2008

                                                              MAJOR                            MAJOR             MAJOR
                                                           TENANT # 2                        TENANT # 2     TENANT # 2 LEASE
 #   CROSSED PROPERTY NAME                                    NAME                           SQ. FT.         EXPIRATION DATE
 -   ------- -------------                                    ----                           -------         ---------------
197          Merchants Walk Shopping Center           Pierce-Taber Paints                       5,500         2/28/2008
198          Nashua NH                               Morning Star of N.H., Inc.                 2,400         5/31/2006
199          Coral Key Shopping Center                       USDA                               4,143         8/31/2007
200          Shops of Argyle                       Argyle Veterinary Medical Group              3,600         1/31/2007
201          Rincon Business Park - Corona             McClusky Companies                       7,500         6/30/2006
202          Shops at Pine Bluff                    Payless Shoesource #242                     2,850         9/30/2009
203          Taylor Square                          Fitness and Nutrition Center                3,560         7/31/2007
204          Westcreek Crossing                           Twin Liquor                           2,000        12/31/2009
205          Hartwell Station                            Rent a Center                          4,800         2/28/2009
206          Foxwood Plaza                              Hollywood Video                         4,950         9/27/2014
207          515 Westheimer                         Chartway Federal Credit Union               2,778        11/30/2009
209          Polo Place Shops                             Starbuck's                            1,500         5/28/2014
211          7734 Girard Avenue                    Spice N Rice Thai Kitchen                    2,476         3/31/2006
212          Commerce Pointe Plaza                        Foragemore                            1,965         8/31/2010
213          Newcastle Plaza                             Movie Gallery                          3,400         2/9/2010
215          Sparkleberry Crossing #2               World Vision Satellite                      1,945        11/30/2008
216          Windward Plaza                                  CATO                               3,640         1/31/2009
217          Westgate Center                         Durango Sin Fronteras                      2,200         7/31/2006
218          Upland Plaza Shops                       We've Gone Bananas                        1,950        10/31/2009
221          South Colony Shopping Center           Ivie Enterprises, Inc.                      1,752         6/30/2010
222          Rockport Retail                      Peninsula Physical Therapy                    1,920         4/30/2010
223          Highland Oaks Plaza                       CAF Beauty Supply                        1,735         2/28/2007
224          Cale Colony 17                             Atlantic Homes                          3,123         3/31/2006
225          Parma Medical Center                    Preferred Pediatrics                       2,100         8/31/2010

                                                           MAJOR                          MAJOR           MAJOR
                                                        TENANT # 3                     TENANT # 3    TENANT # 3 LEASE
 #   CROSSED PROPERTY NAME                                 NAME                          SQ. FT.      EXPIRATION DATE
 -   ------- -------------                                 ----                          -------      ---------------
197          Merchants Walk Shopping Center             Nail World                         1,725         2/28/2010
198          Nashua NH                                Cucina Toscana                       2,000         4/30/2010
199          Coral Key Shopping Center                Payless Shoes                        2,980         6/1/2006
200          Shops of Argyle                        Big League Burgers                     2,740         1/31/2008
201          Rincon Business Park - Corona        Cars/Corona Collision Repair             7,450         8/31/2008
202          Shops at Pine Bluff                       Radio Shack                         2,640         7/31/2010
203          Taylor Square                          ValMer Land Title Agency               3,377         3/31/2007
204          Westcreek Crossing                          Quiznos                           1,588        12/31/2009
205          Hartwell Station                      Friedman's Jewelers                     2,000         9/30/2008
206          Foxwood Plaza                         Sally Beauty Supply                     1,500         9/30/2009
207          515 Westheimer                               Subway                           1,400        10/15/2007
209          Polo Place Shops                           Dr. Shows                          1,400         3/31/2009
211          7734 Girard Avenue                     Sugi International                     2,245         4/14/2010
212          Commerce Pointe Plaza                    Edventure, LLC                       1,760         5/31/2010
213          Newcastle Plaza                             Gamestop                          1,600        12/15/2009
215          Sparkleberry Crossing #2               Coldstone Creamery                     1,820         9/30/2008
216          Windward Plaza                           Payless Shoes                        2,800         9/30/2009
217          Westgate Center                     Prudential Realty-Hemig                   2,040         5/31/2008
218          Upland Plaza Shops                      Hot Spot Tanning                      1,950         4/30/2010
221          South Colony Shopping Center           Chris Durham, DVM                      1,566         3/31/2007
222          Rockport Retail                       Fred Loya Insurance                     1,200         5/31/2010
223          Highland Oaks Plaza                  Smokey's Discount Cigarettes             1,600        12/31/2005
224          Cale Colony 17                        The Environmental Company               2,000         1/17/2007
225          Parma Medical Center                   Northern Ohio Eye                      1,500         8/31/2007

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.
(3) ENCEL IS OCCUPYING THE HIGHLAND INDUSTRIAL PROPERTY ON A MONTH TO MONTH BASIS SINCE THE EXPIRATION OF ITS LEASE ON OCTOBER 31, 2005.
(4) THE 6TH AND UNION PROPERTY HAS FOUR TWO-BEDROOM UNITS AND ONE ONE-BEDROOM UNIT.
(5) THE DUNKIN DONUTS EXPIRATION DATE IS 10 YEARS FROM THE COMMENCEMENT DATE, WHICH IS EXPECTED TO BE 2/1/2006.

                              MULTIFAMILY SCHEDULE

                                                                                                UTILITIES
                 LOAN                                                                             TENANT                #
  #    CROSSED   GROUP   PROPERTY NAME                              PROPERTY SUB-TYPE              PAYS             ELEVATORS
  -    -------   -----   -------------                              -----------------              ----             ---------
 4A                2     Alexander Gardens                            Conventional            Electric/Water            0
 4B                2     Grand Oaks at the Lake                       Conventional            Electric/Water            0
 4C                2     Park Village                                 Conventional            Electric/Water            0
 4D                2     Malabar Lakes                                Conventional            Electric/Water            0
 13                2     Fairlane Meadow                              Conventional       Electric/Gas/Water/Sewer       0
 15                1     The Retreat at Fossil Creek                  Conventional            Electric/Water            0
 17                2     Brandychase Apartments                       Conventional                Water                 0
 18                1     Bexley Park Raleigh NC                       Conventional         Electric/Water/Sewer         0
 19                2     The Villages at Meyerland                    Conventional         Electric/Water/Sewer         0
 21                2     Reserve at Tranquility Lake Apartments       Conventional                Water                 0
 27                1     BRYAN - Twin Oaks Apartments                 Conventional               Electric               0
 29                2     Dry Creek Apartments                         Conventional             Electric/Gas             0
 31                2     Hidden Lakes Apartments                      Conventional             Electric/Gas             0
 32                1     Harbour Walk Sandstone Apts                  Conventional         Electric/Water/Sewer         0
 35                1     BRYAN - Spring Lake Apartments               Conventional               Electric               0
 38                2     AIMCO Chimneys of Oak Creek Apartments       Conventional       Electric/Gas/Water/Sewer       0
 39                2     AIMCO Oaks at Woodridge Apartments           Conventional            Electric/Water            0
 40                1     BRYAN - Windsor Lake Apartments              Conventional               Electric               0
 41                2     Canyon Point Cottages                        Conventional             Electric/Gas             0
 42                1     Windwood Oaks                                Conventional             Water/Sewer              0
 43                2     Woodridge Park Apartments                    Conventional               Electric               0
 45                2     Charleston at Sweetwater Apartments          Conventional            Electric/Water            0
 49                2     Kenwood Gardens                              Conventional             Electric/Gas             0
 53                2     Alpine Ridge Apartments                      Conventional             Electric/Gas             0
 54                1     Bexley at Davidson Apartments                Conventional         Electric/Water/Sewer         0
 56                2     Winding Trails Apartments                    Conventional         Electric/Water/Sewer         0
 61                2     AIMCO Hunter's Chase Apartments              Conventional             Electric/Gas             0
 70                2     Richmond Chase Apartments                    Conventional         Electric/Water/Sewer         0
 71                2     West Chase Apartments                        Conventional             Electric/Gas             0
 74                2     AIMCO Colony of Springdale Apartments        Conventional       Electric/Gas/Water/Sewer       0
 75      (B)       2     Shady Acres Mobile Home Park             Manufactured Housing             N/A                 N/A
 76      (B)       2     Royal Coach Mobile Home Park             Manufactured Housing             N/A                 N/A
 77      (B)       2     Mount Vista Mobile Home Park             Manufactured Housing             N/A                 N/A
 78                2     Churchill Commons Apartments                 Conventional       Electric/Gas/Water/Sewer       0
 79                2     Oaks of Cypress Station                      Conventional         Electric/Water/Sewer         0
 81                1     AIMCO Burgundy Court Apartments              Conventional               Electric               0
 91                2     AIMCO College Park Apartments                Conventional       Electric/Gas/Water/Sewer       0
 94                1     155 Wooster Street                           Conventional             Electric/Gas             2
 95                2     The Lodge North Apartments                   Conventional                 None                 0
 99                2     Silver Creek Apartments                      Conventional            Electric/Water            0
 101               2     Oak Creek Apartments                         Conventional             Electric/Gas             0
 102               2     Somerset Park Apartments                     Conventional             Electric/Gas             0
 104               2     Happy Village Apartments                     Conventional               Electric               0
 108               2     Vintage Corona Apartments                    Conventional               Electric               0
 111               1     AIMCO Stoneridge Apartments                  Conventional         Electric/Water/Sewer         0
 112               1     Kingsley Apartments                          Conventional             Electric/Gas             0
 115               2     AIMCO Woodmere Apartments                    Conventional               Electric               0
 117               2     Forest Hills Apartments                      Conventional               Electric               0
 121               2     Cypress Ridge Apartments                     Conventional       Electric/Gas/Water/Sewer       0
 122               1     LeClaire Station Apartments                  Conventional               Electric               0
 125               2     Colonial Court                               Conventional               Electric               0
 128               2     Northwest Pines                              Conventional         Electric/Water/Sewer         0
 129               2     Woodbridge Crossing                          Conventional            Electric/Water            0
 131               2     Mill Creek Apartments                        Conventional         Electric/Water/Sewer         0
 132               2     Oasis at Mesa Palms                          Conventional                 None                 3
 135               1     Mystic Creek Apartments                      Conventional               Electric               2
 139               2     Lincolnshire Coach Homes                     Conventional               Electric               0
 143               2     Stone Ridge Apartments                       Conventional         Electric/Water/Sewer         0
 145               2     Lakeview Heights                             Conventional             Electric/Gas             0
 146               2     Hunters Crossing Apartments                  Conventional       Electric/Gas/Water/Sewer       0
 148               2     Harmony Pines Apartments                     Conventional               Electric               0
 166               2     Village Apartments                           Conventional               Electric               0
 168               2     Sterling Pointe Apartments                   Conventional             Electric/Gas             0
 171               1     3133 Rochambeau Avenue                       Conventional             Electric/Gas             0
 181               2     Arcadia Park Apartments                      Conventional                 None                 0
 184               2     Apple Creek of Kansas City                   Conventional             Electric/Gas             0
185A               1     Serrano II                                   Conventional             Electric/Gas             0
185B               1     Serrano I                                    Conventional             Electric/Gas             0
 186               2     Fox Pointe Apartments                        Conventional             Electric/Gas             0
 191               2     Stone Creek Apartments                       Conventional               Electric               0
 192               2     Canyon Shadows Apartments                    Conventional               Electric               0
 193               2     Summerhouse Square Apartments                Conventional             Electric/Gas             0
 194               2     Redwood Terrace Apartments                   Conventional            Electric/Sewer            0
 196               2     Robin Hill Apartments                        Conventional             Electric/Gas             0
 208               1     Riverview Mobile Home Park               Manufactured Housing             N/A                 N/A
 210               2     French Chalet Apartments                     Conventional                 None                 0
 219               2     Beachwood Apartments                         Conventional               Electric               0
 220               2     Sunset Mobile Manor                      Manufactured Housing             N/A                 N/A
 226               2     Plaza Apartments                             Conventional               Electric               0
 227               2     McGregor Meadows Apartments                  Conventional               Electric               0
 228               2     Welsh Arms Apartments                        Conventional               Electric               0
 229               2     Wellington Place Apartments                  Conventional         Electric/Water/Sewer         0

                                                                  SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT
                 LOAN                                              STUDIO     STUDIO      STUDIO     1 BR        1 BR       1 BR
  #    CROSSED   GROUP   PROPERTY NAME                             UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT
  -    -------   -----   -------------                             -----    ---------   ---------    -----    ---------   ---------
 4A                2     Alexander Gardens                          N/A           N/A         N/A     224     $     728   $     760
 4B                2     Grand Oaks at the Lake                     N/A           N/A         N/A     104     $     798   $     959
 4C                2     Park Village                               N/A           N/A         N/A     68      $     666   $     755
 4D                2     Malabar Lakes                              N/A           N/A         N/A     32      $     632   $     660
 13                2     Fairlane Meadow                            N/A           N/A         N/A     320     $     821   $   1,975
 15                1     The Retreat at Fossil Creek                N/A           N/A         N/A     194     $     756   $     915
 17                2     Brandychase Apartments                     N/A           N/A         N/A     100     $     621   $     665
 18                1     Bexley Park Raleigh NC                     N/A           N/A         N/A     120     $     597   $     725
 19                2     The Villages at Meyerland                  N/A           N/A         N/A     459     $     561   $     630
 21                2     Reserve at Tranquility Lake Apartments     N/A           N/A         N/A     112     $     874   $     973
 27                1     BRYAN - Twin Oaks Apartments               N/A           N/A         N/A     101     $     648   $     665
 29                2     Dry Creek Apartments                       N/A           N/A         N/A     65      $     947   $   1,295
 31                2     Hidden Lakes Apartments                    N/A           N/A         N/A     144     $     589   $     665
 32                1     Harbour Walk Sandstone Apts                N/A           N/A         N/A     320     $     604   $     745
 35                1     BRYAN - Spring Lake Apartments             N/A           N/A         N/A     85      $     654   $     680
 38                2     AIMCO Chimneys of Oak Creek Apartments     N/A           N/A         N/A     156     $     524   $     661
 39                2     AIMCO Oaks at Woodridge Apartments         N/A           N/A         N/A     164     $     638   $     729
 40                1     BRYAN - Windsor Lake Apartments            N/A           N/A         N/A     96      $     639   $     665
 41                2     Canyon Point Cottages                      N/A           N/A         N/A     81      $     800   $     910
 42                1     Windwood Oaks                               32     $     502   $     530     161     $     589   $     685
 43                2     Woodridge Park Apartments                  N/A           N/A         N/A     84      $     729   $     820
 45                2     Charleston at Sweetwater Apartments        N/A           N/A         N/A     60      $     522   $     625
 49                2     Kenwood Gardens                            N/A           N/A         N/A     184     $     478   $     580
 53                2     Alpine Ridge Apartments                     52     $     502   $     550     N/A           N/A         N/A
 54                1     Bexley at Davidson Apartments              N/A           N/A         N/A     94      $     744   $     835
 56                2     Winding Trails Apartments                  N/A           N/A         N/A     328     $     468   $     560
 61                2     AIMCO Hunter's Chase Apartments            N/A           N/A         N/A     164     $     568   $     799
 70                2     Richmond Chase Apartments                  N/A           N/A         N/A     156     $     520   $     695
 71                2     West Chase Apartments                      N/A           N/A         N/A     48      $     583   $     868
 74                2     AIMCO Colony of Springdale Apartments       1      $     489   $     489     80      $     545   $     640
 75      (B)       2     Shady Acres Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 76      (B)       2     Royal Coach Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 77      (B)       2     Mount Vista Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 78                2     Churchill Commons Apartments               N/A           N/A         N/A     N/A           N/A         N/A
 79                2     Oaks of Cypress Station                    N/A           N/A         N/A     190     $     487   $     600
 81                1     AIMCO Burgundy Court Apartments            N/A           N/A         N/A     32      $     526   $     609
 91                2     AIMCO College Park Apartments              N/A           N/A         N/A     104     $     568   $     595
 94                1     155 Wooster Street                         N/A           N/A         N/A     14      $   3,399   $   9,000
 95                2     The Lodge North Apartments                 N/A           N/A         N/A     41      $     512   $     549
 99                2     Silver Creek Apartments                    N/A           N/A         N/A     240     $     345   $     389
 101               2     Oak Creek Apartments                        4      $     380   $     385     197     $     420   $     465
 102               2     Somerset Park Apartments                    48     $     332   $     349     120     $     400   $     415
 104               2     Happy Village Apartments                   N/A           N/A         N/A     125     $     441   $     490
 108               2     Vintage Corona Apartments                  N/A           N/A         N/A     18      $     902   $     935
 111               1     AIMCO Stoneridge Apartments                N/A           N/A         N/A     32      $     592   $     629
 112               1     Kingsley Apartments                        N/A           N/A         N/A     38      $     800   $     825
 115               2     AIMCO Woodmere Apartments                  N/A           N/A         N/A     24      $     547   $     619
 117               2     Forest Hills Apartments                     80     $     491   $     530     80      $     593   $     630
 121               2     Cypress Ridge Apartments                   N/A           N/A         N/A     172     $     469   $     609
 122               1     LeClaire Station Apartments                N/A           N/A         N/A     124     $     655   $     725
 125               2     Colonial Court                             N/A           N/A         N/A     55      $     855   $     925
 128               2     Northwest Pines                            N/A           N/A         N/A     204     $     433   $     495
 129               2     Woodbridge Crossing                        N/A           N/A         N/A     64      $     565   $     620
 131               2     Mill Creek Apartments                      N/A           N/A         N/A     71      $     514   $     785
 132               2     Oasis at Mesa Palms                        N/A           N/A         N/A     55      $     931   $   1,650
 135               1     Mystic Creek Apartments                    N/A           N/A         N/A     64      $     501   $     555
 139               2     Lincolnshire Coach Homes                   N/A           N/A         N/A     N/A           N/A         N/A
 143               2     Stone Ridge Apartments                     N/A           N/A         N/A     36      $     652   $     665
 145               2     Lakeview Heights                           N/A           N/A         N/A     N/A           N/A         N/A
 146               2     Hunters Crossing Apartments                N/A           N/A         N/A     N/A           N/A         N/A
 148               2     Harmony Pines Apartments                   N/A           N/A         N/A     30      $     498   $     559
 166               2     Village Apartments                         N/A           N/A         N/A     32      $     434   $     435
 168               2     Sterling Pointe Apartments                  1      $       0   $       0     15      $     425   $     485
 171               1     3133 Rochambeau Avenue                      6      $     847   $   1,075     28      $     823   $   1,043
 181               2     Arcadia Park Apartments                    N/A           N/A         N/A     54      $     605   $     640
 184               2     Apple Creek of Kansas City                 N/A           N/A         N/A     69      $     527   $     629
185A               1     Serrano II                                 N/A           N/A         N/A      9      $     989   $   1,150
185B               1     Serrano I                                  N/A           N/A         N/A      8      $     982   $   1,100
 186               2     Fox Pointe Apartments                      N/A           N/A         N/A     30      $     509   $     595
 191               2     Stone Creek Apartments                     N/A           N/A         N/A     36      $     499   $     525
 192               2     Canyon Shadows Apartments                  N/A           N/A         N/A     120     $     421   $     425
 193               2     Summerhouse Square Apartments              N/A           N/A         N/A     11      $     378   $     459
 194               2     Redwood Terrace Apartments                  1      $     665   $     665     12      $     660   $     680
 196               2     Robin Hill Apartments                      N/A           N/A         N/A     24      $     661   $     750
 208               1     Riverview Mobile Home Park                 N/A           N/A         N/A     N/A           N/A         N/A
 210               2     French Chalet Apartments                    4      $     413   $     450     27      $     528   $     550
 219               2     Beachwood Apartments                       N/A           N/A         N/A     17      $     846   $   1,075
 220               2     Sunset Mobile Manor                        N/A           N/A         N/A     N/A           N/A         N/A
 226               2     Plaza Apartments                           N/A           N/A         N/A     14      $     589   $     625
 227               2     McGregor Meadows Apartments                N/A           N/A         N/A     27      $     377   $     399
 228               2     Welsh Arms Apartments                       2      $     510   $     520     18      $     656   $     700
 229               2     Wellington Place Apartments                N/A           N/A         N/A     N/A           N/A         N/A

                                                                  SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT
                 LOAN                                              2 BR       2 BR         2 BR      3 BR       3 BR         3 BR
 #     CROSSED   GROUP   PROPERTY NAME                             UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT
 -     -------   -----   -------------                             -----    ---------   ---------    -----    ---------   ---------
 4A                2     Alexander Gardens                          240     $     868   $     980     16      $   1,117   $   1,150
 4B                2     Grand Oaks at the Lake                     128     $     840   $     975     68      $   1,011   $   1,140
 4C                2     Park Village                               70      $     822   $     885     N/A           N/A         N/A
 4D                2     Malabar Lakes                              80      $     789   $     900     N/A           N/A         N/A
 13                2     Fairlane Meadow                            168     $   1,142   $   2,725     N/A           N/A         N/A
 15                1     The Retreat at Fossil Creek                160     $   1,022   $   1,179     30      $   1,270   $   1,365
 17                2     Brandychase Apartments                     328     $     738   $     935     N/A           N/A         N/A
 18                1     Bexley Park Raleigh NC                     136     $     738   $     949     60      $     915   $   1,150
 19                2     The Villages at Meyerland                  255     $     690   $     900     N/A           N/A         N/A
 21                2     Reserve at Tranquility Lake Apartments     172     $   1,139   $   1,391     30      $   1,511   $   1,550
 27                1     BRYAN - Twin Oaks Apartments               113     $     748   $     770     88      $     879       $ 890
 29                2     Dry Creek Apartments                       80      $   1,159   $   1,345     54      $   1,418   $   1,720
 31                2     Hidden Lakes Apartments                    204     $     698   $     780     12      $     875   $     915
 32                1     Harbour Walk Sandstone Apts                80      $     814   $     945     N/A           N/A         N/A
 35                1     BRYAN - Spring Lake Apartments             81      $     756   $     780     88      $     837   $     865
 38                2     AIMCO Chimneys of Oak Creek Apartments     204     $     626   $     749     28      $     781   $     839
 39                2     AIMCO Oaks at Woodridge Apartments         168     $     742   $     799     N/A           N/A         N/A
 40                1     BRYAN - Windsor Lake Apartments            139     $     732   $     755     39      $     887   $     920
 41                2     Canyon Point Cottages                      80      $     982   $   1,145     35      $   1,165   $   1,390
 42                1     Windwood Oaks                              159     $     716   $     759     N/A           N/A         N/A
 43                2     Woodridge Park Apartments                  116     $     947   $     985     16      $   1,125   $   1,135
 45                2     Charleston at Sweetwater Apartments        166     $     707   $     890     38      $     845   $   1,025
 49                2     Kenwood Gardens                            294     $     572   $     684     26      $     700   $     709
 53                2     Alpine Ridge Apartments                    86      $     577   $     675     56      $     875   $     875
 54                1     Bexley at Davidson Apartments              81      $     936   $   1,025     10      $   1,178   $   1,185
 56                2     Winding Trails Apartments                  102     $     575   $     665      8      $     704   $     749
 61                2     AIMCO Hunter's Chase Apartments            128     $     677   $     754     N/A           N/A         N/A
 70                2     Richmond Chase Apartments                  136     $     654   $     805     N/A           N/A         N/A
 71                2     West Chase Apartments                      96      $     683   $   1,268     48      $     771   $   1,310
 74                2     AIMCO Colony of Springdale Apartments      150     $     657   $     749     30      $     889   $     962
 75      (B)       2     Shady Acres Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 76      (B)       2     Royal Coach Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 77      (B)       2     Mount Vista Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 78                2     Churchill Commons Apartments               160     $     579   $     725     80      $     695   $     735
 79                2     Oaks of Cypress Station                    104     $     627   $     750     N/A           N/A         N/A
 81                1     AIMCO Burgundy Court Apartments            140     $     628   $     739     62      $     815   $   1,039
 91                2     AIMCO College Park Apartments              104     $     625   $     930     N/A           N/A         N/A
 94                1     155 Wooster Street                         N/A           N/A         N/A     N/A           N/A         N/A
 95                2     The Lodge North Apartments                 104     $     625   $     699     42      $     692   $     749
 99                2     Silver Creek Apartments                    80      $     516   $     539     N/A           N/A         N/A
101                2     Oak Creek Apartments                       86      $     482   $     515     N/A           N/A         N/A
102                2     Somerset Park Apartments                   258     $     516   $     630     98      $     602   $     650
104                2     Happy Village Apartments                   109     $     587   $     645     56      $     666   $     801
108                2     Vintage Corona Apartments                  40      $   1,216   $   1,240      4      $   1,450   $   1,450
111                1     AIMCO Stoneridge Apartments                110     $     671   $     790      8      $     997   $   1,089
112                1     Kingsley Apartments                        51      $     899   $     975      1      $   1,000   $   1,000
115                2     AIMCO Woodmere Apartments                  84      $     652   $     749     42      $     833   $     889
117                2     Forest Hills Apartments                    N/A           N/A         N/A     N/A           N/A         N/A
121                2     Cypress Ridge Apartments                   96      $     582   $     660     N/A           N/A         N/A
122                1     LeClaire Station Apartments                N/A           N/A         N/A     N/A           N/A         N/A
125                2     Colonial Court                             42      $     956   $     995     N/A           N/A         N/A
128                2     Northwest Pines                            160     $     568   $     655     N/A           N/A         N/A
129                2     Woodbridge Crossing                        88      $     679   $     745     24      $     801   $     805
131                2     Mill Creek Apartments                      105     $     667   $     825     N/A           N/A         N/A
132                2     Oasis at Mesa Palms                        85      $   1,291   $   2,325     N/A           N/A         N/A
135                1     Mystic Creek Apartments                    86      $     599   $     665     14      $     758   $     790
139                2     Lincolnshire Coach Homes                   70      $   1,074   $   1,249     N/A           N/A         N/A
143                2     Stone Ridge Apartments                     36      $     751   $     765     12      $     953   $     960
145                2     Lakeview Heights                            1      $     550   $     550     83      $     773   $     773
146                2     Hunters Crossing Apartments                84      $     755   $     810     N/A           N/A         N/A
148                2     Harmony Pines Apartments                   118     $     538   $     619     N/A           N/A         N/A
166                2     Village Apartments                         56      $     502   $     525     14      $     632   $     650
168                2     Sterling Pointe Apartments                 57      $     494   $     565     40      $     596   $     735
171                1     3133 Rochambeau Avenue                     10      $     959   $   1,198      5      $   1,054   $   1,180
181                2     Arcadia Park Apartments                    19      $     799   $     820     N/A           N/A         N/A
184                2     Apple Creek of Kansas City                 34      $     652   $     755     N/A           N/A         N/A
185A               1     Serrano II                                  5      $   1,214   $   1,350      2      $   1,391   $   1,400
185B               1     Serrano I                                   5      $   1,171   $   1,400     N/A           N/A         N/A
186                2     Fox Pointe Apartments                      30      $     615   $     705     N/A           N/A         N/A
191                2     Stone Creek Apartments                     44      $     600   $     655     N/A           N/A         N/A
192                2     Canyon Shadows Apartments                  N/A           N/A         N/A     N/A           N/A         N/A
193                2     Summerhouse Square Apartments              122     $     457   $     499     N/A           N/A         N/A
194                2     Redwood Terrace Apartments                 44      $     691   $     825     N/A           N/A         N/A
196                2     Robin Hill Apartments                      42      $     732   $     800     N/A           N/A         N/A
208                1     Riverview Mobile Home Park                 N/A           N/A         N/A     N/A           N/A         N/A
210                2     French Chalet Apartments                   37      $     644   $     675      7      $     824   $     950
219                2     Beachwood Apartments                        3      $   1,199   $   1,290     N/A           N/A         N/A
220                2     Sunset Mobile Manor                        N/A           N/A         N/A     N/A           N/A         N/A
226                2     Plaza Apartments                            6      $     608   $     620      2      $     728   $     780
227                2     McGregor Meadows Apartments                15      $     442   $     525     N/A           N/A         N/A
228                2     Welsh Arms Apartments                      N/A           N/A         N/A     N/A           N/A         N/A
229                2     Wellington Place Apartments                34      $     483   $     515     N/A           N/A         N/A

                                                                  SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT
                 LOAN                                              4 BR       4 BR         4 BR       5 BR      5 BR        5 BR
  #    CROSSED   GROUP   PROPERTY NAME                             UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT
  -    -------   -----   -------------                             -----    ---------   ---------    -----    ---------   ---------
 4A                2     Alexander Gardens                          N/A           N/A         N/A     N/A           N/A         N/A
 4B                2     Grand Oaks at the Lake                     N/A           N/A         N/A     N/A           N/A         N/A
 4C                2     Park Village                               N/A           N/A         N/A     N/A           N/A         N/A
 4D                2     Malabar Lakes                              N/A           N/A         N/A     N/A           N/A         N/A
 13                2     Fairlane Meadow                            N/A           N/A         N/A     N/A           N/A         N/A
 15                1     The Retreat at Fossil Creek                N/A           N/A         N/A     N/A           N/A         N/A
 17                2     Brandychase Apartments                     N/A           N/A         N/A     N/A           N/A         N/A
 18                1     Bexley Park Raleigh NC                     N/A           N/A         N/A     N/A           N/A         N/A
 19                2     The Villages at Meyerland                  N/A           N/A         N/A     N/A           N/A         N/A
 21                2     Reserve at Tranquility Lake Apartments     N/A           N/A         N/A     N/A           N/A         N/A
 27                1     BRYAN - Twin Oaks Apartments               N/A           N/A         N/A     N/A           N/A         N/A
 29                2     Dry Creek Apartments                       N/A           N/A         N/A     N/A           N/A         N/A
 31                2     Hidden Lakes Apartments                    N/A           N/A         N/A     N/A           N/A         N/A
 32                1     Harbour Walk Sandstone Apts                N/A           N/A         N/A     N/A           N/A         N/A
 35                1     BRYAN - Spring Lake Apartments             N/A           N/A         N/A     N/A           N/A         N/A
 38                2     AIMCO Chimneys of Oak Creek Apartments     N/A           N/A         N/A     N/A           N/A         N/A
 39                2     AIMCO Oaks at Woodridge Apartments         N/A           N/A         N/A     N/A           N/A         N/A
 40                1     BRYAN - Windsor Lake Apartments            N/A           N/A         N/A     N/A           N/A         N/A
 41                2     Canyon Point Cottages                      N/A           N/A         N/A     N/A           N/A         N/A
 42                1     Windwood Oaks                              N/A           N/A         N/A     N/A           N/A         N/A
 43                2     Woodridge Park Apartments                  N/A           N/A         N/A     N/A           N/A         N/A
 45                2     Charleston at Sweetwater Apartments        N/A           N/A         N/A     N/A           N/A         N/A
 49                2     Kenwood Gardens                            N/A           N/A         N/A     N/A           N/A         N/A
 53                2     Alpine Ridge Apartments                    N/A           N/A         N/A     N/A           N/A         N/A
 54                1     Bexley at Davidson Apartments              N/A           N/A         N/A     N/A           N/A         N/A
 56                2     Winding Trails Apartments                  N/A           N/A         N/A     N/A           N/A         N/A
 61                2     AIMCO Hunter's Chase Apartments            N/A           N/A         N/A     N/A           N/A         N/A
 70                2     Richmond Chase Apartments                  N/A           N/A         N/A     N/A           N/A         N/A
 71                2     West Chase Apartments                      N/A           N/A         N/A     N/A           N/A         N/A
 74                2     AIMCO Colony of Springdale Apartments      N/A           N/A         N/A     N/A           N/A         N/A
 75      (B)       2     Shady Acres Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 76      (B)       2     Royal Coach Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 77      (B)       2     Mount Vista Mobile Home Park               N/A           N/A         N/A     N/A           N/A         N/A
 78                2     Churchill Commons Apartments               N/A           N/A         N/A     N/A           N/A         N/A
 79                2     Oaks of Cypress Station                    N/A           N/A         N/A     N/A           N/A         N/A
 81                1     AIMCO Burgundy Court Apartments            N/A           N/A         N/A     N/A           N/A         N/A
 91                2     AIMCO College Park Apartments              N/A           N/A         N/A     N/A           N/A         N/A
 94                1     155 Wooster Street                         N/A           N/A         N/A     N/A           N/A         N/A
 95                2     The Lodge North Apartments                 N/A           N/A         N/A     N/A           N/A         N/A
 99                2     Silver Creek Apartments                    N/A           N/A         N/A     N/A           N/A         N/A
 101               2     Oak Creek Apartments                       N/A           N/A         N/A     N/A           N/A         N/A
 102               2     Somerset Park Apartments                   N/A           N/A         N/A     N/A           N/A         N/A
 104               2     Happy Village Apartments                   N/A           N/A         N/A     N/A           N/A         N/A
 108               2     Vintage Corona Apartments                  N/A           N/A         N/A     N/A           N/A         N/A
 111               1     AIMCO Stoneridge Apartments                N/A           N/A         N/A     N/A           N/A         N/A
 112               1     Kingsley Apartments                        N/A           N/A         N/A     N/A           N/A         N/A
 115               2     AIMCO Woodmere Apartments                  N/A           N/A         N/A     N/A           N/A         N/A
 117               2     Forest Hills Apartments                    N/A           N/A         N/A     N/A           N/A         N/A
 121               2     Cypress Ridge Apartments                   N/A           N/A         N/A     N/A           N/A         N/A
 122               1     LeClaire Station Apartments                N/A           N/A         N/A     N/A           N/A         N/A
 125               2     Colonial Court                             N/A           N/A         N/A     N/A           N/A         N/A
 128               2     Northwest Pines                            N/A           N/A         N/A     N/A           N/A         N/A
 129               2     Woodbridge Crossing                        N/A           N/A         N/A     N/A           N/A         N/A
 131               2     Mill Creek Apartments                      N/A           N/A         N/A     N/A           N/A         N/A
 132               2     Oasis at Mesa Palms                        N/A           N/A         N/A     N/A           N/A         N/A
 135               1     Mystic Creek Apartments                    N/A           N/A         N/A     N/A           N/A         N/A
 139               2     Lincolnshire Coach Homes                   N/A           N/A         N/A     N/A           N/A         N/A
 143               2     Stone Ridge Apartments                     N/A           N/A         N/A     N/A           N/A         N/A
 145               2     Lakeview Heights                           N/A           N/A         N/A     N/A           N/A         N/A
 146               2     Hunters Crossing Apartments                N/A           N/A         N/A     N/A           N/A         N/A
 148               2     Harmony Pines Apartments                   N/A           N/A         N/A     N/A           N/A         N/A
 166               2     Village Apartments                         N/A           N/A         N/A     N/A           N/A         N/A
 168               2     Sterling Pointe Apartments                 12      $     782   $     805     N/A           N/A         N/A
 171               1     3133 Rochambeau Avenue                     N/A           N/A         N/A     N/A           N/A         N/A
 181               2     Arcadia Park Apartments                    N/A           N/A         N/A     N/A           N/A         N/A
 184               2     Apple Creek of Kansas City                 N/A           N/A         N/A     N/A           N/A         N/A
185A               1     Serrano II                                 N/A           N/A         N/A     N/A           N/A         N/A
185B               1     Serrano I                                  N/A           N/A         N/A     N/A           N/A         N/A
 186               2     Fox Pointe Apartments                      N/A           N/A         N/A     N/A           N/A         N/A
 191               2     Stone Creek Apartments                     N/A           N/A         N/A     N/A           N/A         N/A
 192               2     Canyon Shadows Apartments                  N/A           N/A         N/A     N/A           N/A         N/A
 193               2     Summerhouse Square Apartments              N/A           N/A         N/A     N/A           N/A         N/A
 194               2     Redwood Terrace Apartments                 N/A           N/A         N/A     N/A           N/A         N/A
 196               2     Robin Hill Apartments                      N/A           N/A         N/A     N/A           N/A         N/A
 208               1     Riverview Mobile Home Park                 N/A           N/A         N/A     N/A           N/A         N/A
 210               2     French Chalet Apartments                   N/A           N/A         N/A     N/A           N/A         N/A
 219               2     Beachwood Apartments                       N/A           N/A         N/A     N/A           N/A         N/A
 220               2     Sunset Mobile Manor                        N/A           N/A         N/A     N/A           N/A         N/A
 226               2     Plaza Apartments                           N/A           N/A         N/A     N/A           N/A         N/A
 227               2     McGregor Meadows Apartments                N/A           N/A         N/A     N/A           N/A         N/A
 228               2     Welsh Arms Apartments                      N/A           N/A         N/A     N/A           N/A         N/A
 229               2     Wellington Place Apartments                N/A           N/A         N/A     N/A           N/A         N/A

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                        RECURRING RESERVE CAP INFORMATION

                                                                                                      CONTRACTUAL
                                                                                       CUT-OFF DATE    RECURRING
                 LOAN                                                                   PRINCIPAL     REPLACEMENT
 #     CROSSED   GROUP   LOAN NAME                                                     BALANCE (1)      RESERVE
 -     -------   -----   ---------                                                     -----------      -------
9                  1     Highland Industrial                                           $ 36,400,000   $    68,886
10                 1     Ashbrook Commons                                                35,000,000   $    29,860
11                 1     Bridge Street Properties                                        34,962,192   $    39,496
13                 2     Fairlane Meadow                                                 27,270,000   $   122,004
15                 1     The Retreat at Fossil Creek                                     26,300,000   $    76,800
16                 1     McKinley Crossroads                                             26,100,000   $    40,175
17                 2     Brandychase Apartments                                          24,000,000   $   107,000
18                 1     Bexley Park Raleigh NC                                          23,200,000   $    63,200
22                 1     City Center West A                                              21,000,000   $    21,194
23                 1     Riverbend Marketplace                                           19,456,676   $    14,261
25                 1     3100 New York Drive                                             19,000,000   $    38,050
26                 1     Southern Palms                                                  18,610,000   $    50,938
27                 1     BRYAN - Twin Oaks Apartments                                    18,600,000   $    60,400
35                 1     BRYAN - Spring Lake Apartments                                  15,050,000   $    50,800
37                 1     Fiddler's Run Shopping Center                                   14,968,051   $    30,447
40                 1     BRYAN - Windsor Lake Apartments                                 14,175,000   $    54,804
46                 1     Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23     13,260,000   $         0
47                 1     Garden Creek Center                                             13,050,000   $         0
50                 1     Roxbury Medical Building                                        11,800,000   $     7,609
51                 1     Indian Trace Center                                             11,461,317   $    15,000
54                 1     Bexley at Davidson Apartments                                   11,000,000   $    37,000
55                 1     3880 Lemon Street                                               11,000,000   $    13,878
57                 1     1250 Hallandale Office Building                                 10,500,000   $    17,175
59                 1     Parklands Office Center                                         10,500,000   $    12,163
60                 1     Chester Industrial Park Building                                10,500,000   $    19,440
62                 1     Lanier Crossing                                                 10,300,000   $         0
64                 1     Wilmington Island Kroger                                        10,177,100   $    13,020
66                 1     Varner Crossing                                                 10,100,000   $         0
67       (A)       1     Intermountain - Fairfield Inn & Suites Lawton                    5,110,242             3%
68       (A)       1     Intermountain - Courtyard Wichita                                4,985,602             3%
72                 1     Crowe's Crossing                                                 9,400,000   $         0
82                 1     Village Festival                                                 8,633,683   $     8,199
85                 1     Cape Horn Shopping Center                                        8,200,000   $    16,833
86                 1     Comfort Suites Maingate East                                     8,176,185             4%
87                 1     Washington Mutual Center                                         8,000,000   $     7,267
88                 1     Cross Roads Shopping Center                                      8,000,000   $     5,237
89                 1     Bonita Storage Inn                                               8,000,000   $    17,066
90                 1     River Point III                                                  7,883,458   $    10,350
92                 1     224 North Des Plaines                                            7,500,000   $     8,400
96                 1     Pioneer Business Center                                          7,200,000   $    15,285
100                1     Barrett Creek Plaza                                              7,125,000   $     4,272
105                1     North Shore Office Plaza                                         6,800,000   $    11,496
106                1     Wells Cargo - Orange                                             6,792,112   $    10,111
107                1     Intermountain - Residence Inn Rogers                             6,779,969             3%
109                1     Promenade Shopping Center                                        6,500,000   $     5,411
110                1     Sanders East Business Park                                       6,457,500   $    24,996
113                1     Park Towers                                                      6,386,311   $         0
118                1     Marriott Courtyard Ocoee                                         6,090,585             1%(2)
119                1     River Ridge Crossing West                                        6,030,000   $     5,857
120                1     551 West Lancaster Avenue                                        6,000,000   $     5,764
123                1     The Broadway Building                                            6,000,000   $     9,075
124                1     Renaissance Magnolia Shopping Center                             6,000,000   $    14,094
126                1     Park Plaza At Aliso Town Center Building 6                       5,925,000   $         0
127                1     Wells Cargo - Camarillo                                          5,825,360   $     8,403
130                1     RiverStone Medical Center                                        5,720,000   $         0
134                1     Ricci Leopold Building                                           5,494,036   $     2,976
135                1     Mystic Creek Apartments                                          5,400,000   $    41,004
136                1     Dollar Self Storage - Grant Road                                 5,394,200   $    13,016
137                1     Intermountain - Residence Inn Fort Smith                         5,366,231             3%
138                1     Overlake Office                                                  5,293,966   $     8,932
139                2     Lincolnshire Coach Homes                                         5,250,000   $    13,800
140                1     Haute Harwin Fashion Center                                      5,177,370   $     3,901
141                1     Intermountain - Fairfield Inn & Suites Sparks                    5,175,055             3%
142                1     Rancho San Diego Professional Center                             5,144,750   $         0
144                1     Intermountain - Residence Inn Olathe                             5,007,819             3%
146                2     Hunters Crossing Apartments                                      4,800,000   $    16,800
147                1     Stewart Lamb Shopping Center                                     4,784,809   $         0
149                1     River Ridge Crossing East                                        4,720,000   $     4,288
154                1     Atria on Market                                                  4,400,000   $     1,646
155                1     Fountainbleu Court                                               4,400,000   $     6,960
160                1     Market Place Shopping Center                                     4,286,843   $     7,231
161                1     Marketplace at University Pointe                                 4,157,367   $     3,308
162                1     McGalliard Mall Shops                                            4,100,000   $         0
169                1     Temecula Plaza                                                   3,700,000   $         0
175                1     CMS Portfolio                                                    3,492,995   $     6,165
176                1     Maple Drive                                                      3,489,238   $         0
178                1     Piedmont Court                                                   3,289,853   $         0
182                1     Broadview Crossings Center                                       3,196,446   $         0
183                1     6th and Union Plaza                                              3,093,701   $         0
188                1     Steeple Square Shopping Center                                   2,760,000   $         0
190                1     Portico Shopping Center                                          2,700,000   $     1,032
193                2     Summerhouse Square Apartments                                    2,693,976   $    33,252
195                1     59th and Ashland Retail                                          2,569,790   $         0
198                1     Nashua NH                                                        2,347,423   $         0
199                1     Coral Key Shopping Center                                        2,268,454   $         0
200                1     Shops of Argyle                                                  2,250,000   $     2,400
201                1     Rincon Business Park - Corona                                    2,250,000   $    11,934
204                1     Westcreek Crossing                                               2,093,189   $         0
205                1     Hartwell Station                                                 2,091,825   $         0
206                1     Foxwood Plaza                                                    2,000,000   $         0
209                1     Polo Place Shops                                                 1,877,876   $         0
212                1     Commerce Pointe Plaza                                            1,771,486   $         0
213                1     Newcastle Plaza                                                  1,750,000   $         0
215                1     Sparkleberry Crossing #2                                         1,714,722   $         0
216                1     Windward Plaza                                                   1,546,952   $     2,292
221                1     South Colony Shopping Center                                     1,304,138   $         0
222                1     Rockport Retail                                                  1,202,360   $         0
223                1     Highland Oaks Plaza                                              1,123,805   $    26,667
224                1     Cale Colony 17                                                   1,121,832   $         0
225                1     Parma Medical Center                                             1,098,398   $     3,956
227                2     McGregor Meadows Apartments                                      1,022,917   $    10,500

                                                                                                   CONTRACTUAL
                                                                                                    RECURRING
                 LOAN                                                                              REPLACEMENT
 #     CROSSED   GROUP   LOAN NAME                                                                 RESERVE CAP
 -     -------   -----   ---------                                                                 -----------
9                  1     Highland Industrial                                                       $ 137,772
10                 1     Ashbrook Commons                                                          $  29,860
11                 1     Bridge Street Properties                                                        N/A
13                 2     Fairlane Meadow                                                           $ 125,000
15                 1     The Retreat at Fossil Creek                                               $  76,800
16                 1     McKinley Crossroads                                                       $  40,175
17                 2     Brandychase Apartments                                                    $ 171,200
18                 1     Bexley Park Raleigh NC                                                    $ 126,400
22                 1     City Center West A                                                        $  63,582
23                 1     Riverbend Marketplace                                                           N/A
25                 1     3100 New York Drive                                                       $ 114,150
26                 1     Southern Palms                                                            $ 152,814
27                 1     BRYAN - Twin Oaks Apartments                                              $ 120,800
35                 1     BRYAN - Spring Lake Apartments                                            $ 101,600
37                 1     Fiddler's Run Shopping Center                                                   N/A
40                 1     BRYAN - Windsor Lake Apartments                                           $ 109,608
46                 1     Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23               $  11,526
47                 1     Garden Creek Center                                                             N/A
50                 1     Roxbury Medical Building                                                        N/A
51                 1     Indian Trace Center                                                       $  45,000
54                 1     Bexley at Davidson Apartments                                             $  74,000
55                 1     3880 Lemon Street                                                         $  44,925
57                 1     1250 Hallandale Office Building                                                 N/A
59                 1     Parklands Office Center                                                   $  60,816
60                 1     Chester Industrial Park Building                                          $  58,320
62                 1     Lanier Crossing                                                                 N/A
64                 1     Wilmington Island Kroger                                                  $  20,000
66                 1     Varner Crossing                                                                 N/A
67       (A)       1     Intermountain - Fairfield Inn & Suites Lawton                             $  90,050
68       (A)       1     Intermountain - Courtyard Wichita                                         $  91,250
72                 1     Crowe's Crossing                                                                N/A
82                 1     Village Festival                                                                N/A
85                 1     Cape Horn Shopping Center                                                 $  34,500
86                 1     Comfort Suites Maingate East                                              $ 500,000
87                 1     Washington Mutual Center                                                  $  21,801
88                 1     Cross Roads Shopping Center                                               $  15,711
89                 1     Bonita Storage Inn                                                        $  51,198
90                 1     River Point III                                                           $  20,610
92                 1     224 North Des Plaines                                                     $  20,000
96                 1     Pioneer Business Center                                                   $  64,000
100                1     Barrett Creek Plaza                                                       $  42,720
105                1     North Shore Office Plaza                                                        N/A
106                1     Wells Cargo - Orange                                                      $  40,444
107                1     Intermountain - Residence Inn Rogers                                      $  70,200
109                1     Promenade Shopping Center                                                 $  16,235
110                1     Sanders East Business Park                                                $ 112,500
113                1     Park Towers                                                                     N/A
118                1     Marriott Courtyard Ocoee                                        4% of the gross revenues for
                                                                                       the first three years of the loan.
119                1     River Ridge Crossing West                                                 $  17,571
120                1     551 West Lancaster Avenue                                                       N/A
123                1     The Broadway Building                                                           N/A
124                1     Renaissance Magnolia Shopping Center                                      $  28,188
126                1     Park Plaza At Aliso Town Center Building 6                                $   6,340
127                1     Wells Cargo - Camarillo                                                   $  33,612
130                1     RiverStone Medical Center                                                       N/A
134                1     Ricci Leopold Building                                                          N/A
135                1     Mystic Creek Apartments                                                   $  82,000
136                1     Dollar Self Storage - Grant Road                                          $  39,224
137                1     Intermountain - Residence Inn Fort Smith                                  $  71,086
138                1     Overlake Office                                                                 N/A
139                2     Lincolnshire Coach Homes                                                  $  50,000
140                1     Haute Harwin Fashion Center                                                     N/A
141                1     Intermountain - Fairfield Inn & Suites Sparks                             $ 121,466
142                1     Rancho San Diego Professional Center                                            N/A
144                1     Intermountain - Residence Inn Olathe                                      $ 106,700
146                2     Hunters Crossing Apartments                                               $  33,600
147                1     Stewart Lamb Shopping Center                                                    N/A
149                1     River Ridge Crossing East                                                 $  12,864
154                1     Atria on Market                                                                 N/A
155                1     Fountainbleu Court                                                              N/A
160                1     Market Place Shopping Center                                              $  21,693
161                1     Marketplace at University Pointe                                             $9,924
162                1     McGalliard Mall Shops                                                           N/A
169                1     Temecula Plaza                                                                  N/A
175                1     CMS Portfolio                                                                   N/A
176                1     Maple Drive                                                                     N/A
178                1     Piedmont Court                                                                  N/A
182                1     Broadview Crossings Center                                                      N/A
183                1     6th and Union Plaza                                                             N/A
188                1     Steeple Square Shopping Center                                                  N/A
190                1     Portico Shopping Center                                                         N/A
193                2     Summerhouse Square Apartments                                             $  55,000
195                1     59th and Ashland Retail                                                         N/A
198                1     Nashua NH                                                                       N/A
199                1     Coral Key Shopping Center                                                       N/A
200                1     Shops of Argyle                                                           $   7,200
201                1     Rincon Business Park - Corona                                             $  47,737
204                1     Westcreek Crossing                                                              N/A
205                1     Hartwell Station                                                                N/A
206                1     Foxwood Plaza                                                                   N/A
209                1     Polo Place Shops                                                                N/A
212                1     Commerce Pointe Plaza                                                           N/A
213                1     Newcastle Plaza                                                                 N/A
215                1     Sparkleberry Crossing #2                                                        N/A
216                1     Windward Plaza                                                            $   4,716
221                1     South Colony Shopping Center                                                    N/A
222                1     Rockport Retail                                                                 N/A
223                1     Highland Oaks Plaza                                                       $  40,000
224                1     Cale Colony 17                                                                  N/A
225                1     Parma Medical Center                                                            N/A
227                2     McGregor Meadows Apartments                                               $  21,000

                                                                         CONTRACTUAL       CONTRACTUAL
                                                                          RECURRING         RECURRING      CONTRACTUAL
                 LOAN                                                      LC & TI           LC & TI          OTHER
 #     CROSSED   GROUP   LOAN NAME                                         RESERVE         RESERVE CAP       RESERVE
 -     -------   -----   ---------                                         -------         -----------       -------
9                  1     Highland Industrial                            $       13,333   $    1,000,000   $            0
10                 1     Ashbrook Commons                               $        4,167   $      100,000   $            0
11                 1     Bridge Street Properties                       $       11,734   $      200,000   $        6,250
13                 2     Fairlane Meadow                                $            0              N/A   $            0
15                 1     The Retreat at Fossil Creek                    $            0              N/A   $            0
16                 1     McKinley Crossroads                            $       16,667   $      400,000   $            0
17                 2     Brandychase Apartments                         $            0              N/A   $            0
18                 1     Bexley Park Raleigh NC                         $            0              N/A   $            0
22                 1     City Center West A                             $       12,500   $      300,000   $            0
23                 1     Riverbend Marketplace                          $        2,500   $      100,000   $            0
25                 1     3100 New York Drive                            $        6,250              N/A   $            0
26                 1     Southern Palms                                 $       12,500   $      450,000   $            0
27                 1     BRYAN - Twin Oaks Apartments                   $            0              N/A   $            0
35                 1     BRYAN - Spring Lake Apartments                 $            0              N/A   $            0
37                 1     Fiddler's Run Shopping Center                  $        5,833   $      300,000   $            0
40                 1     BRYAN - Windsor Lake Apartments                $            0              N/A   $            0
46                 1     Park Plaza At Aliso Town Center Buildings
                          20, 21, 22 and 23                             $            0   $       36,000   $            0
47                 1     Garden Creek Center                            $        1,000   $       36,000   $            0
50                 1     Roxbury Medical Building                       $        4,756   $      100,000   $            0
51                 1     Indian Trace Center                            $        8,333   $      250,000   $            0
54                 1     Bexley at Davidson Apartments                  $            0              N/A   $            0
55                 1     3880 Lemon Street                              $        6,250   $      150,000   $            0
57                 1     1250 Hallandale Office Building                $        7,777   $      250,000   $            0
59                 1     Parklands Office Center                        $        5,083   $      240,000   $            0
60                 1     Chester Industrial Park Building               $            0              N/A   $            0
62                 1     Lanier Crossing                                $            0              N/A   $       12,333
64                 1     Wilmington Island Kroger                       $        1,000   $       60,000   $            0
66                 1     Varner Crossing                                $        2,000   $      105,000   $            0
67       (A)       1     Intermountain - Fairfield Inn & Suites Lawton  $            0              N/A   $            0
68       (A)       1     Intermountain - Courtyard Wichita              $            0              N/A   $            0
72                 1     Crowe's Crossing                               $            0              N/A   $       10,833
82                 1     Village Festival                               $        3,000   $      108,000   $            0
85                 1     Cape Horn Shopping Center                      $        3,160   $      114,000   $            0
86                 1     Comfort Suites Maingate East                   $            0              N/A   $            0
87                 1     Washington Mutual Center                       $        3,028   $       36,337   $            0
88                 1     Cross Roads Shopping Center                    $        2,000   $       72,000   $            0
89                 1     Bonita Storage Inn                             $            0              N/A   $            0
90                 1     River Point III                                $        2,083              N/A   $            0
92                 1     224 North Des Plaines                          $            0              N/A   $            0
96                 1     Pioneer Business Center                        $        2,548   $       30,000   $            0
100                1     Barrett Creek Plaza                            $        1,667   $       80,000   $            0
105                1     North Shore Office Plaza                       $       10,000   $      200,000   $            0
106                1     Wells Cargo - Orange                           $            0              N/A   $            0
107                1     Intermountain - Residence Inn Rogers           $            0              N/A   $            0
109                1     Promenade Shopping Center                      $        2,500   $       90,000   $            0
110                1     Sanders East Business Park                     $        2,917   $      105,000   $            0
113                1     Park Towers                                    $            0   $      100,000   $            0
118                1     Marriott Courtyard Ocoee                       $            0              N/A   $            0
119                1     River Ridge Crossing West                      $        2,333   $       56,000   $            0
120                1     551 West Lancaster Avenue                      $        1,802   $       80,000   $            0
123                1     The Broadway Building                          $        3,385   $      120,000   $            0
124                1     Renaissance Magnolia Shopping Center           $        3,333   $      100,000   $            0
126                1     Park Plaza At Aliso Town Center Building 6     $            0   $       17,000   $            0
127                1     Wells Cargo - Camarillo                        $            0              N/A   $            0
130                1     RiverStone Medical Center                      $        4,200   $      175,000   $            0
134                1     Ricci Leopold Building                         $        2,000   $      144,000   $            0
135                1     Mystic Creek Apartments                        $            0              N/A   $            0
136                1     Dollar Self Storage - Grant Road               $            0              N/A   $            0
137                1     Intermountain - Residence Inn Fort Smith       $            0              N/A   $            0
138                1     Overlake Office                                $        3,722   $      133,983   $            0
139                2     Lincolnshire Coach Homes                       $            0              N/A   $            0
140                1     Haute Harwin Fashion Center                    $        2,438   $      150,000   $            0
141                1     Intermountain - Fairfield Inn & Suites Sparks  $            0              N/A   $            0
142                1     Rancho San Diego Professional Center           $        2,963   $       45,000   $            0
144                1     Intermountain - Residence Inn Olathe           $            0              N/A   $            0
146                2     Hunters Crossing Apartments                    $            0              N/A   $            0
147                1     Stewart Lamb Shopping Center                   $        2,801   $       75,000   $            0
149                1     River Ridge Crossing East                      $        2,000   $       48,000   $            0
154                1     Atria on Market                                $        1,561   $       79,944   $            0
155                1     Fountainbleu Court                             $        2,000   $       75,000   $            0
160                1     Market Place Shopping Center                   $        2,009   $       72,309   $            0
161                1     Marketplace at University Pointe               $        1,667   $      100,000   $            0
162                1     McGalliard Mall Shops                          $        1,667   $       60,000   $            0
169                1     Temecula Plaza                                 $        1,428   $       75,000   $            0
175                1     CMS Portfolio                                  $        5,417   $      180,000   $            0
176                1     Maple Drive                                    $        4,000   $       50,000   $            0
178                1     Piedmont Court                                 $        4,000   $       50,000   $            0
182                1     Broadview Crossings Center                     $          833   $       40,000   $            0
183                1     6th and Union Plaza                            $        1,057   $       32,000   $            0
188                1     Steeple Square Shopping Center                 $        2,500   $      150,000   $            0
190                1     Portico Shopping Center                        $        1,001   $       48,056   $            0
193                2     Summerhouse Square Apartments                  $            0              N/A   $            0
195                1     59th and Ashland Retail                        $        1,250   $       75,000   $            0
198                1     Nashua NH                                      $        1,893   $       50,000   $            0
199                1     Coral Key Shopping Center                      $        1,053   $      100,000   $            0
200                1     Shops of Argyle                                $        1,475   $       50,000   $            0
201                1     Rincon Business Park - Corona                  $          417   $       15,000   $            0
204                1     Westcreek Crossing                             $          841   $       35,000   $            0
205                1     Hartwell Station                               $          833   $       50,000   $            0
206                1     Foxwood Plaza                                  $          833   $       30,000   $            0
209                1     Polo Place Shops                               $          417   $       20,000   $            0
212                1     Commerce Pointe Plaza                          $          833   $       50,000   $            0
213                1     Newcastle Plaza                                $        1,458   $       70,000   $            0
215                1     Sparkleberry Crossing #2                       $        1,042   $       50,000   $            0
216                1     Windward Plaza                                 $        1,250   $       75,000   $            0
221                1     South Colony Shopping Center                   $          926   $       44,440   $            0
222                1     Rockport Retail                                $          833   $       95,000   $            0
223                1     Highland Oaks Plaza                            $            0              N/A   $            0
224                1     Cale Colony 17                                 $            0   $      111,314   $            0
225                1     Parma Medical Center                           $        1,667   $       40,000   $            0
227                2     McGregor Meadows Apartments                    $            0              N/A   $            0

                                                                                        CONTRACTUAL
                 LOAN                                                                  OTHER RESERVE
 #     CROSSED   GROUP   LOAN NAME                                                      DESCRIPTION
 -     -------   -----   ---------                                                      -----------
9                  1     Highland Industrial                                                N/A
10                 1     Ashbrook Commons                                                   N/A
11                 1     Bridge Street Properties                                EF Lease Rollover Reserve
13                 2     Fairlane Meadow                                                    N/A
15                 1     The Retreat at Fossil Creek                                        N/A
16                 1     McKinley Crossroads                                                N/A
17                 2     Brandychase Apartments                                             N/A
18                 1     Bexley Park Raleigh NC                                             N/A
22                 1     City Center West A                                                 N/A
23                 1     Riverbend Marketplace                                              N/A
25                 1     3100 New York Drive                                                N/A
26                 1     Southern Palms                                                     N/A
27                 1     BRYAN - Twin Oaks Apartments                                       N/A
35                 1     BRYAN - Spring Lake Apartments                                     N/A
37                 1     Fiddler's Run Shopping Center                                      N/A
40                 1     BRYAN - Windsor Lake Apartments                                    N/A
46                 1     Park Plaza At Aliso Town Center Buildings
                          20, 21, 22 and 23                                                 N/A
47                 1     Garden Creek Center                                                N/A
50                 1     Roxbury Medical Building                                           N/A
51                 1     Indian Trace Center                                                N/A
54                 1     Bexley at Davidson Apartments                                      N/A
55                 1     3880 Lemon Street                                                  N/A
57                 1     1250 Hallandale Office Building                                    N/A
59                 1     Parklands Office Center                                            N/A
60                 1     Chester Industrial Park Building                                   N/A
62                 1     Lanier Crossing                                Omnibus space TI/LC and General Capex Reserve(3)
64                 1     Wilmington Island Kroger                                           N/A
66                 1     Varner Crossing                                                    N/A
67       (A)       1     Intermountain - Fairfield Inn & Suites Lawton                      N/A
68       (A)       1     Intermountain - Courtyard Wichita                                  N/A
72                 1     Crowe's Crossing                                             Omnibus Reserve
82                 1     Village Festival                                                   N/A
85                 1     Cape Horn Shopping Center                                          N/A
86                 1     Comfort Suites Maingate East                                       N/A
87                 1     Washington Mutual Center                                           N/A
88                 1     Cross Roads Shopping Center                                        N/A
89                 1     Bonita Storage Inn                                                 N/A
90                 1     River Point III                                                    N/A
92                 1     224 North Des Plaines                                              N/A
96                 1     Pioneer Business Center                                            N/A
100                1     Barrett Creek Plaza                                                N/A
105                1     North Shore Office Plaza                                           N/A
106                1     Wells Cargo - Orange                                               N/A
107                1     Intermountain - Residence Inn Rogers                               N/A
109                1     Promenade Shopping Center                                          N/A
110                1     Sanders East Business Park                                         N/A
113                1     Park Towers                                                        N/A
118                1     Marriott Courtyard Ocoee                                           N/A
119                1     River Ridge Crossing West                                          N/A
120                1     551 West Lancaster Avenue                                          N/A
123                1     The Broadway Building                                              N/A
124                1     Renaissance Magnolia Shopping Center                               N/A
126                1     Park Plaza At Aliso Town Center Building 6                         N/A
127                1     Wells Cargo - Camarillo                                            N/A
130                1     RiverStone Medical Center                                          N/A
134                1     Ricci Leopold Building                                             N/A
135                1     Mystic Creek Apartments                                            N/A
136                1     Dollar Self Storage - Grant Road                                   N/A
137                1     Intermountain - Residence Inn Fort Smith                           N/A
138                1     Overlake Office                                                    N/A
139                2     Lincolnshire Coach Homes                                           N/A
140                1     Haute Harwin Fashion Center                                        N/A
141                1     Intermountain - Fairfield Inn & Suites Sparks                      N/A
142                1     Rancho San Diego Professional Center                               N/A
144                1     Intermountain - Residence Inn Olathe                               N/A
146                2     Hunters Crossing Apartments                                        N/A
147                1     Stewart Lamb Shopping Center                                       N/A
149                1     River Ridge Crossing East                                          N/A
154                1     Atria on Market                                                    N/A
155                1     Fountainbleu Court                                                 N/A
160                1     Market Place Shopping Center                                       N/A
161                1     Marketplace at University Pointe                                   N/A
162                1     McGalliard Mall Shops                                              N/A
169                1     Temecula Plaza                                                     N/A
175                1     CMS Portfolio                                                      N/A
176                1     Maple Drive                                                        N/A
178                1     Piedmont Court                                                     N/A
182                1     Broadview Crossings Center                                         N/A
183                1     6th and Union Plaza                                                N/A
188                1     Steeple Square Shopping Center                                     N/A
190                1     Portico Shopping Center                                            N/A
193                2     Summerhouse Square Apartments                                      N/A
195                1     59th and Ashland Retail                                            N/A
198                1     Nashua NH                                                          N/A
199                1     Coral Key Shopping Center                                          N/A
200                1     Shops of Argyle                                                    N/A
201                1     Rincon Business Park - Corona                                      N/A
204                1     Westcreek Crossing                                                 N/A
205                1     Hartwell Station                                                   N/A
206                1     Foxwood Plaza                                                      N/A
209                1     Polo Place Shops                                                   N/A
212                1     Commerce Pointe Plaza                                              N/A
213                1     Newcastle Plaza                                                    N/A
215                1     Sparkleberry Crossing #2                                           N/A
216                1     Windward Plaza                                                     N/A
221                1     South Colony Shopping Center                                       N/A
222                1     Rockport Retail                                                    N/A
223                1     Highland Oaks Plaza                                                N/A
224                1     Cale Colony 17                                                     N/A
225                1     Parma Medical Center                                               N/A
227                2     McGregor Meadows Apartments                                        N/A

                                                                                   CONTRACTUAL
                 LOAN                                                             OTHER RESERVE
 #     CROSSED   GROUP   LOAN NAME                                                     CAP
 -     -------   -----   ---------                                                     ---
9                  1     Highland Industrial                                                N/A
10                 1     Ashbrook Commons                                                   N/A
11                 1     Bridge Street Properties                                 $     400,000
13                 2     Fairlane Meadow                                                    N/A
15                 1     The Retreat at Fossil Creek                                        N/A
16                 1     McKinley Crossroads                                                N/A
17                 2     Brandychase Apartments                                             N/A
18                 1     Bexley Park Raleigh NC                                             N/A
22                 1     City Center West A                                                 N/A
23                 1     Riverbend Marketplace                                              N/A
25                 1     3100 New York Drive                                                N/A
26                 1     Southern Palms                                                     N/A
27                 1     BRYAN - Twin Oaks Apartments                                       N/A
35                 1     BRYAN - Spring Lake Apartments                                     N/A
37                 1     Fiddler's Run Shopping Center                                      N/A
40                 1     BRYAN - Windsor Lake Apartments                                    N/A
46                 1     Park Plaza At Aliso Town Center Buildings
                          20, 21, 22 and 23                                                 N/A
47                 1     Garden Creek Center                                                N/A
50                 1     Roxbury Medical Building                                           N/A
51                 1     Indian Trace Center                                                N/A
54                 1     Bexley at Davidson Apartments                                      N/A
55                 1     3880 Lemon Street                                                  N/A
57                 1     1250 Hallandale Office Building                                    N/A
59                 1     Parklands Office Center                                            N/A
60                 1     Chester Industrial Park Building                                   N/A
62                 1     Lanier Crossing                                          $      50,000
64                 1     Wilmington Island Kroger                                           N/A
66                 1     Varner Crossing                                                    N/A
67       (A)       1     Intermountain - Fairfield Inn & Suites Lawton                      N/A
68       (A)       1     Intermountain - Courtyard Wichita                                  N/A
72                 1     Crowe's Crossing                                         $      50,000
82                 1     Village Festival                                                   N/A
85                 1     Cape Horn Shopping Center                                          N/A
86                 1     Comfort Suites Maingate East                                       N/A
87                 1     Washington Mutual Center                                           N/A
88                 1     Cross Roads Shopping Center                                        N/A
89                 1     Bonita Storage Inn                                                 N/A
90                 1     River Point III                                                    N/A
92                 1     224 North Des Plaines                                              N/A
96                 1     Pioneer Business Center                                            N/A
100                1     Barrett Creek Plaza                                                N/A
105                1     North Shore Office Plaza                                           N/A
106                1     Wells Cargo - Orange                                               N/A
107                1     Intermountain - Residence Inn Rogers                               N/A
109                1     Promenade Shopping Center                                          N/A
110                1     Sanders East Business Park                                         N/A
113                1     Park Towers                                                        N/A
118                1     Marriott Courtyard Ocoee                                           N/A
119                1     River Ridge Crossing West                                          N/A
120                1     551 West Lancaster Avenue                                          N/A
123                1     The Broadway Building                                              N/A
124                1     Renaissance Magnolia Shopping Center                               N/A
126                1     Park Plaza At Aliso Town Center Building 6                         N/A
127                1     Wells Cargo - Camarillo                                            N/A
130                1     RiverStone Medical Center                                          N/A
134                1     Ricci Leopold Building                                             N/A
135                1     Mystic Creek Apartments                                            N/A
136                1     Dollar Self Storage - Grant Road                                   N/A
137                1     Intermountain - Residence Inn Fort Smith                           N/A
138                1     Overlake Office                                                    N/A
139                2     Lincolnshire Coach Homes                                           N/A
140                1     Haute Harwin Fashion Center                                        N/A
141                1     Intermountain - Fairfield Inn & Suites Sparks                      N/A
142                1     Rancho San Diego Professional Center                               N/A
144                1     Intermountain - Residence Inn Olathe                               N/A
146                2     Hunters Crossing Apartments                                        N/A
147                1     Stewart Lamb Shopping Center                                       N/A
149                1     River Ridge Crossing East                                          N/A
154                1     Atria on Market                                                    N/A
155                1     Fountainbleu Court                                                 N/A
160                1     Market Place Shopping Center                                       N/A
161                1     Marketplace at University Pointe                                   N/A
162                1     McGalliard Mall Shops                                              N/A
169                1     Temecula Plaza                                                     N/A
175                1     CMS Portfolio                                                      N/A
176                1     Maple Drive                                                        N/A
178                1     Piedmont Court                                                     N/A
182                1     Broadview Crossings Center                                         N/A
183                1     6th and Union Plaza                                                N/A
188                1     Steeple Square Shopping Center                                     N/A
190                1     Portico Shopping Center                                            N/A
193                2     Summerhouse Square Apartments                                      N/A
195                1     59th and Ashland Retail                                            N/A
198                1     Nashua NH                                                          N/A
199                1     Coral Key Shopping Center                                          N/A
200                1     Shops of Argyle                                                    N/A
201                1     Rincon Business Park - Corona                                      N/A
204                1     Westcreek Crossing                                                 N/A
205                1     Hartwell Station                                                   N/A
206                1     Foxwood Plaza                                                      N/A
209                1     Polo Place Shops                                                   N/A
212                1     Commerce Pointe Plaza                                              N/A
213                1     Newcastle Plaza                                                    N/A
215                1     Sparkleberry Crossing #2                                           N/A
216                1     Windward Plaza                                                     N/A
221                1     South Colony Shopping Center                                       N/A
222                1     Rockport Retail                                                    N/A
223                1     Highland Oaks Plaza                                                N/A
224                1     Cale Colony 17                                                     N/A
225                1     Parma Medical Center                                               N/A
227                2     McGregor Meadows Apartments                                        N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)   ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) THE CONTRACTUAL RECURRING FF&E RESERVE FOR THE MARRIOTT COURTYARD OCOEE IS 1% OF GROSS REVENUES THE FIRST YEAR, 2% THE SECOND YEAR, 3% THE THIRD YEAR AND 4% THEREAFTER UNTIL THE FF&E RESERVE REACHES AN AMOUNT EQUAL TO 4% OF GROSS REVENUES FOR THE FIRST THREE YEARS OF THE LOAN.
(3) COMMENCING ON 10/11/05, AND WITH EACH PAYMENT TO 9/11/07, $12,333.33; TO BE USED FOR OMNIBUS SPACE TI/LC AND GENERAL CAP EX. SUCH RESERVE IS CAPPED AT $50,000, COMMENCING ON 10/11/07. IF BALANCE IS LESS THAN CAP, MONTHLY PAYMENTS SHALL CONTINUE.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                      A-2-1

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                    WEIGHTED
                                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                     CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                      PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
 CONCENTRATION       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------
Top 1             $   175,000,000        7.0%        5.643%      1.39x        62.5%
Top 3                 481,812,368       19.2%        5.621%      2.15         52.6%
Top 5                 627,962,368       25.1%        5.480%      2.01         58.6%
Top 7                 731,712,368       29.2%        5.476%      1.95         60.5%
Top 10                840,112,368       33.5%        5.441%      1.87         62.5%
---------------------------------------------------------------------------------------
ENTIRE POOL       $ 2,504,593,314      100.0%        5.372%      1.54x        68.8%
=======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                            UNDERLYING MORTGAGE LOAN SELLERS

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED     AVERAGE
                                 MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER              LOANS        BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.             187       $ 1,890,257,608       75.5%        5.385%      1.58x        67.5%
PNC                                 21           318,682,106       12.7%        5.359%      1.44         70.0%
Keybank National Association        19           181,153,600        7.2%        5.369%      1.31         73.4%
Hypo Real Estate Capital
  Corporation                        2           114,500,000        4.6%        5.188%      1.56         80.0%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            229       $ 2,504,593,314      100.0%        5.372%      1.54x        68.8%
                                ==================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                UNDERLYING    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF               MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
  MORTGAGE INTEREST RATES         LOANS       BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
    4.856%   -   5.000%             15       $   198,275,088        7.9%        4.925%      1.41x        72.1%
    5.001%   -   5.250%             60           747,772,829       29.9%        5.155%      1.41         72.9%
    5.251%   -   5.500%             77           787,180,789       31.4%        5.349%      1.32         73.7%
    5.501%   -   5.750%             58           515,255,170       20.6%        5.625%      1.45         68.4%
    5.751%   -   6.140%             19           256,109,438       10.2%        5.910%      2.92         40.0%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            229       $ 2,504,593,314      100.0%        5.372%      1.54x        68.8%
                                ==================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                        6.140%
MINIMUM MORTGAGE INTEREST RATE:                        4.856%
WTD. AVG. MORTGAGE INTEREST RATE:                      5.372%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                UNDERLYING    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
   PRINCIPAL BALANCES (1)          LOANS       BALANCE (1)        BALANCE        RATE     U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
   $868,274  -     1,000,000          2      $     1,851,124         0.1%       5.811%      1.36x       72.8%
  1,000,001  -     1,500,000         13           16,322,420         0.7%       5.489%      1.52        62.7%
  1,500,001  -     2,000,000         12           22,007,056         0.9%       5.494%      1.47        65.8%
  2,000,001  -     3,000,000         21           52,610,919         2.1%       5.433%      1.44        66.7%
  3,000,001  -     4,000,000         22           76,998,699         3.1%       5.462%      1.45        69.5%
  4,000,001  -     5,000,000         21           94,229,898         3.8%       5.382%      1.38        73.0%
  5,000,001  -     6,000,000         26          144,723,091         5.8%       5.380%      1.39        73.4%
  6,000,001  -     7,000,000         16          103,137,059         4.1%       5.403%      1.41        73.9%
  7,000,001  -     8,000,000         15          111,641,674         4.5%       5.337%      1.34        70.6%
  8,000,001  -    10,000,000         15          134,458,684         5.4%       5.373%      1.41        72.0%
 10,000,001  -    12,000,000         19          205,358,416         8.2%       5.392%      1.33        72.1%
 12,000,001  -    15,000,000         12          168,717,909         6.7%       5.300%      1.39        73.6%
 15,000,001  -    20,000,000         13          228,976,951         9.1%       5.285%      1.36        70.0%
 20,000,001  -    40,000,000         15          411,847,047        16.4%       5.212%      1.34        74.4%
 40,000,001  -    65,000,000          2          103,750,000         4.1%       5.453%      1.61        72.2%
 65,000,001  -  $175,000,000          5          627,962,368        25.1%       5.480%      2.01        58.6%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             229      $ 2,504,593,314       100.0%       5.372%      1.54x       68.8%
                                ==================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                        $   175,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                        $       868,274
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):                        $    10,937,089

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
        RANGE OF                UNDERLYING    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 ORIGINAL AMORTIZATION           MORTGAGE        PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
      TERMS (MONTHS)              LOANS        BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
      Interest Only                 11       $   446,125,000       17.8%        5.310%      1.52x         69.6%
   132       -      300             28           324,910,524       13.0%        5.764%      2.71          45.2%
   301       -      360            190         1,733,557,790       69.2%        5.314%      1.33          73.0%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            229       $ 2,504,593,314      100.0%        5.372%      1.54x         68.8%
                                ==================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                    360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                    132
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):                  338

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
          RANGE OF              UNDERLYING     CUT-OFF DATE        INITIAL     MORTGAGE   WEIGHTED      AVERAGE
       ORIGINAL TERMS            MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)    LOANS        BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
    60       -       84             14       $   326,000,098       13.0%         5.339%     1.36x        76.7%
    85       -      120            163         1,652,672,832       66.0%         5.345%     1.41         70.5%
   121       -      132             52           525,920,384       21.0%         5.476%     2.08         58.4%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            229       $ 2,504,593,314      100.0%         5.372%     1.54x        68.8%
                                ==================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       132
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                   WEIGHTED
                                     NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
          RANGE OF                  UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION           MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
      TERMS (MONTHS) (1)              LOANS        BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
        Interest Only                   11       $   446,125,000       17.8%         5.310%     1.52x        69.6%
    125        -       299              21           270,540,524       10.8%         5.772%     2.95         40.3%
    300        -       358              62           441,727,131       17.6%         5.380%     1.35         72.1%
    359        -       360             135         1,346,200,659       53.7%         5.309%     1.33         73.2%
                                    ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                229       $ 2,504,593,314      100.0%         5.372%     1.54x        68.8%
                                    ==================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):         360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):         125
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2)        337

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                   WEIGHTED
                                     NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
           RANGE OF                 UNDERLYING    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       REMAINING TERMS               MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)(2)     LOANS        BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
     53        -       116               37      $   555,530,495       22.2%        5.232%      1.37x        75.8%
    117        -       118               98          737,493,265       29.4%        5.359%      1.43         70.0%
    119        -       125               94        1,211,569,554       48.4%        5.444%      1.69         64.9%
                                    ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 229      $ 2,504,593,314      100.0%        5.372%      1.54x        68.8%
                                    ==================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):         125
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):          53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):       111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                               WEIGHTED
                                NUMBER OF                      PERCENTAGE OF   AVERAGE                 WEIGHTED
                                MORTGAGED      CUT-OFF DATE        INITIAL     MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS             REAL         PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
     BUILT/RENOVATED (1)        PROPERTIES     BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
    1966      -      1985           14       $    43,389,660         1.7%        5.397%     1.44x        67.7%
    1986      -      1994           27           166,828,129         6.7%        5.328%     1.40         70.6%
    1995      -      1998           25           358,600,868        14.3%        5.203%     1.41         74.5%
    1999      -      2000           29           306,799,820        12.2%        5.245%     1.43         72.8%
    2001      -      2002           34           294,286,958        11.7%        5.392%     1.34         73.4%
    2003      -      2005          112         1,334,687,880        53.3%        5.447%     1.67         65.2%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            241       $ 2,504,593,314       100.0%        5.372%     1.54X        68.8%
                                ==================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):     2005
OLDEST YEAR BUILT/RENOVATED (1):          1966
WTD. AVG. YEAR BUILT/RENOVATED (1):       2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
    RENOVATED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF                 REAL         PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
 OCCUPANCY RATES AT U/W (1)     PROPERTIES     BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
    74%       -       85%            12      $   200,071,345         8.0%        5.414%     1.46x        73.9%
    86%       -       90%            20          249,244,997        10.0%        5.289%     1.40         71.1%
    91%       -       93%            34          361,701,739        14.4%        5.291%     1.39         75.6%
    94%       -       95%            35          725,231,582        29.0%        5.521%     1.87         60.4%
    96%       -       97%            15          132,989,105         5.3%        5.190%     1.45         70.8%
    98%       -      100%           107          689,732,792        27.5%        5.249%     1.36         71.3%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             223      $ 2,358,971,560        94.2%        5.354%     1.54X        68.8%
                                ==================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      74%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    94%

(1) HOTEL PROPERTIES ARE NOT INCLUDED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF                MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
         U/W DSCRs                LOANS        BALANCE (1)         BALANCE       RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
   1.19x     -    1.22              24       $   422,925,577       16.9%         5.314%     1.21x        74.0%
   1.23      -    1.26              30           267,382,656       10.7%         5.282%     1.25         76.7%
   1.27      -    1.30              38           310,743,695       12.4%         5.379%     1.28         77.0%
   1.31      -    1.35              32           209,445,207        8.4%         5.342%     1.33         73.6%
   1.36      -    1.40              22           335,344,834       13.4%         5.449%     1.39         66.4%
   1.41      -    1.45              16           183,582,839        7.3%         5.354%     1.43         72.5%
   1.46      -    1.50              17           179,193,454        7.2%         5.094%     1.48         69.3%
   1.51      -    1.80              35           341,053,684       13.6%         5.406%     1.60         71.0%
   1.81      -    3.94x             15           254,921,367       10.2%         5.638%     3.16         35.2%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            229       $ 2,504,593,314      100.0%         5.372%     1.54X        68.8%
                                ==================================================================================

MAXIMUM U/W DSCR:                 3.94x
MINIMUM U/W DSCR:                 1.19x
WTD. AVG. U/W DSCR:               1.54x

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
   RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
  LOAN-TO-VALUE RATIOS (1)        LOANS        BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
   19.4%     -    60.0%             25       $   295,033,353        11.8%        5.572%     2.88x        35.2%
   60.1%     -    65.0%             22           286,342,743        11.4%        5.534%     1.42         62.7%
   65.1%     -    70.0%             35           387,840,852        15.5%        5.328%     1.44         67.5%
   70.1%     -    73.0%             22           171,806,884         6.9%        5.396%     1.38         71.3%
   73.1%     -    75.0%             32           239,015,097         9.5%        5.413%     1.40         74.1%
   75.1%     -    78.0%             31           463,783,867        18.5%        5.269%     1.31         76.1%
   78.1%     -    81.2%             62           660,770,519        26.4%        5.288%     1.32         79.5%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            229       $ 2,504,593,314       100.0%        5.372%     1.54x        68.8%
                                ==================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):       81.2%
MINIMUM CUT-OFF DATE LTV RATIO (1):       19.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):     68.8%

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                 MORTGAGED    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                                   REAL         PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
STATE                           PROPERTIES     BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
New York                             9       $   390,301,156        15.6%        5.730%     2.40x       46.8%
Texas                               32           320,228,548        12.8%        5.264%     1.42        75.8%
California                          47           303,781,687        12.1%        5.228%     1.42        65.4%
   Southern California (2)          43           254,884,808        10.2%        5.210%     1.38        65.3%
   Northern California (2)           4            48,896,879         2.0%        5.322%     1.59        65.8%
Florida                             15           157,427,697         6.3%        5.239%     1.42        72.0%
Ohio                                19           156,776,784         6.3%        5.241%     1.35        75.3%
Utah                                 2           156,625,190         6.3%        5.303%     1.22        75.1%
Michigan                             6           119,221,486         4.8%        5.266%     1.31        77.8%
North Carolina                      12           117,678,712         4.7%        5.327%     1.38        75.2%
Georgia                             15            99,089,237         4.0%        5.422%     1.32        75.2%
Arizona                              7            88,789,309         3.5%        5.331%     1.31        74.0%
Kentucky                             3            70,335,716         2.8%        5.688%     1.62        66.8%
Nevada                               4            69,159,863         2.8%        5.004%     1.45        74.6%
Mississippi                          5            61,832,654         2.5%        5.343%     1.31        76.8%
Virginia                             4            54,099,707         2.2%        5.096%     1.37        69.9%
Indiana                              7            36,344,550         1.5%        5.380%     1.39        74.3%
Pennsylvania                         4            31,950,000         1.3%        5.470%     1.35        74.6%
Oklahoma                             6            31,566,979         1.3%        5.568%     1.32        77.0%
Illinois                             6            29,413,827         1.2%        5.479%     1.30        71.8%
New Jersey                           2            26,975,811         1.1%        5.648%     1.76        65.9%
Colorado                             3            21,933,083         0.9%        5.591%     1.25        74.1%
South Carolina                       3            20,294,877         0.8%        5.265%     1.38        72.5%
Connecticut                          3            19,167,649         0.8%        5.279%     1.50        67.1%
Wisconsin                            3            18,850,000         0.8%        5.124%     1.56        72.4%
Arkansas                             4            18,045,469         0.7%        5.597%     1.51        72.9%
Tennessee                            3            16,573,454         0.7%        5.835%     1.24        76.2%
Washington                           2            13,293,966         0.5%        5.055%     1.33        68.3%
Oregon                               3            13,191,516         0.5%        5.216%     1.30        76.5%
Kansas                               3            11,540,372         0.5%        5.679%     1.50        73.9%
Missouri                             3             8,790,189         0.4%        5.656%     1.42        76.1%
Maryland                             2             7,740,000         0.3%        5.244%     1.44        67.5%
Massachusetts                        1             5,987,410         0.2%        5.370%     1.76        45.6%
Nebraska                             1             2,794,125         0.1%        5.370%     1.25        78.7%
Alabama                              1             2,444,870         0.1%        5.380%     2.07        49.9%
New Hampshire                        1             2,347,423         0.1%        5.490%     1.29        73.4%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            241       $ 2,504,593,314       100.0%        5.372%     1.54x       68.8%
                                ==================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED        WEIGHTED
                                UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE        AVERAGE
                                 MORTGAGE       PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                          LOANS       BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO(1)   IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term       109      $ 1,188,725,000        47.5%       5.281%      1.33x        73.1%             36
Balloons without IO Term            105          700,990,242        28.0%       5.441%      1.39         71.8%            N/A
Interest Only Balloon Loans          11          446,125,000        17.8%       5.310%      1.52         69.6%            101
Fully Amortizing                      1          155,135,976         6.2%       5.909%      3.94         19.4%            N/A
ARD Loans without IO Periods          3           13,617,096         0.5%       5.621%      1.22         76.9%            N/A
                                --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             229      $ 2,504,593,314       100.0%       5.372%      1.54x        68.8%            N/A
                                ==================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                NUMBER OF                      PERCENTAGE OF   AVERAGE                 WEIGHTED
                                MORTGAGED      CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                   REAL         PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE                   PROPERTIES     BALANCE (1)         BALANCE       RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
Retail                              81       $   749,183,810        29.9%        5.286%     1.37x        71.1%
Multifamily                         82           728,210,345        29.1%        5.257%     1.34         75.2%
Office                              32           725,717,499        29.0%        5.504%     1.95         59.2%
Hotel                               18           145,621,754         5.8%        5.664%     1.61         69.0%
Industrial                          14            81,922,340         3.3%        5.453%     1.30         72.8%
Self Storage                         9            41,363,212         1.7%        5.441%     1.46         70.1%
Mixed Use                            5            32,574,354         1.3%        5.379%     1.34         72.0%
                                -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            241       $ 2,504,593,314       100.0%        5.372%     1.54x        68.8%
                                ===================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                 MORTGAGED    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                  PROPERTY         REAL         PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE      PROPERTIES     BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
MULTIFAMILY

              Conventional           77      $   715,874,683         28.6%       5.258%     1.34x        75.3%
              Manufactured
              Housing                 5           12,335,662          0.5%       5.156%     1.33         75.1%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              82      $   728,210,345         29.1%       5.257%     1.34x        75.2%
                                ==================================================================================

RETAIL
              Anchored               35      $   580,110,779         23.2%       5.274%     1.36x        71.1%
              Unanchored             46          169,073,030          6.8%       5.325%     1.43         71.1%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              81      $   749,183,810         29.9%       5.286%     1.37x        71.1%
                                ==================================================================================

HOTEL
              Limited Service        16          120,145,943          4.8%       5.717%     1.52x        68.6%
              Full Service            2      $    25,475,811          1.0%       5.414%     2.04         70.9%
                                ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              18      $   145,621,754          5.8%       5.664%     1.61x        69.0%
                                ==================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                       WEIGHTED     WEIGHTED           WEIGHTED
                                                                       AVERAGE      AVERAGE             AVERAGE           WEIGHTED
                                                       PERCENTAGE OF  REMAINING    REMAINING           REMAINING           AVERAGE
         RANGE OF           NUMBER OF  CUT-OFF DATE       INITIAL      LOCKOUT      LOCKOUT             LOCKOUT           REMAINING
     REMAINING TERMS TO      MORTGAGE    PRINCIPAL     MORTGAGE POOL    PERIOD   PLUS YM PERIOD  PLUS PREPAYMENT PERIOD    MATURITY
STATED MATURITY (MONTHS)(1)   LOANS     BALANCE (2)       BALANCE      (MONTHS)     (MONTHS)            (MONTHS)         (MONTHS)(1)
------------------------------------------------------------------------------------------------------------------------------------
   53        -      116         37    $   555,530,495      22.2%           76           77                 76                 81
   117       -      118         98        737,493,265      29.4%          112          114                112                118
   119       -      125         94      1,211,569,554      48.4%          108          108                108                120
                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        229    $ 2,504,593,314     100.0%          102          103                102                111
                            ========================================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                                PREPAYMENT OPTION

                                                                       WEIGHTED     WEIGHTED           WEIGHTED
                                                                       AVERAGE      AVERAGE             AVERAGE           WEIGHTED
                                                       PERCENTAGE OF  REMAINING    REMAINING           REMAINING           AVERAGE
                            NUMBER OF  CUT-OFF DATE       INITIAL      LOCKOUT      LOCKOUT             LOCKOUT           REMAINING
                             MORTGAGE    PRINCIPAL     MORTGAGE POOL    PERIOD   PLUS YM PERIOD  PLUS PREPAYMENT PERIOD    MATURITY
     PREPAYMENT OPTION        LOANS     BALANCE (2)       BALANCE      (MONTHS)     (MONTHS)            (MONTHS)         (MONTHS)(2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance           224    $ 2,478,508,823      99.0%         103          103                 103               111
Lockout / Yield Maintenance      5         26,084,491       1.0%          39          114                  39               117
                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        229    $ 2,504,593,314     100.0%         102          103                 102               111
                            ========================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                        MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                           REAL         PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
FEE/LEASEHOLD                           PROPERTIES     BALANCE (1)        BALANCE       RATES     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
Fee                                        237       $ 2,315,405,998       92.4%        5.372%      1.57x        68.4%
Fee/Leasehold                                1           151,676,392        6.1%        5.302%      1.21         75.1%
Leasehold                                    3            37,510,924        1.5%        5.671%      1.44         67.1%
                                        ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    241       $ 2,504,593,314      100.0%        5.372%      1.54x        68.8%
                                        ==================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                WEIGHTED
                                        UNDERLYING    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                                         MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER                       LOANS       BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                     129       $ 1,384,009,703         70.5%         5.443%      1.66x        64.8%
PNC                                         20           296,907,252         15.1%         5.369%      1.46         69.4%
Keybank National Association                17           168,898,600          8.6%         5.360%      1.32         73.2%
Hypo Real Estate Capital Corporation         2           114,500,000          5.8%         5.188%      1.56         80.0%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    168       $ 1,964,315,554        100.0%         5.410%      1.59x        67.1%
                                        =====================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                WEIGHTED
                                        UNDERLYING    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF                         MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
 MORTGAGE INTEREST RATES                   LOANS       BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
   4.890%   -   5.000%                      10       $    86,284,807          4.4%         4.969%      1.34x        66.6%
   5.001%   -   5.250%                      40           527,823,998         26.9%         5.141%      1.42         72.5%
   5.251%   -   5.500%                      57           636,615,899         32.4%         5.346%      1.32         73.2%
   5.501%   -   5.750%                      46           476,231,103         24.2%         5.626%      1.46         67.9%
   5.751%   -   6.140%                      15           237,359,746         12.1%         5.908%      3.05         37.0%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    168       $ 1,964,315,554        100.0%         5.410%      1.59x        67.1%
                                        =====================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                                6.140%
MINIMUM MORTGAGE INTEREST RATE:                                4.890%
WTD. AVG. MORTGAGE INTEREST RATE:                              5.410%

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                WEIGHTED
                                        UNDERLYING    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF CUT-OFF DATE           MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
         PRINCIPAL BALANCES (1)           LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
   $   1,098,398    -       1,500,000        8            10,135,276          0.5%         5.552%      1.62         57.4%
       1,500,001    -       2,000,000       11            20,141,025          1.0%         5.475%      1.50         64.7%
       2,000,001    -       3,000,000       15            36,639,579          1.9%         5.457%      1.43         66.3%
       3,000,001    -       4,000,000       17            59,961,439          3.1%         5.446%      1.48         67.7%
       4,000,001    -       5,000,000       17            75,261,996          3.8%         5.416%      1.39         72.1%
       5,000,001    -       6,000,000       18            99,584,029          5.1%         5.432%      1.36         75.1%
       6,000,001    -       7,000,000       12            77,195,217          3.9%         5.393%      1.45         73.1%
       7,000,001    -       8,000,000       10            75,436,674          3.8%         5.233%      1.36         67.7%
       8,000,001    -      10,000,000       10            87,963,529          4.5%         5.452%      1.46         70.4%
      10,000,001    -      12,000,000       15           161,338,416          8.2%         5.399%      1.35         70.5%
      12,000,001    -      15,000,000        7            97,981,862          5.0%         5.327%      1.46         71.6%
      15,000,001    -      20,000,000       11           194,101,951          9.9%         5.286%      1.33         70.2%
      20,000,001    -      40,000,000       11           315,762,192         16.1%         5.231%      1.34         73.8%
      40,000,001    -      65,000,000        2           103,750,000          5.3%         5.453%      1.61         72.2%
      65,000,001    -  $  175,000,000        4           549,062,368         28.0%         5.570%      2.08         55.9%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    168       $ 1,964,315,554        100.0%         5.410%      1.59x        67.1%
                                        =====================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):           $   175,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):           $     1,098,398
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE(1):           $    11,692,354

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                WEIGHTED
          RANGE OF                      UNDERLYING    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
   ORIGINAL AMORTIZATION                 MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
       TERMS (MONTHS)                     LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
      Interest Only                          8       $   345,525,000         17.6%         5.414%      1.51x        68.3%
     132    -    300                        28           324,910,524         16.5%         5.764%      2.71         45.2%
     301    -    360                       132         1,293,880,030         65.9%         5.320%      1.33         72.2%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    168       $ 1,964,315,554        100.0%         5.410%      1.59x        67.1%
                                        =====================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(2):                  360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(2):                  132
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(2):                332

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                 WEIGHTED
            RANGE OF                    UNDERLYING    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
         ORIGINAL TERMS                  MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
  TO STATED MATURITY (MONTHS)(1)          LOANS        BALANCE (2)         BALANCE          RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
      60       -        84                    7      $   291,180,502         14.8%         5.302%      1.36x        76.7%
      85       -       120                  125        1,262,326,664         64.3%         5.391%      1.41         69.2%
     121       -       132                   36          410,808,388         20.9%         5.544%      2.30         53.7%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     168      $ 1,964,315,554        100.0%         5.410%      1.59x        67.1%
                                        =====================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):            132
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):             60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):          112

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                 WEIGHTED
         RANGE OF                       UNDERLYING    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
  REMAINING AMORTIZATION                 MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
     TERMS (MONTHS)(1)                    LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
         Interest Only                        8      $   345,525,000         17.6%         5.414%      1.51x        68.3%
     125       -       299                   21          270,540,524         13.8%         5.772%      2.95         40.3%
     300       -       358                   44          374,054,226         19.0%         5.389%      1.34         72.3%
     359       -       360                   95          974,195,804         49.6%         5.316%      1.33         72.0%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     168      $ 1,964,315,554        100.0%         5.410%      1.59x        67.1%
                                        =====================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(1)(2):              360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(1)(2):              125
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(1)(2):            330

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                 WEIGHTED
                RANGE OF                UNDERLYING    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
            REMAINING TERMS              MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
   TO STATED MATURITY (MONTHS)(1)(2)      LOANS        BALANCE (2)         BALANCE          RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
          53       -       116               24      $   404,145,351         20.6%         5.258%      1.35x        75.2%
         117       -       118               78          612,108,577         31.2%         5.388%      1.42         70.0%
         119       -       125               66          948,061,627         48.3%         5.489%      1.80         61.7%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     168      $ 1,964,315,554        100.0%         5.410%      1.59x        67.1%
                                        =====================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):       125
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):        53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                WEIGHTED
                                         MORTGAGED    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
             RANGE OF YEARS                REAL         PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
           BUILT/RENOVATED(1)           PROPERTIES     BALANCE (2)         BALANCE          RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
        1966       -        1985             12      $    39,866,743          2.0%         5.403%      1.43x        68.0%
        1986       -        1994             19          124,181,586          6.3%         5.352%      1.41         69.4%
        1995       -        1998             19          270,615,868         13.8%         5.258%      1.41         74.2%
        1999       -        2000             18          194,393,877          9.9%         5.268%      1.45         71.1%
        2001       -        2002             22          214,215,957         10.9%         5.406%      1.35         72.1%
        2003       -        2005             87        1,121,041,524         57.1%         5.479%      1.73         63.4%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     177      $ 1,964,315,554        100.0%         5.410%      1.59x        67.1%
                                        =====================================================================================

MOST RECENT YEAR BUILT/RENOVATED(1):                            2005
OLDEST YEAR BUILT/RENOVATED(1):                                 1966
WTD. AVG. YEAR BUILT/RENOVATED(1):                              2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
    RENOVATED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF      AVERAGE                WEIGHTED
                                         MORTGAGED    CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                RANGE OF                   REAL         PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
       OCCUPANCY RATES AT U/W(1)        PROPERTIES     BALANCE (2)         BALANCE          RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
       77%         -         85%              8      $   169,769,693         8.6%          5.403%      1.48x        73.9%
       86%         -         90%             12          130,184,096         6.6%          5.333%      1.48         65.0%
       91%         -         93%             21          231,541,635        11.8%          5.321%      1.41         75.5%
       94%         -         95%             21          639,267,587        32.5%          5.549%      1.94         58.3%
       96%         -         97%              6           52,593,009         2.7%          5.173%      1.44         70.2%
       98%         -        100%             91          595,337,779        30.3%          5.273%      1.35         70.9%
                                        -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     159      $ 1,818,693,800        92.6%          5.390%      1.59x        66.9%
                                        =====================================================================================

MAXIMUM OCCUPANCY RATE AT U/W(1):                                100%
MINIMUM OCCUPANCY RATE AT U/W(1):                                 77%
WTD. AVG. OCCUPANCY RATE AT U/W(1):                               94%

(1) HOTEL PROPERTIES ARE NOT INCLUDED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED
                                NUMBER OF                          PERCENTAGE OF       AVERAGE                     WEIGHTED
                               UNDERLYING      CUT-OFF DATE           INITIAL          MORTGAGE     WEIGHTED       AVERAGE
          RANGE OF              MORTGAGE         PRINCIPAL        LOAN GROUP NO. 1     INTEREST     AVERAGE      CUT-OFF DATE
          U/W DSCRs               LOANS         BALANCE (1)           BALANCE            RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
      1.20x    -    1.22            18       $     364,481,842          18.6%            5.306%        1.21x          73.3%
      1.23     -    1.26            20             178,684,663           9.1%            5.245%        1.25           76.4%
      1.27     -    1.30            27             231,573,780          11.8%            5.371%        1.28           77.0%
      1.31     -    1.35            23             149,010,141           7.6%            5.387%        1.33           71.8%
      1.36     -    1.40            14             296,206,610          15.1%            5.468%        1.39           65.3%
      1.41     -    1.45            11             110,062,839           5.6%            5.485%        1.43           71.8%
      1.46     -    1.50            12              77,870,287           4.0%            5.328%        1.47           61.5%
      1.51     -    1.80            30             322,198,000          16.4%            5.401%        1.60           71.5%
      1.81     -    3.94x           13             234,227,391          11.9%            5.681%        3.27           33.0%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            168       $   1,964,315,554         100.0%            5.410%        1.59x          67.1%
                               ==============================================================================================

MAXIMUM U/W DSCR:                 3.94x
MINIMUM U/W DSCR:                 1.20x
WTD. AVG. U/W DSCR:               1.59x

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                       WEIGHTED
                                NUMBER OF                          PERCENTAGE OF       AVERAGE                    WEIGHTED
                               UNDERLYING      CUT-OFF DATE          INITIAL           MORTGAGE     WEIGHTED       AVERAGE
    RANGE OF CUT-OFF DATE       MORTGAGE         PRINCIPAL       LOAN GROUP NO. 1      INTEREST      AVERAGE    CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)       LOANS         BALANCE (1)          BALANCE             RATE       U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
     19.4%     -    60.0%           22       $     268,545,943          13.7%            5.607%        2.98x          33.1%
     60.1%     -    65.0%           17             271,092,655          13.8%            5.549%        1.42           62.6%
     65.1%     -    70.0%           30             365,793,628          18.6%            5.339%        1.43           67.4%
     70.1%     -    73.0%           18             139,666,695           7.1%            5.435%        1.38           71.2%
     73.1%     -    75.0%           23             132,576,144           6.7%            5.532%        1.43           74.4%
     75.1%     -    78.0%           18             307,720,713          15.7%            5.357%        1.26           75.6%
     78.1%     -    81.2%           40             478,919,777          24.4%            5.268%        1.34           79.6%
                               -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            168       $   1,964,315,554         100.0%            5.410%        1.59x          67.1%
                               =================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):                        81.2%
MINIMUM CUT-OFF DATE LTV RATIO (1):                        19.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):                      67.1%

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                              WEIGHTED
                           NUMBER OF                       PERCENTAGE OF       AVERAGE                  WEIGHTED
                           MORTGAGED      CUT-OFF DATE        INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                             REAL           PRINCIPAL     LOAN GROUP NO. 1    INTEREST     AVERAGE     CUT-OFF DATE
STATE                     PROPERTIES       BALANCE (1)        BALANCE           RATE      U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
New York                        7       $    388,220,484       19.8%            5.730%       2.41x        46.6%
California                     40            265,946,810       13.5%            5.242%       1.40         65.3%
   Southern California (2)     37            235,049,931       12.0%            5.220%       1.39         64.8%
   Northern California (2)      3             30,896,879        1.6%            5.410%       1.47         69.2%
Texas                          19            197,448,693       10.1%            5.251%       1.49         74.5%
Utah                            1            151,676,392        7.7%            5.302%       1.21         75.1%
North Carolina                 11            116,810,438        5.9%            5.325%       1.38         75.2%
Florida                        11            115,380,399        5.9%            5.370%       1.39         70.2%
Michigan                        5             91,951,486        4.7%            5.276%       1.27         78.9%
Georgia                        13             81,068,190        4.1%            5.433%       1.33         74.3%
Kentucky                        3             70,335,716        3.6%            5.688%       1.62         66.8%
Arizona                         4             68,887,658        3.5%            5.309%       1.31         73.4%
Mississippi                     5             61,832,654        3.1%            5.343%       1.31         76.8%
Virginia                        4             54,099,707        2.8%            5.096%       1.37         69.9%
Ohio                            8             40,109,891        2.0%            5.291%       1.40         74.7%
Indiana                         7             36,344,550        1.9%            5.380%       1.39         74.3%
Nevada                          3             30,959,863        1.6%            5.186%       1.40         71.4%
New Jersey                      2             26,975,811        1.4%            5.648%       1.76         65.9%
Oklahoma                        5             24,416,979        1.2%            5.567%       1.34         76.1%
Pennsylvania                    3             24,300,000        1.2%            5.543%       1.34         75.6%
Illinois                        5             23,263,827        1.2%            5.460%       1.32         70.8%
Connecticut                     2             16,667,649        0.8%            5.283%       1.49         68.4%
Arkansas                        3             14,320,469        0.7%            5.578%       1.57         71.2%
Washington                      2             13,293,966        0.7%            5.055%       1.33         68.3%
Kansas                          3             11,540,372        0.6%            5.679%       1.50         73.9%
Colorado                        2              7,898,083        0.4%            6.036%       1.28         74.5%
Maryland                        2              7,740,000        0.4%            5.244%       1.44         67.5%
Wisconsin                       1              6,500,000        0.3%            5.080%       1.85         68.8%
Oregon                          1              5,550,000        0.3%            5.200%       1.24         80.4%
Alabama                         1              2,444,870        0.1%            5.380%       2.07         49.9%
New Hampshire                   1              2,347,423        0.1%            5.490%       1.29         73.4%
Tennessee                       1              2,268,454        0.1%            5.620%       1.28         73.2%
Missouri                        1              2,000,000        0.1%            5.420%       1.29         80.0%
South Carolina                  1              1,714,722        0.1%            5.620%       1.38         79.8%
                       ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       177       $  1,964,315,554      100.0%            5.410%       1.59x        67.1%
                       =============================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                WEIGHTED
                               NUMBER OF                       PERCENTAGE OF     AVERAGE             WEIGHTED        WEIGHTED
                               UNDERLYING    CUT-OFF DATE        INITIAL        MORTGAGE  WEIGHTED   AVERAGE         AVERAGE
                                MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1  INTEREST  AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                        LOANS        BALANCE (1)         BALANCE         RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term       74     $     857,230,000       43.6%         5.286%      1.33x     72.0%             39
Balloons without IO Term            82           592,807,482       30.2%         5.451%      1.40      71.4%            N/A
Interest Only Balloon Loans          8           345,525,000       17.6%         5.414%      1.51      68.3%             97
Fully Amortizing                     1           155,135,976        7.9%         5.909%      3.94      19.4%            N/A
ARD Loans without IO Periods         3            13,617,096        0.7%         5.621%      1.22      76.9%            N/A
                               -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            168     $   1,964,315,554      100.0%         5.410%      1.59x     67.1%            N/A
                               =================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                               NUMBER OF                           PERCENTAGE OF       AVERAGE                    WEIGHTED
                               MORTGAGED       CUT-OFF DATE           INITIAL          MORTGAGE     WEIGHTED       AVERAGE
                                  REAL           PRINCIPAL        LOAN GROUP NO. 1     INTEREST      AVERAGE    CUT-OFF DATE
PROPERTY TYPE                  PROPERTIES       BALANCE (1)           BALANCE            RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Retail                             81        $     749,183,810          38.1%            5.286%        1.37x          71.1%
Office                             32              725,717,499          36.9%            5.504%        1.95           59.2%
Multifamily                        18              187,932,585           9.6%            5.325%        1.25           75.5%
Hotel                              18              145,621,754           7.4%            5.664%        1.61           69.0%
Industrial                         14               81,922,340           4.2%            5.453%        1.30           72.8%
Self Storage                        9               41,363,212           2.1%            5.441%        1.46           70.1%
Mixed Use                           5               32,574,354           1.7%            5.379%        1.34           72.0%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           177        $   1,964,315,554         100.0%            5.410%        1.59x          67.1%
                               ==============================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                       WEIGHTED
                               NUMBER OF                           PERCENTAGE OF       AVERAGE                    WEIGHTED
                               MORTGAGED       CUT-OFF DATE           INITIAL          MORTGAGE     WEIGHTED       AVERAGE
                  PROPERTY        REAL           PRINCIPAL         LOAN GROUP NO. 1    INTEREST      AVERAGE    CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE     PROPERTIES       BALANCE (1)           BALANCE            RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
RETAIL
              Anchored             35        $     580,110,779          29.5%            5.274%        1.36x          71.1%
              Unanchored           46              169,073,030           8.6%            5.325%        1.43           71.1%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            81        $     749,183,810          38.1%            5.286%        1.37x          71.1%
                               ==============================================================================================

MULTIFAMILY
              Conventional         17        $     186,034,502           9.5%            5.319%        1.25x          75.5%
              Manufactured
              Housing               1                1,898,083           0.1%            5.930%        1.26           75.9%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            18        $     187,932,585           9.6%            5.325%        1.25x          75.5%
                               ==============================================================================================

HOTEL
              Limited Service      16              120,145,943           6.1%            5.717%        1.52x          68.6%
              Full Service          2        $      25,475,811           1.3%            5.414%        2.04           70.9%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            18        $     145,621,754           7.4%            5.664%        1.61x          69.0%
                               ==============================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                          WEIGHTED
                                                                          AVERAGE
                                                        PERCENTAGE OF    REMAINING
         RANGE OF             NUMBER OF  CUT-OFF DATE      INITIAL        LOCKOUT
    REMAINING TERMS TO         MORTGAGE    PRINCIPAL    LOAN GROUP NO. 1   PERIOD
STATED MATURITY (MONTHS) (1)    LOANS     BALANCE (2)      BALANCE        (MONTHS)
----------------------------------------------------------------------------------
   53         -       116          24   $   404,145,351     20.6%             68
   117        -       118          78       612,108,577     31.2%            111
   119        -       125          66       948,061,627     48.3%            106
                              ----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           168   $ 1,964,315,554    100.0%            100
                              ====================================================

                                  WEIGHTED            WEIGHTED
                                  AVERAGE              AVERAGE         WEIGHTED
                                 REMAINING            REMAINING        AVERAGE
         RANGE OF                 LOCKOUT              LOCKOUT        REMAINING
    REMAINING TERMS TO         PLUS YM PERIOD PLUS PREPAYMENT PERIOD   MATURITY
STATED MATURITY (MONTHS) (1)      (MONTHS)             (MONTHS)      (MONTHS) (1)
---------------------------------------------------------------------------------
   53         -       116             69                   68             73
   117        -       118            114                  111            118
   119        -       125            106                  106            120
                              ---------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              101                  100            110
                              ===================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                                PREPAYMENT OPTION

                                                                           WEIGHTED
                                                                           AVERAGE
                                                         PERCENTAGE OF    REMAINING
                             NUMBER OF   CUT-OFF DATE       INITIAL        LOCKOUT
                             MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1   PERIOD
     PREPAYMENT OPTION         LOANS      BALANCE (1)       BALANCE        (MONTHS)
-----------------------------------------------------------------------------------
Lockout / Defeasance            163     $ 1,938,231,063      98.7%           101
Lockout / Yield Maintenance       5          26,084,491       1.3%            39
                             ------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         168     $ 1,964,315,554     100.0%           100
                             ======================================================

                                   WEIGHTED           WEIGHTED
                                   AVERAGE             AVERAGE           WEIGHTED
                                  REMAINING           REMAINING          AVERAGE
                                   LOCKOUT             LOCKOUT          REMAINING
                               PLUS YM PERIOD  PLUS PREPAYMENT PERIOD    MATURITY
     PREPAYMENT OPTION             (MONTHS)            (MONTHS)        (MONTHS) (2)
-----------------------------------------------------------------------------------
Lockout / Defeasance                 101                 101                110
Lockout / Yield Maintenance          114                  39                117
                             ------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              101                 100                110
                             ======================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                       WEIGHTED
                                NUMBER OF                           PERCENTAGE OF      AVERAGE                    WEIGHTED
                                MORTGAGED       CUT-OFF DATE           INITIAL         MORTGAGE     WEIGHTED      AVERAGE
                                  REAL           PRINCIPAL         LOAN GROUP NO. 1    INTEREST     AVERAGE     CUT-OFF DATE
FEE/LEASEHOLD                  PROPERTIES       BALANCE (1)            BALANCE          RATES       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Fee                                173       $   1,775,128,239          90.4%           5.414%         1.63x          66.4%
Fee/Leasehold                        1             151,676,392           7.7%           5.302%         1.21           75.1%
Leasehold                            3              37,510,924           1.9%           5.671%         1.44           67.1%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            177       $   1,964,315,554         100.0%           5.410%         1.59x          67.1%
                               ==============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                       WEIGHTED
                                NUMBER OF                            PERCENTAGE OF      AVERAGE                   WEIGHTED
                               UNDERLYING      CUT-OFF DATE             INITIAL        MORTGAGE     WEIGHTED      AVERAGE
                                MORTGAGE        PRINCIPAL          LOAN GROUP NO. 2    INTEREST     AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS          BALANCE (1)              BALANCE          RATE      U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.              58       $     506,247,905          93.7%           5.227%         1.38x          75.0%
PNC                                  1              21,774,854           4.0%           5.220%         1.21           78.8%
Keybank National Association         2              12,255,000           2.3%           5.497%         1.23           75.4%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             61       $     540,277,760         100.0%           5.233%         1.37x          75.2%
                               ==============================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                                       WEIGHTED
                                NUMBER OF                          PERCENTAGE OF       AVERAGE                    WEIGHTED
                               UNDERLYING       CUT-OFF DATE          INITIAL          MORTGAGE     WEIGHTED      AVERAGE
          RANGE OF              MORTGAGE          PRINCIPAL       LOAN GROUP NO. 2     INTEREST     AVERAGE     CUT-OFF DATE
    MORTGAGE INTEREST RATES      LOANS          BALANCE (1)           BALANCE           RATE        U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
   4.856%     -      5.000%          5       $     111,990,281          20.7%           4.891%         1.46x          76.3%
   5.001%     -      5.250%         20             219,948,830          40.7%           5.189%         1.39           74.0%
   5.251%     -      5.500%         20             150,564,890          27.9%           5.366%         1.32           75.5%
   5.501%     -      5.750%         12              39,024,067           7.2%           5.616%         1.26           75.4%
   5.751%     -      6.020%          4              18,749,692           3.5%           5.935%         1.34           78.4%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             61       $     540,277,760         100.0%           5.233%         1.37x          75.2%
                               ==============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                          6.020%
MINIMUM MORTGAGE INTEREST RATE:                          4.856%
WTD. AVG. MORTGAGE INTEREST RATE:                        5.233%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.


                         CUT-OFF DATE PRINCIPAL BALANCES


                                                                                       WEIGHTED
                                NUMBER OF                           PERCENTAGE OF      AVERAGE                     WEIGHTED
                               UNDERLYING      CUT-OFF DATE           INITIAL          MORTGAGE     WEIGHTED       AVERAGE
   RANGE OF CUT-OFF DATE        MORTGAGE         PRINCIPAL        LOAN GROUP NO. 2     INTEREST     AVERAGE      CUT-OFF DATE
   PRINCIPAL BALANCES (1)         LOANS         BALANCE (1)           BALANCE            RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
   $868,274  -    1,000,000          2       $       1,851,124           0.3%           5.811%         1.36x          72.8%
  1,000,001  -    1,500,000          5               6,187,144           1.1%           5.387%         1.35           71.4%
  1,500,001  -    2,000,000          1               1,866,031           0.3%           5.700%         1.20           77.8%
  2,000,001  -    3,000,000          6              15,971,340           3.0%           5.379%         1.48           67.6%
  3,000,001  -    4,000,000          5              17,037,260           3.2%           5.520%         1.35           76.0%
  4,000,001  -    5,000,000          4              18,967,902           3.5%           5.247%         1.35           76.7%
  5,000,001  -    6,000,000          8              45,139,061           8.4%           5.265%         1.47           69.6%
  6,000,001  -    7,000,000          4              25,941,842           4.8%           5.433%         1.30           76.2%
  7,000,001  -    8,000,000          5              36,205,000           6.7%           5.553%         1.29           76.6%
  8,000,001  -   10,000,000          5              46,495,155           8.6%           5.223%         1.31           75.1%
 10,000,001  -   12,000,000          4              44,020,000           8.1%           5.363%         1.26           77.9%
 12,000,001  -   15,000,000          5              70,736,046          13.1%           5.264%         1.29           76.3%
 15,000,001  -   20,000,000          2              34,875,000           6.5%           5.276%         1.52           69.1%
 20,000,001  -   40,000,000          4              96,084,854          17.8%           5.151%         1.35           76.4%
 40,000,001  -  $78,900,000          1              78,900,000          14.6%           4.856%         1.49           77.2%
                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             61       $     540,277,760         100.0%           5.233%         1.37x          75.2%
                               ==============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $ 78,900,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $    868,274
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):       $  8,857,012

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                                       WEIGHTED
                                 NUMBER OF                          PERCENTAGE OF      AVERAGE                    WEIGHTED
         RANGE OF               UNDERLYING      CUT-OFF DATE          INITIAL          MORTGAGE     WEIGHTED      AVERAGE
  ORIGINAL AMORTIZATION          MORTGAGE        PRINCIPAL        LOAN GROUP NO. 2     INTEREST     AVERAGE     CUT-OFF DATE
      TERMS (MONTHS)              LOANS          BALANCE (1)          BALANCE            RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
 Interest Only                       3       $     100,600,000          18.6%           4.952%       1.55x            74.1%
   301       -      360             58             439,677,760          81.4%           5.297%       1.33             75.4%

                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             61       $     540,277,760         100.0%           5.233%       1.37x            75.2%
                               ==============================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):           360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):           360
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):         360

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.


                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
          RANGE OF                 UNDERLYING     CUT-OFF DATE        INITIAL          MORTGAGE    WEIGHTED      AVERAGE
       ORIGINAL TERMS               MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS         BALANCE (2)        BALANCE            RATE      U/W DSCR    LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
    60       -      84                  7        $   34,819,596          6.4%           5.654%       1.36x          76.6%
    85       -      120                38           390,346,167         72.2%           5.196%       1.39           74.9%
   121       -      122                16           115,111,996         21.3%           5.231%       1.32           75.5%
                                   ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                61        $  540,277,760        100.0%           5.233%       1.37x          75.2%
                                   ========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                       WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
           RANGE OF                UNDERLYING     CUT-OFF DATE        INITIAL          MORTGAGE    WEIGHTED      AVERAGE
    REMAINING AMORTIZATION           MORTGAGE      PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
      TERMS (MONTHS) (1)              LOANS        BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
          Interest Only                 3        $  100,600,000         18.6%           4.952%       1.55x          74.1%
    353        -       358             18            67,672,905         12.5%           5.330%       1.38           71.2%
    359        -       360             40           372,004,855         68.9%           5.291%       1.32           76.1%
                                   -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                61        $  540,277,760        100.0%           5.233%       1.37x          75.2%
                                   =========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):        360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):        353
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):      359

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.


                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                      WEIGHTED
                                    NUMBER OF                      PERCENTAGE OF      AVERAGE                   WEIGHTED
               RANGE OF            UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE    WEIGHTED      AVERAGE
           REMAINING TERMS          MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)(2)   LOANS         BALANCE (2)        BALANCE           RATE      U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------
     54        -       116           13          $  151,385,144         28.0%           5.162%       1.42x          77.2%
    117        -       118           20             125,384,688         23.2%           5.217%       1.47           70.1%
    119        -       120           28             263,507,927         48.8%           5.281%       1.30           76.4%
                                   -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              61          $  540,277,760        100.0%           5.233%       1.37x          75.2%
                                   =========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):    120
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):  114

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                       WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF      AVERAGE                   WEIGHTED
                                   MORTGAGED      CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
        RANGE OF YEARS                REAL          PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
     BUILT/RENOVATED (1)           PROPERTIES      BALANCE (2)         BALANCE           RATE      U/W DSCR    LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
    1970      -      1985               2        $    3,522,917          0.7%           5.328%       1.49x          64.1%
    1986      -      1994               8            42,646,543          7.9%           5.259%       1.39           73.8%
    1995      -      1998               6            87,985,000         16.3%           5.032%       1.41           75.4%
    1999      -      2000              11           112,405,943         20.8%           5.206%       1.38           75.8%
    2001      -      2002              12            80,071,000         14.8%           5.354%       1.30           76.8%
    2003      -      2005              25           213,646,356         39.5%           5.277%       1.37           74.6%
                                   -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                64        $  540,277,760        100.0%           5.233%       1.37x          75.2%
                                   =========================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):  2005
OLDEST YEAR BUILT/RENOVATED (1):       1970
WTD. AVG. YEAR BUILT/RENOVATED (1):    2000

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
    RENOVATED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.


                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                       WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF      AVERAGE                   WEIGHTED
                                   MORTGAGED      CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
           RANGE OF                   REAL          PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)       PROPERTIES      BALANCE (2)         BALANCE           RATE      U/W DSCR    LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
    74%       -       85%               4        $   30,301,652          5.6%           5.477%       1.32x          74.0%
    86%       -       90%               8           119,060,901         22.0%           5.240%       1.32           77.7%
    91%       -       93%              13           130,160,104         24.1%           5.237%       1.36           75.9%
    94%       -       95%              14            85,963,995         15.9%           5.309%       1.34           76.2%
    96%       -       97%               9            80,396,096         14.9%           5.200%       1.47           71.2%
    98%       -      100%              16            94,395,013         17.5%           5.099%       1.42           73.6%
                                   -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                64        $  540,277,760        100.0%           5.233%       1.37x          75.2%
                                   =========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):    100%
MINIMUM OCCUPANCY RATE AT U/W (1):     74%
WTD. AVG. OCCUPANCY RATE AT U/W (1):   93%

(1) HOTEL PROPERTIES ARE NOT INCLUDED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

             UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED
                                    NUMBER OF                      PERCENTAGE OF       AVERAGE                    WEIGHTED
                                   UNDERLYING     CUT-OFF DATE        INITIAL          MORTGAGE    WEIGHTED       AVERAGE
          RANGE OF                  MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE      CUT-OFF DATE
          U/W DSCRs                   LOANS        BALANCE (1)        BALANCE            RATE      U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
   1.19x     -    1.22                  6        $   58,443,735         10.8%           5.364%       1.21x          77.9%
   1.23      -    1.26                 10            88,697,993         16.4%           5.355%       1.25           77.1%
   1.27      -    1.30                 11            79,169,915         14.7%           5.401%       1.28           77.1%
   1.31      -    1.35                  9            60,435,066         11.2%           5.232%       1.33           78.1%
   1.36      -    1.40                  8            39,138,223          7.2%           5.305%       1.38           74.1%
   1.41      -    1.45                  5            73,520,000         13.6%           5.157%       1.43           73.7%
   1.46      -    1.50                  5           101,323,167         18.8%           4.915%       1.49           75.4%
   1.51      -    1.80                  5            18,855,684          3.5%           5.487%       1.62           63.3%
   1.81      -    1.92x                 2            20,693,976          3.8%           5.158%       1.82           60.1%
                                   -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                61        $  540,277,760        100.0%           5.233%       1.37x          75.2%
                                   =========================================================================================

MAXIMUM U/W DSCR:                    1.92x
MINIMUM U/W DSCR:                    1.19x
WTD. AVG. U/W DSCR:                  1.37x

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.


                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                       WEIGHTED
                                    NUMBER OF                      PERCENTAGE OF       AVERAGE                    WEIGHTED
                                   UNDERLYING     CUT-OFF DATE        INITIAL          MORTGAGE    WEIGHTED       AVERAGE
    RANGE OF CUT-OFF DATE           MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE      CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)           LOANS        BALANCE (1)        BALANCE            RATE      U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
   45.6%     -    60.0%                 3        $   26,487,410          4.9%           5.223%       1.78x          56.6%
   60.1%     -    65.0%                 5            15,250,088          2.8%           5.263%       1.48           63.0%
   65.1%     -    70.0%                 5            22,047,224          4.1%           5.146%       1.48           69.1%
   70.1%     -    73.0%                 4            32,140,189          5.9%           5.226%       1.38           72.1%
   73.1%     -    75.0%                 9           106,438,953         19.7%           5.265%       1.35           73.9%
   75.1%     -    78.0%                13           156,063,154         28.9%           5.096%       1.39           77.0%
   78.1%     -    80.0%                22           181,850,742         33.7%           5.343%       1.29           79.3%
                                   -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                61        $  540,277,760        100.0%           5.233%       1.37x          75.2%
                                   =========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):   80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):   45.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1): 75.2%

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                      WEIGHTED
                               NUMBER OF                           PERCENTAGE OF      AVERAGE                       WEIGHTED
                               MORTGAGED        CUT-OFF DATE          INITIAL         MORTGAGE       WEIGHTED        AVERAGE
                                 REAL            PRINCIPAL        LOAN GROUP NO. 2    INTEREST        AVERAGE     CUT-OFF DATE
STATE                         PROPERTIES        BALANCE (1)           BALANCE           RATE          U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Texas                             13              $ 122,779,855       22.7%            5.284%          1.31x          77.9%
Ohio                              11                116,666,893       21.6%            5.223%          1.33           75.6%
Florida                            4                 42,047,298        7.8%            4.880%          1.49           76.9%
Nevada                             1                 38,200,000        7.1%            4.856%          1.49           77.2%
California                         7                 37,834,877        7.0%            5.132%          1.56           66.2%
    Southern California (2)        6                 19,834,877        3.7%            5.097%          1.33           71.8%
    Northern California (2)        1                 18,000,000        3.3%            5.170%          1.81           60.0%
Michigan                           1                 27,270,000        5.0%            5.230%          1.44           74.1%
Arizona                            3                 19,901,652        3.7%            5.408%          1.31           76.2%
South Carolina                     2                 18,580,155        3.4%            5.232%          1.38           71.8%
Georgia                            2                 18,021,046        3.3%            5.374%          1.27           79.4%
Tennessee                          2                 14,305,000        2.6%            5.869%          1.23           76.6%
Colorado                           1                 14,035,000        2.6%            5.340%          1.23           73.9%
Wisconsin                          2                 12,350,000        2.3%            5.146%          1.41           74.4%
Pennsylvania                       1                  7,650,000        1.4%            5.235%          1.37           71.5%
Oregon                             2                  7,641,516        1.4%            5.227%          1.34           73.7%
Oklahoma                           1                  7,150,000        1.3%            5.570%          1.27           79.9%
Missouri                           2                  6,790,189        1.3%            5.726%          1.46           75.0%
Illinois                           1                  6,150,000        1.1%            5.550%          1.24           75.9%
Massachusetts                      1                  5,987,410        1.1%            5.370%          1.76           45.6%
Utah                               1                  4,948,798        0.9%            5.320%          1.38           74.4%
Arkansas                           1                  3,725,000        0.7%            5.670%          1.28           79.3%
Nebraska                           1                  2,794,125        0.5%            5.370%          1.25           78.7%
Connecticut                        1                  2,500,000        0.5%            5.250%          1.58           58.1%
New York                           2                  2,080,672        0.4%            5.796%          1.24           78.5%
North Carolina                     1                    868,274        0.2%            5.630%          1.52           66.3%

                              --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           64              $ 540,277,760      100.0%            5.233%          1.37x          75.2%
                              ==================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                WEIGHTED
                                 NUMBER OF                   PERCENTAGE OF      AVERAGE                 WEIGHTED       WEIGHTED
                                UNDERLYING   CUT-OFF DATE       INITIAL         MORTGAGE    WEIGHTED    AVERAGE         AVERAGE
                                 MORTGAGE      PRINCIPAL     LOAN GROUP NO. 2   INTEREST    AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                         LOANS       BALANCE (1)       BALANCE           RATE      U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term       35       $ 331,495,000       61.4%           5.270%       1.33x       76.0%            30
Balloons without IO Term            23       $ 108,182,760       20.0%           5.381%       1.33        73.6%           N/A
Interest Only Balloon Loans         3        $ 100,600,000       18.6%           4.952%       1.55        74.1%           113

                                 -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             61       $ 540,277,760      100.0%           5.233%       1.37x       75.2%           N/A
                                 ==================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                     WEIGHTED
                          NUMBER OF                              PERCENTAGE OF       AVERAGE                          WEIGHTED
                          MORTGAGED         CUT-OFF DATE            INITIAL          MORTGAGE        WEIGHTED          AVERAGE
                             REAL             PRINCIPAL          LOAN GROUP NO. 2    INTEREST         AVERAGE       CUT-OFF DATE
PROPERTY TYPE             PROPERTIES         BALANCE (1)            BALANCE            RATE          U/W DSCR       LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Multifamily                   64              540,277,760            100.0%            5.233%          1.37             75.2%

                         ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       64            $ 540,277,760            100.0%            5.233%          1.37x            75.2%
                         =========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                     WEIGHTED
                                      NUMBER OF                   PERCENTAGE OF      AVERAGE               WEIGHTED
                                      MORTGAGED    CUT-OFF DATE      INITIAL         MORTGAGE  WEIGHTED     AVERAGE
                   PROPERTY              REAL        PRINCIPAL    LOAN GROUP NO. 2   INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE      SUB-TYPE           PROPERTIES    BALANCE (1)      BALANCE           RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Multifamily
               Conventional               60       $ 529,840,181      98.1%            5.237%     1.37x       75.2%
               Manufactured Housing       4           10,437,579       1.9%            5.015%     1.34        75.0%

                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   64       $ 540,277,760     100.0%            5.233%     1.37x       75.2%
                                     =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                       WEIGHTED    WEIGHTED            WEIGHTED
                                                                        AVERAGE     AVERAGE             AVERAGE           WEIGHTED
                                                       PERCENTAGE OF   REMAINING   REMAINING           REMAINING          AVERAGE
         RANGE OF            NUMBER OF  CUT-OFF DATE       INITIAL      LOCKOUT     LOCKOUT             LOCKOUT          REMAINING
    REMAINING TERMS TO       MORTGAGE    PRINCIPAL    LOAN GROUP NO. 2  PERIOD   PLUS YM PERIOD  PLUS PREPAYMENT PERIOD   MATURITY
STATED MATURITY (MONTHS) (1)  LOANS     BALANCE (2)       BALANCE      (MONTHS)     (MONTHS)            (MONTHS)        (MONTHS) (1)
------------------------------------------------------------------------------------------------------------------------------------
   54          -       116      13      $ 151,385,144      28.0%           97          97                  97               102
   117         -       118      20        125,384,688      23.2%          114         114                 114               118
   119         -       125      28        263,507,927      48.8%          115         115                 115               119

                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61      $ 540,277,760     100.0%          110         110                 110               114
                            ========================================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                                PREPAYMENT OPTION

                                                                       WEIGHTED     WEIGHTED           WEIGHTED
                                                                        AVERAGE     AVERAGE             AVERAGE          WEIGHTED
                                                      PERCENTAGE OF    REMAINING   REMAINING           REMAINING          AVERAGE
                             NUMBER OF  CUT-OFF DATE     INITIAL        LOCKOUT     LOCKOUT             LOCKOUT          REMAINING
                              MORTGAGE    PRINCIPAL   LOAN GROUP NO. 2  PERIOD   PLUS YM PERIOD  PLUS PREPAYMENT PERIOD   MATURITY
  PREPAYMENT OPTION            LOANS     BALANCE (1)     BALANCE       (MONTHS)     (MONTHS)            (MONTHS)        (MONTHS) (2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             61     $ 540,277,760    100.0%           110         110                  110               114

                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61     $ 540,277,760    100.0%           110         110                  110               114
                             ======================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                   WEIGHTED
                            NUMBER OF                            PERCENTAGE OF     AVERAGE                      WEIGHTED
                            MORTGAGED        CUT-OFF DATE           INITIAL        MORTGAGE      WEIGHTED       AVERAGE
                              REAL            PRINCIPAL         LOAN GROUP NO. 2   INTEREST      AVERAGE      CUT-OFF DATE
FEE/LEASEHOLD              PROPERTIES        BALANCE (1)            BALANCE         RATES        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
Fee                            64           $ 540,277,760           100.0%          5.233%         1.37x           75.2%

                           -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        64           $ 540,277,760           100.0%          5.233%         1.37x           75.2%
                           ===============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                              SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

                                  STATEMENT SECTIONS                                             PAGE(S)
                                  ------------------                                             -------
                                  Certificate Distribution Detail                                  2
                                  Certificate Factor Detail                                        3
                                  Reconciliation Detail                                            4
                                  Other Required Information                                       5
                                  Cash Reconciliation Detail                                       6
                                  Ratings Detail                                                   7
                                  Current Mortgage Loan and Property Stratification Tables       8 - 16
                                  Mortgage Loan Detail                                             17
                                  Principal Prepayment Detail                                      18
                                  Historical Detail                                                19
                                  Delinquency Loan Detail                                          20
                                  Specially Serviced Loan Detail                                 21 - 22
                                  Modified Loan Detail                                             23
                                  Liquidated Loan Detail                                           24
                                  Bond / Collateral Realized Loss Reconciliation                   25

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:      General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:      Marty O'Conner
Phone Number: (816) 221-8800

                                SPECIAL SERVICER

Clarion Partners, LLC
335 Madison Avenue, 7th Floor
New York, NY 10017

Contact:       Bruce G. Morrison
Phone Number: (212) 883-2500

     This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                              Realized Loss/
                 Pass-Through  Original   Beginning    Principal     Interest    Prepayment  Additional Trust
 Class   CUSIP       Rate      Balance     Balance   Distribution  Distribution   Premium      Fund Expenses
-------------------------------------------------------------------------------------------------------------
  A-1                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-2                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-3                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-4                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
 A-1-A               0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-M                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-J                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   B                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   C                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   D                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   E                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   F                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   G                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   H                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   J                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   K                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   L                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   M                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   N                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   O                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   P                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   Q                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   R                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   V                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
-------------------------------------------------------------------------------------------------------------
Totals                             0.00        0.00          0.00          0.00        0.00              0.00
-------------------------------------------------------------------------------------------------------------

                                  Current
           Total       Ending   Subordination
 Class  Distribution   Balance    Level (1)
---------------------------------------------
  A-1           0.00      0.00       0.000.00
  A-2           0.00      0.00       0.000.00
  A-3           0.00      0.00       0.000.00
  A-4           0.00      0.00       0.000.00
 A-1-A          0.00      0.00       0.000.00
  A-M           0.00      0.00       0.000.00
  A-J           0.00      0.00       0.000.00
   B            0.00      0.00       0.000.00
   C            0.00      0.00       0.000.00
   D            0.00      0.00       0.000.00
   E            0.00      0.00       0.000.00
   F            0.00      0.00       0.000.00
   G            0.00      0.00       0.000.00
   H            0.00      0.00       0.000.00
   J            0.00      0.00       0.000.00
   K            0.00      0.00       0.000.00
   L            0.00      0.00       0.000.00
   M            0.00      0.00       0.000.00
   N            0.00      0.00       0.000.00
   O            0.00      0.00       0.000.00
   P            0.00      0.00       0.000.00
   Q            0.00      0.00       0.000.00
   R            0.00      0.00       0.000.00
   V            0.00      0.00       0.000.00
---------------------------------------------
Totals          0.00      0.00       0.000.00
---------------------------------------------

                               Original   Beginning                                             Ending
                 Pass-Through  Notional    Notional    Interest     Prepayment     Total       Notional
 Class   CUSIP       Rate       Amount      Amount   Distribution  Distribution  Distribution   Amount
-------------------------------------------------------------------------------------------------------
  A-X                0.000000      0.00        0.00          0.00          0.00          0.00      0.00
 A-SP                0.000000      0.00        0.00          0.00          0.00          0.00      0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                            CERTIFICATE FACTOR DETAIL

                                                                        Realized Loss/
                  Beginning    Principal      Interest     Prepayment   Additional Trust    Ending
 Class   CUSIP     Balance   Distribution   Distribution    Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------
  A-1             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-2             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-3             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-4             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
 A-1-A            0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-M             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-J             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   B              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   C              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   D              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   E              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   F              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   G              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   H              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   J              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   K              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   L              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   M              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   N              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   O              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   P              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   Q              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   R              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   V              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000

                  Beginning                                 Ending
                  Notional      Interest     Prepayment    Notional
 Class   CUSIP     Amount     Distribution    Premium       Amount
--------------------------------------------------------------------
 A-X              0.00000000    0.00000000  0.00000000    0.00000000
 A-SP             0.00000000    0.00000000  0.00000000    0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                              RECONCILIATION DETAIL

                   ADVANCE SUMMARY                                                  SERVICING FEE SUMMARY
        P & I Advances Outstanding                      0.00    Current Period Accrued Servicing Fees                          0.00
        Servicing Advances Outstanding                  0.00    Less Servicing Fees on Delinquent Payments                     0.00
        Reimbursement for Interest on P & I             0.00    Less Reductions to Servicing Fees                              0.00
        Advances paid from general collections                  Plus Servicing Fees on Delinquent Payments Received            0.00
        Reimbursement for Interest on Servicing         0.00    Plus Adjustments for Prior Servicing Calculation               0.00
        Advances paid from general collections                  Total Servicing Fees Collected                                 0.00

       CERTIFICATE INTEREST RECONCILIATION

                   Accrued     Net Aggregate     Distributable     Distributable      Additional                  Remaining Unpaid
                 Certificate     Prepayment       Certificate   Certificate Interest  Trust Fund    Interest        Distributable
        Class     Interest    nterest Shortfall    Interest          Adjustment        Expenses   Distribution  Certificate Interest
       -----------------------------------------------------------------------------------------------------------------------------
         A-1            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-2            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-3            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-4            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
        A-1-A           0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-M            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-J            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-X            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
        A-SP            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
          B             0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
          C             0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
          D             0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
       -----------------------------------------------------------------------------------------------------------------------------
        Total           0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
       -----------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                           OTHER REQUIRED INFORMATION

     Available Distribution Amount                       0.00

     Aggregate Number of Outstanding Loans                  0
     Aggregate Unpaid Principal Balance of Loans         0.00
     Aggregate Stated Principal Balance of Loans         0.00

     Aggregate Amount of Servicing Fee                   0.00
     Aggregate Amount of Special Servicing Fee           0.00
     Aggregate Amount of Trustee Fee                     0.00
     Aggregate Trust Fund Expenses                       0.00

     Interest Reserve Deposit                            0.00
     Interest Reserve Withdrawal                         0.00

Appraisal Reduction Amount

                  Appraisal     Cumulative     Most Recent
    Loan         Reduction         ASER          App. Red.
   Number          Amount         Amount          Date
------------------------------------------------------------


------------------------------------------------------------
   Total
------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

    INTEREST:
         Interest paid or advanced                                            0.00
         Interest reductions due to Non-Recoverability Determinations         0.00
         Interest Adjustments                                                 0.00
         Deferred Interest                                                    0.00
         Net Prepayment Interest Shortfall                                    0.00
         Net Prepayment Interest Excess                                       0.00
         Extension Interest                                                   0.00
         Interest Reserve Withdrawal                                          0.00
                                                                                  ------------
             TOTAL INTEREST COLLECTED                                                     0.00

    PRINCIPAL:
         Scheduled Principal                                                  0.00
         Unscheduled Principal                                                0.00
             Principal Prepayments                                            0.00
             Collection of Principal after Maturity Date                      0.00
             Recoveries from Liquidation and Insurance Proceeds               0.00
             Excess of Prior Principal Amounts paid                           0.00
             Curtailments                                                     0.00
         Negative Amortization                                                0.00
         Principal Adjustments                                                0.00
                                                                                  ------------
             TOTAL PRINCIPAL COLLECTED                                                    0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                               0.00
         Repayment Fees                                                       0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Received                                             0.00
         Net Swap Counterparty Payments Received                              0.00
                                                                                  ------------
             TOTAL OTHER COLLECTED                                                        0.00
                                                                                  ------------
TOTAL FUNDS COLLECTED                                                                     0.00
                                                                                  ============

TOTAL FUNDS DISTRIBUTED

    FEES:
         Master Servicing Fee                                                 0.00
         Trustee Fee                                                          0.00
         Certificate Administration Fee                                       0.00
         Insurer Fee                                                          0.00
         Miscellaneous Fee                                                    0.00
                                                                                  ------------
             TOTAL FEES                                                                   0.00

    ADDITIONAL TRUST FUND EXPENSES:

         Reimbursement for Interest on Advances                               0.00
         ASER Amount                                                          0.00
         Special Servicing Fee                                                0.00
         Rating Agency Expenses                                               0.00
         Attorney Fees & Expenses                                             0.00
         Bankruptcy Expense                                                   0.00
         Taxes Imposed on Trust Fund                                          0.00
         Non-Recoverable Advances                                             0.00
         Other Expenses                                                       0.00
                                                                                  ------------
             TOTAL ADDITIONAL TRUST FUND EXPENSES                                         0.00

    INTEREST RESERVE DEPOSIT                                                              0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

         Interest Distribution                                                0.00
         Principal Distribution                                               0.00
         Prepayment Penalties/Yield Maintenance                               0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Paid                                                 0.00
         Net Swap Counterparty Payments Paid                                  0.00
                                                                                  ------------
             TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                0.00
                                                                                  ------------
TOTAL FUNDS DISTRIBUTED                                                                   0.00
                                                                                  ============

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                                 RATINGS DETAIL

                                                    Original Ratings               Current Ratings (1)
                                            ------------------------------   -----------------------------
             Class             CUSIP         Fitch     Moody's     S & P      Fitch     Moody's     S & P
     -----------------------------------------------------------------------------------------------------
             A-1
             A-2
             A-3
             A-4
            A-1-A
             A-M
             A-J
             A-X
             A-SP
              B
              C
              D
              E
              F
              G
              H
              J
              K
              L
              M
              N
              O
              P
              Q

          NR   -  Designates that the class was not rated by the above agency at the time of original issuance.
          X    -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
          N/A  -  Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

  Fitch, Inc.                       Moody's Investors Service          Standard & Poor's Rating Services
  One State Street Plaza            99 Church Street                   55 Water Street
  New York, New York 10004          New York, New York 10007           New York, New York 10041
  (212) 908-0500                    (212) 553-0300                     (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                                     % of
         Scheduled           # of     Scheduled      Agg.       WAM                Weighted
          Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    STATE (3)

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
        Debt Service         # of     Scheduled      Agg.       WAM                Weighted
       Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                    % of
                            # of     Scheduled      Agg.       WAM                 Weighted
      Property Type        Props.     Balance       Bal.       (2)       WAC      Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
          Note               # of     Scheduled      Agg.       WAM                Weighted
          Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
   Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
          Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
   Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
        Term                 loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
  Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
           Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
  --------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
         Age of Most        # of      Scheduled      Agg.       WAM                Weighted
         Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.  For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                              @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                              PAYMENT DATE:   1/18/2006
                                                                                              RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                                     % of
         Scheduled           # of     Scheduled      Agg.       WAM                Weighted
          Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    STATE (3)

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
        Debt Service         # of     Scheduled      Agg.       WAM                Weighted
       Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                    % of
                            # of     Scheduled      Agg.       WAM                 Weighted
      Property Type         Props.    Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
          Note               # of     Scheduled      Agg.       WAM                Weighted
          Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
   Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
          Term (2)          loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
   Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
        Term                 loans      Balance      Bal.        (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
  Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
           Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR (1)
  --------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
         Age of Most        # of      Scheduled      Agg.       WAM                Weighted
         Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                                     % of
         Scheduled           # of     Scheduled      Agg.       WAM                Weighted
          Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    STATE (3)

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
        Debt Service         # of     Scheduled      Agg.       WAM                Weighted
       Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                    % of
                            # of     Scheduled      Agg.       WAM                 Weighted
      Property Type         Props.    Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
          Note               # of     Scheduled      Agg.       WAM                Weighted
          Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
   Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
          Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
   Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
        Term                 loans      Balance      Bal.        (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
  Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
           Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
  --------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
         Age of Most        # of      Scheduled      Agg.       WAM                Weighted
         Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                              MORTGAGE LOAN DETAIL

                                                                                                    Anticipated                 Neg.
     Loan                   Property                            Interest    Principal     Gross      Repayment     Maturity    Amort
    Number       ODCR       Type (1)       City       State     Payment      Payment     Coupon        Date          Date      (Y/N)
   ---------------------------------------------------------------------------------------------------------------------------------


   ---------------------------------------------------------------------------------------------------------------------------------
    Totals
   ---------------------------------------------------------------------------------------------------------------------------------

              Beginning      Ending        Paid      Appraisal    Appraisal     Res.      Mod.
     Loan     Scheduled     Scheduled      Thru      Reduction    Reduction    Strat.     Code
    Number     Balance       Balance       Date        Date        Amount       (2)       (3)
   ---------------------------------------------------------------------------------------------


   ---------------------------------------------------------------------------------------------
    Totals
   ---------------------------------------------------------------------------------------------


                          (1) PROPERTY TYPE CODE

                    MF - Multi-Family
                    RT - Retail
                    HC - Health Care
                    IN - Industrial
                    WH - Warehouse
                    MH - Mobile Home Park
                    OF - Office
                    MU - Mixed Use
                    LO - Lodging
                    SS - Self Storage
                    OT - Other

                (2) RESOLUTION STRATEGY CODE

                    1 - Modification
                    2 - Foreclosure
                    3 - Bankruptcy
                    4 - Extension
                    5 - Note Sale
                    6 - DPO
                    7 - REO
                    8 - Resolved
                    9 - Pending Return to Master Servicer
                    10 - Deed in Lieu Of Foreclosure
                    11 - Full Payoff
                    12 - Reps and Warranties
                    13 - Other or TBD



                 (3) MODIFICATION CODE

                    1 - Maturity Date Extension
                    2 - Amortization Change
                    3 - Principal Write-Off
                    4 - Combination



Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                           PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount                      Prepayment Penalities
                     Offering Document  -----------------------------------------  ------------------------------------------------
        Loan Number   Cross-Reference     Payoff Amount      Curtailment Amount     Percentage Premium    Yield Maintenance Charge
     ------------------------------------------------------------------------------------------------------------------------------


     ------------------------------------------------------------------------------------------------------------------------------
       Totals
     ------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                                HISTORICAL DETAIL

                                         Delinquencies
----------------------------------------------------------------------------------------------
 Distribution     30-59 Days     60-89 Days     90 Days or More     Foreclosure       REO
     Date        #    Balance   #    Balance    #      Balance      #    Balance  #    Balance
----------------------------------------------------------------------------------------------



          Delinquencies                    Prepayments             Rate and Maturities
--------------------------------   ---------------------------  --------------------------
 Distribution     Modifications     Curtailments      Payoff    Next Weighted Avg.
    Date        #      Balance     #    Balance    #   Balance   Coupon  Remit     WAM
------------------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                             DELINQUENCY LOAN DETAIL

                 Offering         # of                     Current    Outstanding    Status of
                 Document        Months     Paid Through    P & I        P & I        Mortgage
Loan Number   Cross-Reference    Delinq.        Date       Advances    Advances **    Loan (1)
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------

              Resolution                                  Current     Outstanding
               Strategy     Servicing     Foreclosure    Servicing     Servicing      Bankruptcy       REO
Loan Number    Code (2)   Transfer Date      Date         Advances      Advances         Date          Date
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

     A - Payment Not Received But Still in Grace Period
     B - Late Payment But Less Than 1 Month Delinquent
     0 - Current
     1 - One Month Delinquent
     2 - Two Months Delinquent
     3 - Three or More Months Delinquent
     4 - Assumed Scheduled Payment (Performing Matured Balloon)
     7 - Foreclosure
     9 - REO

                          (2) RESOLUTION STRATEGY CODE

     1 - Modification
     2 - Foreclosure
     3 - Bankruptcy
     4 - Extension
     5 - Note Sale
     6 - DPO
     7 - REO
     8 - Resolved
     9 - Pending Return to Master Servicer
     10 - Deed In Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                             Offering      Servicing  Resolution
 Distribution      Loan      Document       Transfer   Strategy    Scheduled    Property             Interest
     Date         Number  Cross-Reference    Date      Code (1)     Balance     Type (2)    State      Rate
--------------------------------------------------------------------------------------------------------------


                                        Net                                            Remaining
 Distribution      Loan     Actual   Operating    NOI             Note    Maturity   Amortization
     Date         Number   Balance     Income     Date    DSCR    Date      Date         Term
-------------------------------------------------------------------------------------------------



                          (1) RESOLUTION STRATEGY CODE

     1 - Modification
     2 - Foreclosure
     3 - Bankruptcy
     4 - Extension
     5 - Note Sale
     6 - DPO
     7 - REO
     8 - Resolved
     9 - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

                             (2) PROPERTY TYPE CODE

     MF - Multi-Family
     RT - Retail
     HC - Health Care
     IN - Industrial
     WH - Warehouse
     MH - Mobile Home Park
     OF - Office
     MU - Mixed Use
     LO - Lodging
     SS - Self Storage
     OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering       Resolution      Site
Distribution    Loan      Document        Strategy     Inspection                Appraisal  Appraisal    Other REO
    Date       Number  Cross-Reference    Code (1)        Date    Phase 1 Date     Date       Value   Property Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------------



                          (1) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                              MODIFIED LOAN DETAIL

                     Offering
        Loan         Document      Pre-Modification
       Number     Cross-Reference       Balance       Modification Date            Modification Description
     --------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------
      Totals
     --------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                             LIQUIDATED LOAN DETAIL

                Final Recovery      Offering
      Loan      Determination       Document       Appraisal    Appraisal    Actual         Gross
     Number          Date        Cross-Reference     Date         Value      Balance      Proceeds
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

                Gross Proceeds    Aggregate       Net       Net Proceeds              Repurchased
      Loan         as a % of     Liquidation  Liquidation     as a % of    Realized    by Seller
     Number     Actual Balance    Expenses *   Proceeds    Actual Balance    Loss        (Y/N)
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                          Beginning                                      Amounts                                 Modification
                          Balance of   Aggregate   Prior Realized    Covered by Over-    Interest (Shortage)/    Adjustments /
 Distribution Prospectus the Loan at Realized Loss  Loss Applied   collateralization and  Excesses applied to  Appraisal Reduction
     Date        Id      Liquidation   on Loans    to Certificates  other Credit Support other Credit Support     Adjustment
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
 Current Total
----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------

                            Additional
                           (Recoveries)/     Current Realized  Recoveries of  (Recoveries)/Realized
 Distribution Prospectus Expenses applied to  Loss Applied to Realized Losses    Loss Applied to
    Date         Id        Realized Losses     Certificates    Paid as Cash    Certificate Interest
------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 25

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................       87          87          87          87          87
December 2007...............................       68          68          68          68          68
December 2008...............................       44          44          44          44          44
December 2009...............................       16          16          16          16          16
December 2010 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  2.6         2.6         2.6         2.6         2.6

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  4.7         4.6         4.6         4.6         4.3

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010...............................      100          96          90          81          10
December 2011...............................       82          57          33          11           0
December 2012...............................       57          16           0           0           0
December 2013...............................       35           0           0           0           0
December 2014...............................       11           0           0           0           0
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  7.4         6.2         5.7         5.4         4.9

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010...............................      100         100         100         100         100
December 2011...............................      100         100         100         100          98
December 2012...............................      100         100          96          91          89
December 2013...............................      100          94          86          83          82
December 2014...............................      100          84          76          75          75
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  9.7         9.4         9.2         9.1         8.9

                            CLASS A-1-A CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................       99          99          99          99          99
December 2008...............................       99          99          99          99          99
December 2009...............................       98          98          98          98          98
December 2010...............................       91          91          91          91          91
December 2011...............................       89          89          89          89          89
December 2012...............................       88          88          88          88          88
December 2013...............................       86          86          86          86          86
December 2014...............................       85          85          85          85          85
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  9.1         9.0         9.0         9.0         8.8

                             CLASS A-M CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010...............................      100         100         100         100         100
December 2011...............................      100         100         100         100         100
December 2012...............................      100         100         100         100         100
December 2013...............................      100         100         100         100         100
December 2014...............................      100         100         100         100         100
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9         9.9         9.9         9.9         9.6

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010...............................      100         100         100         100         100
December 2011...............................      100         100         100         100         100
December 2012...............................      100         100         100         100         100
December 2013...............................      100         100         100         100         100
December 2014...............................      100         100         100         100         100
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9         9.9         9.9         9.9         9.7

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010...............................      100         100         100         100         100
December 2011...............................      100         100         100         100         100
December 2012...............................      100         100         100         100         100
December 2013...............................      100         100         100         100         100
December 2014...............................      100         100         100         100         100
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9         9.9         9.9         9.9         9.7

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010...............................      100         100         100         100         100
December 2011...............................      100         100         100         100         100
December 2012...............................      100         100         100         100         100
December 2013...............................      100         100         100         100         100
December 2014...............................      100         100         100         100         100
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9         9.9         9.9         9.9         9.7

                              CLASS D CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010...............................      100         100         100         100         100
December 2011...............................      100         100         100         100         100
December 2012...............................      100         100         100         100         100
December 2013...............................      100         100         100         100         100
December 2014...............................      100         100         100         100         100
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9         9.9         9.9         9.9         9.7

                              CLASS E CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..................................      100%        100%        100%        100%        100%
December 2006...............................      100         100         100         100         100
December 2007...............................      100         100         100         100         100
December 2008...............................      100         100         100         100         100
December 2009...............................      100         100         100         100         100
December 2010...............................      100         100         100         100         100
December 2011...............................      100         100         100         100         100
December 2012...............................      100         100         100         100         100
December 2013...............................      100         100         100         100         100
December 2014...............................      100         100         100         100         100
December 2015 and thereafter................        0           0           0           0           0
WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9         9.9         9.9         9.9         9.7

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

        DISTRIBUTION DATE              REFERENCE RATE             DISTRIBUTION DATE               REFERENCE RATE
---------------------------------   --------------------   -------------------------------   ------------------------


                                    EXHIBIT E

       SCHEDULE OF ONE MADISON AVENUE MORTGAGE LOAN AMORTIZATION PAYMENTS

              PAYMENT DATE                     PRINCIPAL AMOUNT
-----------------------------------  ----------------------------
January 11, 2006                               $       245,590.69
February 11, 2006                              $       246,840.33
March 11, 2006                                 $       586,628.62
April 11, 2006                                 $       251,081.28
May 11, 2006                                   $       365,065.45
June 11, 2006                                  $       254,216.42
July 11, 2006                                  $       368,114.90
August 11, 2006                                $       257,383.03
September 11, 2006                             $       258,692.68
October 11, 2006                               $       372,468.80
November 11, 2006                              $       558,483.29
December 11, 2006                              $       845,335.88
January 11, 2007                               $       737,330.20
February 11, 2007                              $       741,081.96
March 11, 2007                                 $     1,080,629.60
April 11, 2007                                 $       750,351.39
May 11, 2007                                   $       865,794.46
June 11, 2007                                  $       758,574.83
July 11, 2007                                  $       873,793.13
August 11, 2007                                $       766,880.82
September 11, 2007                             $       770,782.94
October 11, 2007                               $       885,667.54
November 11, 2007                              $       779,211.47
December 11, 2007                              $       893,865.68
January 11, 2008                               $       787,724.59
February 11, 2008                              $       791,732.78
March 11, 2008                                 $     1,016,328.12
April 11, 2008                                 $       800,932.74
May 11, 2008                                   $       914,993.24
June 11, 2008                                  $       809,663.90
July 11, 2008                                  $       923,485.73
August 11, 2008                                $       818,482.69
September 11, 2008                             $       822,647.38
October 11, 2008                               $       936,114.33
November 11, 2008                              $       831,596.50
December 11, 2008                              $       944,818.83
January 11, 2009                               $       840,635.45
February 11, 2009                              $       844,912.86
March 11, 2009                                 $     1,174,889.54
April 11, 2009                                 $       855,190.23
May 11, 2009                                   $       967,767.65
June 11, 2009                                  $       864,465.99
July 11, 2009                                  $       976,789.87
August 11, 2009                                $       873,834.87
September 11, 2009                             $       878,281.21
October 11, 2009                               $       990,227.46
November 11, 2009                              $       887,788.75
December 11, 2009                              $       999,475.13
January 11, 2010                               $       897,391.72
February 11, 2010                              $       901,957.93
March 11, 2010                                 $     1,226,676.29
April 11, 2010                                 $       912,789.07
May 11, 2010                                   $     1,023,792.09
June 11, 2010                                  $       922,642.99
July 11, 2010                                  $     1,033,376.66
August 11, 2010                                $       932,595.81
September 11, 2010                             $       937,341.14
October 11, 2010                               $     1,047,673.06
November 11, 2010                              $       947,441.50
December 11, 2010                              $     1,057,497.34
January 11, 2011                               $       957,643.24
February 11, 2011                              $       962,516.02
March 11, 2011                                 $     1,281,652.24
April 11, 2011                                 $       973,935.04
May 11, 2011                                   $     1,083,266.70
June 11, 2011                                  $       984,402.71
July 11, 2011                                  $     1,093,448.25
August 11, 2011                                $       994,975.45
September 11, 2011                             $     1,000,038.19
October 11, 2011                               $     1,108,656.35
November 11, 2011                              $     1,307,347.23
December 11, 2011                              $     1,588,836.08
January 11, 2012                               $     1,493,787.46
February 11, 2012                              $     1,501,388.30
March 11, 2012                                 $     1,713,789.20
April 11, 2012                                 $     1,517,748.11
May 11, 2012                                   $     1,627,321.14
June 11, 2012                                  $     1,533,751.18
July 11, 2012                                  $     1,642,886.79
August 11, 2012                                $     1,549,914.89
September 11, 2012                             $     1,557,801.33
October 11, 2012                               $     1,666,279.55
November 11, 2012                              $     1,574,206.44
December 11, 2012                              $     1,682,236.24
January 11, 2013                               $     1,590,776.21
February 11, 2013                              $     1,598,870.57
March 11, 2013                                 $     1,904,666.41
April 11, 2013                                 $     1,616,697.63
May 11, 2013                                   $     1,723,565.99
June 11, 2013                                  $     1,633,693.92
July 11, 2013                                  $     1,740,097.70
August 11, 2013                                $     1,650,860.80
September 11, 2013                             $     1,659,260.88
October 11, 2013                               $     1,764,965.82
November 11, 2013                              $     1,676,684.39
December 11, 2013                              $     1,781,913.08
January 11, 2014                               $     1,694,282.80
February 11, 2014                              $     1,702,903.82
March 11, 2014                                 $     1,999,110.05
April 11, 2014                                 $     1,721,740.80
May 11, 2014                                   $     1,825,737.92
June 11, 2014                                  $     1,739,791.46
July 11, 2014                                  $     1,843,295.18
August 11, 2014                                $     1,758,023.30

                PAYMENT DATE                    PRINCIPAL AMOUNT
----------------------------------------   ----------------------
September 11, 2014                             $     1,766,968.66
October 11, 2014                               $     1,869,729.52
November 11, 2014                              $     1,785,473.29
December 11, 2014                              $     1,887,728.35
January 11, 2015                               $     1,804,163.66
February 11, 2015                              $     1,813,343.80
March 11, 2015                                 $     2,099,369.86
April 11, 2015                                 $     1,833,252.88
May 11, 2015                                   $     1,934,201.94
June 11, 2015                                  $     1,852,422.84
July 11, 2015                                  $     1,952,847.91
August 11, 2015                                $     1,871,785.22
September 11, 2015                             $     1,881,309.44
October 11, 2015                               $     1,980,944.92
November 11, 2015                              $     1,900,961.77
December 11, 2015                              $     2,000,060.08
January 11, 2016                               $     1,920,811.36
February 11, 2016                              $     1,930,585.03
March 11, 2016                                 $     2,117,338.81
April 11, 2016                                 $     1,951,182.11
May 11, 2016                                   $     2,048,907.07

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class A-1, Class A-2, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including December 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including December 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC will be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder will be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                      Treasury regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN
                                     SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                THE OFFERED CERTIFICATES:                                          THE TRUST ASSETS:
The offered certificates will be issuable in series.            The assets of each of our trusts will include--
Each series of offered certificates will--
                                                                -    mortgage  loans  secured by first and  junior  liens
-    have its own series designation;                                on, or security  interests in, various  interests in
                                                                     commercial and multifamily real properties;
-    consist of one or more classes  with various  payment
     characteristics;                                           -    mortgage-backed    securities   that   directly   or
                                                                     indirectly  evidence  interests  in, or are directly
-    evidence  beneficial  ownership  interests in a trust           or  indirectly  secured by,  those types of mortgage
     established by us; and                                          loans; or

-    be payable solely out of the related trust assets.         -    some  combination  of those types of mortgage  loans
                                                                     and mortgage-backed securities.

No governmental agency or instrumentality will insure or        Trust assets may also include letters of credit, surety
guarantee payment on the offered certificates. Neither we       bonds, insurance policies, guarantees, credit derivatives,
nor any of our affiliates are responsible for making            reserve funds, guaranteed investment contracts, interest
payments on the offered certificates if collections on the      rate exchange agreements, interest rate cap or floor
related trust assets are insufficient.                          agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 14, 2005.

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.......................................................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.........................................................................3
SUMMARY OF PROSPECTUS.....................................................................................................4
RISK FACTORS.............................................................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS................................................................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP......................................................................29
USE OF PROCEEDS..........................................................................................................29
DESCRIPTION OF THE TRUST ASSETS..........................................................................................30
YIELD AND MATURITY CONSIDERATIONS........................................................................................53
DESCRIPTION OF THE CERTIFICATES..........................................................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS...................................................................................67
DESCRIPTION OF CREDIT SUPPORT............................................................................................77
LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................................79
FEDERAL INCOME TAX CONSEQUENCES..........................................................................................90
STATE AND OTHER TAX CONSEQUENCES........................................................................................125
ERISA CONSIDERATIONS....................................................................................................125
LEGAL INVESTMENT........................................................................................................128
PLAN OF DISTRIBUTION....................................................................................................129
LEGAL MATTERS...........................................................................................................130
FINANCIAL INFORMATION...................................................................................................130
RATING..................................................................................................................131
GLOSSARY................................................................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE..............................   Credit Suisse First Boston Mortgage Securities Corp. Our
                                           principal offices are located at Eleven Madison Avenue, New
                                           York, New York 10010, telephone number (212) 325-2000. We
                                           are a wholly-owned subsidiary of Credit Suisse First Boston
                                           Management Corporation, which in turn is a wholly-owned
                                           subsidiary of Credit Suisse First Boston, Inc. See "Credit
                                           Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED............   The securities that will be offered by this prospectus and the related prospectus supplements consist of
                                           commercial/multifamily mortgage pass-through certificates.
                                           These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be
                                           assigned an investment grade rating by at least one
                                           nationally recognized statistical rating organization.
                                           Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate
                                           relative standing, signify investment grade. See "Rating."

                                           Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and
                                           containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE            We may not publicly offer all the commercial/multifamily
ISSUED WITH OTHER CERTIFICATES..........   mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those
                                           certificates, to place some privately with institutional
                                           investors or to deliver some to the applicable seller as
                                           partial consideration for the related mortgage assets. In
                                           addition, some of those certificates may not satisfy the
                                           rating requirement for offered certificates described under
                                           "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.................   In general, a pooling and servicing agreement or other
                                           similar agreement or collection of agreements will govern, among other things--

                                           -    the issuance of each series of offered certificates;

                                           -    the creation of and transfer of assets to the related
                                                trust; and

                                           -    the servicing and administration of those assets.

                                           The parties to the governing document(s) for a series of
                                           offered certificates will always include us and a trustee.
                                           We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust
                                           assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating
                                           various reports to the holders of those offered
                                           certificates.

                                           If the trust assets for a series of offered certificates
                                           include mortgage loans, the parties to the governing
                                           document(s) will also include--

                                           -    a master servicer that will generally be responsible
                                                for performing customary servicing duties with respect
                                                to those mortgage loans that are not defaulted or
                                                otherwise problematic in any material respect; and

                                           -    a special servicer that will generally be responsible
                                                for servicing and administering those mortgage loans
                                                that are defaulted or otherwise problematic in any
                                                material respect and real estate assets acquired as
                                                part of the related trust with respect to defaulted
                                                mortgage loans.

                                           The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                           If the trust assets for a series of offered certificates
                                           include mortgage-backed securities, the parties to the
                                           governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the
                                           related trustee assumes those duties, however, there will be no manager.

                                           In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE            The trust assets with respect to any series of offered
ASSETS..................................   certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of
                                           one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other
                                           interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                           -    rental or cooperatively-owned buildings with multiple
                                                dwelling units;

                                           -    retail properties related to the sale of consumer
                                                goods and other products, or related to providing
                                                entertainment, recreational or personal services, to
                                                the general public;

                                           -    office buildings;

                                           -    hospitality properties;

                                           -    casino properties;

                                           -    health care-related facilities;

                                           -    industrial facilities;

                                           -    warehouse facilities, mini-warehouse facilities and
                                                self-storage facilities;

                                           -    restaurants, taverns and other establishments involved
                                                in the food and beverage industry;

                                           -    manufactured housing communities, mobile home parks
                                                and recreational vehicle parks;

                                           -    recreational and resort properties;

                                           -    arenas and stadiums;

                                           -    churches and other religious facilities;

                                           -    parking lots and garages;

                                           -    mixed use properties;

                                           -    other income-producing properties; and/or

                                           -    unimproved land.

                                           The mortgage loans underlying a series of offered
                                           certificates may have a variety of payment terms. For
                                           example, any of those mortgage loans--

                                           -    may provide for the accrual of interest at a mortgage
                                                interest rate that is fixed over its term, that resets
                                                on one or more specified dates or that otherwise
                                                adjusts from time to time;

                                           -    may provide for the accrual of interest at a mortgage
                                                interest rate that may be converted at the borrower's
                                                election from an adjustable to a fixed interest rate
                                                or from a fixed to an adjustable interest rate;

                                           -    may provide for no accrual of interest;

                                           -    may provide for level payments to stated maturity, for
                                                payments that reset in amount on one or more specified
                                                dates or for payments that otherwise adjust from time
                                                to time to accommodate changes in the mortgage
                                                interest rate or to reflect the occurrence of
                                                specified events;

                                           -    may be fully amortizing or, alternatively, may be
                                                partially amortizing or nonamortizing, with a
                                                substantial payment of principal due on its stated
                                                maturity date;

                                           -    may permit the negative amortization or deferral of
                                                accrued interest;

                                           -    may prohibit some or all voluntary prepayments or
                                                require payment of a premium, fee or charge in
                                                connection with those prepayments;

                                           -    may permit defeasance and the release of real property
                                                collateral in connection with that defeasance;

                                           -    may provide for payments of principal, interest or
                                                both, on due dates that occur monthly, bi-monthly,
                                                quarterly, semi-annually, annually or at some other
                                                interval; and/or

                                           -    may have two or more component parts, each having
                                                characteristics that are otherwise described in this
                                                prospectus as being attributable to separate and
                                                distinct mortgage loans.

                                           Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real
                                           properties located in the United States, its territories and possessions. However, some of those mortgage loans may be
                                           secured by liens on real properties located outside the
                                           United States, its territories and possessions, provided
                                           that foreign mortgage loans do not represent more than 10%
                                           of the related mortgage asset pool, by balance.

                                           We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be
                                           originated by our affiliates.

                                           Neither we nor any of our affiliates will guarantee or
                                           insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state
                                           otherwise in the related prospectus supplement, no
                                           governmental agency or instrumentality will guarantee or
                                           insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the
                                           Trust Assets--Mortgage Loans."

                                           The trust assets with respect to any series of offered
                                           certificates may also include mortgage participations,
                                           mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that
                                           evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust
                                           assets with respect to any series of offered certificates
                                           unless--

                                           -    the security has been registered under the Securities
                                                Act of 1933, as amended; or

                                           -    we would be free to publicly resell the security
                                                without registration.

                                           See "Description of the Trust Assets--Mortgage-Backed
                                           Securities."

                                           We will describe the specific characteristics of the
                                           mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                           In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust
                                           will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related
                                           trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or
                                           arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the
                                           shortfall. For 90 days following the date of initial
                                           issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of
                                           the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the
                                           related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND              If so specified in the related prospectus supplement, we or
REMOVAL OF MORTGAGE ASSETS..............   another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in
                                           that prospectus supplement, to acquire from the related
                                           trust particular mortgage assets underlying a series of
                                           certificates in exchange for--

                                           -    cash that would be applied to pay down the principal
                                                balances of certificates of that series; and/or

                                           -    other mortgage loans or mortgage-backed securities
                                                that--

                                                1.   conform to the description of mortgage assets in
                                                     this prospectus; and

                                                2.   satisfy the criteria set forth in the related
                                                     prospectus supplement.

                                           In addition, if so specified in the related prospectus
                                           supplement, the related trustee may be authorized or
                                           required, to apply collections on the mortgage assets
                                           underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                           -    conform to the description of mortgage assets in this
                                                prospectus; and

                                           -    satisfy the criteria set forth in the related
                                                prospectus supplement.

                                           No replacement of mortgage assets or acquisition of new
                                           mortgage assets will be permitted if it would result in a
                                           qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of
                                           affected offered certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES............................   An offered certificate may entitle the holder to receive--

                                           -    a stated principal amount;

                                           -    interest on a principal balance or notional amount, at
                                                a fixed, variable or adjustable pass-through rate;

                                           -    specified, fixed or variable portions of the interest,
                                                principal or other amounts received on the related
                                                mortgage assets;

                                           -    payments of principal, with disproportionate, nominal
                                                or no payments of interest;

                                           -    payments of interest, with disproportionate, nominal
                                                or no payments of principal;

                                           -    payments of interest or principal that commence only
                                                as of a specified date or only after the occurrence of
                                                specified events, such as the payment in full of the
                                                interest and principal outstanding on one or more
                                                other classes of certificates of the same series;

                                           -    payments of principal to be made, from time to time or
                                                for designated periods, at a rate that is--

                                                1.   faster and, in some cases, substantially faster,
                                                     or

                                                2.   slower and, in some cases, substantially slower,

                                                than the rate at which payments or other collections
                                                of principal are received on the related mortgage
                                                assets;

                                           -    payments of principal to be made, subject to available
                                                funds, based on a specified principal payment schedule
                                                or other methodology; or

                                           -    payments of all or part of the prepayment or repayment
                                                premiums, fees and charges, equity participations
                                                payments or other similar items received on the
                                                related mortgage assets.

                                           Any class of offered certificates may be senior or
                                           subordinate to one or more other classes of certificates of the same series, including a non-offered class of
                                           certificates of that series, for purposes of some or all
                                           payments and/or allocations of losses.

                                           A class of offered certificates may have two or more
                                           component parts, each having characteristics that are
                                           otherwise described in this prospectus as being attributable to separate and distinct classes.

                                           We will describe the specific characteristics of each class of offered certificates in the related prospectus
                                           supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES............................   Some  classes of offered  certificates  may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets
                                           through the subordination of one or more other classes of
                                           certificates of the same series or by other types of credit support. The other types of credit support may include a
                                           letter of credit, a surety bond, an insurance policy, a
                                           guarantee, a credit derivative or a reserve fund. We will
                                           describe the credit support, if any, for each class of
                                           offered certificates in the related prospectus supplement.

                                           The trust assets with respect to any series of offered
                                           certificates may also include any of the following
                                           agreements--

                                           -    guaranteed investment contracts in accordance with
                                                which moneys held in the funds and accounts established
                                                with respect to those offered certificates will be
                                                invested at a specified rate;

                                           -    interest rate exchange agreements, interest rate cap or
                                                floor agreements, or other agreements and arrangements
                                                designed to reduce the effects of interest rate
                                                fluctuations on the related mortgage assets or on one
                                                or more classes of those offered certificates; or

                                           -    currency exchange agreements or other agreements and
                                                arrangements designed to reduce the effects of currency
                                                exchange rate fluctuations with respect to the related
                                                mortgage assets and one or more classes of those
                                                offered certificates.

                                           We will describe the types of reinvestment, interest rate
                                           and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                           See "Risk Factors," "Description of the Trust Assets" and
                                           "Description of Credit Support."

ADVANCES WITH RESPECT                      If the trust assets for a series of offered certificates
TO THE MORTGAGE ASSETS..................   include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master
                                           servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other
                                           specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage
                                           loans to cover--

                                           -    delinquent scheduled payments of principal and/or
                                                interest, other than balloon payments;

                                           -    property protection expenses;

                                           -    other servicing expenses; or

                                           -    any other items specified in the related prospectus
                                                supplement.

                                           Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                           prospectus supplement. That party may also be entitled to
                                           receive interest on its advances for a specified period. See
                                           "Description of the Certificates--Advances."

                                           If the trust assets for a series of offered certificates
                                           include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing
                                           obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION....................   We will describe in the related prospectus supplement any
                                           circumstances in which a specified party is permitted or
                                           obligated to purchase or sell any of the mortgage assets
                                           underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated
                                           party may be permitted or obligated to purchase or sell--

                                           -    all the mortgage assets in any particular trust,
                                                thereby resulting in a termination of the trust; or

                                           -    that portion of the mortgage assets in any particular
                                                trust as is necessary or sufficient to retire one or
                                                more classes of offered certificates of the related
                                                series.

                                           See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX                 Any class of offered certificates will constitute or
CONSEQUENCES............................   evidence ownership of--

                                           -    regular interests or residual interests in a real
                                                estate mortgage investment conduit under Sections 860A
                                                through 860G of the Internal Revenue Code of 1986; or

                                           -    interests in a grantor trust under subpart E of Part I
                                                of subchapter J of the Internal Revenue Code of 1986.

                                           See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS............   If you are a fiduciary of a retirement plan or other
                                           employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of
                                           offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under
                                           applicable law. See "ERISA Considerations."

LEGAL INVESTMENT........................   If your investment activities are subject to legal
                                           investment laws and regulations, regulatory capital
                                           requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and
                                           consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing

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the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the

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periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

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

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

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POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

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                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

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

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

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     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

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

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

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

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

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

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

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

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

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     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

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

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

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

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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     -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

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     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member

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organization of Euroclear, either directly or indirectly. Euroclear and
Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

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     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

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affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master

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servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

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Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

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subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

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estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

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     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

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between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

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     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

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     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

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     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is either purchased by the REMIC within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

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

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

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     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

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     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

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

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

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     Under the Treasury regulations, original issue discount of only a DE
MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

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     -    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance

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with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

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     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the

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REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC.  The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

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          4.   except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

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     -    amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

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     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

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     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

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     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

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     -    a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

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  -       income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

  - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

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

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

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

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

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     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

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     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

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     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code unless the recipient of these payments--

     - is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

     - is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United States person; or

     - can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary

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(other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

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     -    United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

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     -    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

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     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

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     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

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     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the

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underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been

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included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

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     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

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     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

     cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

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PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

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UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

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                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities,

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

and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets

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for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft LLP; or

     -    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

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                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[GRAPHIC OMITTED]

8. THISTLE LANDING - PHOENIX
   PHOENIX, AZ

[GRAPHIC OMITTED]

9. HIGHLAND INDUSTRIAL
   ANN ARBOR, MI

[GRAPHIC OMITTED]

11. BRIDGE STREET PROPERTIES
    IRVINGTON, NY

[GRAPHIC OMITTED]

19. THE VILLAGES AT MEYERLAND
    HOUSTON, TX

[GRAPHIC OMITTED]

23. RIVERBEND MARKETPLACE
    ASHEVILLE, NC

[GRAPHIC OMITTED]

143. STONE RIDGE APARTMENTS
     EUGENE, OR

[GRAPHIC OMITTED]

215. SPARKLEBERRY CROSSING #2
     COLUMBIA, SC

[GRAPHIC OMITTED]

13. FAIRLANE MEADOW
    DEARBORN, MI

[GRAPHIC OMITTED]

28. AMBER OAKS
    AUSTIN, TX

[GRAPHIC OMITTED]

46. PARK PLAZA AT ALISO TOWN CENTER
    BUILDINGS 20, 21, 22 AND 23
    ALISO VIEJO, CA

[GRAPHIC OMITTED]

80. STREETSBORO CROSSING
    STREETSBORO, OH

[GRAPHIC OMITTED]

82. VILLAGE FESTIVAL
    ROSWELL, GA

[GRAPHIC OMITTED]

100. BARRETT CREEK PLAZA
     MARIETTA, GA

[GRAPHIC OMITTED]

133. CENTERPOINTE SHOPS
     LAKE OSWEGO, OR

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2005-C6.xls." The spreadsheet file "CSFBMSC 2005-C6.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.